                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-64765

THE INFORMATION CONTAINED HEREIN IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 8, 1999

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 28, 1998)



                          $836,916,000 (APPROXIMATE)


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   Depositor


                         NATIONAL REALTY FINANCE L.C.

                                   CIBC INC.
                             Mortgage Loan Sellers


        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-NRF1


     The Commercial Mortgage Pass-Through Certificates, Series 1999-NRF1 will consist of 14 classes of certificates. Only the classes described in the following table are offered by this Prospectus Supplement. An additional 8 classes of certificates are not offered by this Prospectus Supplement. All of the Series 1999-NRF1 Certificates will represent beneficial ownership interests in a trust fund whose principal assets consist of a pool of 262 fixed rate mortgage loans secured by first liens on 291 commercial and multifamily residential properties.

--------------------------------------------------------------------------------

                         INITIAL CLASS                                                                        CERTIFICATE
                          CERTIFICATE        INITIAL PASS-        SCHEDULED FINAL       WEIGHTED AVERAGE         RATING
                       BALANCE(+ / - 5%)      THROUGH RATE     DISTRIBUTION DATE(1)       LIFE (YEARS)      FITCH     MOODY'S
Class A-1 .........       $190,500,000           %              January 15, 2008        5.501                AAA        Aaa
Class A-2 .........       $486,554,000           %              January 15, 2009        9.416                AAA        Aaa
Class B ...........       $ 51,720,000           %              January 15, 2009        9.806                 AA        Aa2
Class C ...........       $ 47,018,000           %              February 15, 2009       9.852                 A         A2
Class D ...........       $ 47,018,000         %(2)             November 15, 2009      10.531                BBB       Baa2
Class E ...........       $ 14,106,000         %(3)             November 15, 2009      10.639                BBB-      Baa3

--------------------------------------------------------------------------------
(1) The "Scheduled Final Distribution Date" with respect to any class of certificates is the Distribution Date on which the related certificate balance or notional balance would be reduced to zero, assuming no delays in liquidation or the collection of any payments, no exercise of defeasance options, no prepayments (other than of ARD Loans on their Anticipated Repayment Dates), no early termination of the trust fund, no defaults, no condemnations, no loan modifications, no loan extensions and payment in full of ARD Loans on their Anticipated Repayment Dates.
(2)   Initial Pass-Through Rate. The Class D Certificates accrue interest at
      the Weighted Average Net Mortgage Rate less   %.

(3)   Initial Pass-Through Rate. The Class E Certificates accrue interest at
      the Weighted Average Net Mortgage Rate less   %.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 18 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.


     The Series 1999-NRF1 Certificates will represent interests in the trust fund only and will not represent an interest in or obligations of the above-named persons or in any other party. The Series 1999-NRF1 Certificates and the mortgage loans are not insured or guaranteed by any governmental agency or the Transferor, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee or any private mortgage insurer.


                              ---------------------

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER


                                 MARCH   , 1999

         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-NRFI
                GEOGRAPHIC OVERVIEW OF MORTGAGE POOL


IDAHO
2 properties
$1,941,388
0.2% of total


MONTANA
1 property
$4,751,679
0.5% of total


NORTH DAKOTA
1 property
$8,682,574
0.9% of total


MISSOURI
5 properties
$19,407,405
2.1% of total


MINNESOTA
1 property
$1,459,038
0.2% of total


ILLINOIS
11 properties
$25,775,902
2.7% of total


MICHIGAN
12 properties
$24,346,903
2.6% of total


INDIANA
9 properties
$19,039,291
2.0% of total


OHIO
35 properties
$56,742,021
6.0% of total


PENNSYLVANIA
6 properties
$16,183,431
1.7% of total


NEW YORK
25 properties
$115,239,439
12.3% of total


VERMONT
2 properties
$572,173
0.1% of total


NEW HAMPSHIRE
1 property
$494,905
0.1% of total


MAINE
2 properties
$19,506,924
2.1% of total


MASSACHUSETTS
16 properties
$39,022,632
4.2% of total


CONNECTICUT
8 properties
$24,698,582
2.6% of total


NEW JERSEY
6 properties
$12,962,782
1.4% of total

MARYLAND
4 properties
$13,290,425
1.4% of total


VIRGINIA
3 properties
$3,409,608
0.4% of total


TENNESSEE
5 properties
$13,175,305
1.4% of total


GEORGIA
16 properties
$43,927,115
4.7% of total


FLORIDA
20 properties
$96,137,807
10.2% of total


KENTUCKY
3 properties
$27,883,244
3.0% of total


ALABAMA
1 property
$3,791,718
0.4% of total


MISSISSIPPI
1 property
$1,397,707
0.2% of total


LOUISIANA
1 property
$6,436,652
0.7% of total


OKLAHOMA
6 properties
$9,645,201
1.0% of total


TEXAS
27 properties
$105,497,855
11.2% of total


KANSAS
4 properties
$4,563,729
0.5% of total


COLORADO
11 properties
$22,282,913
2.4% of total


ARIZONA
2 properties
$9,322,499
1.0% of total


UTAH
6 properties
$7,750,143
0.8% of total

CALIFORNIA
18 properties
$68,391,270
7.3% of total


NEVADA
9 properties
$51,060,090
5.4% of total


OREGON
3 properties
$20,218,347
2.2% of total


WASHINGTON
5 properties
$20,814,351
2.2% of total


HAWAII
1 property
$14,500,000
1.5% of total


ALASKA
1 property
$355,193
0.0% of total


VIRGIN ISLANDS
1 property
$5,681,426
0.6% of total


[ ]  (less than or equal to) 1.0%
     of Initial Pool Balance

[ ]  1.1% - 5.0%
     of Initial Pool Balance

[ ]  5.1% - 10.0%
     of Initial Pool Balance

[ ]  > 10.0%
     of Initial Pool Balance

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     General information about mortgage pass-through certificates we might offer publicly is contained in the accompanying Prospectus, some of which may not apply to the Series 1999-NRF1 Certificates or the particular classes of Series 1999-NRF1 Certificates being offered. This Prospectus Supplement describes the specific terms of the series of mortgage pass-through certificates being offered to you.

     IF WE DESCRIBE TERMS OF THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED HEREBY DIFFERENTLY IN THIS PROSPECTUS SUPPLEMENT THAN WE DO IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT RATHER THAN ON THE MORE GENERAL INFORMATION IN THE PROSPECTUS. HOWEVER, YOU SHOULD CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TOGETHER, BECAUSE NEITHER ONE BY ITSELF PROVIDES COMPLETE INFORMATION ABOUT THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT.

     Sometimes the discussion of a particular topic in this Prospectus Supplement or in the Prospectus relates to a separate discussion in another section of this Prospectus Supplement or in the Prospectus. We make cross-references to other sections of the Prospectus Supplement and the Prospectus whenever we believe that they will enhance your understanding of the topic under discussion. The Table of Contents of this Prospectus Supplement and the Table of Contents included in the accompanying Prospectus list the pages on which these captions are located.

     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this Prospectus Supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this Prospectus Supplement speak only as of the date of this Prospectus Supplement. We do not assume any responsibility to update or review any forward-looking statements contained in this Prospectus Supplement to reflect any change in our expectation with respect to the subject of such forward-looking statements or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based.

     You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the Prospectus are defined under the caption "Index of Significant Definitions" beginning on page S-104 in this Prospectus Supplement and under the caption "Index of Significant Definitions" beginning on page 87 in the accompanying Prospectus.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement (including this Prospectus Supplement and the Prospectus) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act "), as amended. This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and such exhibits can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov). Certain documents filed with the Commission by or on behalf of the trust fund are incorporated by reference herein. See "Incorporation of Certain Information by Reference" in the Prospectus.

                          --------------------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

              PROSPECTUS SUPPLEMENT
------------------------------------------------
Important Notice about Information Presented in
 this Prospectus Supplement and the Accompanying
 Prospectus .....................................     S-3
Where You Can Find More Information .............     S-3
Summary .........................................     S-5
Risk Factors ....................................    S-18
Description of the Mortgage Pool ................    S-30
Prudential Securities Secured Financing
 Corporation ....................................    S-57
Prudential Securities Credit Corp. ..............    S-58
Mortgage Loan Sellers ...........................    S-58
Description of the Certificates .................    S-63
Yield and Maturity Considerations ...............    S-73
Master Servicer and Special Sub-Servicer  .......    S-80
Special Servicer ................................    S-80
The Pooling and Servicing Agreement .............    S-80
Material Federal Income Tax Consequences  .......    S-97
ERISA Considerations ............................    S-98
Legal Investment ................................   S-101
Plan of Distribution ............................   S-102
Use of Proceeds .................................   S-102
Legal Matters ...................................   S-102
Ratings .........................................   S-102
Index of Significant Definitions ................   S-104
Annex A--Mortgage Loan Characteristics  .........     A-1
Annex B--Additional Step Loan and Interest-Only
 Loan Characteristics............................     B-1
Annex C--Affiliated Borrowers ...................     C-1
Annex D--Form of Statement to Certificateholders      D-1
Annex E--Structural and Collateral Term Sheet
 and Top Ten Loan Descriptions...................     E-1

                    PROSPECTUS
------------------------------------------------
Prospectus Supplement ...........................    2
Additional Information ..........................    2
Incorporation of Certain Information by
 Reference ......................................    2
Reports .........................................    3
Summary of Prospectus ...........................    7
Risk Factors ....................................   12
The Depositor ...................................   19
Use of Proceeds .................................   19
Description of the Certificates .................   19
The Mortgage Pools ..............................   25
Servicing of the Mortgage Loans .................   29
Credit Enhancement ..............................   36
Certain Legal Aspects of the Mortgage Loans  ....   39
Material Federal Income Tax Consequences  .......   55
State and Other Tax Considerations ..............   81
ERISA Considerations ............................   81
Legal Investment ................................   83
Plan of Distribution ............................   85
Legal Matters ...................................   86
Financial Information ...........................   86
Rating ..........................................   86
Index of Significant Definitions ................   87

                                    SUMMARY

     This Summary includes selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in deciding whether to buy any class of the Offered Certificates. To understand the terms of the offering of the Offered Certificates, you should read carefully this entire Prospectus Supplement and the Prospectus.


OVERVIEW OF THE CERTIFICATES:



                      INITIAL                                                      APPROXIMATE
                    CERTIFICATE                              APPROXIMATE          PERCENTAGE OF
                     BALANCE OR        RATINGS (1)      PERCENTAGE OF INITIAL     SUBORDINATED
     CLASS        NOTIONAL AMOUNT     FITCH/MOODY'S          POOL BALANCE          SECURITIES
  Offered Certificates
  Class A-1         $190,500,000         AAA/Aaa                 20.26%               28.00%
  Class A-2         $486,554,000         AAA/Aaa                 51.74%               28.00%
  Class B           $ 51,720,000          AA/Aa2                  5.50%               22.50%
  Class C           $ 47,018,000           A/A2                   5.00%               17.50%
  Class D           $ 47,018,000         BBB/Baa2                 5.00%               12.50%
  Class E           $ 14,106,000        BBB-/Baa3                 1.50%               11.00%
  Private Certificates (not offered hereby)
  Class A-EC(2)     $940,359,668         AAA/Aaa                   N/A                  N/A
  Class F           $21,159,0000         BB+/Ba1                  2.25%                8.75%
  Class G           $ 25,860,000          BB/Ba2                  2.75%                6.00%
  Class H           $  9,404,000         BB-/Ba3                  1.00%                5.00%
  Class J           $  9,404,000          B+/B1                   1.00%                4.00%
  Class K           $ 15,987,000         NR(3)/B2                 1.70%                2.30%
  Class L           $  6,583,000         NR(3)/B3                 0.70%                1.60%
  Class M           $ 15,046,668       NR(3)/NR(3)                1.60%                0.00%

--------
(1) Ratings are by Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address: the likelihood or frequency of prepayments (both voluntary and involuntary), the possibility that you might suffer a lower than expected yield, the likelihood of receipt of Prepayment Premiums or Yield Maintenance Charges, any allocation of Prepayment Interest Shortfalls, or the likelihood of collection by the Master Servicer of Default Interest.

(2) Interest only strip with Notional Balance equal to the aggregate of the Certificate Balances for Classes A-1 through M.

(3)   Rating not obtained by the Depositor from such Rating Agency.


See "Risk Factors" in this Prospectus Supplement and in the Prospectus.

                                                                EXPECTED
                                                              AMORTIZATION
                                       WEIGHTED AVERAGE          PERIOD
    CLASS        PASS-THROUGH RATE     LIFE (YEARS) (1)     (MONTH/YEAR) (1)
 Offered Certificates
  Class A-1               %                   5.501         4/1999 -  1/2008
  Class A-2               %                   9.416         1/2008 -  1/2009
  Class B                 %                   9.806         1/2009 -  1/2009
  Class C                 %                   9.852         1/2009 -  2/2009
  Class D                 %(2)               10.531         2/2009 - 11/2009
  Class E                 %(3)               10.639        11/2009 - 11/2009
 Private Certificates (not offered hereby)
  Class A-EC              %(4)                9.104               N/A
  Class F                 %                  11.019        11/2009 -  9/2010
  Class G                 %                  11.586         9/2010 - 12/2010
  Class H                 %                  11.722        12/2010 - 12/2010
  Class J                 %                  11.760        12/2010 -  1/2011
  Class K                 %                  13.091         1/2011 -  9/2013
  Class L                 %                  14.604         9/2013 -  1/2014
  Class M                 %                  17.076         1/2014 - 10/2018

--------

(1) Assumes a prepayment scenario of 0% CPR, with each ARD Loan prepaying in full on the related Anticipated Repayment Date, and no defaults. See "Yield and Maturity Considerations--Weighted Average Life" herein.

(2) Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate equal to the Weighted Average Net Mortgage Rate less % (such percentage the "Class D Strip").

(3) Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate equal to the Weighted Average Net Mortgage Rate less % (such percentage the "Class E Strip").

(4) Initial Pass-Though Rate. The related Pass-Through Rate will be a per annum rate equal to a fraction, (a) the numerator of which is the sum of (i) the excess of the Weighted Average Net Mortgage Rate over the weighted averages of the Pass-Through Rates of the Class A-1, Class A-2, Class B, Class C, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates multiplied by the sum of the Class A-1, Class A-2, Class B, Class C, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificate Balances, (ii) the Class D Strip multiplied by the Class D Certificate Balance and (iii) the Class E Strip multiplied by the Class E Certificate Balance, and (b) the denominator of which is the Class A-EC Notional Balance.

General................   The Certificates will consist of 14 Classes, 6 of
                          which will be the Offered Certificates and 8 of which will be the Private Certificates. The Offered
                          Certificates are the only securities being offered by this Prospectus Supplement. We do not intend to register any of the Private Certificates under the 1933 Act, and are not offering such Private
                          Certificates to you pursuant to this Prospectus
                          Supplement or the Prospectus. We have included information regarding the Private Certificates in this Prospectus Supplement solely because of its relevance to your understanding of the Offered Certificates.


Denominations..........   We will issue the Offered Certificates in minimum
                          denominations of Certificate Balance or Notional
                          Balance, as applicable, of $25,000 and integral multiples of $1.00 in excess thereof.


Book Entry
 Certificates...........  Each Class of Offered Certificates will be registered in the name of Cede & Co., as nominee of The
                          Depository Trust Company. Beneficial interests in such Certificates will be held through the book-entry facilities of the Depository. You will not receive a physical certificate representing your interest in any Offered Certificate except in the limited circumstances set forth herein. See "Description of the Certificates Delivery, Form and Denomination" herein.


Early Termination......   When the outstanding aggregate Scheduled Principal
                          Balance of the Mortgage Loans is reduced to 1.0% of the Initial Pool Balance, certain parties will have the option to purchase the remaining Mortgage Loans and thereby terminate the Trust Fund: (1) any holder of the Class R-I Certificates representing more than a 50% Percentage Interest of the Class R-I Certificates,
                          (2) the Master Servicer or (3) the Depositor (in that order) will have the option to purchase the remaining
                          Mortgage Loans and thereby terminate the Trust Fund.
                          See "Description of the Certificates--Early
                          Termination" herein.


The Trust Fund.........   Prudential Securities Secured Financing Corporation,
                          as Depositor, is establishing a trust fund (the "Trust
                          Fund"), the assets of which consist of a pool of fixed-rate mortgage loans described more fully herein.
                          The Mortgage Loans are secured by first liens on commercial and multifamily residential properties.


Relevant Parties:


Depositor..............   Prudential Securities Secured Financing Corporation
                          One New York Plaza
                          New York, New York 10292


Master Servicer........   National Realty Funding L.C.


Special Servicer.......   Banc One Mortgage Capital Markets, LLC


Special Sub-Servicer...   National Realty Funding L.C.


Transferor.............   Prudential Securities Credit Corp.


Trustee................   The Chase Manhattan Bank


Mortgage Loan Sellers...  National Realty Finance L.C., a wholly-owned subsidiary of National Realty Funding L.C., and CIBC Inc.

Relevant Dates and Periods:


Cut-off Date...........   March 1, 1999.


Closing Date...........   On or about March 25, 1999.


Determination Date.....   The 11th day of any month, or if such day is not a
                          business day, the next succeeding business day, commencing on April 12, 1999. As used herein, a "business day" is any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York, Texas or Missouri are authorized or obligated by law, executive order or governmental decree to close.


Distribution Date......   Generally the 15th day of each month, or if that day
                          is not a business day, the next succeeding business day. The Distribution Date will be no less than four business days after the related Determination Date.
                          The first Distribution Date will be April 16, 1999.

                          We expect that the Scheduled Final Distribution Dates will be as set forth below, assuming that there are no defaults, delinquencies or modifications of the Mortgage Loans after March 1, 1999. See "Description of the Certificates--Scheduled Final Distribution Date" in this Prospectus Supplement.




                          SCHEDULED FINAL
CLASS                    DISTRIBUTION DATE
---------------------   ------------------
  Class A-1 .........    January 15, 2008
  Class A-2 .........    January 15, 2009
  Class B ...........    January 15, 2009
  Class C ...........   February 15, 2009
  Class D ...........   November 15, 2009
  Class E ...........   November 15, 2009

Record Date............   The Record Date is the close of business on the last
                          business day of each month. The Record Date always relates to the Distribution Date for the following calendar month.


Interest Accrual
 Period.................  With respect to any Distribution Date, the Interest
                          Accrual Period is the calendar month before the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.


Collection Period......   With respect to each Distribution Date and any
                          Mortgage Loan, the Collection Period is the period beginning on the day after the Determination Date in the month before the month in which such Distribution
                          Date occurs (or, in the case of the Distribution Date occurring in April, 1999, on the day after the Cut-off
                          Date) and ending on the Determination Date in the month in which such Distribution Date occurs.


Due Date...............   With respect to any Collection Period and Mortgage
                          Loan, the Due Date is the first day of the month on which Mortgage Loan payments are due (disregarding any applicable grace periods), except Mortgage Loan
                          Control #120, with respect to which the Due Date is the 10th day of such month (disregarding any applicable grace periods). With respect to Mortgage
                          Loan Control #120, an account (the "Loan 120 Account") will be established and funded with an amount equal to one scheduled payment thereof. The amount so deposited will be advanced each month to the Trust and then reimbursed to such account on the related Due Date from Collections in respect of such Mortgage Loans, so that no shortfall in collections will result solely from the related Due Date occurring on the 10th of each month.


Structural Features:


Distributions of
 Interest...............  Generally, on each Distribution Date, subject to the availability of funds to make such payment and the payment priorities described below, each Class of Certificates (other than the Residual Certificates) will receive distributions of interest accrued on those Certificates during the related Interest Accrual Period at the applicable Pass-Through Rate, plus any interest remaining unpaid from prior Distribution Dates. As described more fully in this Prospectus Supplement under "Description of the Certificates--Distributions", on each Distribution Date such distributions will be made, concurrently, to the Class A-1, Class A-2 and Class A-EC Certificates (collectively, the "Senior Certificates") and then sequentially to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates (the "Subordinate Certificates") to the extent they are outstanding on such Distribution Date.

                          Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items may create a shortfall in available funds distributable on any Distribution Date. Resulting Class Interest Shortfalls will be allocated to the most subordinate Class then outstanding. See "Description of the Certificates--Distributions" herein.


Distributions of
 Principal..............  Payments in respect of principal (including the principal component of Balloon Payments and other scheduled payments and Unscheduled Payments of Principal on the Mortgage Loans) will be paid sequentially to each Class of Certificates (other than the Class A-EC, Class R-I and Class R-II Certificates) based on their alphabetical class designations, as described herein.

                          In each case, your distributions will be subject to the availability of funds after all required payments of interest and certain other distributions have been made, except that on any Distribution Date on or after the date on which the Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero, distributions of principal will be made to all Classes of Senior Certificates on a pro rata basis. See "Description of the Certificates--Distributions" herein.

                          The holders of the Class M Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement, including on Distribution Dates on or after that on which the Class Certificate Balance thereof is reduced to zero. Additionally, the holder of 100% of the Class M Certificates or the Special Servicer will have the option to purchase any anticipated repayment date Mortgage Loan ("ARD Loan") on or after its Anticipated Repayment Date under the circumstances described under "Description of the Mortgage Pool----Certain Terms and Conditions of the Mortgage Loans" herein.

                          Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items may create a shortfall in Available Funds distributable on any Distribution Date. Resulting Class Interest Shortfalls will be allocated to the most subordinate Class then outstanding. See "Description of the Certificates--Distributions" herein.

Distributions of Prepayment
Premiums and Yield
Maintenance Charges....   Prepayment Premiums and Yield Maintenance Charges
                          will be distributed to the extent described under "Description of the Certificates--Distributions
                          --Prepayment Premiums" herein.


Credit Enhancement.....   Credit enhancement is provided by the sequential
                          payment and subordination mechanisms set forth in the Pooling and Servicing Agreement and described herein under "Description of the Certificates."


Subordination..........   As a means of providing some protection to the
                          holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage
                          Loans, the rights of the holders of the Subordinate
                          Certificates to receive distributions of interest and principal, as applicable, will be subordinated to the rights of the holders of the Senior Certificates. Each
                          Class of Subordinate Certificates (other than the
                          Residual Certificates) will likewise be protected by the subordination offered by the other Classes of Certificates that bear a later sequential alphabetical
                          Class designation (e.g., no distribution of principal or interest will be made on the Class C Certificates until applicable distributions have been made on the Class B Certificates). See "Description of the
                          Certificates--Subordination" herein.

                          In addition, the rights of the holders of the Residual Certificates shall be subordinate to the rights of the holders of each Class of Regular Certificates. The Residual Certificates are not entitled to any regular or scheduled distributions of interest or principal.


Advances...............   Subject to the limitations described in this
                          Prospectus Supplement, the Master Servicer is required to make advances in respect of delinquent Monthly
                          Payments on Mortgage Loans. Advances in respect of Mortgage Loans as to which there has been an Appraisal
                          Reduction Event will equal the amount required to be advanced by the Master Servicer (disregarding the related Appraisal Reduction) minus the related
                          Appraisal Reduction Amount.

                          The Master Servicer will not be required to advance any Balloon Payment not made by the related borrower on its due date, but will be required to advance any portion of the regular Monthly Payments not received on the Mortgage Loan after such default, calculated on the original amortization schedule of such Mortgage Loan, with interest, as described herein, unless the Master Servicer deems advance payments unrecoverable.

                          If the Trustee becomes the successor master servicer due to the Master Servicer's failure to make a required Advance or for any other reason, the Trustee, as successor master servicer and subject to the servicing standard applicable to the Master Servicer, will be required to make P&I Advances.

                          See "The Pooling and Servicing Agreement--Advances" herein.


Federal Tax Status.....   Elections will be made to treat designated portions
                          of the Trust Fund as two separate "real estate mortgage investment conduits" (each a "REMIC").

                          The Offered Certificates will constitute "regular interests" in a REMIC.

                          The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. You will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. With the exception of the Class D and Class E Certificates, none of the Offered Certificates is expected to be treated for federal income tax reporting purposes as having been issued with an original issue discount.

                          We anticipate that the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium.

                          If you are a mutual savings bank or domestic building and loan association, the Offered Certificates held by you will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Internal Revenue Code of 1986 (the "Code"). If you are a real estate investment trust, the Offered Certificates held by you will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of
                          Section 856(c)(3)(B) of the Code. If you are a domestic building and loan association, the Offered Certificates held by you will generally constitute a "regular or residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code only to the extent that the Mortgage Loans are secured by multifamily apartment buildings. The Class R-I and Class R-II Certificates (collectively, the "Residual Certificates") will constitute "residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code to the same extent. See "Material Federal Income Tax Consequences-- Taxation of the REMIC and its Holders" in the Prospectus.


ERISA..................   As described under "ERISA Considerations" herein and
                          in the Prospectus, the Class A-1 and Class A-2
                          Certificates may be purchased by employee benefit plans that are subject to ERISA. See "ERISA
                          Considerations" herein and in the Prospectus.


SMMEA..................   The Class A-1, Class A-2, Class A-EC and Class B
                          Certificates will be mortgage related securities pursuant to the Secondary Mortgage Market Enhancement
                          Act of 1984 ("SMMEA"). See "Legal Investment" herein and in the Prospectus.


Book-Entry.............   The Offered Certificates are being delivered through
                          the facilities of the Depository Trust Company
                          ("DTC").


The Mortgage Loans and Mortgaged Properties:


The Mortgage Pool......   The assets of the Trust Fund will primarily consist
                          of the Mortgage Loans. Each Mortgage Loan constitutes the obligation of one or more persons to repay a specified sum with interest. Each Mortgage Loan will be secured by a first lien on a commercial or multifamily residential property.

                          135 of the Mortgage Loans were originated by National Realty Funding L.C. ("NRF") or its wholly-owned subsidiary, National Realty Finance L.C. ("NRFinance"). 85 of the Mortgage Loans were purchased by NRF from KeyBank National Association. The Mortgage Loans originated or purchased by NRF subsequently were sold to NRFinance, and will be sold by NRFinance together with the Mortgage Loans originated by NRFinance, to Prudential Securities Credit Corp. (the "Transferor") on the Closing Date. 42 of the Mortgage Loans were originated by CIBC Inc. ("CIBC") and sold to the Transferor. NRFinance and CIBC are the "Mortgage Loan Sellers," as such term is used herein. The Mortgage Loans will be sold to the Depositor by the Transferor on the date on which the Certificates are first issued. Each of the Mortgage Loans sold to the Depositor by the Transferor will be subject to certain repurchase obligations whereby any breach of representations and warranties is enforceable by the Trustee and the Depositor directly against the Transferor. Certain characteristics of the Mortgage Loans and the related Mortgaged Properties are described under "Risk Factors" and "Description of the Mortgage Pool" herein.

                          Annex A to this Prospectus Supplement provides certain characteristics of the Mortgage Loans on a loan-by-loan basis. The following tables summarize certain information with respect to all of the Mortgage Loans. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.


                     GENERAL MORTGAGE LOAN CHARACTERISTICS
                           (AS OF THE CUT-OFF DATE)



  Initial Pool Balance(1) .......................................   $940,359,669
  Number of Mortgage Loans ......................................           262
  Average Loan Balance ..........................................   $ 3,589,159
  Largest Mortgage Balance ......................................   $67,500,000
  Smallest Mortgage Balance .....................................   $   255,509
  Weighted Average Mortgage Rate (Gross) ........................         7.363%
  Weighted Average Mortgage Rate (Net) ..........................         7.301%
  Weighted Average Remaining Amortization Term (months) .........       318.87
  Range of Remaining Amortization Terms (months) ................       109-360
  Range of Original Amortization Terms (months) .................       120-360
  Weighted Average Underwritten DSCR ............................         1.451
  Range of DSCRs ................................................     0.93-2.54
  Weighted Average LTV (Current) ................................        69.647%
  Range of LTVs (Current) .......................................     28.6-92.7%
  Weighted Average Balloon/ARD LTV ..............................         55.93%
  Percentage of Initial Pool Balance made up of:
  Fully Amortizing Loans ........................................          3.34%
  Balloon Loans (including ARD Loans) ...........................         96.66%

                          ----------

                          (1) The "Initial Pool Balance" is the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans, and gives effect to (a) the deposit into the Loan 120 Account of principal amounts payable on its Due Date in March 1999 as if such payment were made before March 1, 1999 and (b) the funding of an additional $200,000 with respect to Mortgage Loan Control #55 as though such funding occurred on the Cut-off Date rather than on March 3, 1999.

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                             PERCENTAGE OF
                                             NUMBER OF     AGGREGATE CURRENT
RANGE OF CURRENT PRINCIPAL BALANCES       MORTGAGE LOANS   PRINCIPAL BALANCE
---------------------------------------- ---------------- ------------------
  $   255,509 - $   499,999 ............         15             0.61%
  $   500,000 - $   999,999 ............         30             2.39%
  $ 1,000,000 - $ 1,999,999 ............         91            14.29%
  $ 2,000,000 - $ 2,999,999 ............         34             8.89%
  $ 3,000,000 - $ 3,999,999 ............         26             9.66%
  $ 4,000,000 - $ 4,999,999 ............         16             7.82%
  $ 5,000,000 - $ 5,999,999 ............         15             8.85%
  $ 6,000,000 - $ 6,999,999 ............          9             6.27%
  $ 7,000,000 - $ 7,999,999 ............          5             4.01%
  $ 8,000,000 - $ 8,999,999 ............          4             3.63%
  $ 9,000,000 - $ 9,999,999 ............          1             1.06%
  $10,000,000 - $11,999,999 ............          3             3.43%
  $12,000,000 - $13,999,999 ............          4             5.44%
  $14,000,000 - $16,999,999 ............          4             6.20%
  $17,000,000 or greater ...............          5            17.46%
                                                 --           -------
  Total ................................        262           100.00%
                                                ---           -------

                         DEBT SERVICE COVERAGE RATIOS

                          Debt Service Coverage Ratios ("DSCRs") for each Mortgage Loan are calculated based on the ratio of the related annual Underwritten Cash Flow to the related Annual Debt Service, as more fully described herein under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool."

                     RANGE OF DEBT SERVICE COVERAGE RATIOS



                            NUMBER OF   PERCENT OF INITIAL
DSCR(X)                       LOANS        POOL BALANCE
-------------------------- ----------- -------------------
  0.90 - 1.00(1) .........       1          0.13%
  1.01 - 1.15(1) .........       1          0.34%
  1.16 - 1.20 ............       4          0.74%
  1.21 - 1.25 ............      14          6.37%
  1.26 - 1.30 ............      28          8.18%
  1.31 - 1.35 ............      38         18.14%
  1.36 - 1.40 ............      35         13.96%
  1.41 - 1.45 ............      47         12.90%
  1.46 - 1.50 ............      26         14.07%
  1.51 - 1.55 ............      20          7.16%
  1.56 - 1.60 ............      11          6.17%
  1.61 - 1.65 ............       6          2.13%
  1.66 - 1.70 ............       5          1.00%
  1.71 - 1.75 ............       6          1.87%
  1.76 - 1.80 ............       4          1.02%
  1.81 - 1.85 ............       6          0.95%
  1.86 - 1.90 ............       2          1.12%
  1.91 - 1.95 ............       2          1.73%
  1.96 - 2.00 ............       1          0.46%
  2.00 - 2.15 ............       1          0.10%
  2.16 - 2.50 ............       2          0.78%
  2.51 - 3.00 ............       2          0.67%
                               ---        ------
  Total ..................     262        100.00%
                               ---        ------

----------

(1) Mortgage Loan Control #7.40, which has a 0.93x DSCR, and Mortgage Loan Control #7.30, which has a 1.03x DSCR, are part of a cross-collateralized, cross-defaulted pool. The pool has a Weighted Average Underwritten DSCR of 1.62x. See "Annex E" attached hereto.

              RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE



                                NUMBER OF   PERCENT OF INITIAL
RANGE OF LTVS                     LOANS        POOL BALANCE
------------------------------ ----------- -------------------
  15.01% - 35.00% ............       3              0.18%
  40.01% - 45.00% ............       2              0.69%
  45.01% - 50.00% ............       3              0.55%
  50.01% - 55.00% ............      11              3.23%
  55.01% - 60.00% ............      17             10.52%
  60.01% - 65.00% ............      26              9.09%
  65.01% - 70.00% ............      49             13.79%
  70.01% - 75.00% ............     100             42.49%
  75.01% - 80.00% ............      49             19.36%
  80.01% - 85.00% ............       1              0.06%
  85.01% - 95.00%(1) .........       1              0.05%
                                   ---            ------
  Total ......................     262            100.00%
                                   ---            ------

----------

(1) With respect to Mortgage Loan Control #229, the Cut-off Date LTV of 92.70% does not reflect the completion of certain improvements, the associated increase in appraised value and the disbursement of additional loan amounts in connection therewith. The LTV based on the increase in Appraised Value is 73.40%.


                                 PROPERTY TYPES



                                       NUMBER OF        PERCENT OF INITIAL
PROPERTY TYPE                     MORTGAGE PROPERTIES      POOL BALANCE
-------------------------------- --------------------- -------------------
  Assisted Living Facility .....            2                   0.33%
  Congregate Care ..............            5                   2.19%
  Hospitality ..................            9                   7.39%
  Industrial ...................           16                   4.47%
  Mixed Use ....................            2                   0.62%
  Mobile Home Park .............            3                   0.24%
  Multifamily ..................          100                  23.95%
  Nursing Home .................            5                   1.91%
  Office .......................           34                  25.62%
  Office/Industrial ............           32                   8.14%
  Retail-Anchored ..............           21                  14.89%
  Retail-Shadow Anchored .......            4                   0.69%
  Retail-Single Tenant .........            9                   1.04%
  Retail-Unanchored ............           31                   7.04%
  Self-Storage .................            1                   0.07%
  Special Purpose ..............           16                   1.33%
  Warehouse ....................            1                   0.10%
                                          ---                 ------
  Total ........................          291                 100.00%
                                          ---                 ------

                                MATURITY YEARS



                   NUMBER OF   PERCENT OF INITIAL
MATURITY YEAR        LOANS        POOL BALANCE
----------------- ----------- -------------------
  2005 ..........       2           2.93%
  2006 ..........       3           0.80%
  2007 ..........      14           1.45%
  2008 ..........     157          57.47%
  2009 ..........      50          23.25%
  2010 ..........      18           7.41%
  2011 ..........       3           1.16%
  2012 ..........       1           0.19%
  2013 ..........       6           1.54%
  2015 ..........       1           0.46%
  2016 ..........       1           0.18%
  2017 ..........       1           1.44%
  2018 ..........       5           1.73%
                      ---           ------
  Total .........     262           100.00%
                      ---           ------

                          87 of the Mortgage Loans, representing approximately 23.04% of the Initial Pool Balance, contain provisions that prohibit a prepayment for a certain period of time, and thereafter allow prepayment which must be accompanied by payment of a Prepayment Premium or Yield Maintenance Charge. 85 of the Mortgage Loans, representing approximately 29.05% of the Initial Pool Balance, contain provisions that allow prepayment accompanied by payment of a Prepayment Premium or Yield Maintenance Charge without a Lockout Period.

                          90 of the Mortgage Loans, representing approximately 47.91% of the Initial Pool Balance, provide that after a period of not less than two years after the Closing Date (a "Defeasance Lockout Period"), a borrower may obtain a release of the lien on the related Mortgaged Property (a "defeasance") by substituting for such Mortgaged Property, as collateral for the related promissory note, U.S. government obligations that provide for payments in amounts equal to or greater than the amounts payable under the related promissory note on each Due Date or maturity date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates, including prepayment in full on their related Anticipated Repayment Dates) and upon satisfaction of certain other conditions.

                          1 of the Mortgage Loans, representing approximately 0.11% of the Initial Pool Balance, which has a defeasance feature also provides that any prepayment of the Mortgage Loan must include payment of an accompanying Yield Maintenance Charge, and affords the related borrower the option either to prepay or to exercise the defeasance feature.

                          The remaining Mortgage Loans which have a defeasance feature do not permit any other method of prepayment except in specified circumstances (such as casualty or condemnation) or during specified periods beginning not more than one year prior to the maturity date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Yield Maintenance Provisions" herein.

                      PREPAYMENT LOCKOUT/PREMIUM ANALYSIS




    PERCENTAGE OF INITIAL POOL BALANCE BY PREPAYMENT RESTRICTION OR DEFEASANCE FEATURE
                                    ASSUMING 0% CPR(1)
------------------------------------------------------------------------------------------
                                       03/99      03/00      03/01      03/02      03/03
                                    ---------- ---------- ---------- ---------- ----------
Lockout/Defeasance(2) .............     69.6%      69.7%      67.1%      63.6%      60.2%
Greater of Yield Maintenance
 or Percentage Premium of:
 5.00% or greater .................     18.8       18.8       18.7       17.2       17.1
 4.00% to 4.99% ...................      0.0        0.0        0.0        0.0        0.0
 3.00% to 3.99% ...................      5.0        5.0        5.0        4.6        4.4
 2.00% to 2.99% ...................      1.0        1.0        1.0        1.4        1.6
 1.00% to 1.99% ...................      5.5        5.5        7.4       12.4       15.9
 0.00% to 0.99% ...................      0.0        0.0        0.0        0.0        0.0
Total Yield Maintenance ...........     30.4       30.3       32.1       35.6       39.1
Total of Yield Maintenance,
 Lockout/Defeasance ...............    100.0      100.0       99.2       99.2       99.2
Percentage Premium:
 5.00% or greater .................      0.0        0.0        0.0        0.0        0.0
 4.00% to 4.99% ...................      0.0        0.0        0.0        0.0        0.0
 3.00% to 3.99% ...................      0.0        0.0        0.8        0.0        0.0
 2.00% to 2.99% ...................      0.0        0.0        0.0        0.8        0.0
 1.00% to 1.99% ...................      0.0        0.0        0.0        0.0        0.8
Total Percentage Premium ..........      0.0        0.0        0.8        0.8        0.8
Open (no Call Protection) .........      0.0        0.0        0.0        0.0        0.0
Total All Categories ..............    100.0      100.0      100.0      100.0      100.0
Current Pool Balance ($MM)             940.4      929.0      916.3      902.3      887.4
Pool Factor(3) ....................    100.0       98.8       97.4       96.0       94.4



                                       03/04      03/05      03/06      03/07      03/08
                                    ---------- ---------- ---------- ---------- ----------
Lockout/Defeasance(2) .............     48.2%      48.4%      48.6%      48.6%      36.4%
Greater of Yield Maintenance
 or Percentage Premium of:
 5.00% or greater .................     16.1       14.7       15.1        6.4        6.4
 4.00% to 4.99% ...................      0.3        1.5        0.1        0.1        0.1
 3.00% to 3.99% ...................      5.0        5.2        6.2        3.1        1.5
 2.00% to 2.99% ...................      0.6        0.2        0.2        1.3        0.0
 1.00% to 1.99% ...................     26.3       25.3       24.6       20.4       14.8
 0.00% to 0.99% ...................      0.0        0.0        0.0        0.3        0.0
Total Yield Maintenance ...........     48.3       46.8       46.2       31.8       22.9
Total of Yield Maintenance,
 Lockout/Defeasance ...............     96.5       95.1       94.8       80.4       59.3
Percentage Premium:
 5.00% or greater .................      0.9        0.0        0.9        8.5        1.3
 4.00% to 4.99% ...................      0.2        0.9        0.0        0.9        0.0
 3.00% to 3.99% ...................      0.0        0.2        1.1        3.2        1.0
 2.00% to 2.99% ...................      0.3        0.3        0.4        2.5        0.0
 1.00% to 1.99% ...................      2.1        2.2        2.3        4.1        1.7
Total Percentage Premium ..........      3.5        3.5        4.7       19.2        3.9
Open (no Call Protection) .........      0.0        1.4        0.5        0.4       36.8
Total All Categories ..............    100.0      100.0      100.0      100.0      100.0
Current Pool Balance ($MM)             871.3      854.0      807.6      784.5      727.0
Pool Factor(3) ....................     92.7       90.8       85.9       83.4       77.3

--------
(1) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on the Distribution Date in March in each of the years indicated, will be within a Lockout Period or will require that Principal Prepayments be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Defeasance."

(2) After the related Defeasance Lockout Period, the related borrower may obtain the release of the lien on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States which provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan in amounts equal to or greater than the amounts payable on the related Mortgage Loan on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates including prepayment in full on the related Anticipated Repayment Dates), and upon satisfaction of certain other conditions. 1 of the Mortgage Loans, having an aggregate principal balance as of the Cut-off Date representing approximately 0.11% of the Initial Pool Balance, which has a defeasance feature also provides for prepayment of the Mortgage Loan (with an accompanying Yield Maintenance Charge), and affords the related borrower the option either to prepay or to exercise the defeasance feature.

(3) Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions described under "Description of the Certificates--Scheduled Final Distribution Dates."

                      PREPAYMENT LOCKOUT/PREMIUM ANALYSIS






  PERCENTAGE OF INITIAL POOL BALANCE BY PREPAYMENT RESTRICTION OR DEFEASANCE
                          FEATURE ASSUMING 0% CPR(1)
-------------------------------------------------------------------------------
                                       03/09      03/10      03/11      03/12
                                    ---------- ---------- ---------- ----------
Lockout/Defeasance(2) .............     47.6%      14.7%      12.5%      13.0%
Greater of Yield Maintenance
 or Percentage Premium of:
 5.00% or greater .................     15.9       18.2       16.8       16.1
 4.00% to 4.99% ...................      0.0        0.0        0.0        0.0
 3.00% to 3.99% ...................      5.5        0.0        0.0        0.0
 2.00% to 2.99% ...................      0.0        4.1       11.3       11.9
 1.00% to 1.99% ...................     10.7       11.2       19.0       13.0
 0.00% to 0.99% ...................      0.0        0.0        0.0        0.0
Total Yield Maintenance ...........     32.1       33.5       47.1       41.0
Total of Yield Maintenance,
 Lockout/Defeasance ...............     79.7       48.2       59.6       54.1
Percentage Premium:
 5.00% or greater .................      9.1        3.6       19.2        0.0
 4.00% to 4.99% ...................      5.3        0.0        0.0       19.4
 3.00% to 3.99% ...................      1.2        8.4        0.0        0.0
 2.00% to 2.99% ...................      0.0        0.0       21.2        0.0
 1.00% to 1.99% ...................      4.1        0.0        0.0       26.5
Total Percentage Premium ..........     19.7       12.0       40.4       45.9
Open (no Call Protection) .........      0.6       39.8        0.0        0.0
Total All Categories ..............    100.0      100.0      100.0      100.0
Current Pool Balance ($MM)             159.4       92.7       33.0       30.5
Pool Factor(3) ....................     17.0        9.9        3.5        3.2



                                       03/13      03/14      03/15      03/16      03/17     03/18
                                    ---------- ---------- ---------- ---------- ---------- ---------
Lockout/Defeasance(2) .............     14.3%      12.2%      13.5%      23.4%      34.3%      0.0%
Greater of Yield Maintenance
 or Percentage Premium of:
 5.00% or greater .................     14.2        3.8        3.6        5.1        0.0       0.0
 4.00% to 4.99% ...................      0.0        0.0        0.0        0.0        0.0       0.0
 3.00% to 3.99% ...................      0.0        4.3        4.2        5.9        0.0       0.0
 2.00% to 2.99% ...................      0.0        0.0        0.0        0.0        0.0       0.0
 1.00% to 1.99% ...................     13.5       23.6        0.0        0.0        0.0       0.0
 0.00% to 0.99% ...................      0.0        0.0        0.0        0.0        0.0       0.0
Total Yield Maintenance ...........     27.7       31.6        7.8       11.0        0.0       0.0
Total of Yield Maintenance,
 Lockout/Defeasance ...............     42.0       43.7       21.2       34.5       34.3       0.0
Percentage Premium:
 5.00% or greater .................      1.7       13.9        0.0        0.0        5.2       0.0
 4.00% to 4.99% ...................     13.4        2.1       13.2        0.0        0.0       0.0
 3.00% to 3.99% ...................      7.1        0.0        0.0       18.0        0.0       0.0
 2.00% to 2.99% ...................      0.0       11.0        0.0        0.0        6.1       0.0
 1.00% to 1.99% ...................      0.0        0.0       10.6        0.0        0.0       0.0
Total Percentage Premium ..........     22.1       27.0       23.8       18.0       11.4       0.0
Open (no Call Protection) .........     35.9       29.3       55.0       47.6       54.3     100.0
Total All Categories ..............    100.0      100.0      100.0      100.0      100.0     100.0
Current Pool Balance ($MM)              26.7       14.6       12.1        6.4        3.9       1.7
Pool Factor(3) ....................      2.8        1.5        1.3        0.7        0.4       0.2

--------
(1) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on the Distribution Date in March in each of the years indicated, will be within a Lockout Period or will require that Principal Prepayments be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Defeasance."

(2) After the related Defeasance Lockout Period, the related borrower may obtain the release of the lien on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States which provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan in amounts equal to or greater than the amounts payable on the related Mortgage Loan on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates including prepayment in full on the related Anticipated Repayment Dates), and upon satisfaction of certain other conditions. 1 of the Mortgage Loans, having an aggregate principal balance as of the Cut-off Date representing approximately 0.11% of the Initial Pool Balance, which has a defeasance feature also provides for prepayment of the Mortgage Loan (with an accompanying Yield Maintenance Charge), and affords the related borrower the option either to prepay or to exercise the defeasance feature.

(3) Represents the approximate percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions described under "Description of the Certificates--Scheduled Final Distribution Dates."

                                 RISK FACTORS

     You should carefully consider the following risks and those in the Prospectus under "Risk Factors" before making an investment decision. Your investment in the Offered Certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.


COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO SPECIAL RISKS WHICH MAY ADVERSELY AFFECT YOUR INVESTMENT.

     Your investment decision should take into account that commercial and multifamily mortgage lending generally involves risks that are different than those faced in connection with other types of lending. The following factors, among others, contribute to these risks:

  (1) Larger loans provide lenders with less diversification of risk and the potential for greater losses from the delinquency and/or default of individual loans;

  (2) Many of the Mortgage Loans are non-recourse obligations, the repayment of which is often solely dependent upon the successful operation of the related Mortgaged Properties;

  (3) Commercial and multifamily property values and net operating income can be volatile;

  (4) Many of the Mortgage Loans are balloon loans, and so your investment may be exposed to additional risks associated with both the value of the related Mortgaged Property and the borrower's ability to obtain new financing when the balloon payment is due;

  (5) An increase in vacancy rates, a decline in rental rates, or an increase in operating expenses or necessary capital expenditures may impair a borrower's ability to repay its loan;

  (6) Changes in the general economic climate, an excess of comparable space in the area, a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions of the property's safety, convenience and services may adversely affect the income from and market value of a Mortgaged Property; and

  (7) Government regulations and changes in real estate, zoning or tax laws, changes in interest rate levels or potential liability under environmental and other laws may affect real estate values and income.


AGING, DETERIORATION AND POOR CONSTRUCTION QUALITY MAY ADVERSELY AFFECT THE VALUE AND CASH FLOW OF THE MORTGAGED PROPERTIES

     The age, construction quality and design of a particular Mortgaged Property may affect the occupancy level and the occupancy fees that may be charged. Poorly constructed Mortgaged Properties are likely to require more expenditures for maintenance, repairs and improvements. Even Mortgaged Properties that were well constructed and have been well maintained will require improvements in order for such Mortgaged Properties to maintain their value and retain tenants and other occupants.


LIMITED ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A MORTGAGED PROPERTY IN CERTAIN CIRCUMSTANCES.

     Some of the Mortgaged Properties would require substantial capital expenditures to convert to an alternative use. If the operation of any such Mortgaged Properties becomes unprofitable due to, among other factors, (1) competition, (2) age of the improvements, (3) decreased demand, and (4) zoning restrictions, and as a result the borrower becomes unable to meet its obligations, the liquidation value of any such Mortgaged Property may be substantially less than would be the case if such property were more readily adaptable to other uses.


RENEWAL, TERMINATION, EXPIRATION AND RELETTING OF LEASES ENTAIL RISKS WHICH MAY ADVERSELY AFFECT YOUR INVESTMENT.

     We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms or (3) the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the Mortgaged Properties would be adversely affected if vacant space in the Mortgaged Properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the Mortgaged Properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions (e.g., if an anchor tenant ceases operations at the related Mortgaged Property). In such cases, we cannot assure you that the operation of such provisions will not allow such a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if such tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a Mortgaged Property is leased to a single tenant, the failure of the borrower to relet such portion of such Mortgaged Property in the event that such tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if such Mortgaged Property were leased to a greater number of tenants. See "----Cash Flow and Value of Single Tenant Properties Depend on Tenant" herein.


FACTORS AFFECTING THE COMPETITIVE POSITION OF THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     The Mortgaged Properties face competition from various sources, which could adversely affect such properties' net operating income and market values and therefore, your investment. Factors affecting the competitive position of the Mortgaged Properties include:

  (1) the existence of similar properties located in the same area, which attract similar types of occupants on the basis of more favorable rental rates, location, condition and features;

  (2) the existence of any oversupply of available space in a particular market either as a result of new construction or a decrease in the number of occupants, which adversely affects the rental rates for the Mortgaged Properties; and

  (3) the possibility of other properties being converted to competitive uses as a result of trends in the use of property by occupants (e.g., the establishment of more home-based offices and businesses or the conversion of warehouse space for multifamily use).


POOR QUALITY OF MANAGEMENT MAY ADVERSELY AFFECT THE OPERATION OF THE MORTGAGED PROPERTIES.

     The successful operation of the Mortgaged Properties is also dependent on the performance of the respective property managers of the Mortgaged Properties. Such property managers may be responsible for:

  (1) responding to changes in local market factors such as competition and patterns of demand;

  (2) managing leasing activities such as planning and implementing the rental rate structure, including establishing levels of rent payments; and

  (3) ensuring that maintenance and capital improvements can be carried out in a timely fashion.


HOSPITALITY PROPERTIES ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     9 of the Mortgage Loans, representing approximately 7.39% of the Initial Pool Balance, are secured by hotel, motel and other similar properties ("Hospitality Properties"). The value and cash flow of the Hospitality Properties will depend on the following factors:

  (1)   local, regional and national economic conditions and competition;

  (2) the frequency of improvements and renovations, including those performed out of sensitivity to the competition;

  (3) changes in public image of chain; to the extent a hotel or motel is affiliated or associated with such chain;

  (4) the ability of a hotel or motel to compete successfully after losing franchise rights;

  (5)   the seasonal fluctuations, if any, in the income generated; and

  (6)   the continued existence of a liquor license.

     The liquor licenses for some of the Hospitality Properties may be held by the property manager rather than by the related borrower. The applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Master Servicer, Special Servicer or purchaser in any such sale would be entitled to the rights under the liquor license for the Hospitality Property. Such party would be required to apply in its own right for such license and would be subject to the risk of denial or delays in obtaining such license.

OFFICE PROPERTIES ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     66 of the Mortgage Loans, representing approximately 33.75% of the Initial Pool Balance, are secured by office properties. See "Description of the Mortgage Pool." Significant factors affecting the value of office properties are:

  (1)   the quality of the tenants in the building;

  (2) the physical attributes of the building in relation to competing buildings; and

  (3) the strength and stability of the market area as a desirable business location.

     Office Properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Approximately 2.80% of the Initial Pool Balance is secured by Office Properties that are single tenant properties. See "Description of the Mortgage Pool."

     Office properties also are subject to competition with other office properties in the same market. Competition is affected by a property's (1) age,
(2) condition, (3) design (e.g., floor sizes and layout), (4) access to transportation and (5) amenities, including sophisticated building systems such as fiber optic cables, satellite communications or other base building technological features.

     The successful operation of an office property also depends on the local economy. For example, factors such as (1) labor cost and quality, (2) tax environment and (3) quality of life, including proximity to schools and cultural amenities, affect a company's decision to locate office headquarters in a given area. A central business district may have an economy that is markedly different from that of a suburb. The local economy and the financial condition of the borrower will impact an office property's ability to consistently attract stable tenants. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

RETAIL PROPERTIES ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     65 of the Mortgage Loans, representing approximately 23.66% of the Initial Pool Balance, are secured by retail properties. See "Description of the Mortgage Pool." The value and cash flow of retail properties will depend on the following factors:

  (1)   the quality of the tenants;

  (2) the fundamental aspects of the real estate such as location and market demographics;

  (3)   the success of retail tenant businesses; and

  (4) whether a retail property is "anchored," "shadow anchored," "unanchored" or occupied by a single tenant.

     Retail properties that are anchored are traditionally perceived as less risky. A retail anchor tenant is a tenant that is proportionately large in size and is vital in attracting customers to the property. As used in this Prospectus Supplement, an "anchored property" means a property in which a nationally or regionally recognized tenant or a tenant of sufficient creditworthiness occupies a significant portion of the Mortgaged Property, or in which any tenant occupies more than 20,000 square feet. The following table shows the breakdown of Mortgage Loans secured by retail property among anchored, shadow anchored, single tenant and unanchored:




RETAIL PROPERTY TYPE           PERCENTAGE OF MORTGAGE LOANS
----------------------------- -----------------------------
  Anchored (multi-tenant)                  14.89%
  Unanchored                                7.04%
  Occupied by Single Tenant                 1.04%
  Shadow Anchored                           0.69%

     The loss of an anchor tenant, the assignment of an anchor tenant's interest under any lease to a less desirable tenant or a significant decline in the level of an anchor tenant's business may have an adverse effect on the overall operation of such properties. The correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property.

     Unlike office properties or Hospitality Properties, traditional retail properties also face competition from sources outside a given real estate market, including:

  (1)   catalog retailers;

  (2)   home shopping networks;

  (3)   shopping through electronic media;

  (4)   telemarketing; and

  (5)   outlet centers.

     Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties securing Mortgage Loans in the Trust Fund.


NURSING HOMES AND ASSISTED LIVING PROPERTIES ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THEIR VALUE AND CASH FLOW.

     12 of the Mortgage Loans, representing approximately 4.42% of the Initial Pool Balance, are secured by residential health care facilities consisting of nursing homes, assisted living facilities or congregate care facilities. Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Some of these risks are as follows:

  (1) providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to (a) the adequacy of medical care, (b) distribution of pharmaceuticals, (c) rate setting, (d) equipment, (e) personnel, (f) operating policies, (g) additions to facilities and services and (h) the reimbursement policies of government programs and private insurers;

  (2) the failure of any of the borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations, in which case no revenues would be received from the related Mortgaged Property or the portion thereof requiring licensing, or, if applicable, such borrower could be barred from participating in certain reimbursement programs;

  (3) in the event of foreclosure, we cannot assure you that the Trustee or any other purchaser at a foreclosure sale would be entitled to any licenses used by the borrower, and we cannot assure you that a new license could be obtained;

  (4) to the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be adversely affected by (a) statutory and regulatory changes, (b) retroactive rate adjustments, (c) administrative rulings, (d) policy interpretations, (e) reimbursement delays and (f) government funding restrictions;

  (5) governmental payors limit payments to health care providers, and are currently considering various proposals that could materially change or curtail those payments; accordingly, payments under government programs may, in the future, be insufficient to fully reimburse the cost of caring for program beneficiaries, thereby adversely affecting the ability of the related borrowers to meet their Mortgage Loan obligations; and

  (6) in the event of a foreclosure, since only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement, none of the Trustee, the Master or Special Servicer, or a subsequent lessee or operator would generally be entitled to obtain any outstanding reimbursement payments from federal or state governments.


IF TENANT LEASES DO NOT CONTAIN ATTORNMENT PROVISIONS OR ARE NOT SUBORDINATE TO MORTGAGE LIENS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY COULD BE ADVERSELY AFFECTED.

     Some of the tenant leases, including some of the anchor tenant leases, do not contain provisions that require the tenant to attorn to, or recognize as landlord under the lease, a successor owner of the property following foreclosure. Some of the leases, including some of the anchor tenant leases, may be either subordinate to the liens created by the Mortgage Loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the Mortgage Loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property. If the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.


MORTGAGE LOANS ARE NOT GUARANTEED

     No Mortgage Loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Transferor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates.


NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT

     The majority of the Mortgage Loans are non-recourse loans. Therefore, recourse generally may be had only against the specific Mortgaged Property securing the Mortgage Loan and such other assets (if any) as may have been pledged to secure the Mortgage Loan. Consequently, the payment of each non-recourse Mortgage Loan is primarily dependent upon the sufficiency of the net operating income from the related Mortgaged Property and, at maturity, upon the market value of such Mortgaged Property. See "Description of the Mortgage Pool--General" herein.

     In those cases where recourse against the borrower is permitted by the loan documents, the ability to collect from the borrower is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally are not within the control of any of the Mortgage Loan Sellers, the Transferor, the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their affiliates. We cannot assure you that significant amounts will be realized in respect of such recourse in the event of a default with respect to any Mortgage Loan.


CONCENTRATION OF MORTGAGE LOANS AND BORROWERS DECREASES DIVERSIFICATION AND MAY INCREASE THE RISK OF YOUR INVESTMENT.

     In general, a mortgage pool composed of loans having larger average balances and a smaller number of loans may be subject to losses that are more severe than other pools having the same or a similar aggregate principal balance. In all cases, you should carefully consider all aspects of any Mortgage Loan representing a significant percentage of the Initial Pool Balance to ensure that no such loan is subject to risks unacceptable to you. Additionally, a mortgage pool with a high concentration of Mortgage Loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions (such as a bankruptcy) in order to alleviate such difficulties, to the detriment of the Mortgaged Properties and therefore your investment. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers" herein.


FORECLOSURE MAY SUBJECT THE TRUST FUND TO CERTAIN TAXES.

     If the Trust Fund acquires a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, REMIC II might become subject to federal (and possibly state or local) tax, at the highest marginal corporate rate (currently 35%), on certain of its net income from the operation and management of that Mortgaged Property. As a consequence, the net proceeds available for distribution to Certificateholders would be lessened


CHANGES IN THE COMPOSITION OF THE MORTGAGE POOL DUE TO PAYMENT PATTERNS MAY DECREASE DIVERSIFICATION AND INCREASE THE RISK OF YOUR INVESTMENT.

     As principal payments or prepayments are made on various Mortgage Loans, you may be subject to more concentrated risk due to the reduction in both the diversity of types of Mortgaged Properties and the number of borrowers. Because principal on the Certificates is payable in sequential order, and no Class receives principal until the Certificate Balance of the preceding sequential Class or Classes has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to such risk of concentration than Classes with an earlier sequential priority.

REGIONAL FACTORS MAY ADVERSELY AFFECT THE VALUE AND CASH FLOW OF MORTGAGED
  PROPERTIES.

     Repayments by borrowers and the market values of the Mortgaged Properties could be affected by:

  (1) economic conditions generally or in the regions where the borrowers and the Mortgaged Properties are located;

  (2) conditions in the real estate markets where the Mortgaged Properties are located;

  (3)   changes in governmental rules and fiscal policies;

  (4)   natural disaster; and

  (5)   other factors that are beyond the control of the borrowers.

     The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region.


THE ENVIRONMENTAL CONDITION OF MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS.

     The environmental condition of a Mortgaged Property may be affected by the operations of tenants and occupants. Current and future environmental laws, ordinances or regulations may impose additional compliance obligations on business operations that can be met only by significant capital expenditures. Adverse environmental conditions may subject the Trust Fund to certain risks, including the following:

  (1) a diminution in the value of a Mortgaged Property or the inability to foreclose against such Mortgaged Property;

  (2)   inability to lease such Mortgaged Property to potential tenants;

  (3) the potential that the related borrower may default on a Mortgage Loan due to such borrower's inability to pay high investigation and/or remediation costs or difficulty in bringing its operations into compliance with environmental laws;

  (4) liability for clean-up costs or other remedial actions which could exceed the value of the Mortgaged Property.

     Under certain federal and state laws, a statutory lien over the subject property may secure the reimbursement of remedial costs incurred by regulatory agencies to address environmental violations. In some instances, the lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The owner's liability for the cost of any required remediation is generally not limited under applicable laws, and could exceed the value of the property and/or the assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be deemed an "owner" or "operator" of the related Mortgaged Property if the lender is deemed to have participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. Therefore, the Trust Fund's potential exposure to liability for cleanup costs of any required removal or remediation of hazardous substances will increase if the Trust Fund actually takes possession of a Mortgaged Property or control of its day-to-day operations. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus, and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks" herein.

     Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender such as the Trust Fund may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property. CERCLA imposes liability on a secured owner for such costs, even though the environmental damage or threat was caused by a prior or current owner or operator, if (1) agents or employees of the secured lender are deemed to have participated in the management of the Mortgaged Property, or (2) under certain conditions the secured lender actually takes possession of the Mortgaged Property or control of its day-to-day operations (for example, through foreclosure or the appointment of a receiver). CERCLA excludes from the definition of "owner or operator" a secured creditor who holds an indication of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion").

     Recently enacted amendments to CERCLA have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. Liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted concurrently with the CERCLA amendments discussed above, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus.

     Each of the Mortgage Loan Sellers has represented to the Transferor that each of the related Mortgaged Properties was subject to a Phase I Environmental Site Assessment (ESA) conducted consistently with generally recognized industry standards or a similar study or an update of a previously conducted Phase I ESA or an update based upon information contained in an established database or, for loans with an original principal balance of less than $1,000,000, an environmental transaction screen assessment. Other than as described in this Prospectus Supplement under "Description of the Mortgage Pool----Certain Characteristics of the Mortgage Pool----Environmental Risks," the Mortgage Loan Sellers have informed the Depositor that such assessments, studies, updates or environmental transaction screen assessments were conducted within 12 months prior to the Cut-off Date, the environmental assessments, screen assessments, studies or updates identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for:

  (1) those cases where such conditions or circumstances were investigated and, based upon such additional investigation, a qualified environmental consultant recommended no further investigations or remediation;

  (2) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan;

  (3) those cases in which soil or groundwater contamination was suspected or identified and either (a) such condition or circumstance was remediated or abated prior to the Closing Date, (b) a No Further Action letter was obtained from the applicable regulatory authority or (c) an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, monitoring or remediation; and

  (4) those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either (a) such condition is not known to have affected the Mortgaged Property or (b) the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower.

     The above information regarding the absence of material adverse environmental conditions is based upon the environmental assessments, screen assessments, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an ESA of a Mortgaged Property prior to either acquiring title on behalf of the Trust Fund or assuming the property's operations. Such requirement may delay foreclosure until a satisfactory ESA is obtained or until any required remedial action is thereafter taken, but it will also decrease the likelihood that the Trust Fund will become liable under any environmental law. We cannot assure you that any ESA will reveal the existence of conditions or circumstances that would result in the Trust Fund becoming liable under any environmental law, or that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans----Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "Certain Legal Aspects of the Mortgage Loans----Environmental Risks" in the Prospectus.

IF A BORROWER USES THE MORTGAGED PROPERTY AS SECURITY FOR ANOTHER LOAN, THE VALUE OF THE MORTGAGED PROPERTY MAY BE ADVERSELY AFFECTED.

     In general, the borrower is prohibited from taking another loan secured by the Mortgaged Property without the mortgagee's approval. The Pooling and Servicing Agreement will permit the Master Servicer and the Special Servicer to give such approval if certain conditions exist, including a confirmation from the Rating Agencies indicating that forbearance from enforcing such provision will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding Classes of Certificates. The absence of such conditions may not become evident, however, until the related Mortgage Loan otherwise defaults. If one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks. Some of those risks are:

  (1) the borrower may defer necessary maintenance of the Mortgaged Property in order to pay the required debt service on the subordinate financing, and the value of the Mortgaged Property may decline as a result;

  (2) the borrower may have an incentive to repay the subordinate or unsecured indebtedness before the Mortgage Loan;

  (3) it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for the purpose of making any Balloon Payment upon the maturity of the Mortgage Loan or for the purpose of making a prepayment in full on or about the Anticipated Repayment Date in the case of any ARD Loan; and

  (4) additional debt increases the risk that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings delaying foreclosure on the Mortgaged Property. In addition, if the holder of additional debt becomes bankrupt or insolvent, the Trustee's ability to foreclose on the related Mortgage Loan could be delayed. See "Certain Legal Aspects of the Mortgage Loans Foreclosure" in the Prospectus.

     Except as described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Other Financing" herein, the Mortgage Loans do not permit borrowers to incur additional indebtedness secured by the Mortgage Properties without the consent of the related lenders. In general, borrowers may incur trade payables in the ordinary course of business. In certain circumstances, borrowers may incur additional unsecured indebtedness.

     See "Certain Legal Aspects of the Mortgage Loans--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.


EQUITY COURTS MAY REFUSE TO ENFORCE DUE-ON-SALE, DUE-ON-ENCUMBRANCE AND DEBT-ACCELERATION CLAUSES, ADVERSELY AFFECTING EXERCISE OF REMEDIES UPON DEFAULTED MORTGAGE LOANS.

     The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that permit the mortgagee to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property or its interest in the Mortgaged Property in violation of the Mortgage. All of the Mortgage Loans also include a debt-acceleration clause. A debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the default is immaterial, or if enforcement of the clause would be inequitable, unjust, or unconscionable.


BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT PAYMENT OF MORTGAGE LOANS.

     Borrowers may be either individuals or legal entities. Most of borrowers that are legal entities are not bankruptcy-remote entities. Borrowers that are not bankruptcy remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (a) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business or (b) individuals who may have personal liabilities unrelated to the Mortgaged Property. In addition, any borrower, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding against such borrower. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Bankruptcy Laws" in the Prospectus.

A HIGH RATE AND EARLY OCCURRENCE OF MORTGAGOR DELINQUENCIES AND DEFAULTS MAY
  ADVERSELY AFFECT YOUR INVESTMENT.

     The rate and the timing of delinquencies and defaults on the Mortgage Loans will affect:

  (1)   the amount of distributions on your certificates;

  (2)   the yield to maturity of your certificates;

  (3)   the rate of principal payments on your certificates; and

  (4)   the weighted average lives of your certificates.

     If you calculate the anticipated yield of your Certificates based on a rate of default or amount of losses lower than that actually experienced by the Mortgage Loans and such additional losses are allocable to your Class of Certificates or such losses result in a reduction of the Class Certificate Balance of your Class of Certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of your Class of Certificates if a portion of the loss is allocable to such certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss borne by you occurs, the greater the effect on your yield to maturity.


APPRAISALS AND ENGINEERING REPORTS ARE OF LIMITED VALUE IN HELPING YOU MAKE YOUR INVESTMENT DECISION.

     In making your investment decision, you should not rely on appraisals and engineering reports on Mortgaged Properties as your only indicator of the actual value or physical characteristics of the Mortgaged Properties. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a willing buyer would pay a willing seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distressed or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" in this Prospectus Supplement for illustrative purposes only. The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective Mortgage Loans. The reports may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.


CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE VALUE AND INCOME OF MORTGAGED PROPERTY.

     The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes affecting the construction and use of real property. Because the zoning laws applicable to a Mortgaged Property (including density, use, parking and set back requirements) are generally subject to change at any time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future zoning laws. Changes in zoning laws may limit the ability of the related borrower to renovate the premises and, in the event of a substantial casualty loss, to rebuild or utilize the premises "as is."


THE COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property. Such costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Americans With Disabilities Act" in the Prospectus.


LIMITATIONS ON THE ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A
CROSS-COLLATERIZED MORTGAGE LOAN.

     Arrangements whereby certain of the Mortgage Loans are cross-collateralized and cross-defaulted with one or more related Mortgage Loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

  (1) the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer; and

  (2) the person (a) was insolvent at the time of the incurrence of such obligation or transfer; or (b) was engaged in a business or a transaction or was about to engage in a business or a transaction, for which properties remaining with the person constitute an unreasonably small capital; or (c) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by any such borrower could be avoided if a court were to determine that (1) the borrower did not receive fair consideration or reasonably equivalent value when pledging such Mortgaged Property for the equal benefit of the other related borrowers, and (2) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     We cannot assure you that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of an affiliated borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" herein for more information regarding the Cross-Collateralized Loans.


THE CASH FLOW AND VALUE OF A SINGLE TENANT PROPERTY COULD BE ADVERSELY AFFECTED BY A TENANT'S DEFAULT ON ITS LEASE.

     Certain of the Mortgaged Properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. Any default by such a tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. We cannot assure you that any such tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied Mortgaged Property, under the related Mortgage Loan Documents). See "Description of the Mortgage Pool----Certain Characteristics of the Mortgage Pool--Tenant Matters" and "Annex A" herein.


LITIGATION AGAINST A BORROWER MAY ADVERSELY AFFECT THE BORROWER'S ABILITY TO MEET ITS MORTGAGE LOAN OBLIGATIONS.

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to their business. We cannot assure you that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.


THE MASTER SERVICER OR SPECIAL SERVICER MAY HAVE INTERESTS DIFFERENT FROM THOSE OF THE TRUST FUND DUE TO THE MASTER SERVICER OR SPECIAL SERVICER'S PURCHASE OF CERTIFICATES AND SERVICING OF NON-TRUST FUND LOANS.

     The Master Servicer and/or Special Servicer may purchase and own Certificates, including the Subordinate Certificates. Under such circumstances, it is possible that the interests of the Master Servicer or Special Servicer, as a holder of the Certificates of any Class, may differ from those of the holders of Certificates of any other Class. The Master Servicer and Special Servicer have advised the Depositor that they intend to continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the Mortgage Loans. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the Mortgage Loans and the Mortgaged Properties. To the extent that overlap exists, the interests of the Master Servicer, the Special Servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the Trust Fund. The Master Servicer and the Special Servicer are required, however, to service the Mortgage Loans in accordance with the Servicing Standard contained in the Pooling and Servicing Agreement.


INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

     In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The yield on the Offered Certificates of any Class will depend on, among other things, the Pass-Through Rate for such Certificates and the extent to which principal payments are applied to reduce the related certificate's principal balance. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by the rate and timing of principal payments and principal losses on the Mortgage Loans.

     If you purchase an Offered Certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than you expect. If you purchase an

Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than you expect. Insofar as the principal in your Offered Certificate is repaid, you may not be able to reinvest such amounts in an alternative investment with a yield comparable to the yield on your Offered Certificates.


BORROWERS' FAILURE TO MAKE BALLOON PAYMENTS MAY ADVERSELY AFFECT YOUR
INVESTMENT.

     Most of the Mortgage Loans are Balloon Loans. Balloon Loans involve a greater risk of default than self-amortizing loans. The ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including:

  (1)   the level of available mortgage rates;

  (2)   the fair market value of the related Mortgaged Property;

  (3)   the borrower's equity in the related Mortgaged Property;

  (4)   the financial condition of the borrower;

  (5)   the operating history of the related Mortgaged Property;

  (6)   tax laws;

  (7)   prevailing economic conditions; and

  (8)   the availability of credit for multifamily or commercial properties.

  See "Yield and Maturity Considerations--Yield Considerations--Balloon
        Payments" herein.


THE INEFFECTIVENESS OF RESTRICTIONS ON VOLUNTARY PREPAYMENTS MAY ADVERSELY AFFECT THE YIELD OF YOUR INVESTMENT.

     Restrictions on voluntary prepayments contained in a promissory note (e.g., Lockout Periods, Yield Maintenance Charges and Prepayment Premiums) affect the rate and timing of principal payments made on the related Mortgage Loan. Most of the Mortgage Loans provide that, for a specified amount of time during which a prepayment of such Mortgage Loan is permitted, it must be accompanied by a Yield Maintenance Charge or other Prepayment Premium. The existence of Yield Maintenance Charges or other Prepayment Premiums generally will result in the Mortgage Loans prepaying at a lower rate. However, the requirement that a prepayment be accompanied by a Yield Maintenance Charge or other Prepayment Premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. We cannot assure you that the obligation to pay a Yield Maintenance Charge or other Prepayment Premium will be enforceable under applicable state or federal law (including federal bankruptcy law) or, if enforceable, that the foreclosure proceeds received with respect to a defaulted Mortgage Loan will be sufficient to make such payment. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

     The yield and total return on your Offered Certificates may differ significantly from your expectations due to prepayments on the Mortgage Loans being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your Certificate. For a discussion of certain factors affecting prepayment of the Mortgage Loans. See "Yield and Maturity Considerations" herein.

     The structure of the Offered Certificates causes the yield of certain Classes to be sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors. If you are purchasing any class of Offered Certificates other than the Class A-1 or Class A-2 Certificates you will not receive any principal distributions until the certificate principal balance of each class that is senior to your class is reduced to zero.


INTEREST ON ADVANCES, SPECIAL SERVICING FEES AND OTHER SERVICING EXPENSES MAY REDUCE THE AMOUNT OF DISTRIBUTIONS ON YOUR CERTIFICATES.

     The Master Servicer or the Trustee will be entitled to receive interest on unreimbursed Advances at the Advance Rate. Reimbursements will be made no later than the Distribution Date following the date on which funds are available to reimburse such Advance. The Master Servicer's or the Trustee's right to receive such payments of interest is prior to your right to receive distributions on the Regular Certificates. Consequently, this circumstance may result in decreased distributions to you that would not otherwise have resulted. See "The Pooling and Servicing Agreement--Advances" herein. In addition, certain circumstances, including late payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities, including Special Servicing Fees, Disposition Fees and Workout Fees, which may result in decreased distributions on the Regular Certificates that would not otherwise have resulted. See "The Pooling and Servicing Agreement--Special Servicing" herein.


THE ABSENCE OF A SECONDARY MARKET FOR YOUR CERTIFICATES MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR INVESTMENT.

     There is currently no secondary market for the Offered Certificates. The Underwriters have told us that they currently intend to buy and sell or "make a market" in the Offered Certificates, but they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will allow you to resell your Offered Certificates or that it will continue for the life of the Offered Certificates. We do not intend to apply for listing of the Offered Certificates on any securities exchange.


RISKS ASSOCIATED WITH THE YEAR 2000 MAY ADVERSELY AFFECT YOUR INVESTMENT.

     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information, the collections of payments on the Mortgaged Loans, and servicing of the Mortgage Loans and the performance of related duties by the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, the borrowers and other third parties. The Depositor has been advised by the Master Servicer, the Special Servicer, the Special Sub-Servicer and the Trustee that, with respect to those computer systems identified as being mission critical for the performance of the servicing functions described herein, they are committed to either (1) modifying their respective existing systems to the extent required to cause them to be Year 2000 capable, or (2) acquiring new and/or upgraded computer systems that are Year 2000 capable in each case prior to August 31, 1999. The Master Servicer, the Special Servicer, the Special Sub-Servicer and the Trustee consider their products and services to be "Year 2000 capable" if the product or service will be capable of accurately processing, proving and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including hardware and software, when used in combination with the product or service properly exchange date data. However, none of the Depositor, the Transferor or any affiliate of the Depositor or Transferor has made any independent investigation of the computer systems of the Master Servicer, the Special Servicer, the Special Sub-Servicer or the Trustee. In the event that the computer systems of the Master Servicer, the Special Servicer, the Special Sub-Servicer or the Trustee are not fully Year 2000 capable, the resulting disruption in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect the Certificateholders.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Mortgage Pool will consist of 262 commercial and multifamily "whole" mortgage loans (the "Mortgage Loans"). The Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $940,359,669 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The "Cut-off Date Principal Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The "Initial Pool Balance" is the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans as of the Cut-off Date, and gives effect to (a) the deposit into the Loan 120 Account of principal amounts payable on Mortgage Loan Control #120 on its Due Date in March, 1999, as if such payment were made before March 1, 1999 and (b) the Funding of an additional $200,000 with respect to Mortgage Loan Control #55 as though such Funding occurred on the Cut-off Date rather than on March 3, 1999. The "Pool Balance" as of any date will be the aggregate of the outstanding principal balances of the Mortgage Loans in the Mortgage Pool as of such date. The following description of terms and provisions of the Mortgage Loans is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from the generalized, aggregated description.


     Generally, each Mortgage Loan is evidenced by a separate promissory note. Each Mortgage Loan is secured by one or more mortgages, deeds of trust, deeds to secure debt or other similar security instruments (each, a "Mortgage") that creates a first lien on one or more of a fee simple estate, an estate for years or a leasehold estate in a real property (a related "Mortgaged Property") improved for commercial or multifamily residential use.

     The percentage of the Initial Pool Balance represented by each type of Mortgaged Property is as follows:




                                               NUMBER OF      PERCENT OF
                                               MORTGAGED       INITIAL
               PROPERTY TYPE                  PROPERTIES     POOL BALANCE
------------------------------------------   ------------   -------------
        Assisted Living Facility .........          2             0.33%
        Congregate Care ..................          5             2.19
        Hospitality ......................          9             7.39
        Industrial .......................         16             4.47
        Mixed Use ........................          2             0.62
        Mobile Home Park .................          3             0.24
        Multifamily ......................        100            23.95
        Nursing Home .....................          5             1.91
        Office ...........................         34            25.62
        Office/Industrial ................         32             8.14
        Retail-Anchored ..................         21            14.89
        Retail-Shadow Anchored ...........          4             0.69
        Retail-Single Tenant .............          9             1.04
        Retail-Unanchored ................         31             7.04
        Self-Storage .....................          1             0.07
        Special Purpose ..................         16             1.33
        Warehouse ........................          1             0.10
                                                  ---           ------
        Total ............................        291           100.00%
                                                  ===           ======

     No Mortgage Loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer, the Depositor, the Transferor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates.

     The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Transferor pursuant to a "Mortgage Loan Purchase Agreement" to be dated on or about March 25, 1999. The Transferor will purchase 220 and 42 Mortgage Loans (representing approximately 70.84% and 29.16% of the Initial Pool Balance, respectively) from NRFinance and CIBC, respectively, on or before the Closing Date pursuant to separate agreements (collectively, the "Underlying

Mortgage Loan Purchase Agreements"). The Depositor will assign the Mortgage Loans, and make certain representations and warranties regarding the Mortgage Loans, to the Trustee pursuant to the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments."


SECURITY FOR THE MORTGAGE LOANS

     Each Mortgage Loan is secured by a Mortgage encumbering the related Mortgaged Property. 42 of the Mortgage Loans, representing approximately 5.89% of the Initial Pool Balance, provide for full or limited recourse against the related borrower or a guarantor or guarantors. The remainder of the Mortgage Loans are non-recourse loans, meaning that if a borrower defaults thereunder, recourse generally may be had only against the specific Mortgaged Property securing such Mortgage Loan and any other assets specifically pledged by the borrower to secure such Mortgage Loan. For example, each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property. Also, each Mortgage Loan provides for the indemnification of the mortgagee by the related borrower for the presence of any hazardous substances affecting the Mortgaged Property. In certain instances, additional collateral may exist. However, borrowers generally have limited assets, and there can be no assurance that any borrower will have sufficient assets to support any such indemnification obligations that may arise. See "Risk Factors--Environmental Law Considerations" herein.

     Each Mortgage constitutes a first lien on a Mortgaged Property. Generally such lien is subject only to (1) liens for real estate and other taxes and special assessments, (2) covenants, conditions, restrictions, rights of way, easements and other encumbrances in effect as of the date of recording of such Mortgage, and (3) exceptions and encumbrances on the Mortgaged Property reflected in the related title insurance policy.

     Ground Leases; Estates for Years. 7 of the Mortgage Loans, representing approximately 11.76% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's leasehold interest in the related Mortgaged Property. 5 of the Mortgage Loans, representing approximately 10.57% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's leasehold interest in the related Mortgaged Property where the related fee owner has subordinated or otherwise encumbered its fee interest to the leasehold interest of the borrower. 1 of the Mortgage Loans, representing approximately 0.40% of the Initial Pool Balance, is secured by a first lien encumbering the related borrower's (1) fee interest in a portion of the Mortgaged Property and (2) leasehold interest in the remainder of the Mortgaged Property. The Mortgage Loan Sellers have represented that each ground lease expires not less than 10 years after the maturity date of the related Mortgage Loan (including extension options). See "Certain Legal Aspects of the Mortgage Loans--Foreclosure-Leasehold Risks" in the Prospectus.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. The Mortgage Loans provide for Monthly Payments to be due on the first day of each month (each, a "Due Date"), except one of the Mortgage Loans, Mortgage Loan Control #120, representing approximately 0.22% of the Initial Pool Balance, provides for Monthly Payments to be due on the 10th day of each month. With respect to Mortgage Loan Control #120, an account (the "Loan 120 Account") will be established and funded with an amount equal to one scheduled payment thereof. The amount so deposited will be advanced each month to the Trust and then reimbursed on the related Due Date from Collections in respect of such Mortgage Loans, so that no shortfall in collections will result from the related Due Date occurring on the 10th of each month. All of the Mortgage Loans provide for a grace period of ten days or less from the related Due Date before a scheduled payment is deemed to be contractually delinquent for purposes of imposing a late charge.

     Mortgage Rates; Calculations of Interest. Each Mortgage Loan accrues interest at an annualized rate (a "Mortgage Rate") that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of interest except that six of the Mortgage Loans, representing approximately 11.52% of the Initial Pool Balance, provide that for a period of up to two years from origination the borrower is obligated only to pay interest accrued each month. Four of such Mortgage Loans, representing approximately 10.06% of the Initial Pool Balance, have not yet reached the end of such period.

     Such Mortgage Loans are identified in Annexes A and B, and a summary of the relevant provisions is provided therein.

     Mortgage Loan Control #51, representing approximately 0.54% of the Initial Pool Balance, provides that as of its Due Date in April 2002, its Monthly Payment will be recalculated on the basis of the then-outstanding principal balance and an amortization term of 22 years. The Monthly Payment from the first Due Date through the Due Date in April 2002 is based on the original principal balance of $5,150,000, a Mortgage Rate of 7.05%, and an amortization term of 21 years such that approximately $39,200 is due on each such due date. After such adjustment, each Monthly Payment is expected to be approximately $35,440. Mortgage Loan Control #51 is a Balloon Loan with a maturity date of December 1, 2010.

     ARD Loans; Excess Interest. 33 of the Mortgage Loans (the "ARD Loans"), representing approximately 27.55% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an "Anticipated Repayment Date" specified therein. Commencing on such Anticipated Repayment Date, each such Mortgage Loan will bear interest at a fixed annual rate (the "Revised Rate") equal to the Mortgage Rate plus a specified percentage (generally, no more than 5.0%, so long as the Mortgage Loan is included in the Trust Fund). The Master Servicer and Special Servicer will undertake in the Pooling and Servicing Agreement to cause the Revised Rate not to exceed 2% per annum. Until the principal balance of such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the related Revised Rate over the interest that would have accrued at the related Mortgage Rate will be deferred. Such deferred interest will not be added to the principal balance of the related Mortgage Loan, but will itself accrue interest at the Revised Rate to the extent such accrual is lawful. Such accrued and deferred interest, and any interest accrued thereon is referred to herein as "Excess Interest".

     Borrowers under ARD Loans generally are required to enter into lockbox agreements whereby revenue from the related Mortgage Property will be deposited into a lockbox account controlled by the Master Servicer, if certain conditions are met, rather then directly to the borrower. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority:

  (1) required payments to the tax and insurance escrow fund and any ground lease escrow fund;

  (2)   payment of monthly debt service;

  (3)   payments to any other required escrow funds;

  (4) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer;

  (5) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund;

  (6)   principal on the Mortgage Loan until such principal is paid in full;
        and

  (7)   Excess Interest.

     The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (1) through (5) above is referred to herein as "Excess Cash Flow."

     As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date. However, upon the commencement of such period, the borrower may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     The holders of the Class M Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement, including on Distribution Dates on or after that on which the Class Certificate Balance thereof is reduced to zero. Additionally, the holders of 100% of the Class M Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest thereon). As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause either REMIC to fail to qualify as a REMIC under the Code and either (1) an opinion of counsel to the effect that such purchase would not result in a gain taxable as net income from prohibited transactions (imposed by Code Section 860F(a)(1)) or result in the imposition of any other tax on either REMIC or (2) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.

     Amortization of Principal. 252 of the Mortgage Loans (the "Balloon Loans"), representing approximately 96.66% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates. Such final payment, together with interest for the one-month period preceding such Balloon Loan's maturity date, is referred to herein as a "Balloon Payment". The remaining Mortgage Loans have amortization terms that match their respective terms to maturity. The weighted average Balloon LTV applicable to the Mortgage Pool is approximately 55.93%.

     Prepayment Provisions. All of the Mortgage Loans provide that during a specified period (generally two to twelve months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loans there are no restrictions on voluntary prepayments. Prior to such specified period, if any, each Mortgage Loan restricts voluntary prepayments in one or more of the following ways:

  (1) Imposing a "Lockout Period" by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan;

  (2) Imposing a "Yield Maintenance Charge" (as described below) in connection with any principal prepayment made during a specified period of time (a "Yield Maintenance Period") after the date of origination of such Mortgage Loan or after a Lockout Period; or

  (3) Imposing "Prepayment Premiums" (fees or premiums generally equal to a fixed percentage of the then outstanding principal balance of such Mortgage Loan) in connection with any principal prepayment made during a specified period of time (a "Prepayment Premium Period") after any Lockout Period and any Yield Maintenance Period.

     1 of the Mortgage Loans, representing approximately 0.11% of the Initial Pool Balance, allows prepayment with either a Prepayment Premium or Yield Maintenance Charge and also gives the related borrower the option either to defease the Mortgage Loan (as described below) or to prepay the Mortgage Loan with payment of an accompanying Yield Maintenance Charge or Prepayment Premium.


     The Mortgage Loans generally require prepayments to be accompanied by a full month's interest, regardless of the date on which they are made.

     Generally, any "Yield Maintenance Charge" will be the greater of (1) a specified Prepayment Premium or (2) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or principal balance due on the Anticipated Repayment Date for an ARD Loan) determined by discounting such payments at the Yield Rate, less the amount prepaid. The "Yield Rate" generally is a per annum rate calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities, for the week ending prior to the date of the prepayment, or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15--Selected Interest Rates is no longer published, the Master Servicer shall select a comparable publication to determine the relevant Yield Rate. With respect to Mortgage Loan Control #54, representing approximately 0.51% of the Initial Pool Balance, the Yield Rate is a per annum rate calculated as described above plus a spread.

     The table in "Summary--Collateral Overview; Loan Details--Prepayment Lockout/Premium Analysis" sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which:

  (1)   a Lockout Period is in effect;

  (2)   a prepayment must be accompanied by (a) a Yield Maintenance Charge,
        (b) the greater of a Yield Maintenance Charge or a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (c) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table); or

  (3) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable (designated "Open" on such table).

     Annex A attached hereto contains information regarding the Prepayment Premiums applicable to each of the Mortgage Loans.

     Prepayment Premiums and Yield Maintenance Charges are generally not imposed in connection with involuntary prepayments resulting from a Casualty or Condemnation, so long as no event of default then exists. The Prepayment Premiums and Yield Maintenance Charges are payable in connection with prepayments after an event of default but prior to the sale of the Mortgaged Property. Certain Mortgage Loans permit the related borrower to transfer the related Mortgaged Property to a third party without prepaying the related Mortgage Loan if certain conditions are satisfied, including an assumption by the transferee of all of such borrower's obligations in respect of such Mortgage Loan. See "--'Due-on-Encumbrance' and 'Due-on-Sale' Provisions" below.

     You should note that the enforceability of provisions requiring payment of Prepayment Premiums and Yield Maintenance Charges has been challenged in some states, and that the collectability of any Prepayment Premium depends on the creditworthiness of the borrower. See "Certain Yield and Prepayment Considerations" herein and "Certain Legal Aspects of the Mortgage
Loans--Enforceability of Certain Provisions" in the Prospectus.

     Defeasance. 90 of the Mortgage Loans, representing approximately 47.91% of the Initial Pool Balance, grant the related borrower the right, after a specified period, to obtain the release of the lien of the related Mortgage on the related Mortgaged Property by substituting for such Mortgaged Property, direct, non-callable obligations of the United States of America. Such securities must, in the aggregate, provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan in amounts equal to or greater than the amounts payable under the related promissory note on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates, including prepayment in full on the related Anticipated Repayment Dates). Conditions to the related borrower's right to a defeasance include delivery of (1) an opinion of counsel stating that the Trust REMICs will not fail to maintain their respective statuses as REMICs as a result of such defeasance and (2) in some cases, written confirmation from the Rating Agencies that such defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings of any outstanding classes of Certificates. 1 of the Mortgage Loans, representing approximately 0.11% of the Initial Pool Balance, affords the related borrower the option either to prepay (with an accompanying Yield Maintenance Charge) or to exercise the defeasance feature.

     "Due-on-Encumbrance" and "Due-on-Sale" Provisions. The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without its consent. Certain borrowers are allowed, under certain circumstances, to further encumber the related Mortgaged Property with additional liens. See "Risk Factors--Risks Associated With Other Financing" herein. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard described herein under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" whether to accelerate payment of a Mortgage Loan upon, or to consent to, any additional encumbrance of the related Mortgaged Property. In certain cases, acceleration may not be waived except upon confirmation from each Rating Agency that such waiver will not result in the downgrade, withdrawal or qualification of its then current rating of any Class of Certificates.

     The Mortgages generally prohibit the borrower from transferring the Mortgaged Property, or allowing a change of ownership of the borrower, without the mortgagee's prior consent. For this purpose, a change in ownership of the borrower is generally defined to include:

  (1) a specified percentage (generally from 10% to 49%) change in the ownership of the borrower, a guarantor of the Mortgage Loan, or the general partner or managing member of the borrower;

  (2) the removal, resignation or change in ownership of, or the transfer or pledge of the partnership or membership interest of, any general partner or managing member of a borrower or a guarantor of the Mortgage Loan;

  (3) with respect to certain of such Mortgage Loans, the removal, resignation or change in ownership of the managing agent of the related Mortgaged Property; or

  (4) the voluntary or involuntary transfer or dilution of the controlling interest in the related borrower held by a specified person.

     With respect to certain of such Mortgage Loans, the borrower may be entitled to transfer the Mortgaged Property or allow a change in ownership if certain conditions are satisfied, typically including one or more of the following:

  (1)   no event of default has occurred;

  (2) the proposed transferee meets the mortgagee's customary underwriting criteria;

  (3) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria;

  (4)   an acceptable assumption agreement is executed; and

  (5) a specified assumption fee (generally between 0.5% and 1.0% of the then outstanding principal balance of the related Mortgage Loan) has been received by the mortgagee.

     Certain of the Mortgages also allow: (1) changes in ownership between existing partners and members; (2) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities; (3) issuance by the borrower of new partnership or membership interests; (4) certain other changes in ownership for estate planning purpose; or (5) certain other transfers similar in nature to the foregoing.

     In the event of any transfer or change in ownership of the Mortgaged Property which is in direct violation of provisions contained in the Mortgage Loan Documents, such documents generally permit the holder of the Mortgage Loan to accelerate the loan's maturity. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due--on--Sale Provisions" in the Prospectus. You should note that the enforceability of due-on-sale and due-on-encumbrance provisions has been challenged in several states.

     Default Provisions. The related Mortgage and the other documents contained in the Mortgage File (the "Mortgage Loan Documents") generally provide that an event of default will exist if:

  (1) the borrower fails to pay any regular installment of principal and/or interest (a) upon the date the same is due, (b) within a specified period (generally five days to 10 days) after the date upon which the same was due, or (c) within a specified period (generally five days to 10 days) following written notice from the mortgagee of such failure;

  (2) the borrower violates prepayment, defeasance, Due-on-Encumbrance or Due-on-Sale provisions;

  (3) the borrower fails to pay taxes or other charges when due, to keep all required insurance policies in full force and effect, to cure any material violations of laws or ordinances affecting the Mortgaged Property or to operate the related Mortgaged Property according to specified standards;

  (4) the imposition of a mechanic's, materialman's or other similar lien against the Mortgaged Property; or

  (5) the institution of a bankruptcy, receivership or similar action against the borrower or the Mortgaged Property.

     Additionally, the related Mortgage Loan Documents may contain other specified events of default, including one or more of the following:

  (1) the unapproved conversion of the related Mortgaged Property to a condominium or cooperative;

  (2)   defaults under certain other agreements;

  (3) defaults under or unapproved modifications to any related franchise agreement;

  (4) material changes to or defaults under any related management agreement; or

  (5) the failure to correct any deficiency that would justify termination of a Medicare or Medicaid contract or a ban on new patients otherwise qualifying for Medicaid or Medicare coverage or the assessment of certain fines or penalties by any state or any Medicare, Medicaid, health, reimbursement or licensing agency.

     Upon an event of default, the Master Servicer or the Special Servicer may take such action as it deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and in and to the related Mortgaged Property, subject to the terms of the related Mortgage Loan. Such action may include acceleration of maturity of the Mortgage Loan or complete or partial foreclosure of the Mortgage Loan.

     Default Interest. All of the Mortgage Loans provide for imposition of a rate of interest higher than the stated interest rate upon the occurrence of an event of default ("Default Interest"). Default Interest is generally calculated as a specified rate above the stated interest rate of such Mortgage Loan, and in some cases may be calculated as a specified rate above a specified base rate (typically a prime rate reported in The Wall Street Journal or published by major money center banks). You should note that the enforceability of Default Interest provisions has been challenged in several states. Also, the collectibility of any Default Interest is dependent on the creditworthiness of the borrower. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.

     Hazard, Liability and other Insurance. Each Mortgage Loan requires that the related Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. Such insurance generally includes:

  (1) commercial general liability insurance for bodily injury or death and property damage;

  (2) an "All Risk of Physical Loss" policy or standard extended coverage policy;

  (3) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property (including in each case other than where a Major Tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance); and

  (4)   where appropriate, boiler and machinery coverage and flood insurance.

     Generally, such insurance must be for an amount equal to (1) the full replacement cost of the Mortgaged Property or (2) the outstanding principal balance of the related Mortgage Loan, whichever is less but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. With respect to some of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies.

     The related Mortgage Loan Documents typically provide that in the event of damage to the related Mortgaged Property (a "Casualty"), insurance proceeds in excess of a specified amount will be paid to the mortgagee rather than the borrower. The mortgagee may elect to apply such proceeds to the outstanding indebtedness rather then to restoration of the related Mortgaged Property. However, the mortgagee may be required to apply such proceeds to restoration of the related Mortgaged Property if certain conditions are met. These conditions typically include one or more of the following:

  (1)   the insurance proceeds payable are less than a specified amount;

  (2) less than a specified percentage of the related Mortgaged Property is destroyed;

  (3) the value of the related Mortgaged Property following such Casualty remains greater than either a specified amount or a specified percentage of the value of the related Mortgaged Property before such Casualty;

  (4) the Casualty affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property;

  (5) such restoration will cost less than a specified amount and such proceeds are sufficient to complete such restoration;

  (6)   such restoration can be accomplished within a specified time period;

  (7) the restored Mortgaged Property will adequately secure the related Mortgage Loan;

  (8) income (including rents and insurance proceeds) will be adequate to service the debt during the restoration period; and

  (9)   no event of default then exists.

     Certain leases require the borrower or the tenant to rebuild the buildings located upon the related Mortgaged Property in the event of a Casualty, and the related Mortgage Loan Documents permit the application of insurance proceeds to satisfy such requirement.

     Condemnation. Generally the Mortgage Loans provide that all awards payable to the borrower in connection with any taking or exercise of the power of eminent domain with respect to the related Mortgaged Property (a "Condemnation") will be paid directly to the mortgagee. The mortgagee may elect to apply such proceeds to the outstanding indebtedness rather than to the restoration of the related Mortgaged Property. However, the mortgagee may be required to apply such awards to restoration of the related Mortgaged Property if certain conditions are met. These conditions typically include one or more of the following:

  (1)   the award is less than a specified amount;

  (2) the Condemnation affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property;

  (3) restoration will cost less than a specified amount and sufficient funds are available to complete such restoration;

  (4)   restoration can be accomplished within a specified time period;

  (5) income (including the Condemnation award, rentals and insurance proceeds) will be adequate to service the debt during the restoration period;

  (6)   no event of default then exists; or

  (7) such restoration is feasible and the Mortgaged Property will be commercially viable after such restoration.

     Certain leases require the borrower or the tenant to restore the related Mortgaged Property in the event of a Condemnation, and the related Mortgage Loan Documents permit the application of Condemnation Proceeds to satisfy such requirement.

     Delinquencies and Modifications. As of the Cut-off Date for each Mortgage Loan, no Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment, and no Mortgage Loan has been modified in any material manner since its origination in connection with any default or threatened default on the part of the related borrower.


CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest single Mortgage Loan has a Cut-off Date Principal Balance of $67,500,000, which represents approximately 7.18% of the Initial Pool Balance. The ten largest individual Mortgage Loans have Cut-off Date Principal Balances that represent in the aggregate approximately 25.83% of the Initial Pool Balance.

     Descriptions of the Ten Largest Individual Mortgage Loans. See Annex E attached to this Prospectus Supplement.

     Affiliated Borrowers. 72 Mortgage Loans, representing approximately 17.93% of the Initial Pool Balance, were made to affiliated entities. The two largest groups consist of 21 and 5 Mortgage Loans, collectively representing approximately 3.15% and 2.59% of the Initial Pool Balance, respectively. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 7.18% of the Initial Pool Balance.

     38 Mortgage Loans, representing approximately 9.22% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with one or more other Mortgage Loans made to the same borrower or to an affiliate thereof. 34 Mortgage Loans, representing approximately 8.71% of the Initial Pool Balance, are made to the same borrower or to an affiliate thereof but are not cross-collateralized or cross-defaulted. "Cross-Collateralized Loans" and "Cross-Defaulted Loans" reduce the risk that the inability of an individual Mortgaged Property to generate net operating income sufficient to pay debt service thereon will result in defaults (and ultimately losses) by making the collateral available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related Cross-Collateralized Loans and by making it easier for a lender to foreclose on performing collateral should the need arise. Annex C contains the Affiliated Borrower Loan Table which sets forth more detailed information regarding Mortgage Loans made to a single borrower or to a single group of affiliated borrowers.

     Geographic Concentration. The Mortgaged Properties are located in 38 states and the U.S. Virgin Islands. The states with the greatest concentration of Mortgage Loans are indicated in the table below. No more than 5.00% of the Mortgage Loans by Initial Pool Balance are secured by Mortgaged Properties located in any state not indicated below.




                                                    PERCENTAGE
                                   NUMBER OF        OF INITIAL
STATE                           MORTGAGE LOANS     POOL BALANCE
----------------------------   ----------------   -------------
  New York .................          25               12.25%
  Texas ....................          27               11.22%
  Florida ..................          20               10.22%
  California ...............          18                7.27%
  Ohio .....................          35                6.03%
  Nevada ...................           9                5.43%

     Environmental Risks. An environmental site assessment ("ESA"), a similar study, an update of a previously conducted Phase I ESA, an update based on information contained in an established database, or for Mortgage Loans with an original principal balance of less than $1,000,000, an environmental transaction screen assessment was obtained by the related Mortgage Loan Seller with respect to each of the Mortgaged Properties within 12 months of the respective dates as of which the Mortgage Loans were originated or purchased thereby. 30 Mortgaged Loans, representing 2.15% of the Initial Pool Balance, were originated based on an environmental transaction screen assessment. Other than as described below, an ESA or such similar study or update has been prepared within the 12 months preceding the Cut-off Date for each Mortgage Property.

     35 of the Mortgage Loans with original principal balances greater than $1,000,000 were funded only after receipt of a Phase I ESA performed on the Mortgaged Properties less than 12 months before origination of the loan. These 35 Phase I ESA report dates are over twelve months old, and consequently, an update to these 35 Phase I ESAs will be obtained and reviewed, prior to the Closing Date, based on information contained in an established database.

     20 of the Mortgage Loans with original principal balances less than $1,000,000, constituting 1.99% of the Initial Pool Balance, were funded only after receipt of a Phase I ESA, a similar study, an update of a previously conducted Phase I ESA or an update based upon information contained in an established database, performed on the Mortgaged Properties less than 12 months before origination of the loan. As of March 15, 1999 these 20 report dates are over twelve months old. Given the relatively small original principal balances of these 20 Mortgage Loans and small percentage of the total Mortgage Pool, no updates have been ordered.

     Other than as described below, the Mortgage Loan Sellers have informed the Depositor that such ESAs, studies or updates did not identify any material adverse environmental conditions or circumstances, except for:

  (1) cases where such conditions or circumstances were investigated further, and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

  (2) cases where a qualified environmental consultant recommended an operations and maintenance plan and such plan was obtained or an escrow reserve was established to cover the estimated costs of obtaining such plan;

  (3) cases where soil or groundwater contamination was suspected or identified and either (a) such condition was remediated or abated prior to the Closing Date; (b) a No Further Action letter was obtained from the applicable regulatory authority, or (c) either an environmental insurance policy was obtained (in the case of 8 of the Mortgage Loans, representing approximately 3.30% of the Initial Pool Balance), a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any further required investigation, testing, monitoring or remediation; and

  (4) cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either (a) such condition is not known to have affected the Mortgaged Property or (b) the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower.

     The foregoing information is based upon ESAs, transaction screen assessments, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

     The ESAs, studies, transaction screen assessments, or updates with respect to certain Mortgaged Properties identified potentially adverse environmental conditions which could be important and require material expenditure. One of the Mortgage Loans, Control #214 (Kenny Rogers Roasters, Boise, ID) is secured by a Mortgaged Property to which regional groundwater contamination originating from an offsite source has migrated. The responsible owner of the offsite source property is currently operating a groundwater remediation system partially located on an adjacent property and is otherwise responsible for all required investigation and remediation under a Consent Order from the State of Idaho. Another Mortgage Loan Control #229 (Frontier Mobile Home Park, Blasdell,
NY) is secured by a Mortgaged Property regarding which a qualified environmental consultant, based on an investigation, recommended should be investigated further with regard to above-ground storage tanks located on the Mortgaged Property and an underground storage tank possibly located on the Mortgaged Property. Such further investigation was not performed due to the small size of the loan ($445,500). Additionally, the Phase I ESA for each of the Mortgage Loan Control #134 (Snowville Shopping Center, Parma, OH) and Mortgage Loan

Control #196 (Burkey Apartments, Bellevue, PA) identified presumed but not confirmed asbestos-containing building materials in the related Mortgaged Property and recommended that the related borrower obtain an asbestos-containing material operations and maintenance plan. No evidence exists in the related Mortgage File that the related borrower obtained such a plan.

     You should understand that none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, any affiliate of any of the foregoing, any environmental consultants or any other person guarantees the absence of or extent of any environmental condition on the Mortgaged Properties that could result in environmental liability. The ESAs, similar studies and updates are limited in scope. An environmental condition may not be discovered or have its severity revealed thereby. Further, none of the aforementioned persons or entities can give any assurance that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material additional study costs or material remediation expenses, or generate material liabilities, or otherwise put stress on the borrower's cash flow.

     Other Financing. 13 of the Mortgage Loans, representing approximately 6.68% of the Initial Pool Balance, allow the borrower, under circumstances specified in the Mortgage Loan Documents, either to maintain an existing subordinate mortgage encumbering the Mortgaged Property or to grant such a subordinate mortgage in the future. Such Mortgage Loans are identified in Annex
A. The circumstances specified in the Mortgage Loan Documents typically include one or more of the following:

  (1) The senior mortgagee approves one or more of the purpose, amount, term and amortization period of the proposed subordinate debt, together with the identity of the subordinate lender and the terms of the subordinate loan document.

  (2) The subordinate mortgage is unconditionally subordinated to the related Mortgage Loan Documents, and/or the subordinate lender is prohibited from exercising any remedies against the borrower without the senior mortgagee's consent and/or from receiving any payments on such subordinate debt if, for the preceding 12 months, either (a) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio (generally ranging from 1.20 to 1.30), or (b) the aggregate loan to value ratio for such Mortgage Loan and such subordinate debt is greater than a specified ratio (generally ranging from 70% to 80%).

  (3)   The subordinate debt is non-recourse.

  (4) The Mortgaged Property is in acceptable economic condition as of the effective date of the subordinate financing, such condition being typically indicated by the following: (a) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is equal to or greater than a specified ratio (generally 1.20), and/or (b) the aggregate loan to value ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio (generally ranging from 70% to 80%).

  (5) The conditions set forth in the Pooling and Servicing Agreement for waiver of Due-on-Encumbrance provisions are met.

     Zoning Compliance. The related Mortgage Loan Seller received assurances that all of the improvements located upon each respective Mortgaged Property complied in all material respects with applicable Zoning Laws, or that such improvements qualified as permitted nonconforming uses. In some cases, the assurances were limited to a representation or warranty from the related borrower, for breach of which recourse may be had to such borrower.

     Tenant Matters. With respect to 112 of the Mortgage Loans, representing approximately 42.34% of the Initial Pool Balance, a major tenant occupies more than 20% of the net leasable area of the related Mortgaged Property. Many of such major tenants occupy their respective leased premises pursuant to leases that require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. With respect to Mortgage Loans secured by a retail, office or industrial property, the related Mortgage Loan Seller generally obtained an estoppel certificate from each major tenant in which such tenant indicated its intention to continue in the relevant lease and that such tenant was not presently aware of any condition or event that would allow it to terminate such lease prior to the end of the lease term. Generally, major tenants do not have investment-grade credit ratings. Additional information regarding major tenants is set forth in Annex A herein.

     Other Information. The following tables and Annex A set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. Such information was primarily derived from financial statements supplied by the borrowers which, in most cases, are unaudited and were not prepared in accordance with generally accepted accounting principles. "Net Operating Income" and "Cash Flow" do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by the Mortgage Loan Sellers and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by the related Mortgage Loan Seller as described below, to increase the level of consistency between the financial statements provided by the borrowers. However, such adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the related Mortgage Loan Seller to reflect their assessment of the market based performance of the related Mortgaged Property. None of the Depositor, the Transferor or either of the Underwriters has made any attempt to verify the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below to determine "Net Operating Income," "Cash Flow," "Underwritten NOI," and "Underwritten Cash Flow."

     "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" are not substitutes for, or improvements upon, net income as determined in accordance with generally accepted accounting principles as a measure of the results of a Mortgaged Property's operations or for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net income or net cash flow of the Mortgaged Properties, nor are "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" as set forth herein intended to represent such future net income or net cash flow.

     The Mortgage Loan Sellers have had appraisals of the Mortgaged Properties conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. No other person has prepared or obtained a separate appraisal or reappraisal. Another appraiser might arrive at a different opinion of value. Any Appraised Value might differ from the value that would be determined in a current appraisal or the amount that would be realized upon a sale or liquidation of the Mortgaged Property. Accordingly, you should not rely on the Loan-to-Value Ratios set forth herein as necessarily indicative of the true Loan-to-Value Ratios.

     Debt service coverage ratios are used by lenders of loans secured by income producing property to measure the ratio of (1) cash currently generated by a property annually that is available for debt service (that is, cash that remains after payment of operating expenses) to (2) required annual debt service payments. Debt service coverage ratios, however, only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (because, for instance, it is subject to leases that expire during the loan term and provide for above-market rents, or that are difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, tenant improvements and leasing commissions when expiring leases are replaced. Accordingly, we can give no assurance and make no representation that the Debt Service Coverage Ratios accurately reflect the future ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.

     For purposes of the following tables and Annex A:

    (1) "Net Operating Income" or "NOI" means revenue derived from the use and operation of the Mortgaged Property (primarily rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, replacement reserves, interest expense, income taxes and non-cash items such as depreciation or amortization. The Mortgage Loan Sellers have informed the Depositor that they have adjusted items of revenue and expense shown on the borrower's financial statements in order to reflect the historical operating results for a Mortgaged Property on a normalized basis (e.g., adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate security deposits and to eliminate non-recurring items and items not related to the operation of the Mortgaged Property. Expense was generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the Mortgaged Property, non-recurring items, such as capital expenditures, and refunds of security deposits. The Mortgage Loan Sellers have informed the Depositor that they have made the adjustments based upon their review of borrower financial statements, their own experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each Mortgaged Property. "1996 NOI" and "1997 NOI" reflect calendar year operations for 1996 and 1997, respectively. "1998 NOI," on the other hand, reflects operations for one of three periods: (a) at least 8 months during 1998, annualized, (b) the trailing 12 months ending no earlier than October 1998 including at least 10 months of calendar 1998, or (c) calendar year 1998.

    (2) "Cash Flow" means the NOI for the related Mortgaged Property decreased by tenant improvements, leasing commissions, capital expenditures and other non-recurring expenditures, as appropriate.

    (3) "Underwritten NOI" means the NOI for the related Mortgaged Property on an annual basis as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the Mortgage Loan Sellers, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows. Rental revenue is calculated using the lower of actual or market rental rates, with a vacancy rate equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, percentage rents, vending income, etc. are included only if sustainable. Revenues, such as application fees and lease termination fees, are not included. Operating and fixed expenses generally are adjusted to reflect the higher of the Mortgaged Property's average expenses or a mid-range industry norm for expenses on similar properties in similar locations plus the greater of actual management fees or an assumed market rate management fee and a reserve for replacement of capital items.

    (4) "Underwritten Cash Flow" for the related Mortgage Loan Seller means the Underwritten NOI for such Mortgage Loan decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance, based upon its underwriting guidelines, for average annual tenant improvements and leasing commissions. CIBC's calculation is also decreased by capital expenditures and other expenditures, as appropriate.

    (5) "Appraised Value" means the appraised value of such property as determined by an appraisal made not more than nine months prior to the origination date of the related Mortgage Loan and reviewed by the related Mortgage Loan Seller.

    (6) "Annual Debt Service" means, for any Mortgage Loan, the current annual debt service (including interest allocable to the payment of the related Servicing Fee, Trustee Fee and principal) payable with respect to such Mortgage Loan during the 12-month period commencing on the Cut-off Date (assuming no prepayments occur).

    (7) "Debt Service Coverage Ratio," "Underwritten DSCR" or "DSCR" means,
  (a) the Underwritten Cash Flow for the related Mortgaged Property divided by
  (b) the Annual Debt Service for such Mortgage Loan.

    (8) "Loan-to-Value Ratio," "Appraised LTV" or "LTV" means the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

    (9) "Balloon/ARD LTV" means the Balloon Amount or ARD Amount for such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

    (10) "ARD Amount or ARD Balance" for any ARD Loan is equal to the Scheduled Principal Balance as of the related Anticipated Repayment Date.

    (11) "Balloon Amount" or "Balloon Balance" means the principal amount, if any, due at maturity, taking into account scheduled amortization, assuming no prepayments or defaults.

    (12) "Occupancy Rate" means the percentage of gross leasable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the related Mortgage Loan Seller. The "Occupancy Percentage" and "Occupancy Date" for each Mortgage Loan are based upon rent information received by the related Mortgage Loan Seller from the related borrower or mortgage loan originator (if other than the related Mortgage Loan Seller).

    (13) "Remaining Term to Maturity" means the number of Due Dates remaining from the Cut-off Date until the maturity of a mortgage loan (or, for ARD Loans, through the related Anticipated Repayment Dates).

    (14) "Remaining Amortization Term" for any Mortgage Loan is calculated as the original amortization term of the related Mortgaged Loan (based upon such Mortgage Loan's original balance, interest rate and monthly payment, in the case of the ARD Loans, assuming prepayment in full on the related Anticipated Repayment Date) less the number of Due Dates through and including the Cut-off Date.

    (15) The "Year Built" is based on information contained in deed records, appraisals, engineering surveys, architectural papers, title insurance, and/or other insurance policies.

    (16) The "Year Renovated" is based upon information contained in the appraisal of the related Mortgaged Property.


    (17) All calculations of any applicable Lockout Period, Defeasance Lockout Period, Yield Maintenance Period, Prepayment Premium or Yield Maintenance Charge for a Mortgage Loan are based upon such Mortgage Loan's first scheduled payment date.


    (18) For each Mortgage Loan secured by more than one Multifamily Property or by more than one Congregate Care Property, the "Number of Units," "Units/SF," "Appraised Value," "Current Occupancy," "Underwritten NOI" and "Underwritten Cash Flow" is the sum of the respective values for each Mortgaged Property securing such Mortgaged Loan.


    (19) "Weighted Average Maturity" means the weighted average of the Remaining Terms to Maturity of the Mortgage Loans.


     (20) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.


                            COLLATERAL CONTRIBUTORS




                                                                                        SCHEDULED
                                                            WEIGHTED                    PRINCIPAL
                                            PERCENT OF       AVERAGE     WEIGHTED     BALANCE AS OF
                             NUMBER OF        INITIAL       INTEREST      AVERAGE      THE CUT-OFF
COLLATERAL CONTRIBUTORS        LOANS       POOL BALANCE       RATE         DSCR           DATE
-------------------------   -----------   --------------   ----------   ----------   --------------
NRF .....................       135            52.98%      7.163%       1.42x         $498,221,516
CIBC ....................        42            29.16       7.605        1.48           274,240,616
KEY .....................        85            17.85       7.563        1.51           167,897,537
                                ---           ------       ------       -----         ------------
  Total .................       262           100.00%      7.363%       1.45x         $940,359,669
                                ===           ======       ======       =====         ============

                                 PAYMENT TYPES




                                                                          WEIGHTED                               SCHEDULED
                                                              WEIGHTED    AVERAGE      WEIGHTED                  PRINCIPAL
                                                PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   BALANCE AS OF
                                   NUMBER OF   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE    THE CUT-OFF
PAYMENT TYPES                        LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR         DATE
--------------------------------- ----------- -------------- ---------- ----------- -------------- ---------- --------------
Amortizing then Balloon .........     245         84.60%        7.33%     116.83        71.01%        1.45x   $795,506,119
Fully Amortizing ................      10          3.34         7.21      220.22        68.08         1.50      31,364,582
Graduated P&I Balloon ...........       1          0.54         7.05      141.00        67.41         1.32       5,122,956
Interest only, then Amortizing
 then Balloon ...................       6         11.52         7.66      122.67        60.21         1.47     108,366,011
                                      ---        ------         ----      ------        -----         ----    ------------
  Total .........................     262        100.00%        7.36%     121.09        69.65%        1.45x   $940,359,669
                                      ===        ======         ====      ======        =====         ====    ============

                   RANGE OF CUT-OFF DATE PRINCIPAL BALANCES




                                                                           WEIGHTED                                SCHEDULED
                                                               WEIGHTED    AVERAGE      WEIGHTED                   PRINCIPAL
                                                 PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED    BALANCE AS OF
RANGE OF CUT-OFF DATE               NUMBER OF   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
PRINCIPAL BALANCES                    LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR          DATE
---------------------------------- ----------- -------------- ---------- ----------- -------------- ---------- ----------------
$   255,509 -    499,999 .........      15      0.61%         8.367%         113.36  63.14%             1.51x   $   5,700,741
    500,000 -    999,999 .........      30      2.39          7.909          114.17  66.88              1.49       22,431,708
  1,000,000 -  1,999,999 .........      91     14.29          7.462          120.15  69.14              1.44      134,405,103
  2,000,000 -  2,999,999 .........      34      8.89          7.425          123.74  69.91              1.46       83,564,801
  3,000,000 -  3,999,999 .........      26      9.66          7.388          117.24  71.15              1.46       90,811,405
  4,000,000 -  4,999,999 .........      16      7.82          7.459          133.29  71.39              1.47       73,576,059
  5,000,000 -  5,999,999 .........      15      8.85          7.219          127.34  70.55              1.40       83,260,401
  6,000,000 -  6,999,999 .........       9      6.27          7.485          117.67  63.20              1.52       58,914,285
  7,000,000 -  7,999,999 .........       5      4.01          6.934          119.32  74.41              1.41       37,677,973
  8,000,000 -  8,999,999 .........       4      3.63          6.956          114.27  71.12              1.52       34,154,527
  9,000,000 -  9,999,999 .........       1      1.06          7.550          117.00  69.50              1.35        9,972,563
 10,000,000 - 11,999,999 .........       3      3.43          6.898          117.02  74.99              1.44       32,234,685
 12,000,000 - 13,999,999 .........       4      5.44          7.183          132.54  73.57              1.41       51,163,603
 14,000,000 - 16,999,999 .........       4      6.20          7.183          109.85  70.86              1.50       58,264,007
 17,000,000 or greater ...........       5     17.46          7.497          119.71  66.69              1.43      164,227,809
                                        --     -----          -----          ------  -----              ----    -------------
  Total ..........................     262    100.00%         7.363%         121.09  69.65%             1.45x   $ 940,359,669
                                       ===    ======          ======         ======  =====              ====    =============

                            RANGE OF MORTGAGE RATES




                                                                   WEIGHTED                               SCHEDULED
                                                       WEIGHTED    AVERAGE      WEIGHTED                  PRINCIPAL
                                         PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   BALANCE AS OF
RANGE OF                    NUMBER OF   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE    THE CUT-OFF
MORTGAGE RATES                LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR         DATE
-------------------------- ----------- -------------- ---------- ----------- -------------- ---------- --------------
6.0001 - 6.2500% .........       2      1.03 %        6.186 %        115.22      78.16 %       1.42x   $  9,651,215
6.2501 - 6.5000 ..........      10      3.54          6.315          120.86      68.74         1.64      33,270,011
6.5001 - 6.7500 ..........      12      4.50          6.650          114.75      72.30         1.46      42,353,363
6.7501 - 7.0000 ..........      37     21.34          6.926          119.15      74.14         1.40     200,635,633
7.0001 - 7.2500 ..........      39     16.08          7.151          128.81      70.97         1.41     151,254,336
7.2501 - 7.5000 ..........      38     17.44          7.364          116.94      70.06         1.44     164,002,969
7.5001 - 7.7500 ..........      47     11.38          7.607          123.52      68.00         1.46     106,971,583
7.7501 - 8.0000 ..........      14     11.98          7.809          124.55      61.88         1.46     112,629,341
8.0001 - 8.2500 ..........      21      5.90          8.155          118.52      66.38         1.50      55,450,969
8.2501 - 8.5000 ..........      19      3.92          8.389          123.69      66.69         1.47      36,876,008
8.5001 - 8.7500 ..........      15      2.30          8.656          109.34      71.12         1.67      21,611,545
8.7501 - 9.0000 ..........       4      0.19          8.912          104.03      61.51         1.42       1,823,072
9.0001 - 9.2500 ..........       2      0.17          9.090           99.00      72.94         1.41       1,583,094
9.2501 - 9.5000 ..........       2      0.24          9.447           98.00      63.39         1.47       2,246,530
                                --     -----          -----          ------      -----         ----    ------------
  Total ..................     262    100.00 %        7.363 %        121.09      69.65 %       1.45x   $940,359,669
                               ===     ============   ========       ======      ========      ====    ============

                                MATURITY YEARS




                                    PERCENT OF      WEIGHTED      WEIGHTED                                     SCHEDULED
                                     AGGREGATE       AVERAGE      AVERAGE        WEIGHTED                      PRINCIPAL
                     NUMBER OF     CUT-OFF DATE     MORTGAGE     REMAINING        AVERAGE       WEIGHTED     BALANCE AS OF
                     MORTGAGED       PRINCIPAL      INTEREST        TERM       CUT-OFF DATE      AVERAGE      THE CUT-OFF
MATURITY YEARS         LOANS          BALANCE         RATE        (MONTHS)          LTV           DSCR           DATE
-----------------   -----------   --------------   ----------   -----------   --------------   ----------   --------------
2005 ............         2        2.93 %          7.376 %          76.62     68.55 %          1.61 x        $ 27,509,673
2006 ............         3        0.80            7.226            84.17     73.26            1.37             7,531,088
2007 ............        14        1.45            8.738           101.50     69.15            1.49            13,635,574
2008 ............       157       57.47            7.211           113.09     71.62            1.43           540,407,896
2009 ............        50       23.25            7.734           121.32     65.47            1.45           218,620,414
2010 ............        18        7.41            7.115           139.56     68.09            1.45            69,677,217
2011 ............         3        1.16            7.350           142.13     67.86            1.59            10,879,038
2012 ............         1        0.19            7.540           159.00     74.27            1.29             1,782,361
2013 ............         6        1.54            7.361           173.89     73.92            1.44            14,514,445
2015 ............         1        0.46            8.380           199.00     64.37            1.56             4,360,893
2016 ............         1        0.18            6.800           204.00     77.09            1.29             1,649,622
2017 ............         1        1.44            7.240           224.00     73.12            1.60            13,562,941
2018 ............         5        1.73            7.254           232.87     62.29            1.57            16,228,508
                        ---       -----            -----           ------     -----            ----          ------------
  Total .........       262       100.00 %         7.363 %         121.09     69.65 %          1.45 x        $940,359,669
                        ===       ============     ========        ======     ============     ========      ============

                                PROPERTY TYPES




                                                                            WEIGHTED                                SCHEDULED
                                                                WEIGHTED    AVERAGE      WEIGHTED                   PRINCIPAL
                                     NUMBER OF    PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED    BALANCE AS OF
                                     MORTGAGED   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
PROPERTY TYPES                      PROPERTIES   POOL BALANCE     RATE      (MONTHS)        LTV         DSCR          DATE
---------------------------------- ------------ -------------- ---------- ----------- -------------- ---------- ----------------
Office ...........................       34     25.62%         7.375%         118.68      67.04%         1.40x   $ 240,877,522
Multifamily ......................      100     23.95          7.166          116.86      73.26          1.44      225,177,644
Retail-Anchored ..................       21     14.89          7.250          132.78      73.01          1.37      139,992,537
Office/Industrial ................       32      8.14          7.611          118.36      70.38          1.45       76,516,529
Hotel ............................        9      7.39          7.668          111.90      65.10          1.70       69,479,123
Retail-Unanchored ................       31      7.04          7.556          130.27      67.93          1.41       66,199,205
Industrial .......................       16      4.47          7.298          120.57      71.33          1.44       42,032,540
Congregate Care ..................        5      2.19          6.991          113.51      72.88          1.66       20,550,945
Nursing Home .....................        5      1.91          7.612          134.24      59.96          1.77       17,944,128
Special Purpose ..................       16      1.33          8.195          120.18      53.90          1.56       12,507,588
Retail-Single Tenant .............        9      1.04          7.684          137.49      68.36          1.42        9,819,068
Retail-Shadow Anchored ...........        4      0.69          7.227          121.67      65.51          1.41        6,488,576
Mixed Use ........................        2      0.62          7.091          110.81      69.29          1.57        5,798,599
Assisted Living Facility .........        2      0.33          6.869          113.25      65.21          1.64        3,065,739
Mobile Home Park .................        3      0.24          7.524          126.34      81.11          1.57        2,292,131
Warehouse ........................        1      0.10          7.560          116.00      45.03          2.06          945,674
Self-Storage .....................        1      0.07          7.970          116.00      74.68          1.23          672,122
                                        ---     -----          -----          ------      -----          ----    -------------
  Total ..........................      291    100.00%         7.363%         121.09      69.65%         1.45x   $ 940,359,669
                                        ===    =======         =======        ======      =======        ====    =============

                  RANGE OF CUT-OFF DATE LOAN-TO-VALUE RATIOS




                                                                    WEIGHTED                                SCHEDULED
                                                        WEIGHTED    AVERAGE      WEIGHTED                   PRINCIPAL
                                          PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED    BALANCE AS OF
                             NUMBER OF   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
LOAN-TO-VALUE RATIO            LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR          DATE
--------------------------- ----------- -------------- ---------- ----------- -------------- ---------- ----------------
15.01 - 35.00% ............       3      0.18%         7.712%         143.39      29.32%         1.90x   $   1,680,364
40.01 - 45.00 .............       2      0.69          7.278          114.47      42.89          1.55        6,475,664
45.01 - 50.00 .............       3      0.55          7.580          182.36      45.44          2.05        5,140,016
50.01 - 55.00 .............      11      3.23          7.546          130.98      52.52          1.75       30,370,847
55.01 - 60.00 .............      17     10.52          7.684          125.69      57.01          1.48       98,937,172
60.01 - 65.00 .............      26      9.09          7.505          118.45      63.36          1.58       85,520,564
65.01 - 70.00 .............      49     13.79          7.521          123.84      67.99          1.42      129,642,667
70.01 - 75.00 .............     100     42.49          7.330          118.94      73.03          1.42      399,564,674
75.01 - 80.00 .............      49     19.36          7.039          119.31      77.99          1.38      182,015,105
80.01 - 85.00 .............       1      0.06          8.710          105.00      84.77          1.42          572,173
85.01 - 95.00 (1) .........       1      0.05          8.240          108.00      92.72          1.40          440,423
                                ---     -----          -----          ------      -----          ----    -------------
  Total ...................     262     100.00%        7.363%         121.09      69.65%         1.45x   $ 940,359,669
                                ===     =======        ======         ======      ======         ====    =============

--------
(1) With respect to Mortgage Loan Control #229, the Cut-off Date LTV of 92.70% does not reflect the completion of certain improvements, the associated increase in appraised value and the disbursement of additional loan amounts in connection therewith. The LTV based on the increase in Appraised Value is 73.40%.


                            LOAN ORIGINATION YEARS




                                                                    WEIGHTED                                      SCHEDULED
                                                      WEIGHTED      AVERAGE        WEIGHTED                       PRINCIPAL
                                      PERCENT OF       AVERAGE     REMAINING        AVERAGE       WEIGHTED      BALANCE AS OF
                       NUMBER OF     CUT-OFF DATE     INTEREST        TERM       CUT-OFF DATE      AVERAGE       THE CUT-OFF
ORIGINATION YEARS        LOANS       POOL BALANCE       RATE        (MONTHS)          LTV           DSCR            DATE
-------------------   -----------   --------------   ----------   -----------   --------------   ----------   ----------------
1997 ..............        23        5.39%           7.943%           144.90         70.65%          1.51x     $  50,726,363
1998 ..............       233       90.64            7.303            119.72         69.52           1.44        852,307,071
1999 ..............         6        3.97            7.960            119.91         71.17           1.51         37,326,234
                          ---       -----            -----            ------         -----           ----      -------------
  Total ...........       262      100.00%           7.363%           121.09         69.65%          1.45x     $ 940,359,669
                          ===      =======          ========          ======         =======         ====      =============

                     RANGE OF DEBT SERVICE COVERAGE RATIOS




                                                                  WEIGHTED                                SCHEDULED
                                                      WEIGHTED    AVERAGE      WEIGHTED                   PRINCIPAL
                                        PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED    BALANCE AS OF
                           NUMBER OF   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
DSCR(X)                      LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR          DATE
------------------------- ----------- -------------- ---------- ----------- -------------- ---------- ----------------
0.93 - 1.00 (1) .........       1      0.13%         7.620%         115.00        46.72%       0.93x   $   1,268,063
1.01 - 1.15 (1) .........       1      0.34          7.620          115.00        59.86        1.03        3,232,319
1.16 - 1.20 .............       4      0.74          7.610          113.59        70.88        1.20        6,955,135
1.21 - 1.25 .............      14      6.37          7.319          108.36        74.10        1.24       59,907,417
1.26 - 1.30 .............      28      8.18          7.443          125.73        72.70        1.28       76,942,794
1.31 - 1.35 .............      38     18.14          7.216          124.05        72.09        1.33      170,577,778
1.36 - 1.40 .............      35     13.96          7.312          117.60        73.27        1.38      131,320,246
1.41 - 1.45 .............      47     12.90          7.210          115.30        72.34        1.43      121,286,130
1.46 - 1.50 .............      26     14.07          7.556          123.01        62.85        1.49      132,305,948
1.51 - 1.55 .............      20      7.16          7.238          117.92        67.55        1.53       67,291,200
1.56 - 1.60 .............      11      6.17          7.885          148.37        68.84        1.58       58,025,331
1.61 - 1.65 .............       6      2.13          7.101          114.93        67.90        1.63       19,996,110
1.66 - 1.70 .............       5      1.00          7.447          114.76        65.25        1.69        9,370,450
1.71 - 1.75 .............       6      1.87          7.163          127.11        67.67        1.73       17,629,260
1.76 - 1.80 .............       4      1.02          6.965          115.67        64.17        1.78        9,550,334
1.81 - 1.85 .............       6      0.95          7.309          118.64        62.40        1.84        8,976,637
1.86 - 1.90 .............       2      1.12          7.620          115.00        65.75        1.88       10,517,467
1.91 - 1.95 .............       2      1.73          7.477           81.09        63.08        1.93       16,287,721
1.96 - 2.00 .............       1      0.46          8.660          107.00        74.09        1.98        4,334,546
2.01 - 2.15 .............       1      0.10          7.560          116.00        45.03        2.06          945,674
2.16 - 2.50 .............       2      0.78          6.495          143.35        49.97        2.23        7,341,519
2.51 - 3.00 .............       2      0.67          8.154          165.55        60.58        2.54        6,297,592
                               --     -----          -----          ------        -----        ----    -------------
  Total .................     262     100.00%        7.363%         121.09        69.65%       1.45x   $ 940,359,669
                              ===     ============   ========       ======        =======      ====    =============

--------
(1) Mortgage Loan Control #7.40, which has a 0.93x DSCR, and Mortgage Loan Control #7.30, which has a 1.03x DSCR, are part of a cross-collateralized, cross-defaulted pool. The pool has a Weighted Average Underwritten DSCR of 1.62x.

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES




                                                                 WEIGHTED                               SCHEDULED
                                                     WEIGHTED    AVERAGE      WEIGHTED                  PRINCIPAL
                          NUMBER OF    PERCENT OF     AVERAGE   REMAINING      AVERAGE     WEIGHTED   BALANCE AS OF
                          MORTGAGED   CUT-OFF DATE   INTEREST      TERM     CUT-OFF DATE    AVERAGE    THE CUT-OFF
STATE OR TERRITORY          LOANS     POOL BALANCE     RATE      (MONTHS)        LTV         DSCR         DATE
------------------------ ----------- -------------- ---------- ----------- -------------- ---------- --------------
Alabama ................       1      0.40%         7.800%         118.00        79.57%       1.27x   $  3,791,718
Alaska .................       1      0.04          8.050          112.00        28.64        1.31         355,193
Arizona ................       2      0.99          7.452          110.23        70.15        1.41       9,322,499
California .............      18      7.27          7.082          119.46        70.83        1.41      68,391,270
Colorado ...............      11      2.37          7.332          116.48        67.96        1.43      22,282,913
Connecticut ............       8      2.63          7.438          116.90        70.79        1.35      24,698,582
Florida ................      20     10.22          7.263          120.98        72.40        1.38      96,137,807
Georgia ................      16      4.67          7.529          136.44        69.64        1.42      43,927,115
Hawaii .................       1      1.54          6.990          113.00        73.42        1.37      14,500,000
Idaho ..................       2      0.21          6.822          113.97        59.57        1.63       1,941,388
Illinois ...............      11      2.74          7.100          112.67        72.06        1.54      25,775,902
Indiana ................       9      2.02          7.796          130.94        68.62        1.39      19,039,291
Kansas .................       4      0.49          6.814          122.22        76.78        1.44       4,563,729
Kentucky ...............       3      2.97          8.222          117.48        70.37        1.68      27,883,244
Louisiana ..............       1      0.68          6.970          115.00        63.42        1.48       6,436,652
Maine ..................       2      2.07          7.310          111.00        71.67        1.37      19,506,924
Maryland ...............       4      1.41          7.238          114.83        74.62        1.41      13,290,425
Massachusetts ..........      16      4.15          7.111          119.86        62.29        1.63      39,022,632
Michigan ...............      12      2.59          7.374          135.52        73.32        1.48      24,346,903
Minnesota ..............       1      0.16          7.640          234.00        72.95        1.35       1,459,038
Mississippi ............       1      0.15          7.720          118.00        75.10        1.70       1,397,707
Missouri ...............       5      2.06          6.953          121.65        73.25        1.50      19,407,405
Montana ................       1      0.51          7.450          106.00        74.24        1.47       4,751,679
Nevada .................       9      5.43          7.168          114.85        74.45        1.38      51,060,090
New Hampshire ..........       1      0.05          8.820          108.00        41.24        1.60         494,905
New Jersey .............       6      1.38          7.719          120.77        67.38        1.42      12,962,782
New York ...............      25     12.25          7.625          129.93        61.01        1.47     115,239,439
North Dakota ...........       1      0.92          6.680          114.00        79.30        1.31       8,682,574
Ohio ...................      35      6.03          7.707          113.25        68.74        1.48      56,742,021
Oklahoma ...............       6      1.03          7.124          137.05        69.53        1.30       9,645,201
Oregon .................       3      2.15          7.120          191.47        69.30        1.67      20,218,347
Pennsylvania ...........       6      1.72          7.281          114.95        71.78        1.37      16,183,431
Tennessee ..............       5      1.40          7.786          111.85        72.91        1.59      13,175,305
Texas ..................      27     11.22          7.173          110.38        72.73        1.38     105,497,855
Utah ...................       6      0.82          7.319          132.60        70.42        1.40       7,750,143
Vermont ................       2      0.06          8.710          105.00        84.77        1.42         572,173
Virgin Islands .........       1      0.60          7.840          141.00        69.29        1.35       5,681,426
Virginia ...............       3      0.36          8.357          116.61        64.29        1.49       3,409,608
Washington .............       5      2.21          7.370           89.95        65.17        1.77      20,814,351
                              --     -----          -----          ------        -----        ----    ------------
  Total ................     291    100.00%         7.363%         121.09        69.65%       1.45x   $940,359,669
                             ===    =======         =======        ======        =======      ====    ============

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the Mortgage Pool and the Mortgaged Properties is based upon scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Before we issue the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if such Mortgage Loans are prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool before we issue the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool, as described in this Prospectus Supplement. Accordingly, the characteristics of the Mortgage Loans constituting the Mortgage Pool at the time we issue the Certificates may vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates. The Form 8-K will be available to the Certificateholders promptly after its filing. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     Each Mortgage Loan Seller will make certain representations and warranties to the Transferor in the related Underlying Mortgage Loan Purchase Agreement. The Transferor will make substantially similar representations and warranties to the Depositor in the Mortgage Loan Sale Agreement. The sole remedy available to the Trustee or Certificateholders for a Mortgage Loan Seller's failure to cure any breach of such representations and warranties that materially and adversely affect the interest of the Certificateholders in such Mortgage Loan is for the Depositor to cure or repurchase the affected Mortgage Loan within 85 days of receiving notice of such breach or as otherwise provided in the Pooling and Servicing Agreement. The Depositor will assign its rights under the Mortgage Loan Purchase Agreement (and therewith the rights of the Transferor under the Underlying Mortgage Loan Purchase Agreements) to the Trustee for the benefit of the Certificateholders.

     All references in these representations and warranties are to related documents and entities unless otherwise indicated. The representations and warranties are made for each Mortgage Loan as of the date specified in the related Underlying Mortgage Loan Purchase Agreement, and include the following (subject to certain exceptions set forth in such Underlying Mortgage Loan Purchase Agreement):

     (1) Mortgage Loan Characteristics. The information set forth in the mortgage loan schedule is true and complete in all material respects. In the case of the information set forth with respect to each Mortgage Loan under the captions "Physical Occupancy %," "Occupancy As of Date," "1996 NOI," "1997 NOI," "1998 NOI," "Underwritten NOI," "Underwritten Net Cash Flow" and "Underwritten NOI DSCR", however, the Mortgage Loan Seller represents only that such information is an accurate reproduction or derivation, as adjusted in accordance with its customary underwriting practices, of the information provided to it by the related borrower. The Mortgage Loan Seller takes no responsibility for the truth, accuracy or completeness of any such information; provided, however, that the Mortgage Loan Seller has no actual knowledge that such information is incorrect, inaccurate or incomplete following the reasonable and customary investigation performed by the Mortgage Loan Seller in connection with its origination of the Mortgage Loans.

     (2) Loan Origination; Loan Underwriting. The Mortgage Loan was originated by the Mortgage Loan Seller, an affiliate of the Mortgage Loan Seller or an originator approved by the Mortgage Loan Seller, and the Mortgage Loan substantially complied with all of the terms, conditions and requirements of the Mortgage Loan Seller's underwriting standards in effect at the time of the origination or purchase of such Mortgage Loan, subject to such exceptions as are noted in the related Mortgage File and as the Mortgage Loan Seller approved in the exercise of discretion consistent with that of a prudent commercial mortgage lender.

     (3) Domestic Borrower. The related borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States.

     (4) Single-Purpose, Bankruptcy-Remote Entity. Each borrower of a Mortgage Loan in excess of $25,000,000 is an entity which has represented in connection with the origination of the Mortgage Loan, or whose organizational documents as of the date of origination of the related Mortgage Loan provide that so long as the Mortgage Loan is outstanding it will be a single-purpose entity whose activities and ability to incur debt are restricted by the applicable Mortgage or the organizational documents in a manner intended to make the likelihood of bankruptcy proceedings being commenced by or against such borrower remote, and as to which the borrower has delivered an opinion of counsel concerning substantive nonconsolidation and as to which the borrower has at least one independent director. For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan Documents, has its own books and records separate and apart from any other person and holds itself out as being a legal entity, separate and apart from any other person.)

     (5) Delivery of Mortgage Loan Documents. The related Mortgage Loan Seller has or will deliver to the Transferor or its designee, within the time period prescribed by the related Underlying Mortgage Loan Purchase Agreement, each of the documents comprising the Mortgage File for each Mortgage Loan.

     (6) Payment Current. All payments required to be made with respect to the Mortgage Loan under the terms of the related promissory note or Mortgage up to the closing date (including any applicable grace or cure period) specified in the related Underlying Mortgage Loan Purchase Agreement have been made. Within the twelve months proceeding the closing date, there had not been any delinquency in excess of 30 days.

     (7) Equity Participation or Participation Interest. The Mortgage Loan contains no equity participation by the Mortgage Loan Seller and is a whole loan and not a participation interest. Neither the related promissory note nor the Mortgage provides for negative amortization or any contingent or additional participation interest in the cash flow of the Mortgaged Property. The Mortgage Loan Seller has no ownership interest in such Mortgaged Property or in the borrower. Neither the Mortgage Loan Seller nor any affiliate of the Mortgage Loan Seller has any obligation to make any capital contributions to the related borrower under the Mortgage or any other related Mortgage Loan Document.

     (8) Compliance with Applicable Laws. As of its origination, the Mortgage Loan either complied with or was exempt from applicable state or federal laws, regulations and other requirements pertaining to usury. To the best of the Mortgage Loan Seller's knowledge, as of the origination of the Mortgage Loan, the related originator complied in all material respects with the requirements of all other federal, state or local laws applicable to the origination, servicing and collection of the Mortgage Loan, including truth-in-lending laws, real estate settlement procedures, equal credit opportunity and disclosure laws. No governmental or regulatory approval or consent is required for the sale of the Mortgage Loan by the Mortgage Loan Seller, and the Mortgage Loan Seller has full right, power and authority to sell such Mortgage Loan. To the extent necessary to ensure the enforceability and effective transfer of the Mortgage Loan and the related promissory note, the originator and/or the Mortgage Loan Seller each was qualified and appropriately licensed to conduct business in the jurisdiction in which the Mortgaged Property is located at the time it had possession of the related promissory note.

     (9) Proceeds Fully Disbursed. The proceeds of the Mortgage Loan have been fully disbursed. Some of the proceeds may have been disbursed into reserve accounts that are controlled by the Mortgage Loan Seller and have been established as described in Annex A. There is no requirement for future advances under the Mortgage Loan.

     (10) Origination Expenses Paid. The borrower has paid, or has made arrangements to pay, on a timely basis and to the appropriate person all costs, fees and expenses incurred in connection with the origination and closing of the Mortgage Loan, including recording costs and fees.

     (11) Documents Valid. Each of the related promissory note, the Mortgage and any other related mortgage loan document is the legal, valid and binding obligation of the borrower, the related guarantor or other party executing such document and is enforceable in accordance with its terms. Those documents are subject to any non-recourse or partial recourse provisions contained therein and may also be subject to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, general principles of equity, and any applicable anti-deficiency law. There is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note, Mortgage or other document. The operation of any of the terms of the promissory note or the Mortgage, or the exercise of any right thereunder, will not render either the Mortgage or the promissory note unenforceable or subject to any valid right of rescission, offset, counterclaim or defense, including the defense of usury. The Mortgage Loan Seller has no knowledge that any such right of rescission, offset, counterclaim or defense has been asserted or is available with respect to the promissory note or the Mortgage. The Mortgage and related promissory note do not require the mortgagee to release any portion of the Mortgaged Property except upon payment in full of the loan or the exercise of a defeasance feature. In the case of certain Mortgaged Properties securing cross-collateralized Mortgage Loans and certain Mortgage Loans secured by multiple Mortgaged Properties, the mortgagee may be required to release a Mortgaged Property upon payment of a portion of the Mortgage Loan, determined as specified in the related Mortgage Loan Documents.

     (12) Assignment of Mortgage: Note Endorsement. The assignment of mortgage is or will be in recordable form and constitutes or will constitute the Mortgage Loan Seller's legal, valid and binding assignment to the Transferor of the Mortgage and any related assignment of leases, rents and profits or assignment of assignment of leases, rents and profits. The Mortgage Loan Seller's endorsement and delivery of the related promissory note to the Transferor in accordance with the terms of the Underlying Mortgage Loan Purchase Agreement constitutes or will constitute a legal, valid and binding assignment to the Transferor of such promissory note, and together with the Mortgage Loan Seller's execution and delivery of such assignment of mortgage to the Transferor legally and validly conveys or will convey all right, title and interest of the Mortgage Loan Seller in such Mortgage Loan to the Transferor.

     (13) First Lien. Based on the related policy of title insurance, the Mortgage is a legal, valid and enforceable first lien on the Mortgaged Property. Such first lien includes all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the closing date of the Mortgage Loan. Such first lien does not include any related personal property. The Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of such Mortgage, except for:

       (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

    (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage which do not materially and adversely (A) affect the value of the Mortgaged Property as security for the Mortgage Loan or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes;

    (c) leases and subleases for the Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of the Mortgage, provided that such leases and subleases, if any, are with entities which are not affiliated with the Mortgage Loan Seller; and

    (d) other matters which do not materially and adversely (A) affect the value of the Mortgaged Property as security for the Mortgage Loan, or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of the Mortgaged Property for the intended purposes.

     (14) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered to the Transferor or its designee as part of the Mortgage File:

    (a) neither the Mortgage nor the related promissory note (including any amendments or supplements thereto) has been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded;

       (b) the Mortgaged Property has not been released from the lien of the Mortgage; and

    (c) the borrower has not been released from its obligations under the Mortgage, in whole or in any part, in any manner which would materially interfere with the security intended to be provided by such Mortgage.

     (15) Defeasance. Mortgage Loans that permit defeasance provide that, after the applicable Defeasance Lockout Period, the borrower may obtain the release of the related Mortgaged Property, or a portion thereof, from the lien of the related Mortgage by pledging to the Trustee noncallable U.S. Treasury or other noncallable U.S. government obligations that provide payments on or prior to all successive payment dates to maturity (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in the amounts due on such dates and upon the satisfaction of certain other conditions. All Mortgage Loans containing defeasance provisions have a Defeasance Lockout Period of not less than two years after the Closing Date or include other conditions which will ensure that the exercise of a defeasance option will not cause either REMIC to fail to be a REMIC. Some of the Mortgage Loans require that a REMIC opinion be provided as a condition to exercise of any defeasance option, and the Mortgage or other related Mortgage Loan Documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the related Mortgaged Property:

       (a) the borrower must provide the mortgagee with a prior written notice of not less than 30 days;

    (b) the borrower must pay to the mortgagee or the servicer of the Mortgage Loan, as the case may be, an amount sufficient to purchase the government obligations described above in this (15);

    (c) the borrower must provide a written confirmation from the Rating Agencies indicating that such defeasance will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding Classes of Certificates;

    (d) the borrower must deliver an officer's certificate to the effect that all of the borrower's obligations with respect to the Mortgage Loan have been satisfied and that the Mortgage Loan is not in default; and

    (e) the borrower must undertake to provide such other documents or information as the mortgagee may reasonably request in connection with such defeasance.

     (16) No Delinquent Taxes or Assessments. The Mortgage Loan Seller knows of no tax or governmental assessment, or installment thereof, which became due prior to the Closing Date and which, if left unpaid, would be, or might become, a lien on the Mortgaged Property having priority over the Mortgage which has become delinquent such that (a) such tax, assessment or installment has commenced to accrue interest or penalties, or (b) the applicable taxing authority may commence proceedings to collect such tax, assessment or installment.

     (17) Escrow or Reserve Deposits. As of the date specified in the Underlying Mortgage Loan Purchase Agreement: (a) the related reserve accounts, if any, contain all escrow deposits and other payments required by the terms of the mortgage loan documents to be held by the Mortgage Loan Seller as of the date specified; and (b) the Mortgage Loan Seller has transferred all amounts on deposit in the related reserve account(s) to the Transferor. All escrow deposits required under the promissory note, the Mortgage and any other Mortgage Loan Documents that are not being transferred to the Transferor have been applied in accordance with their intended purposes by the mortgage loan originator, Mortgage Loan Seller or its agent.

     (18) No Third Party Advances. The Mortgage Loan Seller has not, directly or indirectly, (a) advanced funds; (b) induced or solicited any payment from a Person other than the borrower; or (c) to the Mortgage Loan Seller's knowledge, received payment, from any person other than the borrower, of any amount required under the promissory note or the Mortgage, except for interest accruing from the date of such promissory note or the date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under such promissory note.

     (19) No Condemnation or Damages. To the best of the Mortgage Loan Seller's knowledge, except for partial condemnation proceedings which do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, no proceedings for the total or partial condemnation of the Mortgaged Property (a) have occurred since the date of the appraisal relied upon in the origination of the Mortgage Loan or (b) are pending or threatened. To the best of the Mortgage Loan Seller's knowledge, the Mortgaged Property is free of material damage. The Mortgage requires that any related condemnation award be applied either to the restoration of the Mortgaged Property or the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

     (20) No Mechanics' Liens. To the knowledge of the Mortgage Loan Seller, the Mortgaged Property (excluding any related personal property) is free and clear of any mechanics' or materialmen's or similar liens. No rights are outstanding that, under law, could give rise to any such liens which are or may be prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the lender's title insurance policy referred to in
(24) below.

     (21) Title Survey: Improvements; Separate Tax Parcels. The Mortgage Loan Seller has satisfied the requirements of the title insurance company for deletion from the title insurance policy of the standard general exceptions for encroachments, boundary and other survey matters and, if possible, for easements not shown by the public records. With respect to any of the Mortgaged Properties located in a jurisdiction (such as the State of Texas where survey title insurance coverage is prohibited by law) in which the exception for easements not shown by the public records could not be deleted, such exception is customarily accepted by prudent commercial mortgage lenders in such jurisdiction.

     Except for encroachments and similar matters which are (a) inconsequential, (b) do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, or (c) are insured against by the lender's title insurance policy referred to in (24) below, surveys and/or title insurance obtained at the time of origination indicated that (a) none of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property in the appraisal at the time of the origination of the Mortgage Loan lie outside the boundaries and building restriction lines of the Mortgaged Property, and (b) no improvements on adjoining properties encroach upon the Mortgaged Property.

     Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy described in (24) below.

     (22) Title. The Mortgage Loan Seller has good title to and is the sole owner and beneficial holder of the Mortgage Loan. The Mortgage Loan Seller has full right and authority to sell and assign the Mortgage Loan, is the sole mortgagee or beneficiary of record under the Mortgage and is transferring the Mortgage Loan to the Transferor free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering the Mortgage Loan.


     (23) Compliance with Laws. To the best of the Mortgage Loan Seller's knowledge, based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the borrower at the time of origination of the Mortgage Loan or other information acceptable to the Mortgage Loan Seller at the time of such origination:


    (a) no improvements located on or forming a part of the Mortgaged Property are in violation of any applicable zoning and building laws or ordinances;


    (b) the Mortgaged Property complies with all other laws and regulations pertaining to its use and occupancy excluding environmental laws (see (36) and (37) below) and all applicable insurance requirements;


    (c) the borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including certificates of occupancy, if available; and


    (d) the Mortgage Loan Seller has not received notification from any governmental authority that the Mortgaged Property violates such laws or regulations or is being used, operated or occupied unlawfully or that the borrower has failed to obtain such inspections, licenses or certificates, except any violation, unlawfulness or failure (A) which does not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination, (B) which was specifically addressed by the appraiser in the determination of the appraised value, or (C) for which a reserve account held for the related Mortgage Loan Seller has been established in an amount sufficient to pay for the estimated costs to correct such violation.


     (24) Title Insurance. The lien of the Mortgage is or will be insured by an ALTA lender's title insurance policy or another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of the Mortgage Loan after all advances of principal. The policy insures the Mortgage Loan Seller and its successors and assigns that the Mortgage is a valid first lien on the Mortgaged Property, subject only to exceptions described in (13) above. If such a title insurance policy has not yet been issued with respect to the Mortgage Loan, such a policy is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing the Mortgage Loan. The premium for such title insurance policy has been paid in full and such title insurance policy is or will be in full force and effect, and upon endorsement and delivery of the related promissory note to the Transferor and recording of the assignment of mortgage in favor of the Transferor in the applicable real estate records, such title insurance policy will inure to the benefit of the Transferor. Such title insurance policy (a) does not contain the standard general exceptions for encroachments or boundary or other survey matters and for easements not shown by the public records, other than matters which do not materially and adversely
(A) affect the value of the Mortgaged Property as security for the Mortgage Loan, or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of the Mortgaged Property for the intended purposes, and (b) only contains such exceptions for encroachments and boundary and other survey matters as are customarily accepted by prudent commercial mortgage lenders. The Mortgage Loan Seller and its agents have not taken, or failed to take, any action that would materially impair the coverage benefits of any such title insurance policy. Neither the Mortgage Loan Seller nor any prior holder of the Mortgage has made any claim under such title insurance policy.


     (25) Insurance Related to Mortgaged Property. All improvements on the Mortgaged Property are insured as follows:


    (a) by a fire and extended perils insurance policy containing a standard mortgagee clause naming the originator or Mortgage Loan Seller and its successors as additional insureds covering full replacement cost in an amount not less than the lesser of (A) the full replacement cost of all improvements to the Mortgaged Property, and (B) the outstanding principal balance of the Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in the insurance policy;


    (b) by an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of the Mortgaged Property;


       (c) by a comprehensive general liability insurance policy in an amount not less than $1,000,000 per occurrence; and

    (d) if any material improvement on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, by a flood insurance policy providing coverage in an amount not less than the lesser of (A) the stated principal amount of the promissory note, and (B) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.

     As of the Closing Date the insurance premium for each such insurance policy has been paid or escrowed. Each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days prior written notice to the mortgagee except that, in the event of nonpayment of insurance premiums, each such insurance policy provides for termination upon not less than 10 days prior written notice. No such notice has been received by the Mortgage Loan Seller. With respect to each such insurance policy, the Mortgage Loan Seller has received a certificate of insurance or similar document dated within the last 12 months stating that such policy is in full force and effect. The Mortgage Loan Seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of any such insurance policy. The Mortgage Loan Documents require the related borrower or a tenant of such borrower to maintain each such insurance policy at its expense, but authorizes the mortgagee to maintain any such insurance policy at the borrower's expense upon such borrower's or such tenant's failure to do (subject to any applicable notice or cure periods). The related Mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

     (26) Workers' Compensation Insurance. The related Mortgage Loan Documents generally require the borrower to maintain a workers' compensation insurance policy in connection with any construction, renovation, alteration, improvements or other work performed on or to any part of the Mortgaged Property (a) in an amount required by applicable law or (b) in the case of certain Mortgage Loans, in an amount satisfactory to the applicable mortgagee.

     (27) UCC Financing Statements. One or more Uniform Commercial Code financing statements have been filed or recorded, or have been sent for filing or recording, wherever necessary to perfect under applicable law a security interest in all furniture, fixtures, equipment and other personal property, including rights under leases and all agreements affecting the use, enjoyment or occupancy of all or any part of the Mortgaged Property, and room revenues
(a) which are collateral under the Mortgage or under a security or similar agreement executed and delivered in connection with the Mortgage Loan, and (b) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law.

     (28) Default, Breach and Acceleration. There is no default, breach, violation or event of acceleration existing under the Mortgage or the promissory note. The Mortgage Loan Seller knows of no event, other than failure to make payments due but not yet delinquent, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. The Mortgage Loan Seller has no knowledge that the borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

     (29) Customary Provisions. The promissory note and the Mortgage, together with applicable state law, contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security. Such remedies include, but are not limited to, judicial or nonjudicial foreclosure, subject to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws, by general principles of equity or applicable anti-deficiency laws or statutes.

     (30) Access Routes. Surveys, title insurance reports, the title insurance policy or other relevant documents indicate that at the time of origination of the Mortgage Loan, (a) the related borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal as critical to the appraised value of the Mortgaged Property, and (b) the Mortgaged Property was receiving adequate services from public or private water, sewer and other utilities, none of which are subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

     (31) Mortgage Loans Secured by Ground Lease but Not Fee Interest. If the Mortgage Loan is secured in whole or in part by the related borrower's interest as lessee under a ground lease of all or a portion of the Mortgaged Property and the related fee interest in the portion of the Mortgaged Property covered by the ground lease is not subject or subordinate to the lien of the Mortgage:

    (a) as of the date of the Closing of the Mortgage Loan, the ground lease is in full force and effect, and the ground lease or a memorandum thereof has been duly recorded in the applicable real estate records and, to the knowledge of the Mortgage Loan Seller (A) such ground lease does not prohibit the interest of the related lessee from being encumbered by the Mortgage, or a separate estoppel letter or written agreement permitting such encumbrance has been obtained, and (B) there have been no material changes in the terms of the ground lease except as set forth in written instruments which are part of the Mortgage File;

    (b) except as may be indicated in the title insurance policy, the lessee's leasehold interest in the portion of the Mortgaged Property covered by the ground lease is not subject to any liens or encumbrances securing indebtedness which are superior to, or of equal priority with, the Mortgage;


    (c) the lessee's interest in the ground lease may be transferred to the Transferor and its successors and assigns through foreclosure of the Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another Person by the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor, provided that the ground lease has not been terminated and all amounts owed thereunder have been paid. Alternatively, if any such consent is required, either (A) it has been obtained prior to the date specified in the Underlying Mortgage Loan Purchase Agreement, or (B) it is not to be unreasonably withheld;

    (d) the lessor is required to give notice of any default under the ground lease by the lessee to the mortgagee either under the terms of the ground lease or under the terms of a separate estoppel letter or written agreement;


    (e) the mortgagee is entitled, under the terms of the ground lease or a separate estoppel letter or written agreement, to receive notice of any default by the lessee under the ground lease, and after any such notice is entitled to not less than the time provided to the lessee under the ground lease to cure such default, which is curable during such period before the lessor may terminate the ground lease. All rights of the lessee under the ground lease may be exercised by or on behalf of the mortgagee;

    (f) the currently effective term of the ground lease, excluding any extension or renewal which is not binding on the lessor, extends not less than 10 years beyond the Maturity Date of the Mortgage Loan;

    (g) the ground lease does not impose any restrictions on subletting which the Mortgage Loan Seller considered to be commercially unreasonable at the time of origination or purchase of the Mortgage Loan;

    (h) the Mortgage Loan Seller has not received any notice that (A) the lessor under the ground lease is asserting a default by the lessee or an event of default or (B) any event (other than rental or other payments being due, but not yet delinquent) has occurred which, with the passage of time or the giving of notice would result in a default or an event of default under the terms of the ground lease;

    (i) the lessor has agreed that the ground lease may not be amended, modified, cancelled or terminated without the prior written consent of the Mortgage Loan Seller and that any such action without such consent is not binding upon the mortgagee. The lessor is required to enter into a new ground lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

    (j) under the terms of the ground lease and the Mortgage, any related insurance proceeds or condemnation award for other than a total or substantially total loss or taking will be applied either to the payment of the outstanding principal balance of and accrued interest on the Mortgage Loan or to the repair or restoration of all or part of the Mortgaged Property covered by the ground lease. The mortgagee or a trustee appointed by it will have the right to hold and disburse such proceeds as such repair or restoration progresses, except where the Mortgage Loan provides that the related borrower or its agent may hold and disburse such proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000; and

    (k) to the best of the Mortgage Loan Seller's knowledge as of the date of origination or purchase of the related Mortgage Loan, there are no existing mortgages on the related fee interest which can be foreclosed upon that are not subject to the ground lease, and the provisions of such ground lease and/or other documents related thereto and included as part of the related Mortgage File preclude the creation of any future mortgage on the related fee interest that can be foreclosed upon not subject to the ground lease.

     (32) Deed of Trust. With respect to any Mortgage that is a deed of trust or trust deed, a duly qualified trustee has either been properly designated and currently serves or may be substituted in accordance with applicable law. Except in connection with (a) a trustee's sale after default by the borrower, or (b) the release of the Mortgaged Property following the payment of the Mortgage Loan in full, no fees or expenses are payable by the Mortgage Loan Seller or the Transferor to such trustee.

     (33) Cross-Security. The Mortgaged Property is not collateral or security for the payment or performance of (a) any other obligations owed to the originator or Mortgage Loan Seller other than another Mortgage Loan being sold and assigned by the Mortgage Loan Seller under the Underlying Mortgage Loan Purchase Agreement, or (b) to the Mortgage Loan Seller's knowledge, any other obligations owed to any Person other than the Mortgage Loan Seller. The related promissory note is not secured by any property other than a Mortgaged Property.


     (34) Assignment of Leases, Rents and Profits. Unless the Mortgaged Property is occupied by the borrower, the mortgage loan documents include, either in the mortgage or in a separate document, an assignment of leases, rents and profits or an assignment of assignment of leases, rents and profits. The recording of any assignment of leases, rents and profits incorporated within the Mortgage or set forth in a separate mortgage loan document creates a valid first priority assignment of, or security interest in, the right to receive all payments, if any, due under the leases.

     (35) REMIC.

    (a) The Mortgage Loan is principally secured by an interest in real property and either (A) the fair market value of such real property was at least 80% of the adjusted issue price of the Mortgage Loan on the date of origination or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (B) substantially all of the proceeds of the Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination, was the only security for the Mortgage Loan;

    (b) The Mortgage Loan contains no equity participation by the Mortgage Loan Seller, and neither the promissory note nor the Mortgage provides for any contingent or additional participation interest in the cash flow or proceeds realized on disposition of the Mortgaged Property; and

    (c) the Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G of the Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.806G-1(a)(3).

     (36) Environmental Site Assessments (ESAs). Subject to the exceptions specified herein under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks," the ESAs, transaction screen assessments, studies or updates prepared or obtained in connection with the origination of the Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to the Mortgaged Property, except for:

    (a) those cases where such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

    (b) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan;

    (c) those conditions in which soil or groundwater contamination was suspected or identified and either (A) such condition or circumstance was remediated or abated prior to the date of closing of the Mortgage Loan, (B) a "no further action" letter was obtained from the applicable regulatory authority, or (C) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation; and


    (d) those cases in which (A) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (B) a responsible party has been identified under applicable law, and (C) either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a "no further action" letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower.

     (37) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, transaction screen assessments, studies or updates referred to in (36), the Mortgage Loan Seller:

    (a) has not received actual notice from any federal, state or other governmental authority of (A) any failure of the Mortgaged Property to comply with any applicable environmental laws, or (B) any known or threatened release of Hazardous Materials on or from the Mortgaged Property in violation of environmental laws;

    (b) has not received actual notice from the borrower that (A) such borrower has received any such notice from any such governmental authority,
  (B) the Mortgaged Property fails to comply with environmental laws, or (C) such borrower has received actual notice that there is any known or threatened release of Hazardous Materials on or from the Mortgaged Property in violation of environmental laws; and

    (c) has no actual knowledge that (A) the Mortgaged Property fails to materially comply with any applicable environmental law or (B) there has been any known or threatened release of Hazardous Materials on or from the Mortgaged Property where such release falls outside of exceptions (a) through (d) of (36) above.

     (38) Recourse. The Mortgage Loan Documents contain standard provisions providing for recourse against the borrower or a principal of the borrower for damages sustained in connection with the borrower's fraud, material misrepresentation, misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds or willful misconduct or waste (except, with respect to waste, 46 of the Mortgage Loans, representing approximately 12.73% of the Initial Pool Balance). The Mortgage Loan Documents contain provisions in which the borrower or a principal of the borrower has agreed to indemnify the mortgagee for damages resulting from violations of Environmental Laws.

     (39) Leases. Prior to the origination of the Mortgage Loan, the Mortgage Loan Seller obtained tenant estoppel certificates from all tenants whose leases covered more than 10% (20% if the Mortgage Loan has an original principal balance less than or equal to $2,500,000) of the net leasable area of the Mortgaged Property; and based upon such tenant estoppel certificates, no material defaults with respect to any such lease existed as of the date of the tenant estoppel certificate. The Mortgage Loan Seller has not received any notice of the existence of any default under any such lease or of the existence of any condition which, but for the passage of time or the giving of notice would result in such a default.

     (40) Environmental Compliance. One or more of the mortgage loan documents contains either (a) a representation, warranty or covenant that the borrower will not use, cause or permit to exist on the Mortgaged Property any Hazardous Materials in violation of Environmental Law, or (b) an indemnity with respect to any such violation in favor of the Mortgage Loan Seller.

     (41) Inspection. The Mortgage Loan Seller has inspected or caused an inspection of the Mortgaged Property within the 12 months preceding the date of the Underlying Mortgage Loan Purchase Agreement.

     (42) Subordinate Debt. Except as disclosed in Annex A, the Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the borrower encumbers the Mortgaged Property without the prior written consent of the mortgagee as described above under "--Certain Characteristics of the Mortgage Pool--Other Financing." Consent may be withheld in the mortgagee's sole discretion (except in the case of 9 of the Mortgage Loans, representing approximately 5.65% of the Initial Pool Balance, where consent may be withheld in the mortgagee's reasonable discretion or will not be unreasonably withheld).

     (43) Common Ownership. No two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure has been specifically disclosed in Annex A.

     (44) Operating or Financial Statement. The mortgage loan documents require the borrower to furnish to the mortgagee at least annually an operating statement with respect to the Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the borrower.

     (45) Litigation. To the best knowledge of the Mortgage Loan Seller as of the date of origination or purchase of such Mortgage Loan, and to the Mortgage Loan Seller's knowledge thereafter, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the borrower or the Mortgaged Property which if determined adversely to the borrower would have a material adverse effect on the value of the Mortgaged Property or the borrower's ability to continue to perform its obligations under the Mortgage Loan.

     (46) Assisted Living Loans and Nursing Home Loans. With respect to each Assisted Living Loan and each Nursing Home Loan, the Mortgage Loan Seller represents and warrants that each operator, manager, borrower and facility holds, in the name of the borrower, all requisite licenses, permits, regulatory agreements or other approvals necessary or desirable for the use and operation of the facility, and such licenses are in full force and effect, have not been transferred to any location other than the related facility, have not been pledged to secure any debt and are held free from conflicts and restrictions that would materially impair the intended use or operation of the facility and, to the knowledge of the Mortgage Loan Seller as of the date of origination or purchase of such Mortgage Loan, and to the Mortgage Loan Seller's knowledge thereafter that:

    (a) each facility operator or manager, the borrower, and the related facility comply with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health;

    (b) the facility is in compliance with all requirements for participation in Medicare and Medicaid, is in compliance with all insurance, reimbursement and cost reporting requirements and has a current provider agreement which is in full force and effect;

    (c) there is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting the related operator, borrower or Mortgage Loan Seller or any participation or provider agreement, and there is no threatened or pending proceeding or investigation by any governmental agency with respect to the operator, borrower or Mortgage Loan Seller;

    (d) no such facility has committed a "Level A" or equivalent violation, no statement of charges or deficiencies has been made or penalty imposed, and no enforcement action has been undertaken by any governmental agency against the facility, operator or Mortgage Loan Seller or any officer, director or stockholder thereof, within the three years preceding the sale of such Mortgage Loan to the Transferor;

    (e) there are no current or pending Medicaid, Medicare or third-party payor's program reimbursement audits or appeals pending with respect to the facility;

    (f) there are no current or pending Medicaid, Medicare or third-party payor's program recoupment efforts with respect to the facility;

    (g) the borrower has not pledged any accounts receivable relating to the operations of the facility as security for any debt; and

    (h) any existing management agreement with respect to the operation of the facility is in full force and effect and no party to such agreement has defaulted or evidenced intent to terminate or fail to renew such agreement. Pursuant to the terms of such agreement and the relevant statutes and regulations, in the event such agreement is terminated, the borrower, the Trustee or any other successor manager of the facility need not obtain a certificate of need prior to applying for or receiving a license to operate the facility or receiving payments from Medicare or Medicaid.

     (47) ARD Loans. If the Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that:

    (a) The spread used in calculating its Mortgage Rate will increase by no more than 5% in connection with the passage of its Anticipated Repayment Date;

    (b) its Anticipated Repayment Date is of the term specified in Annex A and Annex B following the origination of the Mortgage Loan;

    (c) if it has not previously done so, the borrower is required to enter into a "lockbox agreement" no later than the Anticipated Repayment Date, whereby all revenue from the Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and

    (d) any cash flow from the Mortgaged Property that is applied to amortize the Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment, be net of budgeted and discretionary (servicer approved) capital expenditures.

     (48) Due-on-Sale. Subject to certain transfer rights allowed in accordance with certain provisions set forth in the Mortgage securing the Mortgage Loan, the Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the mortgagee, the borrower transfers or sells the Mortgaged Property.

     (49) SMMEA Qualification. Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act; provided, however, that 24 of the Mortgage Loans, representing approximately 15.38% of the Cut-off Date Pool Balance, were originated by NRF or NRFinance before it was so approved by the Secretary of Housing and Urban Development.

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, 18th Floor, New York, New York 10292. Its telephone number is (212) 778-1818, Attention: Peter Riemenschneider. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                      PRUDENTIAL SECURITIES CREDIT CORP.

     Prudential Securities Credit Corp. (the "Transferor"), was incorporated in the State of Delaware on May 13, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Transferor's principal executive offices are located at One New York Plaza, 18th Floor, New York, New York 10292. Its telephone number is (212) 214-1000, Attention: Clay Lebhar.


                             MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Transferor pursuant to the Mortgage Loan Purchase Agreement. The Transferor will have purchased such Mortgage Loans from the Mortgage Loan Sellers pursuant to the Underlying Mortgage Loan Purchase Agreements.

     NRFinance is a limited liability company organized under the laws of the State of Missouri in 1997. It is a wholly-owned, limited purpose finance subsidiary of NRF, which also is a Missouri limited liability company organized in 1997. NRF is a real estate financial services company which originates commercial and multi-family real estate loans, provides loan servicing for large pools of commercial and multi-family real estate loans, and offers asset management for other commercial and multi-family real estate assets. NRF has offices in Chicago, Illinois, Jersey City, New Jersey, Kansas City, Missouri and Burlingame, California. NRFinance was organized for the purpose of acquiring loans originated by NRF and holding them pending securitization or other disposition thereof. The principal offices of both NRF and NRFinance are located at 911 Main Street, Suite 1400, Kansas City Missouri 64105.

     CIBC Inc. is a wholly-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce, a bank chartered under the Bank Act of Canada having its head office in the City of Toronto, in the Province of Ontario, Canada, and licensed to do business in the United States of America through its Agency located at 425 Lexington Avenue, New York, New York 10017. CIBC Inc. is a commercial finance company that originates commercial and multi-family real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. The principal office of CIBC Inc. is located at 425 Lexington Avenue, New York, New York 10017.

     CIBC Inc. is an affiliate of CIBC Oppenheimer Corp ("CIBCOPCO"). Although CIBCOPCO is an indirect, wholly owned subsidiary of Canadian Imperial Bank of Commerce, it is solely responsible for its contractual obligations and commitments, and any securities products offered or recommended or purchased or sold in any client accounts by CIBCOPCO (1) will not be insured by the Federal Deposit Insurance Corporation, (2) will not be deposits or other obligations of Canadian Imperial Bank of Commerce, (3) will not be endorsed or guaranteed by Canadian Imperial Bank of Commerce, and (4) will be subject to investment risks, including possible loss of principal invested.


UNDERWRITING GUIDELINES AND PROCESS FOR NRF

     Overview. National Realty Funding L.C. ("NRF") underwrites a high volume of commercial real estate loans with principal amounts that range from $1.0 million to $15.0 million. Loans underwritten by NRF are secured by mortgages on commercial and multifamily real estate assets located throughout the United States.

     Mortgage Loan Underwriting Guide. NRF maintains a Mortgage Loan Underwriting Guide (the "Guide") which sets forth its policies and procedures for originating commercial real estate loans. While many aspects of commercial real estate lending are subjective, and the Guide expressly provides for many exceptions, the Guide establishes baseline standards and a generally uniform approach to originating commercial real estate loans.

     Initial Steps for Loan Origination. NRF's first step in evaluating a prospective borrower involves reviewing the property's operating statements, rent roll (which indicates current lease terms), copies of all leases, copies of actual real estate tax bills as well as property and casualty bills, financial statements of such prospective borrower and/or its principals, copies of bank statements for the rental collection account of the property and copies of utility bills. NRF reviews information provided by the borrower, certified by the borrower as correct, regarding any current or past loan defaults, bankruptcies or lawsuits and obtains applicable credit reports.

     Market Analysis. Prior to property inspection, lease and sale comparables are usually gathered from reliable sources such as appraisers, leasing agents and real estate brokers that are active in the marketplace. NRF collects and evaluates data regarding the local market economics including overall market occupancy, rental rates and prices for similar properties, submarket and neighborhood specific data.

     Financial Analysis. NRF analyzes the financial condition of a prospective borrower and its principals and conducts credit and background inquiries to determine their credit history and uncover any potential legal and/or ethical issues affecting or otherwise involving the prospective borrower or its principals. NRF also contacts the respective credit references provided by the borrower.

     Property Analysis. NRF conducts an analysis of the real estate collateral for each originated or purchased loan to try to reasonably project the property's future cash flows. Using a proprietary cash flow model, NRF attempts to determine an appropriate loan to value ratio ("LTV") for a prospective borrower and the impact that principal and interest payments in respect of the new loan would have on the property's debt service coverage ratio ("DSCR"). NRF is required to determine the LTV of the Mortgage Loan as of the date of origination based on the value set forth in the related appraisal conducted as described below under "--Appraisals."

     Mortgage officers analyze property data including, in most instances, building size, age, land area, number of units, amenities, ceiling height, number of loading docks, tenants, lease expiration, rental rates, credit worthiness of major tenants, rollover exposure and expense reimbursements. Historical financial performance of the property may also be evaluated.

     NRF incorporates analysis of the foregoing to forecast the revenues and the expenses for each property. Mortgage officers pay close attention to any reasonably identifiable irregular or non-recurring costs such as tenant improvements and leasing commissions to measure the potential impact of such expenses on a borrower's ability to service its debt.

     The following table highlights NRF's underwriting guidelines, subject to certain exceptions, for minimum debt service coverage ratios and maximum loan to value ratios for various property types. These guidelines are as follows:




PROPERTY TYPE                        MINIMUM DSCR(X)   MAXIMUM LTV
----------------------------------- ----------------- ------------
       Multifamily ................         1.20      80%
       Mobile Home Park ...........         1.20      80%
       Adult Living ...............         1.20      75%
       Anchored Retail ............         1.25      75%
       Unanchored Retail ..........         1.30      75%
       Industrial .................         1.25      75%
       Office .....................         1.25      75%
       Congregate Care ............         1.25      75%
       Nursing Homes ..............         1.30      75%
       Mini Storage ...............         1.30      70%
       Hospitality ................         1.40      70%

     In addition to guidelines for DSCR and LTV, there are guidelines relating to the amortization of the loan with specific requirements based on property type and property age.

     Site Inspection. A mortgage officer personally inspects the property securing a loan and attempts to meet with the prospective borrower and its principals. The mortgage officer tours the subject property, inspects tenant spaces, evaluates the property's condition, and observes the surrounding area and marketplace. By conducting a personal inspection of the competing properties and confirming the accuracy of the property related data, NRF can efficiently evaluate the property relative to competing properties. This comparison analysis is an integral component in projecting the ongoing physical and financial viability of the property.

     After completing the site inspection, the mortgage officer who inspected the property and met with the borrower and its principals develops a presentation concerning the merits and the weaknesses of the loan, including a consideration of any corresponding mitigating factors. This mortgage loan presentation generally involves the following:

     (1) overview of the loan request with requirements and exceptions;

     (2) description of the collateral;

     (3) description of the market and neighborhood;

     (4) photographs, description and comparative analysis of 4 lease and 4 sale comparables;

     (5) description of any major tenants in the property with pertinent financial data;

     (6) description of the borrowing entity, the principals and their financial condition;

     (7) photographs of the property which often includes and aerial photograph; and

     (8) comparison of stabilized economics with historicals and an explanation of the stabilized numbers.

     The loan officer distributes the mortgage loan presentation to NRF's credit committee and to Prudential Securities Credit Corp., as NRF's warehouse lender. Prior to the issuance of any binding commitment, NRF's loan committee and Prudential Securities Credit Corp. must approve and agree upon all substantive terms of the proposed loan.

     Generally, NRF approves and commits loans subject to receipt and review of third party reports. These reports consist of an appraisal, a property condition report and a Phase I environmental report.

     Appraisals. NRF requests bids from local or regional appraisers on an "as needed" basis. Appraisers must be state certified and NRF's appraisals are generally prepared by Members of the Appraisal Institute. Appraisals must be prepared in conformity with the requirements of the Code of Professional Ethics, the Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. A mortgage officer reviews the final loan appraisal.

     Property Condition Reports. NRF orders property condition reports per the scope of work. Bids are typically requested from several engineering firms. The engineer examines the entire property and provides a narrative of all property characteristics. The narrative outlines immediate repairs necessary to remedy any deferred maintenance as well as a schedule of anticipated capital repair expenditures over the life of the loan. NRF policy stipulates that should the immediate property repairs exceed $10,000 in aggregate, the repairs must be made prior to loan closing. If the repairs are not completed prior to loan closing, NRF establishes an escrow account and requests a deposit of 125% of the estimated cost to be held until the repairs are completed. NRF compares its internal annual capital repair estimates to that of the engineer and applies the higher amount to the model which forecasts the property's economics.

     Phase I Environmental Reports. McRoberts and Associates, a Kansas City based environmental law firm, requests all Phase I environmental site assessments. All firms that prepare site assessments must meet requirements as to experience, knowledge of local or regional issues and insurance policy issues. McRoberts and Associates reviews all reports with regard to adequacy of the report as well as recommendations for further investigation or issues raised in the report.

     Should the Phase I report conclude that additional investigation is necessary, McRoberts and Associates prepares the scope of work for the testing and solicits bids. McRoberts and Associates reviews the test results and consults with NRF's loan closing personnel to determine the extent of any environmental risk.

     In those instances where NRF requires environmental insurance, McRoberts and Associates assists NRF with regard to review and negotiation of the policy.


     Loan Closing. An NRF executive vice-president and NRF's in-house counsel manage the loan closing process and supervise the activities of NRF's loan closing coordinators. The closing coordinators collect and analyze (with the assistance, when requested by the closing coordinators, of in-house counsel, NRF mortgage officers and executives, and outside counsel) such items as tenant estoppels, zoning letters and borrower formation documents. NRF's outside counsel reviews the title insurance commitment and survey and prepares most of the loan documents including modifications required for the specific state in which the property is located. An approved title company completes the loan closing process.

     85 of the Mortgage Loans sold by NRFinance to the Transferor were originated by Key Bank National Association. In the related Underlying Mortgage Loan Purchase Agreement, NRFinance has represented and warranted that such Mortgage Loans were originated pursuant to underwriting guidelines and procedures substantially similar to those utilized by NRF and NRFinance in their originations of mortgage loans.

UNDERWRITING GUIDELINES AND PROCESS FOR CIBC

     CIBC Inc. is an originator of Mortgage Loans which has developed a detailed set of underwriting guidelines and procedures. Whether originated directly by CIBC Inc. or purchased from another originator, each loan is subject to an identical set of underwriting guidelines and procedures prescribed by CIBC Inc. including, but not limited to, a full review by an independent credit officer (see below for details). In some instances, one or more provisions of the guidelines may have been waived or modified where it was determined not to adversely affect the value of a Mortgage Loan in any material respect.

     Property Analysis. CIBC Inc. performs a site inspection to evaluate the location and quality of each mortgaged property. Such inspection includes an evaluation of functionality, design, attractiveness, visibility, and accessibility, including convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The mortgage loan originator also is required to assess the submarket in which the property is located to evaluate competitive or comparable properties, demand generators, additions to supply and market trends. The mortgage loan originator is required to evaluate the property's age, physical condition, operating history, lease and tenant mix, and management. All site inspections are performed by CIBC Inc. personnel and documented in each loan file with a site inspection form.

     Cash flow Analysis. CIBC Inc. reviews operating statements provided by the Mortgagor and to make adjustments in order to determine the debt service coverage ratio ("DSCR"). See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein. In most cases, CIBC Inc. also engages a reputable, third-party accounting firm to review operating statements and confirm historical operating data. All operating statements are required to be certified by the Borrower as to accuracy and completeness.

     Appraisal and Loan-to-Value Ratio. CIBC Inc. obtains a current, independent appraisal in connection with the origination of the related Mortgage Loans. Each such appraisal must be in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. The mortgage loan originator is required to determine the loan-to-value ratio ("LTV") of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. CIBC Inc. evaluates the Mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing personal financial statements, a credit report or other reliable indication of the Mortgagor's financial capacity, obtaining and verifying credit references and/or business and trade references, and obtaining and reviewing certifications provided by the Mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of substantially all Mortgage Loans, the Mortgagor and certain principals thereof are required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements or unauthorized transfer of title to the property. CIBC Inc. evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessments. At origination, CIBC Inc. obtains or updates an ESA or similar study for each Mortgaged Property prepared by a qualified environmental firm approved by CIBC Inc. CIBC Inc. requires that every ESA is reviewed by (1) experienced CIBC Inc. personnel, and (2) an experienced environmental attorney employed by a reputable, third-party law firm. Based on such reviews, CIBC Inc. has informed the Depositor that, with except for the exceptions described herein under "Description of the Mortgage Loan Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks," the ESAs, studies or updates do not identify any material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property. Such information is based upon the ESAs, studies or updates and is not independently verified by CIBC Inc., the Depositor, the Transferor, or any of their respective affiliates.

     Physical Assessment Report. At origination, CIBC Inc. obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm approved by CIBC Inc. CIBC Inc. requires that every PAR is reviewed by experienced CIBC Inc. personnel to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In substantially all cases in which the PAR identifies material repairs or replacements needed immediately, CIBC Inc. requires the Mortgagor to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. CIBC Inc. requires each Mortgagor to provide a title insurance policy for each Mortgaged Property. CIBC Inc. and CIBC Inc.'s legal counsel review the title insurance policy, which must satisfy the following requirements:

     (1) approval by CIBC Inc. of the financial condition of the title insurer or reinsurer (unless the insurer or the reinsurer is on a list of insurers or reinsurers preapproved by the mortgage loan originator);

     (2) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located;

     (3) the policy must be in an amount equal to the original principal balance of the Mortgage Loan;

     (4) the protection and benefits must run to the mortgagee and its successors and assignees;

     (5) the policy should be written on a standard policy form of the American Land Title Association or an equivalent policy form promulgated in the jurisdiction where the Mortgaged Property is located; and

     (6) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where such a survey has been required.

     Property Insurance. CIBC Inc. requires each Mortgagor to provide certificates of required insurance with respect to the Mortgaged Property. CIBC Inc. and its third-party insurance consultant review each property insurance policy, which must satisfy, among other things, the following requirements:

     (1) commercial general liability insurance for bodily injury or death and property damage;

     (2) an "All Risk of Physical Loss" policy or standard extended coverage policy;

     (3) if applicable, boiler and machinery coverage;

     (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and

     (5) such other coverage (including in each case other than where a Major Tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance) as the mortgage loan originator may require based on the specific characteristics of the Mortgaged Property.

     Underwriting Process. In general, the underwriting process begins with the mortgage loan originator receiving a loan submission from a prospective Mortgagor or independent mortgage banker working on behalf of a prospective Mortgagor. Upon receiving a loan submission, the mortgage loan originator typically will perform a preliminary cash flow analysis and a general evaluation of the loan submission. If the mortgage loan originator decides to offer the prospective Mortgagor financing based on the preliminary analysis, the mortgage loan originator provides the prospective Mortgagor with a loan application, which is first approved by CIBC Inc.'s senior underwriter. Upon acceptance of the terms, the prospective Mortgagor must submit an executed application and deposit an application fee with CIBC Inc. Upon receipt of the loan application, experienced CIBC Inc. personnel will perform a more detailed cash flow analysis and conduct a physical inspection of the Mortgaged Property. After the loan evaluation is completed, the prospective loan is submitted to independent credit officers for approval. Such approval is subject to adherence to CIBC Inc.'s credit policy guidelines which includes, among other things, minimum debt service coverage, maximum loan-to-value based upon a current appraisal, a qualitative review of third-party reports, property quality and borrower quality. Upon approval of the prospective loan, CIBC Inc. may issue a loan commitment to the prospective Mortgagor. Such commitments are subject to satisfaction of certain requirements such as legal due diligence, insurance review and cash escrows for repairs identified by the related physical site assessments and for pending lease expirations. At closing, the Mortgagor must provide satisfactory title insurance, evidence of satisfaction of zoning requirements, evidence of satisfactory property insurance and satisfactory legal opinions of Mortgagor's counsel, and must satisfy other closing requirements typically required by institutional lenders.

     CIBC Independent Credit Committee Process: Each Mortgage Loan is reviewed and must be approved by (1) the CIBC Real Estate Finance Department underwriting committee and (2) an independent credit committee comprised of experienced Canadian Imperial Bank of Commerce risk management officers that are not answerable to the CIBC Real Estate Finance Department and whose compensation is not related to the CIBC Real Estate Finance Department.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 14 Classes to be designated as the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, and Class M Certificates. Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates are offered hereby. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

     The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the Commission within 15 days after the Closing Date. See "The Pooling and Servicing Agreement" herein and "Description of the Certificates" and "Servicing of the Mortgage Loans" in the Prospectus for important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

     (1) the Mortgage Loans, all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date);

     (2) any REO Property;

     (3) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any account established in connection with REO Properties (an "REO Account");

     (4) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans;

     (5) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreement, including rights with respect to enforcement of repurchase obligations of the Mortgage Loan Sellers in connection with any breaches of representations and warranties concerning the Mortgage Loans pursuant to the Underlying Mortgage Loan Purchase Agreements; and

     (6) all of the related mortgagee's right, title and interest in the Reserve Accounts.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balance of each Class of Certificates will in each case be reduced by amounts actually distributed on such Class that are allocable to principal and by any Realized Losses allocated to such Class. The Class A-EC Certificates are interest only Certificates, have no Certificate Balances and are not entitled to distributions in respect of principal.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Regular Certificates will be made on the 15th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing on April 16, 1999, provided that no such day shall be fewer than four Business Days after the related Determination Date (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made (1) by wire transfer of immediately available funds to the account specified by the related Certificateholder at a bank or other entity having appropriate facilities for such transfer, if such Certificateholder (a) is DTC or its nominee or (b) provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates with an aggregate Certificate Balance or Notional Balance of at least $25,000, or otherwise (2) by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. The "Class A-EC Notional Balance" as of any date is equal to the sum of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, and Class M Certificates.

     The aggregate distribution to be made on the Regular Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal of and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer during the related Collection Period, all P&I Advances made in respect of such Distribution Date, and all other amounts required to be placed in the Collection Account by the Master Servicer (including any Appraisal Reduction Excess Collections). "Available Funds" does not include the following:

     (1) the Trustee Fee payable for the related Collection Period (which amount will be paid to the Trustee prior to any other allocations or distributions on each Distribution Date);

     (2) amounts used to reimburse the Master Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon;

     (3) the Servicing Fee, Special Servicing Fee, Disposition Fee, Workout Fee and other compensation due to the Master Servicer, Special Servicer and/or Special Sub-Servicer with respect to each Mortgage Loan;

     (4) all amounts used to pay late fees, late charges and similar fees, "insufficient funds" check charges, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees and similar fees, which the Master Servicer, the Special Servicer and/or the Special Sub-Servicer, as applicable, is entitled to retain as additional servicing compensation;

     (5) all amounts representing scheduled Monthly Payments due after the Due Date in the related Collection Period (such amounts to be treated as received on the Due Date when due);

     (6) other amounts payable to the Master Servicer, the Special Servicer and/or the Special Sub-Servicer in respect of unpaid servicing compensation from:

    (a) amounts received in connection with the sale or liquidation of Specially Serviced Mortgage Loans, by foreclosure, trustee's sale or otherwise from the proceeds thereof;

    (b) amounts (other than Insurance Proceeds) received in connection with the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation ("Condemnation Proceeds," and together with amounts referred to in clause (a), "Liquidation Proceeds"); or

    (c) proceeds of insurance policies to the extent not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the normal servicing procedures of the Master Servicer or the related sub-servicer and the terms and conditions of the related Mortgage and promissory note ("Insurance Proceeds");

     (7) all amounts representing reimbursable expenses of the Master Servicer, the Special Servicer and/or the Special Sub-Servicer or the Trustee and amounts permitted to be retained by the Master Servicer, the Special Servicer and/or the Special Sub-Servicer or withdrawn by the Master Servicer from the Collection Account to cover such expenses;

     (8) Prepayment Premiums, Yield Maintenance Charges and Excess Interest received in the related Collection Period, which are to be distributed separately as described herein;

     (9) interest or investment income with respect to funds on deposit in the Collection Account, Reserve Accounts or Advance Payment Account; and

     (10) Default Interest received in the related Collection Period with respect to a Mortgage Loan that is in default with respect to its Balloon Payment.

     "Class Interest Distribution Amount" with respect to any Distribution Date and each class of Certificates other than the Residual Certificates is the amount of interest accrued on the Certificate Balance or Notional Balance of such Class during the related Interest Accrual Period at the applicable Pass-Through Rate.

     Allocations of Appraisal Reductions and Realized Losses on the Distribution Date occurring during any Interest Accrual Period will be deemed to have been made as of the first day of such Interest Accrual Period for purposes of determining any Class Interest Distribution Amount. Notwithstanding the foregoing, the Class Interest Distribution Amount for each Class of Certificates otherwise calculated as described above will be reduced by such Class' pro rata share of any Prepayment Interest Shortfall not offset by Prepayment Interest Surplus (determined pro rata according to each Class Interest Distribution Amount without regard to this sentence).

     "Class Interest Shortfall" for any Class of Certificates on any Distribution Date means the excess, if any, of the amount of interest required to be distributed to the holders of such Class of Certificates on such Distribution Date over the amount of interest actually distributed to such holders. No interest will accrue on unpaid Class Interest Shortfalls.

     The "Collection Period," with respect to a Distribution Date, is the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 1999, on the day after the Cut-off
Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

     The "Default Rate," with respect to any Mortgage Loan, is the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

     The "Monthly Payment" with respect to any Mortgage Loan for any Distribution Date (other than any REO Mortgage Loan) is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, that is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Loan not been discharged (after giving effect to any extension or other modification), determined as set forth in the Pooling and Servicing Agreement.

     The "Net Mortgage Rate" for each Mortgage Loan is the Mortgage Rate for such Mortgage Loan in the absence of a default and exclusive of Excess Interest, minus the related Servicing Fee Rate and the Trustee Fee Rate.

     "Net REO Proceeds," with respect to any REO Property and any related Mortgage Loan, are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan that are not Liquidation Proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account pursuant to the Pooling and Servicing Agreement.

     The "Pass-Through Rate" for any Class of Regular Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period, and is set forth under "Summary" herein.

     The "Pooled Principal Distribution Amount" for any Distribution Date will be equal to the sum (without duplication) of:

     (1) the principal component of all scheduled Monthly Payments (other than Balloon Payments) that become due on the Mortgage Loans during the related Collection Period regardless of whether received;

     (2) the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due during the related Collection Period with respect to any Balloon Loan that is delinquent in respect of its Balloon Payment regardless of whether received;

     (3) the Scheduled Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or an early termination of the Trust Fund as described under "Early Termination";

     (4) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

     (5) the principal component of any Balloon Payment received during the related Collection Period;

     (6) all Principal Prepayments received in the related Collection Period;
and

     (7) all full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and Net REO Proceeds.

     "Prepayment Interest Shortfall" means the amount of interest a borrower is not required to pay or does not pay because of a Principal Prepayment thereby made during any Collection Period relative to the amount of interest that would have accrued on the Mortgage Loan during such Collection Period in the absence of such Principal Prepayment. Prepayment

Interest Shortfalls not offset as provided in the following two sentences will be allocated to each Class of Certificates pro rata based on such Class's Class Interest Distribution Amount (without taking into account the amount of Prepayment Interest Shortfalls to such Class on the relevant Distribution
Date). Any Prepayment Interest Shortfall with respect to a Distribution Date will be offset first by the amount of any Prepayment Interest Surplus and then up to an amount equal to the aggregate Servicing Fees to which the Master Servicer would otherwise be entitled on such Distribution Date. If the Master Servicer and the Special Servicer or the Special Sub-Servicer are the same person, any remaining Prepayment Interest Shortfall after the application of the prior sentence will be offset by the aggregate Special Servicing Fees, Workout Fees and Disposition Fees to which the Special Servicer would otherwise be entitled on such Distribution Date.

     "Prepayment Interest Surplus" with respect to any Principal Prepayment means the amount by which (a) interest received from the related borrower in respect of such Mortgage Loan during such Collection Period exceeds interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan that would have been due in the absence of such Principal Prepayment. The Master Servicer will be entitled to retain any Prepayment Interest Surplus as additional servicing compensation to the extent not required to offset Prepayment Interest Shortfalls as described in the preceding paragraph.

     "Prepayment Premiums" are payments received on a Mortgage Loan in connection with a Principal Prepayment thereon, calculated as a fixed percentage of the amount of principal to be prepaid.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "Unscheduled Payments" are all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds payable under the Mortgage Loans, the repurchase prices of any Mortgage Loans that are repurchased or purchased pursuant to the Pooling and Servicing Agreement and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums, Yield Maintenance Charges and Excess Interest.

     The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period is a per annum rate equal to the weighted average of the amount of interest accrued on the Mortgage Loans at the related Mortgage Rates during the related Interest Accrual Period, weighted on the basis of the Scheduled Principal Balances thereof as of the first day of such Interest Accrual Period, minus the related Servicing Fee Rate and Trustee Fee Rate.

     On each Distribution Date, holders of each Class of Certificates will receive distributions, up to the amount of Available Funds, in the amounts and in the order of priority (the "Available Funds Allocation") set forth below:

     (1) concurrently, to the Class A-1, Class A-2 and Class A-EC Certificates, pro rata based on their Class Interest Distribution Amounts, up to their Class Interest Distribution Amounts plus any unpaid Class Interest Shortfalls previously allocated to such Class,

     (2) to the Class A-1 Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the Pooled Principal Distribution Amount for such Distribution Date;

     (3) to the Class A-1 Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (4) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution amount;

     (5) to the Class A-2 Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (6) to the Class B Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (7) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (8) to the Class B Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (9) to the Class C Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (10) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (11) to the Class C Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (12) to the Class D Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (13) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (14) to the Class D Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (15) to the Class E Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (16) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (17) to the Class E Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (18) to the Class F Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (19) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (20) to the Class F Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (21) to the Class G Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (22) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (23) to the Class G Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (24) to the Class H Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (25) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (26) to the Class H Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (27) to the Class J Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (28) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (29) to the Class J Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (30) to the Class K Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (31) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class K Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (32) to the Class K Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (33) to the Class L Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (34) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class L Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (35) to the Class L Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

     (36) to the Class M Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such Class;

     (37) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class M Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

     (38) to the Class M Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class; and

     (39) any remaining funds shall be distributed to the Class R-I
Certificates.

     Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items will create a shortfall in Available Funds, which generally will result in a Class Interest Shortfall for the class then outstanding with the latest alphabetical class designation.

     Distributions of Principal After Senior Principal Distribution Cross-Over Date. Notwithstanding the foregoing, on each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and on the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal to the Class A-1 and A-2 Certificates will be paid to holders of such Classes of Certificates, pro rata based on their outstanding Certificate Balances immediately prior to such Distribution Date, until the Certificate Balance of each such Class is reduced to zero.

     The "Senior Principal Distribution Cross-Over Date" will be the first Distribution Date on which the aggregate Certificate Balance of the Class A-1 and A-2 Certificates (before any distributions are made) exceeds the sum of (a) the aggregate Scheduled Principal Balance of all Mortgage Loans on such Distribution Date and (b) the portion of the Available Funds that will remain after the required distributions of interest to be made to such classes on such Distribution Date.

     Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges collected during any Collection Period will be allocated as between the Class A-EC Certificates and all other eligible Classes based on the Base Interest

Fraction. The product of the Base Interest Fraction and Yield Maintenance Charges will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date. The product of (a) the amount of principal distributed to each Class (other than the Class A-EC Certificates) as a percentage of the principal distributed to all such Classes multiplied by (b) the Base Interest Fraction and multiplied by (c) the amount of Yield Maintenance Charges will be distributed to each such Class. The remainder of such Yield Maintenance Charges will be distributed to the Class A-EC Certificates.

     Twenty-five percent of the Prepayment Premiums collected during any Collection Period will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each such Class as a percentage of the amount of principal distributed to all such classes. The remainder of such Prepayment Premiums will be allocated to the Class A-EC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Certificates is a fraction
(a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on such Class of Certificates exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (1) Mortgage Rate on such Mortgage Loan exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of
(a) the Mortgage Rate on such Mortgage Loan and (b) the related Pass-Through Rate, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, no Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-EC Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, See "Description of the Mortgage Pool--Certain Terms and Provisions of the Mortgage Loans--Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the Prospectus.

     Prepayment Premiums and Yield Maintenance Charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

     Default Interest with Respect to Balloon Payments. Default Interest received with respect to a Mortgage Loan that is in default with respect to its Balloon Payment will be distributed on such Distribution Date to the holders of the Class of Certificates that is entitled to distributions of principal on such Distribution Date; provided that if more than one Class of Certificates is entitled to distributions of principal on such Distribution Date, the amount of such Default Interest will be allocated among such Classes pro rata, based on their respective Certificate Balances immediately prior to such Distribution Date.

     Realized Losses. Realized Losses on Mortgage Loans included in the Mortgage Pool will be allocated to the outstanding class of Certificates with the latest alphabetical class designation (other than the Residual Certificates and Class A-EC Certificates) in reverse sequential order, until the Certificate Balance thereof is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, Realized Losses will be allocated among the Class A-1 and Class A-2 Certificates on a pro rata basis. Realized Losses allocated to any class of Certificates other than the Residual Certificates will reduce the Class A-EC Notional Balance.

     As referred to herein, the "Realized Loss" with respect to any Distribution Date will mean the amount, if any, by which (1) the aggregate Certificate Balance after giving effect to distributions made on such Distribution Date, exceeds (2) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto.

     Available Funds will be reduced by the aggregate amount of any indemnification payments made from amounts comprising assets of the Trust Fund to any person under the Pooling and Servicing Agreement. Such reduction of amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal but shall not be reimbursable and so shall not create Class Interest Shortfalls and shall not constitute Realized Losses. See "Servicing of the Mortgage Loans--Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the Prospectus.

     The "Scheduled Principal Balance" of any Mortgage Loan as of any Due Date will be the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (1) any Principal Prepayments, prepayments that do not include prepayment premiums or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period and (2) any payment in respect of principal due on or before such Due Date (excluding Balloon Payments, but including the principal portion of any Assumed Scheduled Payment), irrespective of any delinquency in payment by the borrower. The Scheduled Principal Balance of any REO Mortgage Loan as of any Due Date is equal to the principal balance thereof outstanding on the date that the related Mortgaged Property became an REO Property minus any Net REO Proceeds allocated to principal and minus the principal component of Monthly Payments due thereon on or before such Due Date. With respect to any Mortgage Loan, from and after the date on which the Master Servicer makes a determination that it has recovered all amounts that it reasonably expects to be finally recoverable (a "Final Recovery Determination"), the Scheduled Principal Balance thereof will be zero.


SCHEDULED FINAL DISTRIBUTION DATE

     The "Scheduled Final Distribution Date" with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:




                          SCHEDULED FINAL
CLASS                    DISTRIBUTION DATE
---------------------   ------------------
  Class A-1 .........    January 15, 2008
  Class A-2 .........    January 15, 2009
  Class B ...........    January 15, 2009
  Class C ...........   February 15, 2009
  Class D ...........   November 15, 2009
  Class E ...........   November 15, 2009

     The Scheduled Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for any class of Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date.

     In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no exercise of defeasance options, no Early Termination, no defaults, no condemnations, no modifications, no extensions and payment in full of ARD Loans on the related Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for any class of Certificates may be earlier, and could be substantially earlier, than the related scheduled Final Distribution Date.


ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

     The Residual Certificates will remain outstanding for as long as the Trust Fund exists. Holders of the Residual Certificates are not entitled to regular or scheduled distributions in respect of principal, interest, Prepayment Premiums, Yield Maintenance Charges or Excess Interest. Holders of the Residual Certificates are not expected to receive any distributions until after the Certificate Balances of all other Classes of Certificates have been reduced to zero, and then will receive distributions only to the extent of any Available Funds remaining on any Distribution Date and any remaining assets of the REMICs.


EARLY TERMINATION

     The holder of the Class R-I Certificates representing greater than a 50% Percentage Interest of the Class R-I Certificates, and, if such holder does not exercise this option, the Master Servicer and, if the Master Servicer does not exercise this option, the Depositor, will have the option to purchase all of the Mortgage Loans and all property remaining in the Trust Fund on any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the Trust fund is less than 1% of the Initial Pool Balance. Any such purchase would effect an early termination of the Trust Fund and early retirement of the outstanding Certificates. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of:

     (1) the sum of (a) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any Advances previously made on account of principal); (b) the fair market value of all other property included in the Trust Fund as of the last day of such preceding months, as determined by an independent appraiser no more than 30 days prior to the last day of such month;
(c) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any REO Mortgage Loan) at the Mortgage Rate to the last day of such month (less any Advances previously made on account of interest); and (d) unreimbursed Advances with interest thereon at the Advance Rate, unpaid servicing compensation and unpaid Trust Fund expenses; or

     (2) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser no more than 30 days prior to the last day of such month together with one month's interest thereon at the related Mortgage Rate, plus disposition expenses.

     Under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest," the holders of 100% of the Class M Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest thereon). The exercise of this option may accelerate repayment of certain Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.


DELIVERY, FORM AND DENOMINATION

     Book-Entry Certificates. No Person acquiring an Offered Certificate (a "Book-Entry Certificate") will be entitled to receive a physical certificate, except under the limited circumstances described below. Absent such circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests therein will be held by investors ("Beneficial Owners") through the book-entry facilities of DTC, as described herein, in denominations of $25,000 initial Certificate Balance or Notional Balance and integral multiples of $1.00 in excess thereof. One certificate of each such Class may be issued that represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance of such Class. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates.

     No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a definitive Certificate (a "Definitive Certificate") representing such person's interest in the Book-Entry Certificates except as set forth below. Unless and until Definitive Certificates are issued to Beneficial Owners in respect of the Book-Entry Certificates under the limited circumstances described herein, all references to actions taken by Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Book-Entry Certificates at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to such Certificates.

     The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry charges in Participants' accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and certain other organizations. The Rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Certificates except in the event that use of the book-entry system for the Book-Entry Certificates is discontinued. Neither the Certificate Registrar nor the Trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

     To facilitate subsequent transfers, all Book-Entry Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as Certificateholders, as such term is used in the Pooling and Servicing Agreement, by the Trustee or any paying agent (each, a "Paying Agent") appointed by the Trustee. Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to lack of a definitive Certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such Percentage Interests or Voting Rights authorize divergent action.

     Neither the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any Paying Agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Book-Entry Certificates may be impaired.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy thereof.

     Physical Certificates. Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (1) (a) the Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to any Class of the Book-Entry Certificates and (b) the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, advises the Trustee and Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any Class of the Book-Entry Certificates.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-Entry Certificates as Definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of representing ownership of the Certificates originally issued as Book-Entry Certificates, the registered holders of such Definitive Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.


REGISTRATION AND TRANSFER

     The holder of any Definitive Certificate may transfer or exchange the same in whole or part (subject to the minimum authorized denomination) at the corporate trust office of the certificate registrar appointed pursuant to the Pooling and Servicing Agreement (the "Certificate Registrar") or at the office of any transfer agent. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar will, within five Business Days of such request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of another transfer agent, execute and deliver to the transferee or holder the transferred or exchange Definitive Certificate or Definitive Certificates.

     No fee or service charge will be imposed by the Certificate Registrar for any registration of transfer or exchange referred to above. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any such transfer.


                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Regular Certificate will depend on (1) the price at which such Certificate is purchased by an investor and (2) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Regular Certificate will in turn depend on, among other things:

     (1) the rate and timing of principal payments (including voluntary and involuntary prepayments) and the extent to which such amounts are to be applied in reduction of the Certificate Balance (or Notional Balance) of the Class of Certificates to which such Certificate belongs;

     (2) the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance (or Notional Balance) of any Class of Certificates;

     (3) with respect to the Class D, Class E and Class A-EC Certificates, the Weighted Average Net Mortgage Rate as in effect from time to time; and

     (4) disproportionate principal payments (whether resulting from differences in amortization schedules, prepayments or otherwise) on Mortgage Loans having Net Mortgage Rates that are higher or lower than the current Weighted Average Net Mortgage Rate will affect the yield on the Class A-EC Certificates.

     Rate and Timing of Principal Payments. The yield to holders of Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. The Pooled Principal Distribution Amount for each Distribution Date generally will be distributable in its entirety to each Class of Regular Certificates, sequentially in order of Class designation, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the Certificate Balance of the Regular Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans.

     Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans and, accordingly, on the Certificates, while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the Special Servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a Balloon Payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" herein and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the Prospectus.

     The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the terms of the Mortgage Loans (for example, the provisions requiring the payment of Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments or include an Anticipated Repayment Date), prevailing interest rates, the market value of the Mortgaged Properties, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, the general supply and demand for such facilities (and their uses) in such areas, the quality of management of Mortgaged Properties, the servicing of the Mortgage Loans, federal and state tax laws (which are subject to change) and other opportunities for investment.

     The rate of prepayment on the Mortgage Pool is likely to be affected by the amount of any required Yield Maintenance Charges and Prepayment Premiums and the borrowers' ability to refinance their related Mortgaged Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required Yield Maintenance Charges and Prepayment Premium, a borrower may have an increased incentive to refinance its Mortgage Loan. Under such circumstances a borrower may refinance to "lock in" a fixed rate or a lower rate or to take advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). Also, a borrower may refinance its Mortgage Loan to "cash out" (that is, to take advantage of an increase in the market value of the Mortgaged Property).

     In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Changes in federal, state and local tax laws or deferral programs may also impact the refinance opportunities. Also, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. Under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest," the holders of 100% of the Class M Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance, plus accrued and unpaid interest, and unreimbursed Advances made with respect thereto, plus accrued and unpaid interest on such advances. The exercise of this option may accelerate repayment of certain Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.

     If the markets for commercial and multifamily real estate should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the respective Mortgaged Properties, a borrower under a non-recourse loan may have a decreased incentive to fund operating cash flow deficits. As a result, actual losses may be higher than those originally anticipated by investors.

     Neither the Depositor, the Transferor, the Mortgage Loan Sellers nor the Trustee, or any affiliate of any of them, makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on particular Mortgage Loans or as to the relative importance of such factors. None of them makes any representation as to the percentage of the principal balance of the Mortgage Loans that will be prepaid at all or at any time or as to whether a default will occur as of any date.

     The extent to which the yield to maturity of any Class of Regular Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Regular Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. An investor should consider, in the case of any Certificate purchased at a premium (or the Class A-EC Certificates, which have no Certificate Balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the Certificate Balance or Notional Balance of any Regular Certificate purchased at a discount or premium the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

     A Mortgage Loan as to which an Appraisal Reduction Event occurs may generate collections at the same rate it had prior to such Appraisal Reduction Event. Under such circumstances, available Funds will include the principal portion of any Appraisal Reduction actually collected and the portion of the interest payments actually collected that is equal to interest accrued on unreversed Appraisal Reductions allocated to an outstanding Class at the related Pass-Through Rate (the sum of any such amounts, the "Appraisal Reduction Excess Collections"). Such amounts will be distributable to the more senior outstanding Classes of Certificates, which therefore will receive collections in respect of interest or principal at an increased rate. There can be no assurance that a subsequent appraisal will reverse an Appraisal Reduction in whole or in part, that the related borrower will thereafter make payments at any particular rate or that Realized Losses will be reimbursed to any Class.

     Balloon Payments/ARD Loan Payments. 252 of the Mortgage Loans, representing 96.66% of the Initial Pool Balance are Balloon Loans that will have substantial payments (that is, Balloon Payments) due at their stated maturities, unless previously prepaid. 33 of such Mortgage Loans are ARD Loans. The ability of the borrowers to pay the Balloon Payments at the maturity of the Balloon Loans or to prepay an ARD Loan in full on the related Anticipated Repayment Dates may depend on their ability to sell or refinance the Mortgaged Properties, which, in turn, will depend on a number of factors described above many of which are beyond the control of such borrowers. The Certificates are subject to the risk of default by the borrowers in making the required Balloon Payments or prepayments of ARD Loans on their Anticipated Repayment Dates. If any borrower is unable to make the applicable Balloon Payment when due or to prepay an ARD Loan on the Anticipated Repayment Date, the weighted average lives of the Certificates are likely to be longer than expected.

     Losses and Shortfalls. The yield to holders of the Regular Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Shortfalls in Available Funds resulting from shortfalls in collections of amounts payable on the Mortgage Loans (to the extent not advanced) or additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary Trust Fund expenses or other similar items will generally be borne as described above under "Description of the Certificates."

     Pass-Through Rate. The Pass-Through Rates on the Class D, Class E and Class A-EC Certificates, are related to the Weighted Average Net Mortgage Rate. Therefore, a decrease in the Net Mortgage Rate for any Mortgage Loan (e.g., as a result of a modification) may result in some or all Classes of Certificates accruing interest at a rate higher than the Weighted Average Net Mortgage Rate for the Mortgage Pool and there may not be sufficient cash flow to make all interest payments due on each of such Classes. Any such interest shortfall would affect such Certificates in reverse sequential order, commencing with the Class M Certificates.

     The Weighted Average Net Mortgage Rate will fluctuate over the lives of the Certificates as a result of scheduled amortization, voluntary prepayments, Appraisal Reductions and liquidations of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the Mortgage Pool as a whole, the Pass-Through Rates applicable to the Class D, Class E and Class A-EC Certificates will be adversely affected. Accordingly, the yield on each such Class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Certificates, the effective yield to the holders of the Regular Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming such prices did not account for such delay).


WEIGHTED AVERAGE LIFE

     Weighted average life of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date of distribution to the investor of each dollar distributed in reduction of Principal Balance or Notional Balance of such security. The weighted average life of each class of Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. As used in each of the following tables, the column headed "0.00%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3.00%", "5.00%", "7.00%", "10.00%" and "15.00%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, if any, or during such Mortgage Loan's Yield Maintenance Period, if any, or during such Mortgage Loan's Defeasance Lockout Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs, except for Mortgage Loan Control #91.10 which is assumed to be locked out for 108 months for modelling purposes. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool as described under "Description of the Mortgage Pool" herein and the performance thereof. The tables assume, among other things, that:

     (1) as of the Closing Date the Mortgage Loans (except as set forth herein) provide for a Monthly Payment of principal and interest that would fully amortize the remaining principal balance of such Mortgage Loan using the Monthly Payments set forth in Annex A hereto, commencing on April 1, 1999 (including Balloon Payments on the maturity dates set forth in Annex A);

     (2) neither the Depositor, the Transferor nor the related Mortgage Loan Seller will repurchase any Mortgage Loan, and none of the Master Servicer, the Special Servicer, the Depositor or the holders of the Class R-I Certificates will exercise its option to purchase Mortgage Loans and thereby cause a termination of the Trust Fund;

     (3) there are no delinquencies or Realized Losses;

     (4) no Prepayment Premiums are paid;

     (5) there are no Appraisal Reduction Amounts;

     (6) payments on the Certificates will be made on the 15th day of each month, commencing in April, 1999 (notwithstanding that any such day is not a business day or is fewer than four business days after the related Determination Date);

     (7) there are no ongoing Trust Fund expenses payable out of the Trust Fund other than Servicing Fees;

     (8) the Regular Certificates will be purchased on the Closing Date;

     (9) no defaults occur with respect to any of the Mortgage Loans;

     (10) all Mortgage Loans have a maturity date on the first day of a month;
and

     (11) each ARD Loan is paid in full on its Anticipated Repayment Date notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium.

     The actual performance of the Mortgage Loans will differ from the assumptions used in calculating the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Any difference between such assumptions and the actual performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average lives of the classes of Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Certificates, and set forth the percentages of the initial Certificate Balance or Notional Balance of each class Certificates that would be outstanding after each of the Distribution Dates shown based on different prepayment speed assumptions. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans. The weighted average life of each Class is determined by (1) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (1).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                       CLASS A-1
                                                 PREPAYMENT SPEED (1)
                               ---------------------------------------------------------
DISTRIBUTION DATE                0.00%     3.00%     5.00%     7.00%    10.00%   15.00%
------------------------------ --------- --------- --------- --------- -------- --------
Initial Balance ..............     100       100       100       100      100      100
March 15, 2000 ...............      94        94        94        94       94       94
March 15, 2001 ...............      87        87        87        87       87       87
March 15, 2002 ...............      80        80        80        80       79       79
March 15, 2003 ...............      72        72        72        72       71       71
March 15, 2004 ...............      64        63        63        62       62       61
March 15, 2005 ...............      55        54        53        52       51       50
March 15, 2006 ...............      30        29        28        28       26       25
March 15, 2007 ...............      18        15        14        12       10        6
March 15, 2008 ...............       0         0         0         0        0        0
March 15, 2009 ...............       0         0         0         0        0        0
March 15, 2010 ...............       0         0         0         0        0        0
March 15, 2011 ...............       0         0         0         0        0        0
March 15, 2012 ...............       0         0         0         0        0        0
March 15, 2013 ...............       0         0         0         0        0        0
March 15, 2014 ...............       0         0         0         0        0        0
March 15, 2015 ...............       0         0         0         0        0        0
March 15, 2016 ...............       0         0         0         0        0        0
March 15, 2017 ...............       0         0         0         0        0        0
March 15, 2018 ...............       0         0         0         0        0        0
March 15, 2019 ...............       0         0         0         0        0        0
March 15, 2020 ...............       0         0         0         0        0        0
March 15, 2021 ...............       0         0         0         0        0        0
March 15, 2022 ...............       0         0         0         0        0        0
March 15, 2023 ...............       0         0         0         0        0        0
March 15, 2024 ...............       0         0         0         0        0        0
March 15, 2025 ...............       0         0         0         0        0        0
March 15, 2026 ...............       0         0         0         0        0        0
March 15, 2027 ...............       0         0         0         0        0        0
March 15, 2028 ...............       0         0         0         0        0        0
March 15, 2029 ...............       0         0         0         0        0        0
March 15, 2030 ...............       0         0         0         0        0        0
Weighted Average Life (2)         5.50      5.43      5.38      5.34     5.29     5.22



                                                       CLASS A-2
                                                  PREPAYMENT SPEED (1)
                               ----------------------------------------------------------
DISTRIBUTION DATE                0.00%     3.00%     5.00%     7.00%    10.00%    15.00%
------------------------------ --------- --------- --------- --------- -------- ---------
Initial Balance ..............     100       100       100       100      100       100
March 15, 2000 ...............     100       100       100       100      100       100
March 15, 2001 ...............     100       100       100       100      100       100
March 15, 2002 ...............     100       100       100       100      100       100
March 15, 2003 ...............     100       100       100       100      100       100
March 15, 2004 ...............     100       100       100       100      100       100
March 15, 2005 ...............     100       100       100       100      100       100
March 15, 2006 ...............     100       100       100       100      100       100
March 15, 2007 ...............     100       100       100       100      100       100
March 15, 2008 ...............      95        93        92        91       89        86
March 15, 2009 ...............       0         0         0         0        0         0
March 15, 2010 ...............       0         0         0         0        0         0
March 15, 2011 ...............       0         0         0         0        0         0
March 15, 2012 ...............       0         0         0         0        0         0
March 15, 2013 ...............       0         0         0         0        0         0
March 15, 2014 ...............       0         0         0         0        0         0
March 15, 2015 ...............       0         0         0         0        0         0
March 15, 2016 ...............       0         0         0         0        0         0
March 15, 2017 ...............       0         0         0         0        0         0
March 15, 2018 ...............       0         0         0         0        0         0
March 15, 2019 ...............       0         0         0         0        0         0
March 15, 2020 ...............       0         0         0         0        0         0
March 15, 2021 ...............       0         0         0         0        0         0
March 15, 2022 ...............       0         0         0         0        0         0
March 15, 2023 ...............       0         0         0         0        0         0
March 15, 2024 ...............       0         0         0         0        0         0
March 15, 2025 ...............       0         0         0         0        0         0
March 15, 2026 ...............       0         0         0         0        0         0
March 15, 2027 ...............       0         0         0         0        0         0
March 15, 2028 ...............       0         0         0         0        0         0
March 15, 2029 ...............       0         0         0         0        0         0
March 15, 2030 ...............       0         0         0         0        0         0
Weighted Average Life (2)         9.42      9.40      9.39      9.38     9.36      9.33

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (a) multiplying the amount of each distribution in reduction of the Certificate Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (a).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                        CLASS B
                                                 PREPAYMENT SPEED (1)
                               ---------------------------------------------------------
DISTRIBUTION DATE                0.00%     3.00%     5.00%     7.00%    10.00%   15.00%
------------------------------ --------- --------- --------- --------- -------- --------
Initial Balance ..............     100       100       100       100      100      100
March 15, 2000 ...............     100       100       100       100      100      100
March 15, 2001 ...............     100       100       100       100      100      100
March 15, 2002 ...............     100       100       100       100      100      100
March 15, 2003 ...............     100       100       100       100      100      100
March 15, 2004 ...............     100       100       100       100      100      100
March 15, 2005 ...............     100       100       100       100      100      100
March 15, 2006 ...............     100       100       100       100      100      100
March 15, 2007 ...............     100       100       100       100      100      100
March 15, 2008 ...............     100       100       100       100      100      100
March 15, 2009 ...............       0         0         0         0        0        0
March 15, 2010 ...............       0         0         0         0        0        0
March 15, 2011 ...............       0         0         0         0        0        0
March 15, 2012 ...............       0         0         0         0        0        0
March 15, 2013 ...............       0         0         0         0        0        0
March 15, 2014 ...............       0         0         0         0        0        0
March 15, 2015 ...............       0         0         0         0        0        0
March 15, 2016 ...............       0         0         0         0        0        0
March 15, 2017 ...............       0         0         0         0        0        0
March 15, 2018 ...............       0         0         0         0        0        0
March 15, 2019 ...............       0         0         0         0        0        0
March 15, 2020 ...............       0         0         0         0        0        0
March 15, 2021 ...............       0         0         0         0        0        0
March 15, 2022 ...............       0         0         0         0        0        0
March 15, 2023 ...............       0         0         0         0        0        0
March 15, 2024 ...............       0         0         0         0        0        0
March 15, 2025 ...............       0         0         0         0        0        0
March 15, 2026 ...............       0         0         0         0        0        0
March 15, 2027 ...............       0         0         0         0        0        0
March 15, 2028 ...............       0         0         0         0        0        0
March 15, 2029 ...............       0         0         0         0        0        0
March 15, 2030 ...............       0         0         0         0        0        0
Weighted Average Life (2)         9.81      9.81      9.81      9.81     9.81     9.81



                                                        CLASS C
                                                  PREPAYMENT SPEED (1)
                               ----------------------------------------------------------
DISTRIBUTION DATE                0.00%     3.00%     5.00%     7.00%    10.00%    15.00%
------------------------------ --------- --------- --------- --------- -------- ---------
Initial Balance ..............     100       100       100       100      100       100
March 15, 2000 ...............     100       100       100       100      100       100
March 15, 2001 ...............     100       100       100       100      100       100
March 15, 2002 ...............     100       100       100       100      100       100
March 15, 2003 ...............     100       100       100       100      100       100
March 15, 2004 ...............     100       100       100       100      100       100
March 15, 2005 ...............     100       100       100       100      100       100
March 15, 2006 ...............     100       100       100       100      100       100
March 15, 2007 ...............     100       100       100       100      100       100
March 15, 2008 ...............     100       100       100       100      100       100
March 15, 2009 ...............       0         0         0         0        0         0
March 15, 2010 ...............       0         0         0         0        0         0
March 15, 2011 ...............       0         0         0         0        0         0
March 15, 2012 ...............       0         0         0         0        0         0
March 15, 2013 ...............       0         0         0         0        0         0
March 15, 2014 ...............       0         0         0         0        0         0
March 15, 2015 ...............       0         0         0         0        0         0
March 15, 2016 ...............       0         0         0         0        0         0
March 15, 2017 ...............       0         0         0         0        0         0
March 15, 2018 ...............       0         0         0         0        0         0
March 15, 2019 ...............       0         0         0         0        0         0
March 15, 2020 ...............       0         0         0         0        0         0
March 15, 2021 ...............       0         0         0         0        0         0
March 15, 2022 ...............       0         0         0         0        0         0
March 15, 2023 ...............       0         0         0         0        0         0
March 15, 2024 ...............       0         0         0         0        0         0
March 15, 2025 ...............       0         0         0         0        0         0
March 15, 2026 ...............       0         0         0         0        0         0
March 15, 2027 ...............       0         0         0         0        0         0
March 15, 2028 ...............       0         0         0         0        0         0
March 15, 2029 ...............       0         0         0         0        0         0
March 15, 2030 ...............       0         0         0         0        0         0
Weighted Average Life (2)         9.85      9.85      9.85      9.85     9.85      9.84

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (a) multiplying the amount of each distribution in reduction of the Certificate Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (a).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                            CLASS D
                                                     PREPAYMENT SPEED (1)
                               -----------------------------------------------------------------
DISTRIBUTION DATE                 0.00%      3.00%      5.00%      7.00%     10.00%     15.00%
------------------------------ ---------- ---------- ---------- ---------- ---------- ----------
Initial Balance ..............      100        100        100        100        100        100
March 15, 2000 ...............      100        100        100        100        100        100
March 15, 2001 ...............      100        100        100        100        100        100
March 15, 2002 ...............      100        100        100        100        100        100
March 15, 2003 ...............      100        100        100        100        100        100
March 15, 2004 ...............      100        100        100        100        100        100
March 15, 2005 ...............      100        100        100        100        100        100
March 15, 2006 ...............      100        100        100        100        100        100
March 15, 2007 ...............      100        100        100        100        100        100
March 15, 2008 ...............      100        100        100        100        100        100
March 15, 2009 ...............       89         88         87         86         84         82
March 15, 2010 ...............        0          0          0          0          0          0
March 15, 2011 ...............        0          0          0          0          0          0
March 15, 2012 ...............        0          0          0          0          0          0
March 15, 2013 ...............        0          0          0          0          0          0
March 15, 2014 ...............        0          0          0          0          0          0
March 15, 2015 ...............        0          0          0          0          0          0
March 15, 2016 ...............        0          0          0          0          0          0
March 15, 2017 ...............        0          0          0          0          0          0
March 15, 2018 ...............        0          0          0          0          0          0
March 15, 2019 ...............        0          0          0          0          0          0
March 15, 2020 ...............        0          0          0          0          0          0
March 15, 2021 ...............        0          0          0          0          0          0
March 15, 2022 ...............        0          0          0          0          0          0
March 15, 2023 ...............        0          0          0          0          0          0
March 15, 2024 ...............        0          0          0          0          0          0
March 15, 2025 ...............        0          0          0          0          0          0
March 15, 2026 ...............        0          0          0          0          0          0
March 15, 2027 ...............        0          0          0          0          0          0
March 15, 2028 ...............        0          0          0          0          0          0
March 15, 2029 ...............        0          0          0          0          0          0
March 15, 2030 ...............        0          0          0          0          0          0
Weighted Average Life (2)         10.53      10.51      10.50      10.49      10.47      10.44



                                                            CLASS E
                                                     PREPAYMENT SPEED (1)
                               -----------------------------------------------------------------
DISTRIBUTION DATE                 0.00%      3.00%      5.00%      7.00%     10.00%     15.00%
------------------------------ ---------- ---------- ---------- ---------- ---------- ----------
Initial Balance ..............      100        100        100        100        100        100
March 15, 2000 ...............      100        100        100        100        100        100
March 15, 2001 ...............      100        100        100        100        100        100
March 15, 2002 ...............      100        100        100        100        100        100
March 15, 2003 ...............      100        100        100        100        100        100
March 15, 2004 ...............      100        100        100        100        100        100
March 15, 2005 ...............      100        100        100        100        100        100
March 15, 2006 ...............      100        100        100        100        100        100
March 15, 2007 ...............      100        100        100        100        100        100
March 15, 2008 ...............      100        100        100        100        100        100
March 15, 2009 ...............      100        100        100        100        100        100
March 15, 2010 ...............        0          0          0          0          0          0
March 15, 2011 ...............        0          0          0          0          0          0
March 15, 2012 ...............        0          0          0          0          0          0
March 15, 2013 ...............        0          0          0          0          0          0
March 15, 2014 ...............        0          0          0          0          0          0
March 15, 2015 ...............        0          0          0          0          0          0
March 15, 2016 ...............        0          0          0          0          0          0
March 15, 2017 ...............        0          0          0          0          0          0
March 15, 2018 ...............        0          0          0          0          0          0
March 15, 2019 ...............        0          0          0          0          0          0
March 15, 2020 ...............        0          0          0          0          0          0
March 15, 2021 ...............        0          0          0          0          0          0
March 15, 2022 ...............        0          0          0          0          0          0
March 15, 2023 ...............        0          0          0          0          0          0
March 15, 2024 ...............        0          0          0          0          0          0
March 15, 2025 ...............        0          0          0          0          0          0
March 15, 2026 ...............        0          0          0          0          0          0
March 15, 2027 ...............        0          0          0          0          0          0
March 15, 2028 ...............        0          0          0          0          0          0
March 15, 2029 ...............        0          0          0          0          0          0
March 15, 2030 ...............        0          0          0          0          0          0
Weighted Average Life (2)         10.64      10.64      10.64      10.64      10.64      10.64

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (a) multiplying the amount of each distribution in reduction of the Certificate Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (a).

                   MASTER SERVICER AND SPECIAL SUB-SERVICER

     National Realty Funding L.C. is the Master Servicer and Special Sub-Servicer. Certain information regarding National Realty Funding L.C. is set forth herein under "Mortgage Loan Sellers."

     As of January 31, 1999, National Realty Funding L.C. was responsible for the servicing of approximately 556 commercial and multifamily loans with an aggregate principal balance of approximately $2.1 billion, the collateral for which is located throughout the United States.

     National Realty Funding L.C. will be appointed by Banc One as special sub-servicer (the "Special Sub-Servicer") under the Pooling and Servicing Agreement. The Special Sub-Servicer is expected to perform substantially all of the duties of the Special Servicer under the Pooling and Servicing Agreement. Notwithstanding the foregoing, as Special Servicer, Banc One will remain responsible for the performance of all such duties. The Special Sub-Servicer will be compensated by Banc One, and not from assets of the Trust Fund, for the performance of such duties.


                               SPECIAL SERVICER

     Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will initially be appointed as special servicer (the "Special Servicer") to, among other things, oversee the resolution of Mortgage Loans that in general, are in default or as to which default is imminent and act as disposition manager of REO Properties. The principal executive offices of the Special Servicer are located at 1717 Main Street, Suite 1200, Dallas, Texas 75201.

     As of December 31, 1998, Banc One and its affiliates were responsible for servicing approximately 7,058 commercial and multi-family loans with an aggregate principal balance of approximately $22.3 billion, the collateral for which is located in 49 states, Puerto Rico, the District of Columbia, the Virgin Islands and Mexico. With respect to such loans approximately 6,180 loans with an aggregate principal balance of approximately $17.9 billion pertain to commercial and multifamily mortgage-backed securities.

     The foregoing information concerning the Special Servicer has been provided by it. Accordingly, neither the Depositor nor the Initial Purchasers make any representation or warranty as to the accuracy or completeness of such information. The Pooling and Servicing Agreement will provide that the Special Servicer will comply with the REMIC provisions of the Code.


                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated on or about March 25, 1999 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

     Upon written request, the Depositor will provide to a prospective or actual holder of a Certificate a copy (without exhibits) of the Pooling and Servicing Agreement without charge. Requests should be addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 18th Floor, New York, New York 10292, attention: Peter Riemenschneider, at telephone number
(212) 778-1818.


ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or before the Closing Date, the Depositor will deliver to the Trustee the following set of documents for each Mortgage Loan (the "Trustee Mortgage File") (with a copy to the Master Servicer):

     (1) the original promissory note for such Mortgage Loan, endorsed by the applicable Mortgage Loan Seller in blank in the following form: "Pay to the
order of    , without recourse," which the Master Servicer or its designee is authorized to complete, and which promissory note and all endorsements thereof shall show a complete chain of endorsement from the originator of such Mortgage Loan to the applicable Mortgage Loan Seller, then to the Transferor and then to the Depositor;

     (2) (a) the original recorded Mortgage for such Mortgage Loan or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording,

(b) the related original recorded assignment of mortgage to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, and (c) the related original assignment of mortgage executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located;

     (3) if the security agreement for such Mortgage Loan is separate from the related Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the assignments of mortgage described in clause (2) above, the original assignment of such security agreement to the applicable Mortgage Loan Seller or a counterpart thereof and the original assignment of such security agreement executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete;

     (4) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property and fixtures constituting a part of the Mortgaged Property for such Mortgage Loan, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed;

     (5) the original loan agreement for such Mortgage Loan, if any, or a counterpart thereof;

     (6) the original lender's title insurance policy (or the original pro forma title insurance policy) for such Mortgage Loan, together with any endorsements thereto;

     (7) if any assignment of leases, rents and profits for such Mortgage Loan is separate from the related Mortgage, (a) the original recorded assignment of leases, rents and profits or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, (b) the related original recorded reassignment of such instrument, if any, to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, and (c) the related original reassignment of such instrument, if any, executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located. Any such reassignments may also be included in a related assignment of mortgage and need not be a separate instrument;

     (8) copies of the ESAs, transaction screen assessments or similar studies or reports on the Mortgaged Property for such Mortgage Loan prepared in connection with the origination of such Mortgage Loan;

     (9) if any related assignment of contracts is separate from the related Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the assignments of mortgage described in clause (2) above, the related original assignment of such instrument to the applicable Mortgage Loan Seller or a counterpart thereof and the related original reassignment of such instrument executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete;

     (10) with respect to any Reserve Accounts for such Mortgage Loan, a copy of any separate agreement relating thereto between the related borrower and the originator;

     (11) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, original guarantees for such Mortgage Loan or the original letter of credit, if any, for such Mortgage Loan, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for such Mortgage Loan the possession of which by a secured party is necessary to the secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

     (12) with respect to any Reserve Accounts for such Mortgage Loan, a copy of the UCC-1 financing statements, if any, submitted for filing relating to the applicable Mortgage Loan Seller's security interest in such Reserve Accounts and all funds contained therein, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed; and

     (13) copies of any and all amendments, modifications, supplements and waivers related to any of the foregoing.

     If the Depositor cannot deliver any original or certified recorded document described above on the Closing Date, the Depositor will use its best efforts to deliver (or cause to be delivered) such original or certified recorded documents within 45 days from the Closing Date (subject to delays attributable to the failure of the appropriate recording office to return such documents, in which case the Depositor will deliver (or cause to be delivered) such documents promptly upon receipt thereof). The Trustee is obligated to review the Trustee Mortgage File for each Mortgage Loan within 90 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

     The Master Servicer will hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan (collectively, the "Master Servicer Mortgage File" and together with the Trustee Mortgage File, the "Mortgage File") in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or that come into the possession of the Master Servicer will immediately vest in the Trustee, in trust for the benefit of Certificateholders.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer (directly or through a sub-servicer or special sub-servicer) to service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the Certificateholders and the Trust Fund, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. To the extent consistent with the foregoing and except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer is required to service and administer the Mortgage Loans (1) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for itself and other third-party portfolios, giving due consideration to the customary and usual standards of practice used by prudent institutional commercial mortgage loan servicers of loans comparable to the Mortgage Loans, or (2) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans that it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement and with the purpose of maximizing the estimated net present value of each Mortgage Loan, but without regard to:

     (1) any other relationship that the Master Servicer, the Special Servicer, any sub-servicer, any special sub-servicer, the Depositor, the Trustee, or any affiliate of any of them may have with the borrowers or any affiliate of such borrowers;

     (2) the ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate of either;

     (3) the Master Servicer's or the Trustee's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans;

     (4) the Master Servicer's, the Special Servicer's, any sub-servicer's or any special sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or for any particular transaction;

     (5) the ownership, servicing or management for others by the Master Servicer, the Special Servicer, any sub-servicer or any special sub-servicer of any other mortgage loans or property; or

     (6) any obligation of the Master Servicer to pay any indemnity with respect to any repurchase obligation.

     Each of the Master Servicer and the Special Servicer is permitted, at its own expense, to employ sub-servicers, special sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement. The

Special Servicer intends to appoint the Special Sub-Servicer to perform substantially all of the duties of the Special Servicer under the Pooling and Servicing Agreement. In any such instance, the Master Servicer or the Special Servicer will not be relieved of any of its obligations under the Pooling and Servicing Agreement and each will be responsible for the acts and omissions of any such sub-servicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer nor the Special Servicer, nor any of their directors, officers, employees or agents, will have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision does not protect the Master Servicer, the Special Servicer or such other person from:

     (1) any liability resulting from a breach of any of the Master Servicer's or the Special Servicer's respective representations or warranties in the Pooling and Servicing Agreement;

     (2) any specific liability imposed on the Master Servicer or the Special Servicer for a breach of the servicing standards set forth in the Pooling and Servicing Agreement; or

     (3) any liability by reason of the Master Servicer's or the Special Servicer's willful misfeasance, bad faith, fraud or negligence in the performance of its duties under the Pooling and Servicing Agreement or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans and to follow collection procedures as are consistent with the servicing standards under the Pooling and Servicing Agreement. Consistent with the above, the Master Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to any ARD Loan, the Pooling and Servicing Agreement prohibits the Master Servicer and the Special Servicer from taking any enforcement action (other than requests for collections) for payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment for such ARD Loan before
(1) any acceleration of the maturity of such ARD Loan based on a default other than the non-payment of Excess Interest or principal in excess of the principal component of the related Scheduled Monthly Payment for such ARD Loan or (2) the final maturity date of such ARD Loan.

ADVANCES

     Subject to the limitations described below, the Master Servicer will be obligated to advance (each such amount, a "P&I Advance"), on the Business Day preceding each Distribution Date (the "Remittance Date"), an amount equal to the total or any portion of the Monthly Payment on any Mortgage Loan that was delinquent as of the close of business on the Business Day preceding such Remittance Date or, in the event of a default in the payment of a Balloon Payment, the Assumed Scheduled Payment for the related Balloon Loan, unless the Master Servicer determines that any such advance would be a Nonrecoverable Advance and delivers to the Trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability.

     For any Distribution Date, the amount required to be advanced for a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction minus any Appraisal Reduction Amount for such Mortgage Loan for such Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") (a) to pay certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquisition of title to, or management of, REO Properties, or the sale of defaulted Mortgage Loans or REO Properties, (b) to pay delinquent real estate taxes, assessments and hazard insurance premiums and (c) to cover other similar costs and expenses necessary to protect and preserve the security of the related Mortgage. None of the Master Servicer, the Special Servicer or the Trustee, as applicable, shall be obligated to advance from its own funds any amounts required to cure any failure of any Mortgaged Property to comply with any applicable environmental law or to contain, clean up or remedy any environmental condition present at any Mortgaged Property, and such expense shall be an expense of the Trust Fund.

     If the Trustee becomes the successor Master Servicer, the Trustee, as successor master servicer acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, will be required to make the Advances subject to its determination of recoverability. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. See "--The Trustee" below.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity and not to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required to make any Advance that it determines (possibly based on, among other things, an updated appraisal), in its good faith business judgment, will not be recoverable out of related late payments, Insurance Proceeds, Liquidation Proceeds and certain other collections with respect to the Mortgage Loan as to which such Advance was made. To the extent that any borrower is not obligated under its Mortgage Loan Documents to pay or reimburse any portion of any related outstanding Advances as a result of a modification of such Mortgage Loan by the Special Servicer that forgives loan payments or other amounts that the Master Servicer or the Trustee previously advanced, and the Master Servicer or the Trustee determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable. In addition, if the Master Servicer or the Trustee, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the Master Servicer or the Trustee, as applicable, will be reimbursed for such Advance, plus interest thereon, out of amounts on deposit in the Collection Account before any distributions are made on the Certificates. Any such determination must be evidenced by an officer's certificate delivered to the Trustee (or, in the case of the Trustee, to the Depositor) setting forth such determination of nonrecoverability and the procedure and considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination. Such officer's certificate must include a copy of the updated appraisal or any other information or reports obtained by the Master Servicer or the Trustee, as applicable, such as property operating statements, rent rolls, property inspection reports, engineering reports and other documentation which may support the determination as set forth in such certificate.

     The Master Servicer or the Trustee, as applicable, will be reimbursed for any Advance it has made from (1) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made or (2) upon determining that such Advance is not recoverable in the manner described in the preceding paragraph, from any other amounts from time to time on deposit in the Collection Account.

     The Master Servicer or the Trustee, as applicable, will be entitled to receive interest at a rate equal to the prime rate published in The Wall Street Journal, or if The Wall Street Journal is no longer published, The New York Times (the "Advance Rate"), on its outstanding Advances. The Master Servicer or the Trustee, as applicable, will be authorized to pay itself such interest from general collections on all of the Mortgage Loans before any payments are made to holders of Certificates. If the interest on such Advance is not offset by the Default Interest, a shortfall will result which generally will result in a Class Interest Shortfall for the most Subordinate Class then outstanding.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred for a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" for a Mortgage Loan will occur at the earliest of:

     (1) the third anniversary of the date on which the first extension of the maturity date of such Mortgage Loan became effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension did not decrease the aggregate amount of Monthly Payments on the Mortgage Loan;

     (2) 120 days after an uncured delinquency occurs for such Mortgage Loan;

     (3) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer;

     (4) 60 days after a receiver has been appointed;

     (5) 60 days after the related borrower of such Mortgage Loan declares bankruptcy or is the subject of an involuntary bankruptcy proceeding; or

     (6) immediately after such Mortgage Loan becomes an REO Mortgage Loan; provided, however, that an Appraisal Reduction Event will not occur at any time when the aggregate Certificate Balances of all Classes of Certificates other than the Senior Certificates have been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (1) the outstanding Scheduled Principal Balance of such

Mortgage Loan over (2) the excess of (a) 90% of the Appraised Value of the related Mortgaged Property as determined (A) by one or more appraisals, if such Mortgage Loan has an outstanding Scheduled Principal Balance equal to or in excess of $2,000,000, conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA (the costs of which will be paid by the Master Servicer as a Property Advance) or (B) by either an appraisal conducted as described in the preceding clause (A) or an internal valuation performed by the Special Servicer, if such Mortgage Loan has an outstanding Scheduled Principal Balance less than $2,000,000 over (b) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances (and interest thereon) in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee. If an appraisal is to be obtained as described above, the Special Servicer must obtain such appraisal within 60 days of the occurrence of the related Appraisal Reduction Event (and not more than 120 days thereafter, including within such 120-day period the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not obtained by such date or if, for any Mortgage Loan with an outstanding Scheduled Principal Balance of $1,000,000 or less, the Special Servicer elects not to obtain an appraisal, the Appraisal Reduction for the related Mortgage Loan will be 35% of the outstanding Scheduled Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal.

     As a result of calculating an Appraisal Reduction for a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificateholders. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of (1) the scheduled Monthly Payment due during the related Collection Period and (2) the outstanding principal balance of such mortgage loan less the amount of such Appraisal Reduction divided by the outstanding principal balance of such Mortgage Loan. Appraisal Reductions will be allocated to the Subordinate Certificates in reverse sequential order of the Classes for purposes of determining Voting Rights. See "--Realization Upon Mortgage Loans" and "--Voting Rights" herein.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days before each anniversary of such Appraisal Reduction Event, unless the outstanding Scheduled Principal Balance of such Mortgage Loan is $1,000,000 or less, to order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the Master Servicer as a Property Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer will redetermine and report to the Master Servicer and the Trustee the amount of the Appraisal Reduction for such Mortgage Loan, and such redetermined Appraisal Reduction will replace the prior Appraisal Reduction for such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation for a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal for the related Mortgaged Property during the 12-month period before the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction for such Mortgage Loan.


ACCOUNTS

     Collection Account. The Master Servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it will be required to deposit, within two Business Days of receipt, the following payments and collections received or made by it on or with respect to the Mortgage Loans:

     (1) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

     (2) all payments on account of interest and Default Interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums;

     (3) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls;

     (4) all Net REO Proceeds transferred from an REO Account, (b) all amounts transferred from lockbox accounts in respect of ARD Loans and payable to the Certificateholders and (c) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds (net of related expenses) not required to be applied to the restoration or repair of the related Mortgaged Property;

     (5) any amounts received from borrowers that represent recoveries of Property Advances or Appraisal Reduction Excess Collections; and

     (6) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase," "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Early Termination" herein.

     The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, "insufficient funds" check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer. To the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, will be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits into the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account.

     Distribution Account. The Trustee will establish and maintain a segregated account or accounts (the "Distribution Account") in its name in trust for the benefit of the holders of Certificates. For each Distribution Date, the Master Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account on or before the Remittance Date, the aggregate amount of Available Funds as required by the Pooling and Servicing Agreement, plus (1) any Prepayment Premiums, Yield Maintenance Charges, Excess Interest and Appraisal Reduction Excess Collections received by the Master Servicer during the related Collection Period, (2) any Default Interest received with respect to any Mortgage Loan that is in default with respect to its Balloon Payment, and (3) amounts payable to the Trustee as compensation for its services (including, but not limited to, the Trustee Fee). To the extent not included in Available Funds, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. See "Description of the Certificates--Distributions" herein.

     The Collection Account and the Distribution Account will be held in the name of the Trustee (or, in the case of the Collection Account, the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates, and the Trustee (and, in the case of the Collection Account, the Master Servicer) will be authorized to make withdrawals therefrom. Each of the Collection Account and the Distribution Account will be either (1) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company, the short term unsecured debt obligations of which are rated at least P-1 by Moody's and at least A-1+ by Fitch or, if deposits are to be held therein for 30 or more days, the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least Aa2 by Moody's and at least BBB by Fitch or (2) a segregated trust account or accounts maintained with a federally or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), or as to which the Trustee has been informed in writing by each Rating Agency that the maintenance of such account will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates (an "Eligible Bank"). Amounts on deposit in the Collection Account and certain other accounts may be invested in certain United States government securities and other investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). See "Description of the Certificates--Accounts" in the Prospectus for a listing of Permitted Investments.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes:

     (1) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and any Prepayment Premiums, Yield Maintenance Charges, Excess Interest and Appraisal Reduction Excess Collections for the related Distribution Date;

     (2) to pay or reimburse the Master Servicer or the Trustee, as applicable, for Advances made by it and interest on such Advances, but the Master Servicer's right to reimburse itself will be limited as described herein under "--Advances";

     (3) to (a) pay on or before each Remittance Date to the Master Servicer and the Special Servicer the fee portion of the servicing compensation for the related Distribution Date (provided that the Servicing Fees must be paid from interest received on the related Mortgage Loan), (b) pay from time to time to the Master Servicer any interest or investment income earned on funds deposited in the Collection Account, (c) pay to the Master Servicer as additional servicing compensation any Prepayment Interest Surplus received in the preceding Collection Period, and (d) pay to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting additional servicing compensation;

     (4) to pay on or before each Distribution Date to the Depositor, the Transferor, the related Mortgage Loan Seller or other purchaser of each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and after the date as of which the price of such purchase or repurchase was determined;

     (5) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay to the Master Servicer, the Special Servicer, the Trustee and/or the Depositor, as applicable, for certain other unreimbursed expenses incurred by or on behalf of such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any other payment or reimbursement obligations of the Trust Fund under the Pooling and Servicing Agreement;

     (6) to pay to the Trustee amounts payable as compensation, including, but not limited to, the Trustee Fee, and amounts requested by the Trustee to pay taxes on certain net income with respect to REO Properties (provided that the Trustee will also have the right to withdraw such amounts for such applications);

     (7) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

     (8) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Master Servicer or the Special Servicer, as applicable, will be obligated to enforce the Trustee's rights under the "due-on-sale" clause in the related Mortgage Loan Documents to accelerate the maturity of the related Mortgage Loan, unless (1) such provision is not enforceable under applicable law, (2) such enforcement is reasonably likely to result in meritorious legal action by the related borrower, or (3) the Master Servicer or the Special Servicer, as applicable, acting in accordance with the servicing standards described herein, determines that such enforcement is not in the best interests of the Trust Fund. However, if the Scheduled Principal Balance of any Mortgage Loan or a group of Mortgage Loans (1) made to a single borrower or affiliated borrowers or (2) that is secured by any group of cross-collateralized Mortgaged Properties equals or exceeds 5% of the Pool Balance, the Master Servicer or the Special Servicer, as applicable, will not be permitted to refrain from enforcing the Trustee's rights under the "due-on-sale" clause in such Mortgage Loan or a group of Mortgage Loans without obtaining a confirmation from each Rating Agency that such forbearance will not result, in and of itself, in a downgrading, withdrawal or qualification of its then current rating of any Class of Certificates.

     If (1) applicable law prohibits the enforcement of a "due-on-sale" clause,
(2) the Master Servicer or the Special Servicer is otherwise prohibited from taking such action, or (3) the Master Servicer or the Special Servicer has determined that such enforcement is not in the best interests of the Trust Fund as described in the preceding paragraph (and the confirmation from each Rating Agency described therein has been obtained), then the Mortgage Loan in question may be assumed by a third person. As a result, (1) the original borrower may be released from liability for the unpaid principal balance of such Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan, (2) the Master Servicer may accept payments in respect of such Mortgage Loan from the new owner of the related Mortgaged Property, and
(3) the Master Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the related Mortgaged Property will be substituted as the borrower and the original borrower will be released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Master Servicer or the Special Servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan. In the event a Mortgage Loan is assumed as described in the preceding sentence, the Trustee, the Master Servicer and the Special Servicer will not permit any modification of such Mortgage Loan other than as described below under "--Amendments, Modifications and Waivers." The Master Servicer or the Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with such assumption. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus. A new owner of the related Mortgaged Property may be substituted, or a junior or senior lien may be allowed on the related Mortgaged Property, without the consent of the Master Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.

     If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (1) provides that such Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property, then, for so long as the related Mortgage Loan is included in the Trust Fund, and such borrower creates any such lien or other encumbrance, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, will enforce such provision. As a result, the Master Servicer or the Special Servicer, as applicable, will (1) accelerate the payments due on such Mortgage Loan or (2) withhold its consent to the creation of any such lien or other encumbrance, as applicable. However, the Master Servicer or the Special Servicer, as applicable, will not enforce such provision if, acting in accordance with the applicable servicing standards, it determines that such enforcement would not be in the best interests of the Trust Fund and it is able to obtain the confirmation of each Rating Agency that such Rating Agency will not downgrade, withdraw or qualify its then current rating of any Class of Certificates as a result of such forbearance from enforcement.

     A "due-on-sale" or "due-on-encumbrance" clause may, under certain circumstances, be unenforceable against a borrower that is a debtor in a case under the Bankruptcy Code. In addition, notwithstanding the foregoing, the Master Servicer or the Special Servicer, as applicable, may elect to refrain from enforcing any "due-on-encumbrance" provision relating to any junior or senior lien on a Mortgaged Property imposed in any bankruptcy proceeding involving such Mortgaged Property.


INSPECTIONS; APPRAISALS

     The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans or REO Properties) is required, at its own expense, to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but will in any event be required to (1) inspect each Mortgaged Property at least once every 12 months (or 24 months for any Mortgage Loan with a principal balance of less then $2,000,000), with the first such inspection to be completed on or before April 30, 2000, unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates; and (2) inspect the related Mortgaged Property as soon as practicable after the Master Servicer or the Special Servicer, as applicable, has received any financial and lease reporting fees for any Mortgage Loan (unless such property has been inspected by the Master Servicer or the Special Servicer during the preceding 120-day period). In addition, if any Monthly Payment on any Mortgage Loan becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related promissory note or Mortgage), the Special Servicer will inspect each related Mortgaged Property at its own expense as soon as practicable thereafter.


REALIZATION UPON MORTGAGED PROPERTIES

     If a Mortgage Loan has defaulted or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property.

 General Standards for Conduct in Foreclosing or Selling Defaulted Loans

     Any costs and expenses incurred in any foreclosure or similar proceedings will be advanced by the Master Servicer as a Property Advance, unless the Master Servicer determines that such Advance would constitute a Nonrecoverable Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the jurisdiction in which the subject Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower or any other liable party if
(1) the laws of the jurisdiction do not permit such a deficiency judgment after a non-judicial foreclosure or (2) the Special Servicer determines, in its best judgment, that the likely recovery resulting from a deficiency judgment will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officer's certificate delivered to the Trustee.

     The Special Servicer, on behalf of the Trust Fund, is prohibited from obtaining title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtaining title to any direct or indirect partnership interest or other equity interest in any borrower pledged pursuant to a pledge agreement and thereby become the beneficial owner of a Mortgaged Property, and otherwise acquiring possession of, or taking any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement and based on an updated ESA prepared within the past twelve months by a person independent of the Special Servicer who regularly conducts environmental assessments, that:

     (1) such Mortgaged Property is in compliance with applicable environmental laws in all material respects or, if such Mortgaged Property is found not to be in compliance after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

     (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could reasonably be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could reasonably be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property.

     In the event that the environmental assessment last obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws in all material respects or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer will cause such further environmental tests as the Special Servicer deems prudent to protect the interests of Certificateholders to be conducted by a person independent of the Special Servicer who regularly conducts such tests. Any such tests will be deemed part of the ESA obtained by the Special Servicer for these purposes. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee (which may not be the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property is sold by the Trust Fund. Net REO Proceeds with respect to such REO Property will be allocated in reduction of the principal balance of such Mortgage Loan and treated as Available Funds.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer must administer such Mortgaged Property in such manner so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that, within 90 days of the Trust Fund's acquisition of such Mortgaged Property, the Special Servicer contract with an independent contractor (as defined in the Pooling and Servicing Agreement) for the management and operation of such Mortgaged Property, unless the Special Servicer provides the Trustee with an opinion of counsel that the operation and management of the Mortgaged Property other than through an independent contractor will not cause such Mortgaged Property to fail to qualify as "foreclosure property." Such opinion will be obtained at an expense of the Trust Fund.

     The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing Agreement, that such a sale would be in the best economic interests of the Trust Fund. In any event, the Special Servicer will offer to sell each REO Property so that the sale of such REO Property will occur within the period specified in the Pooling and Servicing Agreement. For any such sale of a Specially Serviced Mortgaged Loan or a REO Property, the Special Servicer will give the Trustee at least 10 Business Days prior written notice of its intention to sell. The Special Servicer will accept an offer from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not an Interested Person, or is determined to be such a price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is an Interested Person; provided, however, that any offer by an Interested Person in the amount of the repurchase price determined in accordance with the Pooling and Servicing Agreement shall be deemed to be a fair price. "Interested Person" means the Depositor, the Master Servicer, the Special Servicer, the Trustee, any borrower or property manager of a Mortgaged Property, an independent contractor engaged by the Special Servicer to manage or operate an REO Property or any known affiliate of any of the foregoing. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may offer to purchase any Specially Serviced Mortgage Loan or any REO Property. In addition, the Special Servicer may accept an offer that is not the highest offer if it determines, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or other terms offered by the prospective buyer making the lower offer are more favorable).

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan within 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The Special Servicer will deliver each Asset Status Report to the Master Servicer and the Rating Agencies. The Special Servicer will be required to commence implementation of the courses of action detailed in such report in a commercially reasonable manner, but in no event more than 30 days after the preparation of such report. However, the Special Servicer will not be required to take or refrain from taking any action that would cause it to violate applicable law, the Pooling and Servicing Agreement (including the servicing standards set forth therein) or the REMIC Provisions.

     After a default in the payment of a Balloon Payment, the Special Servicer may, acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, grant any number of successive extensions of up to 12 months (or the period from the beginning of the first of such extension, if shorter) on the defaulted Mortgage Loan. However, the Special Servicer may not grant any extension that (1) permits the related borrower to make payments of only interest for a period of longer than 12 months in the aggregate, or (2) extends the maturity date of the related Mortgage Loan beyond the Scheduled Final Distribution Date for the Class M Certificates or the date that is 10 years before the expiration of any related ground lease with respect to the Mortgaged Property securing such Mortgage Loan without the written consent of each Rating Agency.


AMENDMENTS, MODIFICATIONS AND WAIVERS

     Neither the Master Servicer nor the Special Servicer may amend, modify, waive or otherwise consent to the change of the stated maturity date of any Mortgage Loan, the payment of principal of or interest (including Default Interest) on any Mortgage Loan, or any other term of any Mortgage Loan, unless
(1) such amendment, modification, waiver or consent is not a "significant modification" under Section 1001 of the Code, (2) to the extent such amendment, modification, waiver or consent would constitute a "significant modification" under Section 1001 of the Code, such modification is occasioned by a default or a reasonably foreseeable default on such Mortgage Loan, or (3) the Master Servicer or the Special Servicer shall have received an Opinion of Counsel (at the Trust Fund's expense) that such amendment, modification or waiver would not cause an imposition of a tax under the REMIC Provisions or cause a loss of the REMIC status.


THE TRUSTEE

     The Chase Manhattan Bank, a New York banking corporation with its principal offices in New York, New York, will act as the Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 450 West 33rd Street, 14th Floor, New York, New York 10001; Structured Finance Series--CMBS.

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. Upon such notice of the Trustee's resignation, the Master Servicer will appoint a successor trustee. If no successor trustee is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     The Depositor or the Master Servicer may remove the Trustee if, among other things, (1) the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, (2) the Trustee at any time becomes incapable of acting, (3) the Trustee is adjudged bankrupt or insolvent, (4) a receiver of the Trustee or its property is appointed, or (5) any public officer takes charge or control of the Trustee or its property. The holders of Certificates representing a majority of the aggregate Voting Rights may remove the Trustee upon written notice to the Master Servicer, the Special Servicer, the Depositor and the Trustee. No resignation or removal of the Trustee or appointment of a successor trustee will become effective until the acceptance of the appointment by the successor trustee.

     The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are "unanticipated expenses incurred by the REMIC" under Treasury Regulations Section 1.860G-1(b)(s)(ii)) other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee and those for which such indemnified persons are indemnified by the Master Servicer or the Special Servicer as described in the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Master Servicer and the Special Servicer will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any losses, liabilities, damages, claims and expenses resulting from the willful misconduct, fraud, bad faith and/or negligence in the performance of the Master Servicer's or the Special Servicer's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of the Master Servicer's or the Special Servicer's respective obligations and duties under the Pooling and Servicing Agreement.


DUTIES OF THE TRUSTEE

     The Trustee, the Master Servicer and the Special Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or this Prospectus Supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or any funds deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than with respect to any funds held by the Trustee.

     If no event of default has occurred of which the Trustee has actual knowledge or, after the curing of all events of default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine only whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

     If the Master Servicer fails to make any required Advance, the Trustee, as successor master servicer, will be required to make such Advance to the extent that such Advance is not deemed to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be nonrecoverable (any such Advance, a "Nonrecoverable Advance"). The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Master Servicer. See "--Advances" herein.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be entitled to receive a monthly servicing fee (the "Servicing Fee") with respect to each Mortgage Loan and for each Distribution Date equal to one-twelfth (1/12) of a per annum rate (the related "Servicing Fee Rate") ranging from 0.05% to 0.25% (in the case of the Mortgage Loans sold to the Transferor by NRFinance) and equal to 0.05% (in the case of the Mortgage Loans sold to the Transferor by CIBC) multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs. The Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including Insurance Proceeds and Liquidation Proceeds) on such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation:

     (1) investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan Documents);

     (2) amounts collected on the Mortgage Loans that are not Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, "insufficient funds" check charges (including with respect to Specially Serviced Mortgage Loans), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but excluding any Prepayment Premiums, Yield Maintenance Charges, Excess Interest, Appraisal Reduction Excess Collections, Default Interest or other amounts required to be deposited or retained in the Collection Account);

     (3) financial and lease reporting fees relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and to the extent permitted under the related Mortgage Loan; and

     (4) Prepayment Interest Surplus (to the extent not offset against any Prepayment Interest Shortfall in accordance with the Pooling and Servicing Agreement).

     The Master Servicer will reimburse the Trustee for certain out of pocket expenses incurred by the Trustee in the performance of its duties in accordance with the Pooling and Servicing Agreement.

     The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein).

SPECIAL SERVICING

     With respect to any Mortgage Loan that is designated a Specially Serviced Mortgage Loan, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to (1) receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), (2) make certain calculations relating to such Mortgage Loan, and (3) make remittances and prepare certain reports to the Trustee relating to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan whether through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), the Special Servicer will continue to be responsible for the operation and management thereof. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which:

     (1) the related borrower is 60 or more days delinquent in the payment of principal and interest (regardless of whether P&I Advances have been reimbursed in respect thereof);

     (2) the related borrower has expressed to the Master Servicer its inability to pay the Mortgage Loan or a hardship in paying the Mortgage Loan in accordance with its terms;

     (3) the Master Servicer has received notice that the related borrower has
(a) become the subject of any bankruptcy, insolvency or similar proceeding, (b) admitted in writing its inability to pay its debts as they come due, or (c) made an assignment for the benefit of creditors;

     (4) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan;

     (5) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that in any case a default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders;

     (6) the related borrower has failed to make a Balloon Payment when due (unless the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default);

     (7) the Master Servicer proposes to commence foreclosure or other workout arrangements; or

     (8) the Master Servicer otherwise determines that there is a material risk of default by the related borrower.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

     (1) with respect to the circumstances described in clauses (1) and (6) above, when the related borrower has brought the Mortgage Loan current and thereafter has made three consecutive full and timely Monthly Payments thereon; provided that with respect to the circumstances described in clause (6), the related borrower may satisfy the requirements above pursuant to any workout recommended by the Special Servicer;

     (2) with respect to the circumstances described in clauses (2) and (4) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer and with respect to the circumstances described in clauses (3) and (7), when such circumstances cease to exist;


     (3) with respect to the circumstances described in clause (5) above, when such default is cured; or

     (4) with respect to the circumstances described in clause (8) above, when the Master Servicer determines that there is no longer a material risk of default by the related borrower, provided that, in any such case, no circumstance exists (as described above) at such time that would cause such Mortgage Loan to be otherwise characterized as a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan (through workout by the Special Servicer or otherwise) for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return the full servicing responsibilities of such Mortgage Loan (a "Corrected Mortgage Loan") to the Master Servicer.

     Banc One will be the initial Special Servicer. The Master Servicer may remove and replace Banc One as the Special Servicer at any time, provided, that it shall have obtained a confirmation from each Rating Agency that such removal will not result, in and of itself, in a downgrading, withdrawal or qualification of its then current rating of any Class of Certificates. The Special Servicer may also be removed and a successor special servicer may be appointed (1) first, by the holders of the majority of the aggregate Voting Rights of the Class L Certificates at such time as Realized Losses allocated to the Class M Certificates equal or exceed 75% of the initial Certificate Balance of such Class, but only until such time as Realized Losses allocated to the Class L Certificates equal or exceed 50% of the initial Certificate Balance of such Class; (2) second, by the holders of the majority of the aggregate Voting Rights of the Class K Certificates, but only until such time as Realized Losses allocated to the Class K Certificates equal or exceed 50% of the initial Certificate Balance of such Class; and (3) thereafter, by the holders of the majority of the aggregate Voting Rights of the second most subordinate Class of Certificates then outstanding, but only until such time as Realized Losses allocated to such Class equal or exceed 50% of the initial Certificate Balance of such Class. If any such removal is made without cause, then the costs of transferring the servicing responsibilities to a successor Special Servicer will be paid by the removing Certificateholders as described in the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor special servicer will not be effective until (1) the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer under the Pooling and Servicing Agreement pursuant to an agreement satisfactory to the Trustee, and (2) each of the Rating Agencies confirms to the Trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

     The Special Servicer will be entitled to certain fees, including a special servicing fee (the "Special Servicing Fee") equal to one-twelfth of 0.35% of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan on a monthly basis. In addition to the Special Servicing Fee, the Special Servicer will also receive, with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"), a disposition fee (the "Disposition Fee") equal to the product of
(1) the excess, if any, of (a) the proceeds of the sale or liquidation of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees and (2) (a) 1.5%, if such sale or liquidation occurs within 12 months after the date on which the Mortgage Loan initially became a Specially Serviced Mortgage Loan or (b) 1.0%, if such sale or liquidation occurs upon or after the expiration of such 12-month period. Furthermore, the Special Servicer will receive, as additional servicing compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee relating to such Mortgage Loan earned from the initial modification, restructuring or workout thereof will terminate, and the Special Servicer will be entitled to a new Workout Fee for such Specially Serviced Mortgage Loan upon resolution or workout of the subsequent event of default under such Specially Serviced Mortgage Loan. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, will be payable out of funds otherwise available to pay principal and interest on the Certificates. The Special Servicer will also be entitled to retain as additional servicing compensation (1) all investment income earned on amounts on deposit in any REO Account and (2) to the extent permitted under the related Mortgage Loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, loan modification fees, extension fees, financial and lease reporting fees (to the extent such fees are not required to be remitted to the related borrower pursuant to the related promissory note), loan service transaction fees, beneficiary statement charges or similar items (but excluding any Default Interest, Yield Maintenance Charges or other Prepayment Premiums, Excess Interest or Appraisal Reduction Excess Collections), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

     "Net Collections" means, with respect to any Corrected Mortgage Loan, an amount equal to all payments on account of principal and interest on such Mortgage Loan and all Prepayment Premiums, Yield Maintenance Charges and Excess Interest.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Monthly Reports. On each Distribution Date, the Trustee will mail to each Certificateholder, with copies to the Depositor, the Paying Agent, the Underwriters, the Master Servicer and each Rating Agency, a statement on the distribution to be made on such date, setting forth for each Class:

     (1) the Pooled Principal Distribution Amount and the amount allocable to principal included in Available Funds;

     (2) The Class Interest Distribution Amount distributable to such Class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such Class;

     (3) The amount of any P&I Advances by the Master Servicer or the Trustee included in the amounts distributed to the Certificateholders;

     (4) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Pooled Principal Distribution Amount on such Distribution Date;

     (5) Realized Losses and their allocation to the Certificate Balance of any Class of Certificates;

     (6) The Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

     (7) The number and aggregate principal balance of the Mortgage Loans (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months, (d) as to which foreclosure proceedings have been commenced, and (e) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of P&I Advances made on such Distribution Date, the aggregate amount of Property Advances made that remain unreimbursed and the aggregate amount of P&I Advances made that remain unreimbursed;

     (8) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

     (9) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

     (10) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent appraisal obtained;

     (11) The amount of the servicing fee and special servicing fee paid to the Master Servicer and Special Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation or additional special servicing fee that was paid to the Master Servicer and Special Servicer with respect to such Distribution Date;

     (12) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date;

     (13) The amount of any Appraisal Reduction allocated, and the amount of any Appraisal Reduction Excess Collections received, during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amount as of such Distribution Date; and

     (14) (a) The amount of Yield Maintenance Charges or Prepayment Premiums collected and any Excess Interest received during the related Collection Period, and (b) the amount of Default Interest received during the related Collection Period.


     In the case of information furnished pursuant to clauses (1), (2), (3) and
(14)(a) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class, and will be expressed as a dollar amount for each Class of Certificates for a certificate having a denomination of $1,000 initial Certificate Balance or Notional Balance.


     Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of a Certificate (except for a Residual Certificate) a statement containing the information set forth in clauses (1) and (2) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in effect.


     On each Distribution Date, the Trustee will mail to each holder of a Residual Certificate a copy of the reports mailed to the other
Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed on the Residual Certificates on such Distribution Date.


     Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of a Residual Certificate a statement setting forth the amounts actually distributed on such Certificate aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in effect.


     In addition, the Trustee will provide each Certificateholder with any additional information, if any, regarding the Mortgage Loans that the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders. Also, certain information made available in the Distribution Date statements may be obtained by accessing a World Wide Website maintained by the Trustee at http://www.globaltrustservices.com.


     Other Available Information. The Master Servicer or the Special Servicer, if applicable, will promptly give notice to the Trustee, who will provide a copy to each Certificateholder, each Rating Agency, the Depositor, the Underwriters, the related Mortgage Loan Seller and the Master Servicer or the Special Servicer (if affecting a Special Serviced Mortgage Loan), of (1) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a Casualty or Condemnation) of all or part of the related Mortgage Loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan will not, in and of itself, be deemed to be such notice); and (2) any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines in accordance with the servicing standards set forth in the Pooling and Servicing Agreement would have a material effect on such Mortgage Loan or REO Property. The notice referred to in (2) will include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan will in any event be deemed to have a material effect).


     In addition to the other reports and information made available and distributed to the Depositor, the Underwriters, the Trustee or the Certificateholders pursuant to the provisions of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will, in accordance with such reasonable rules and procedures as they may adopt (including that, for so long as NRF is the Special Sub-Servicer, the Special Servicer may direct such parties to obtain such information from the Special Sub-Servicer), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the Depositor, the Underwriters, the Trustee, the Certificateholders and any other persons to whom the Master Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, unless prohibited by applicable law or by any documents related to a Mortgage Loan. In providing such additional information, the Master Servicer or the Special Servicer may, to the extent it deems such action to be necessary or appropriate, require the recipient of such information to execute an agreement governing the availability, use and disclosure of such information. Such agreement may also contain indemnification provisions for the Master Servicer or the Special Servicer, as applicable, against any liability or damage that may arise from disclosing such information.


     Upon reasonable prior written request, the Trustee will also make available during normal business hours, for review by the Depositor, the Rating Agencies, any Certificateholder, the Underwriters, any person identified to the Trustee by a

Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Trustee believes such disclosure is appropriate, the following items:


     (1) the Pooling and Servicing Agreement;


     (2) all monthly statements to Certificateholders delivered since the Closing Date;


     (3) all annual statements as to compliance delivered to the Trustee and the Depositor; and


     (4) all annual independent accountants' reports delivered to the Trustee and the Depositor.


     The Master Servicer or the Special Servicer, as appropriate, will make available at its offices during normal business hours, for review by the Depositor, the Underwriters, the Trustee, the Rating Agencies, any Certificateholder, any person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate, and any other persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure is appropriate, the following items:


     (1) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable;


     (2) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer; and


     (3) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made, would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable law or by any document relating to a Mortgage Loan.


     Each of the Master Servicer, the Special Servicer and the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information. However, any such costs and expenses arising from any such request by a Rating Agency will be paid by the Master Servicer.


     The Master Servicer will, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information relating to the Trust Fund that the Master Servicer or the Trustee determines are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act. Each such report, statement and information must be filed on or before the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor will file with the Commission, within 15 days of the closing date, a Form 8-K together with the Pooling and Servicing Agreement.


     None of the Trustee, the Master Servicer and the Special Servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice or in any other report or information furnished or provided by the Trustee, Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee, the Master Servicer and the Special Servicer will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in or from such notice, report or information, including any report filed with the Commission.


VOTING RIGHTS


     The "Voting Rights" assigned to each Class will be:


     (1) 0% in the case of the Residual Certificates;


     (2) in the case of any other Class of P&I Certificates, a percentage equal to the product of (a) 99% so long as the Class A-EC Notional Balance is greater than zero and 100% thereafter and (b) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates; and

     (3) in the case of the Class A-EC Certificates, 1% so long as the Class A-EC Notional Balance is greater than zero, and 0% thereafter.

     The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective percentage interests; provided, however, that any Certificate held or beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a property manager or a borrower or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver that specifically relates to any such person has been obtained (unless such consent, approval or waiver is to an action that would materially and adversely affect the interests of the holders of any Class of Certificates while any such person is the holder of Certificates aggregating not less than 662/3% of the Percentage Interest of any such Class).


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, creating two REMICs. Upon the issuance of the Offered Certificates, O'Melveny & Myers LLP will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement,
(1) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code"), and
(2) (a) the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D and Class E Certificates will be, or will represent ownership of, REMIC "regular interests" and (b) each residual interest will be the sole "residual interest" in the related REMIC.

     Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. The Offered Certificates are not expected to be treated for Federal income tax reporting purposes as having been issued with original issue discount. For purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences" in the Prospectus.

     Offered Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code. Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Offered Certificates held by a domestic building and loan association will generally constitute a "regular or residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "Material Federal Income Tax Consequences--Taxation of the REMIC and its Holders" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, See "Material Federal Income Tax Consequences--Taxation of the REMIC" in the Prospectus.

     DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                             ERISA CONSIDERATIONS


SUMMARY

     The Subordinate Certificates may not be purchased by or transferred to:

    (1) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Plans");

       (2) a collective investment fund in which such Plans are invested;

    (3) other persons acting on behalf of any such Plan or using the assets of any such Plan or any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3-101); or

    (4) an insurance company that is using assets of any insurance company separate account or general account in which the assets of such Plans are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of such Plans) other than an insurance company using the assets of its general account under circumstances whereby the assets of the Trust Fund will not be treated as "plan assets" for purposes of applying the fiduciary responsibility and the prohibited transactions provisions of ERISA, the Code or any Similar Law.

     Each prospective transferee of a Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee either: (a) a transferee representation letter, substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement, stating that such prospective transferee is not a person referred to in clause (1), (2), (3) or (4) above, or (b) an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase and holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provision of ERISA, the Code or any Similar Law, and will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation of liability (including obligations or liabilities under ERISA or Section 4975 of the Code). If a prospective transferee elects to deliver the opinion of counsel referred to in (b), then such opinion of counsel will be at the expense of such prospective transferee and not the expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor.

     TO THE EXTENT ANY OFFERED CERTIFICATE IS IN BOOK-ENTRY FORM, THE HOLDER OF BENEFICIAL INTEREST IN SUCH CERTIFICATE AND ANY TRANSFEREE THEREOF WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PERSON REFERRED TO IN CLAUSES (1),
(2), (3) OR (4) ABOVE.

     None of the Residual Certificates may be purchased by or transferred to a Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, holding or disposition of the Residual Certificates.


CERTAIN REQUIREMENTS UNDER ERISA

     General. ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations" herein.

     Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or an affiliate thereof either: (1) has discretionary authority or control with respect to the investment or management of such assets of such Plan, or (2) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

     Delegation of Fiduciary Duty. Further, if the assets included in the Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

     The United States Department of Labor has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

     Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance whether such exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.


ADMINISTRATIVE EXEMPTIONS

     Individual Administrative Exemptions. The Department has granted to Prudential Securities Incorporated an individual administrative exemption (Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,
1997)) (the "Exemption") for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by Prudential Securities Incorporated. The Exemption may be applicable to the initial purchase, the holding and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

    (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Duff & Phelps Credit Rating Service ("Duff & Phelps"), Fitch IBCA, Inc., Moody's Investors Service, Inc. or Standard & Poor's Rating Services, a division of the McGraw-Hill Companies ("S&P");

    (4) The Trustee must not be an affiliate of any of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, any obligor with respect to the Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group");

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the Trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Master Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the 1933 Act.

     In addition, the Trust must also meet the following requirements:

    (1) The corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

    (2) Certificates in such other investment pools must have been rated in one of the three highest rating categories by Duff & Phelps, Fitch IBCA, Inc., Moody's Investors Service, Inc. or S&P for at least one year before the Plan's acquisition of the certificates pursuant to the Exemption; and

    (3) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of the Certificates pursuant to the Exemption.


     If the conditions of the Exemption are met, the acquisition, holding and resale of Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code (regardless of whether a Plan's assets would be considered to include an ownership interest in the Mortgage Loans in the Mortgage Pool).

     Moreover, the Exemption provides relief from certain self-dealing/conflict-of-interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements:

    (1) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

    (2) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

    (3) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisitions; and

    (4) immediately after the acquisition no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund or any affiliate of such parties (the "Restricted Group").

     THE CHARACTERISTICS OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE SUBORDINATE CERTIFICATES AND RESIDUAL CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES IN WHICH SUCH PURCHASE OR TRANSFER WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. Any fiduciary of a Plan (including an entity that is deemed to hold Plan assets for purposes of ERISA and the Code) considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment and the availability of the Exemption.

     THE SALE OF SENIOR CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, EITHER UNDERWRITER OR ANY OTHER MEMBER OF THE RESTRICTED GROUP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to a Similar Law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, before the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above under the caption "Material Federal Income Tax Consequences" in the Prospectus includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed under the caption "Material Federal Income Tax Consequences" in the Prospectus. Accordingly, Plans may not purchase Residual Certificates.


                               LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-EC and Class B Certificates will be mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.

     The Depositor makes no representations as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                             PLAN OF DISTRIBUTION

     Prudential Securities Incorporated, CIBC Oppenheimer Corp. and Morgan Stanley & Co. Incorporated (together referred to herein as the "Underwriters") have agreed, severally and not jointly, pursuant to an Underwriting Agreement dated March , 1999 (the "Underwriting Agreement"), to purchase from the Depositor the principal or notional balances of Certificates set forth under their names below.




CLASS              PRUDENTIAL SECURITIES INCORPORATED
----------------- ------------------------------------
Class A-1 .......
Class A-2 .......
Class B .........
Class C .........
Class D .........
Class E .........



                                                                                 AGGREGATE INITIAL
CLASS              CIBC OPPENHEIMER CORP.   MORGAN STANLEY & CO. INCORPORATED   CERTIFICATE BALANCE
----------------- ------------------------ ----------------------------------- --------------------
Class A-1 .......
Class A-2 .......
Class B .........
Class C .........
Class D .........
Class E .........

     The Underwriters have informed the Transferor and Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Certificates for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the 1933 Act.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act, or contribute to payments that the Underwriters may be required to make in respect thereof.

     The Underwriters have advised the Depositor that they currently expect to make a market in the Certificates. However they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Certificates will develop. For further information regarding any offer or sale of the Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.


                                USE OF PROCEEDS

     The Depositor will apply the net proceeds from the sale of Certificates to pay the purchase price of the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans and to pay costs of structuring, issuing and underwriting the Certificates.


                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Depositor and for the
                                 Underwriters by O'Melveny & Myers LLP.


                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that each such class of Certificates be assigned the ratings indicated on the cover hereof by Fitch and by Moody's, respectively.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments of interest and principal to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof or the likelihood of collection by the Master Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS                                                               PAGE

Advance Rate............................................................ S-84
Advances................................................................ S-83
Annual Debt Service..................................................... S-41
Appraisal Reduction Excess Collections.................................. S-75
Appraised LTV........................................................... S-41
Appraised Value......................................................... S-41
ARD Amount or ARD Balance............................................... S-41
ARD Loan................................................................. S-9
ARD Loans............................................................... S-32
Asset Status Report..................................................... S-90
Available Funds Allocation.............................................. S-66
Balloon Amount.......................................................... S-41
Balloon Balance......................................................... S-41
Balloon Loans........................................................... S-32
Balloon/ARD LTV......................................................... S-41
Banc One................................................................ S-80
Beneficial Owners....................................................... S-71
Book-Entry Certificate.................................................. S-71
business day............................................................. S-8
Cash Flow............................................................... S-41
Casualty................................................................ S-36
CERCLA.................................................................. S-23
Certificate Registrar................................................... S-73
CIBC.................................................................... S-11
CIBCOPCO................................................................ S-58
Class D Strip............................................................ S-6
Class E Strip............................................................ S-6
Class Interest Distribution Amount...................................... S-64
Class Interest Shortfall................................................ S-65
Code.................................................................... S-11
Collection Account...................................................... S-85
Collection Period....................................................... S-65
Commission............................................................... S-3
Condemnation............................................................ S-36
Condemnation Proceeds................................................... S-64
Constant Prepayment Rate................................................ S-76
Corrected Mortgage Loan................................................. S-93
CPR..................................................................... S-76
Current Occupancy....................................................... S-42
Debt Service Coverage Ratio............................................. S-41
Default Interest........................................................ S-35
Default Rate............................................................ S-65
Defeasance Lockout Period............................................... S-15
Definitive Certificate.................................................. S-71
Depositor................................................................ S-7
Disposition Fee......................................................... S-93
Distribution Account.................................................... S-86
Distribution Date....................................................... S-63
DSCR.................................................................... S-41
DTC............................................................... S-11, S-71
Due Date................................................................ S-31
Duff & Phelps........................................................... S-99

Eligible Bank........................................................... S-86
EPA..................................................................... S-24
ERISA................................................................... S-98
ESA..................................................................... S-38
Exemption............................................................... S-99
Final Recovery Determination............................................ S-70
Fitch.................................................................... S-5
Form 8-K................................................................ S-48
Guide................................................................... S-58
Hospitality Properties.................................................. S-19
Indirect Participants................................................... S-71
Initial Pool Balance.................................................... S-30
Insurance Proceeds...................................................... S-64
Interest Accrual Period................................................. S-65
Loan 120 Account........................................................ S-31
Loan-to-Value Ratio..................................................... S-41
Lockout Period.......................................................... S-33
LTV..................................................................... S-41
Master Servicer Mortgage File........................................... S-82
Monthly Payment......................................................... S-65
Moody's.................................................................. S-5
Mortgage File........................................................... S-82
Mortgage Loan Documents................................................. S-35
Mortgage Loan Sellers.................................................... S-7
Mortgage Rate........................................................... S-31
Net Mortgage Rate....................................................... S-65
Net Operating Income.................................................... S-40
NOI..................................................................... S-40
Nonrecoverable Advance.................................................. S-91
NRF............................................................... S-11, S-58
NRFinance............................................................... S-11
Number of Units......................................................... S-42
Occupancy Date.......................................................... S-41
Occupancy Percentage.................................................... S-41
Occupancy Rate.......................................................... S-41
Open.................................................................... S-33
PAR..................................................................... S-61
Participants............................................................ S-71
Paying Agent............................................................ S-72
Permitted Investments................................................... S-86
P&I Advance............................................................. S-83
Plan Asset Regulations.................................................. S-99
Plans................................................................... S-98
Pool Balance............................................................ S-30
Pooled Principal Distribution Amount.................................... S-65
Pooling and Servicing Agreement......................................... S-80
Prepayment Interest Shortfall........................................... S-65
Prepayment Interest Surplus............................................. S-66
Prepayment Premium Period............................................... S-33
Prepayment Premiums..................................................... S-66
Principal Prepayments................................................... S-66
Property Advances....................................................... S-83
RCRA.................................................................... S-24
Record Date............................................................. S-63
Remaining Amortization Term............................................. S-41

Remaining Term to Maturity.............................................. S-41
REMIC............................................................. S-10, S-97
Remittance Date......................................................... S-83
REO Account............................................................. S-63
REO Mortgage Loan....................................................... S-66
REO Property............................................................ S-92
Residual Certificates................................................... S-11
Restricted Group................................................. S-99, S-100
Revised Rate............................................................ S-32
Servicing Fee........................................................... S-91
Servicing Fee Rate...................................................... S-91
Similar Law............................................................. S-98
SMMEA.................................................................. S-101
S&P..................................................................... S-99
Special Servicer........................................................ S-80
Special Servicing Fee................................................... S-93
Special Sub-Servicer.................................................... S-80
Subordinate Certificates................................................. S-9
Transferor........................................................ S-11, S-58
Trust Fund............................................................... S-7
Trustee Mortgage File................................................... S-80
Underlying Mortgage Loan Purchase Agreements............................ S-30
Underwriters........................................................... S-102
Underwriting Agreement................................................. S-102
Underwritten Cash Flow.................................................. S-41
Underwritten DSCR....................................................... S-41
Underwritten NOI........................................................ S-41
Units/SF................................................................ S-42
Unscheduled Payments.................................................... S-66
Weighted Average Maturity............................................... S-42
Weighted Average Net Mortgage Rate...................................... S-66
Workout Fee............................................................. S-93
Year Built.............................................................. S-41
Year Renovated.......................................................... S-42
Yield Maintenance Charge................................................ S-33
Yield Maintenance Period................................................ S-33

                                                                        ANNEX A


                               EXPLANATORY NOTES

Shaded Mortgage Loans signify either single notes secured by multiple Mortgages, or cross-collateralized/cross-defaulted notes and Mortgages.

Crossed loans (i.e., cross-collateralized or cross-defaulted Mortgage Loans) include a summation of certain loan parameters (e.g. Cut-off Date Balance) on the top line of the loan group as designated in bold type and, therefore, some loan totals are duplicated and must be adjusted to attain portfolio totals.

"NRF", "CIBC", and "KEY" denote National Realty Funding L.C. or National Realty Finance L.C., as applicable, CIBC Inc. and Key Bank N.A., respectively, as originators of the Mortgage Loans.

Certain ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple Mortgaged Properties or are cross-collateralized and cross-defaulted.

"ARD" indicates the Anticipated Repayment Date.

The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related Note. For those Mortgage Loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may require more monthly payments than indicated.

"Largest Tenant Name" refers to the tenant that represents the greatest percentage of the total square footage at the related Mortgaged Property.

YM represents yield maintenance. "YM1", "YM2", "YM3", "YM4" and "YM5" represent the greater of yield maintenance or one percent, two percent, three percent, four percent and five percent of the outstanding principal balance at such time, respectively. The stated percentages represent specified Prepayment Premiums. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the sum of the numbers set forth under the Prepayment Description category represents the number of months in the original term to maturity.

"LO" denotes that a Mortgage Loan is locked out for a period during which prepayment is not permitted.

"DEF" denotes defeasance and indicates that a loan may be defeased only during the indicated period.

Yield Maintenance Description provides a summation of the calculation of any Yield Maintenance Charge. Note that with respect to Mortgage Loan Control #54, the Yield Maintenance Charge is calculated as the Treasury Rate plus 135 basis points per annum.

"Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment to the Cut-off Date.

Missing NOI data points occur because the data was not available or because they apply to a time period that is not comparable to other Mortgage Loans in the Mortgage Loan Pool.

Due on Sale provides a confirmation that exercises at the related lender's option with a fee payable for such option.

Fixed Loan Type identifies that interest will accrue on the balance of the related Mortgage Loan at the indicated fixed coupon during the term of the loan.

"NAP" denotes data is not applicable.

Current LTV Ratio is calculated using the original appraised value and the Cut-off Date Balance.

All reserve holdback balances, monthly reserves and monthly escrows were obtained from the related Mortgage Loan Seller.

1998 NOI--Generally, 1996 and 1997 NOI indicates a January through December calendar year. 1998 NOI may be calculated on any one of the three following methods: (a) at least 8 months during 1998, annualized, (b) the trailing 12 months ending no earlier than October 1998 including at least 10 months of calendar 1998, or (c) calendar year 1998.

Mortgage Loan Control #5 is a set of 4 NRF cross-collateralized Mortgage Loans made up of loan #'s 2493, 2494, 2496 and 2497. Loan #2494 is secured by two Mortgaged Properties identified as #2494A and #2494B. Information regarding #2494A and #2494B is added together on the loan level line and shown as #2494. Therefore, when adding the numbers to determine the rolled-up balances for the entire cross-collateralized group for Mortgage Loan Control #5, the information for #2494A and #2494B should not be included so as to avoid double counting.

"Future Subordinate Financing" indicates whether the related borrower may enter into further financing secured by the Mortgaged Property.

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----------------------------------------------------------------------------------------------------------------------
 CONTROL  LOAN   ORIGIN-
 NUMBER  NUMBER   ATOR                PROPERTY NAME                                     PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------
    1     C101    CIBC    Three Park Avenue                             3 Park Avenue
    2     2172    NRF     Tower Shops                                   Southeast Corner of I-595/State Road
    3     C102    CIBC    Louisville Marriott East                      1903 Embassy Sq. Blvd.
    4     4803    KEY     Bank Of America                               50 West Liberty Street

    5             NRF     THE AIP LOANS & PROPERTIES
   5.10   2493    NRF     Spring Valley Business Park, #6               1055-1059 S. Sherman Street
   5.20   2496    NRF     109-111 Inverness                             109-111 Inverness Dr. East
   5.30   2494    NRF     CENTRAL PARK & SKYWAY ROLLUP                  VARIOUS
   5.31   2494A   NRF     Central Park Office Tech Center               1901 Glenville Drive and 1900 Firman Drive
   5.32   2494B   NRF     Skyway Business Center                        3002-3018 Skyway Circle South
   5.40   2497    NRF     Avion Business Center                         2155 Chenault Drive

    6     C104    CIBC    One City Center                               One City Center

    7             KEY     THE NURSING CENTER LOANS
   7.10   6275    KEY     Hickory of Athens Nursing Center              51 East Fourth Street
   7.20   6276    KEY     Southern Hills Health & Rehabilitation Center 19530 Bagley Road
   7.30   6274    KEY     Scenic Hills Nursing Center                   311 Buck Ridge Road
   7.40   6273    KEY     Arcadia Nursing Center                        Route 7, East Main Street

    8     C105    CIBC    Sea Tac Hotel                                 17001 Pacific Highway South

    9     C103    CIBC    PRIME GROUP PORTFOLIO                         VARIOUS
   9.10   C103i   CIBC    11039 Gage Avenue                             11039 Gage Avenue
   9.20   C103b   CIBC    11045 Gage Avenue                             11045 Gage Avenue
   9.30   C103j   CIBC    1401 South Jefferson Street                   1401 South Jefferson Street
   9.40   C103g   CIBC    200 E. Fullerton Avenue                       200 E. Fullerton Avenue
   9.50   C103h   CIBC    350 Randy Road                                350 Randy Road
   9.60   C103f   CIBC    370 Carol Lane                                370 Carol Lane
   9.70   C103c   CIBC    4160-4190 Madison Street                      4160-4190 Madison Street
   9.80   C103d   CIBC    4211 Madison Street                           4211 Madison Street

    10    2454    NRF     St. Francis Outpatient Building               2226 Liliha Street
    11    2701    NRF     Lake Howell Square                            1241-1271 Semoran Boulevard
    12    1079    NRF     Hedges Greene Shopping Center                 8515 SW Tualatin-Sherwood Road
    13    2254    NRF     Blanco Crossing Apartments                    13999 Old Blanco Road
    14    6270    KEY     Kansas City FBI Building                      1300 Summit Street
    15    2643    NRF     Metro Square II & III                         2735-2775 Villa Creek Road & 12200/12300 Ford Road
    16    C106    CIBC    Tech Park I & II                              2230-2260 Corporate Center Drive
    17    2557    NRF     Rosemeade Apartments                          3737 Timberglen Road
    18    3816    NRF     Bonita Center                                 4340-4450 Bonita Road
    19    4713    NRF     Carter Oak Crossing                           5495 Jimmy Carter Blvd.

    20            NRF     LEXFORD GEORGIA PORTFOLIO
  20.10   6040    NRF     Stewart Way I & II Apartments                 302 General Stewart Way
  20.20   6039    NRF     Mill Run Apartments, No. 3480                 300 Jones Mill Road
  20.30   6041    NRF     Wilcrest Woods Apartments                     701 Penn Waller Road
  20.40   6035    NRF     Oakley Woods Apartments                       6300 Oakley Road
  20.50   6042    NRF     Glenwood Village                              1420 Gray Highway
  20.60   6037    NRF     Camden Way I Apartments                       145 N. Gross Road
  20.70   6036    NRF     Hatcher Way Apartments                        127 Havanna Avenue
  20.80   6038    NRF     Quail Call Apartments                         2414 North Brierwood Drive

    21            NRF     THE REALMARK PORTFOLIO
  21.10   4923    NRF     Inducon Park East Phase I & II                415 & 435 / 410, 430 & 440 Lawrence Bell Drive
  21.20   2752    NRF     Inducon Park East Phase III                   80/90 Curtwright Drive
  21.30   4022    NRF     Paddock at Metro Center                       230 Cumberland Bend Drive

    22    2236    NRF     Asbury Court                                  210 Airport Road & 230 S. Lincolnway
    23    C108    CIBC    Regstad Portfolio                             1430 34th St.SW,1414 35th St,3100 33rd St.,1710 49t
    24    C109    CIBC    Doubletree Grand Hotel                        1717 North Bayshore Drive
    25    C110    CIBC    300 West 49th Street                          300 West 49th Street
    26    5639    NRF     Custer Park Apartments                        3400 Custer Road
    27    3421    NRF     Colonnade Office Building                     53 Forest Avenue
    28    3007    NRF     Moss Creek Apartments                         12851 Haster Street
    29    C111    CIBC    Wild Harvest Marketplace                      575 Worcester Road (Route 9)
    30    C112    CIBC    Frontier Village Phase III                    1841 East Highway 69
    31    2606    NRF     Verdugo Hills Professional Building           1808 and 1818 Verdugo Blvd
    32    C113    CIBC    Cortez Plaza East                             S/W/C Cortez Road & 5th Street West
    33    C115    CIBC    Uptons Department Store                       21759 State Road 7
    34    1920    NRF     Radisson Inn                                  75 Felton Street
    35    3193    NRF     Comfort Suites Downtown                       346 Baronne Street

    36    5454    NRF     CAPTEC FRANCHISE PORTFOLIO IV                 VARIOUS
  36.10   5454A   NRF     Bennigan's - Norfolk, VA                      5741 Virginia Beach Blvd.
  36.20   5454B   NRF     Steak & Ale - Farmington Hills, MI            27590 Orchard Lake Road
  36.30   5454C   NRF     Arby's - Southgate, MI                        18767 Northline Road
  36.40   5454D   NRF     Blockbuster Video - Riverdale,GA              8529 Georgia Highway 85
  36.50   5454E   NRF     Hollywood Video - Hamilton, OH                1491 Main Street
  36.60   5454F   NRF     Hollywood Video - Cincinnati, OH              6123 Colerain Avenue
  36.70   5454G   NRF     Steak & Ale - Trevose, PA                     2224 Roosevelt Boulevard
  36.80   5454H   NRF     Carino's Italian Kitchen - El Paso, TX        675 Sunland Park Drive

    37            NRF     LEXFORD MICHIGAN PORTFOLIO
  37.10   6228    NRF     Ashgrove Apartments                           15151 Ashgrove Drive
  37.20   6229    NRF     Heathmoore Apartments                         34895 Heathmoore Drive
  37.30   6230    NRF     Montgomery Court Apartments of Ingham Co.     1715 Huntsville Drive

    38    5453    NRF     CAPTEC FRANCHISE PORTFOLIO III                VARIOUS
  38.10   5453A   NRF     Denny's Restaurant                            5720 Northampton Boulevard
  38.20   5453B   NRF     Golden Corral                                 4532 South Florida Avenue
  38.30   5453C   NRF     Applebee's Bar & Grill                        105 Potomac Boulevard
  38.40   5453D   NRF     Church's Chicken                              1003 Southeast Military Drive
  38.50   5453E   NRF     Red Robin Grill                               1701 William D. Tate Ave.
  38.60   5453F   NRF     Jack-in-the-Box                               320 Grapevine Highway
  38.70   5453G   NRF     Hollywood Video                               3610 West Owen K. Garriott Road
  38.80   5453H   NRF     Black-Eyed Pea                                1905 Preston Road

    39    6278    KEY     American Twine Office Park                    222 Third Street
    40    3252    NRF     2-30 Spring Mill Drive                        2-30 Spring Mill Drive
    41    1888    NRF     Pittsford Place Mall                          3300 Monroe Avenue
    42    3995    NRF     Wharfside Village Retail Center               4A Cruz Bay Town, Cruz Bay Quarter
    43    4707    NRF     Courtside Village Apartments                  255 Sonoma Way & 260 Ashley Avenue
    44    5273    NRF     Walgreens/West University                     3200 Bissonet Street
    45    4843    NRF     The Bayer Building                            35 Executive Boulevard
    46    3344    NRF     Coral Gates Apartments                        12401 Studebaker Road
    47    C117    CIBC    100 Brinson Road                              100 Brinson Road
    48    3779    NRF     Commons on Park Springs Apartments            2115 Park Springs Circle
    49    C119    CIBC    Branson Ultrasonics Building                  41 Eagle Road
    50    3291    NRF     River Oaks Apartments                         711 Brentford Place
    51    4371    NRF     Memorial Skyway Plaza                         610 North Michigan Street

    52    2495    NRF     AIP FLORIDA                                   VARIOUS
  52.10   2495A   NRF     Presidents Plaza                              4801 & 4803 George Road
  52.20   2495B   NRF     Corporex Plaza I Service Center               3902 & 3904 Corporate Park Drive

    53    4448    NRF     Riverrain Terrace Apartments                  1110-1128 Huron River Road
    54    3635    KEY     Cambridge Place                               1100 6th Ave North
    55    5150    NRF     Third Avenue Plaza                            765 Third Avenue
    56    6281    KEY     Lockbourne Industrial Park II                 4140 Lockbourne Road
    57    4113    NRF     Hall Group Industrial Buildings               40200, 40230 and 40220 Grand River
    58    4737    NRF     Cymer, Inc.                                   16725 Technology Drive
    59    2763    NRF     The Fairview Center Office Building           1003 West Seventh Street
    60    2700    NRF     Willows Apartments                            5280 West Hacienda Ave.
    61    3810    NRF     Willows Apartments Phase II                   5245 South Edmond
    62    C121    CIBC    Cardiff Plaza                                 6701 Black Horse Pike

    63            NRF     LEXFORD OHIO PORTFOLIO
  63.10   6227    NRF     Woodlands Apartments of Columbus              5354 Deerbrook Lane
  63.20   6225    NRF     Timbercreek Apartments of Toledo, Ltd.        2140 Timbercreek Drive
  63.30   6224    NRF     Springwood Apartments                         5463 Yellowbud Drive

    64    2401    NRF     West Town Market Square Shopping Center       3830 Washington Road
    65    6259    KEY     Eagles Run Apts. - Phase I                    2000 Bouldercrest Road
    66    3637    KEY     Plasti-Line Headquarters                      623 East Emory Rd
    67    4486    NRF     Brenbrook Apartments                          11 Cinnamon Circle

    68            NRF     YVONNE KING TRUST PORTFOLIO
  68.10   4027    NRF     La Prada Place Apartments                     8383 La Prada Drive
  68.20   4028    NRF     McCallum Corners Apartments                   7795 McCallum Boulevard

    69    4326    NRF     Acorn Tree Apartments                         2105 West Jefferson Blvd.
    70    4338    NRF     Unifiber Building                             3855 Ruffin Road
    71    4840    NRF     Sandlin Square Shopping Center                303 Beltline Place
    72    3376    NRF     Museum Place                                  Two East India Square
    73    6277    KEY     Good Neighbor Care Center                     622 South 57th Place
    74    1930    NRF     Miramar Plaza                                 8220-8290 Miramar Road
    75    3644    KEY     Gaylord Container                             815 Industrial Drive
    76    6282    KEY     Cedaridge West Apartments                     2072 30th Street
    77    C123    CIBC    Revere Crossing                               826 Guenther Avenue
    78    3701    NRF     Pepper Place Apartments                       601 W. Renner Road
    79    5775    NRF     Day Hill Corporate Center                     200 Day Hill Road

    80    C124    CIBC    ROIFF PORTFOLIO-B SUMMARY                     VARIOUS
  80.10   C124a   CIBC    Roiff-B (50 Evergreen)                        50 Evergreen Street
  80.20   C124b   CIBC    Roiff-B (113 Beacon)                          113 Beacon Street

    81    1703    NRF     Gateway Business Park Building B              6360 S. Pecos
    82    5416    KEY     Best Western-Luxbury Hotel                    5501 Coventry Lane
    83    3636    KEY     American Sign                                 7430 Industrial Blvd.
    84    3799    KEY     Champa Centre                                 1616 Champa Street
    85    C126    CIBC    Normandy Village Apartments                   6668 Mt. Zion Boulevard
    86    C125    CIBC    Glen Plaza Shopping Center                    216-230 Glen Cove Road
    87    6279    KEY     Crossroads Business Park                      Loop Road
    88    2347    NRF     Valu-Home Plaza                               4152 West Main Street

    89            NRF     SUNNYLANE & REMINGTON APTS.
  89.10   3145    NRF     Sunnylane Park Apartments                     4215 S.E. 53rd Street
  89.20   3151    NRF     Remington Place Apartments                    1801 E. Remington

    90    C127    CIBC    ROIFF PORTFOLIO-A SUMMARY                     VARIOUS
  90.10   C127a   CIBC    Roiff-A (772, 774, 776 Columbus)              772, 774, 776 Columbus Avenue
  90.20   C127b   CIBC    Roiff-A (216-218 Hemenway)                    216 - 218 Hemenway Street
  90.30   C127c   CIBC    Roiff-A (480 & 486 Massachusetts)             480 & 486 Massachusetts Avenue

    91            NRF     MCLEOD PHASES I & II                          6255 S. MCLEOD DRIVE
  91.10   1898    NRF     McLeod Phase I                                6255 S. McLeod Drive
  91.20   1899    NRF     McLeod Phase II                               6255 S. McLeod Drive

    92    3610    NRF     Cannon Oaks Retail Center                     3421 West William Cannon Drive
    93    4029    NRF     Ambassador Apartments                         4400 Ambassador Way
    94    3180    NRF     Comfort Suites Motel                          12010 NE Airport Way
    95    C129    CIBC    Fairfield Inn - Knoxville                     1551 Cracker Barrel Lane
    96    2731    NRF     Westchester Gardens                           3301 McMullen Booth Road
    97    2343    NRF     Wheatland Village Shopping Center             4001-4041 Wheatland
    98    6287    KEY     Forest Creek Patio Homes                      6510 U.S. Highway 31 South
    99    C131    CIBC    Rolling Ridge Apartments                      9 Denise Drive
   100    3422    NRF     Airport Properties I & II                     640-642 Cordell and 4767-4787 Clark Howell Boulevard
   101    4409    NRF     Olympic View Apartments                       16700 31st Avenue

   102    C132    CIBC    ROIFF PORTFOLIO-C SUMMARY                     VARIOUS
  102.10  C132a   CIBC    Roiff-C (610 Columbus)                        610 Columbus Avenue
  102.20  C132b   CIBC    Roiff-C (28, 55, 61, 63 S.Huntington)         28, 55, 61, & 63 South Huntington Avenue

   103    3921    KEY     Kendale Industries                            7600 Hub Parkway & 8600 Pleasant Valley Road
   104    3098    NRF     Greentree Commons                             8001-8004 Lincoln Dr. West
   105    C133    CIBC    87 West Cedar & 19 Chestnut                   87 West Cedar & 19 Chestnut Street
   106    3293    NRF     Evans Sheridan Plaza                          485 Evans Road
   107    3730    NRF     Landmark Lofts                                426 West 5th Street
   108    2235    NRF     1701 Louisville                               1701 Louisville & 3501 Workman
   109    C134    CIBC    Greenspring Valley Office Center              9505 Reisterstown
   110    6291    KEY     Ogden OfficeMax                               1250 Washington Boulevard
   111    C135    CIBC    Whitehall Commons                             3 Maryland Circle
   112    3194    NRF     Laverock Place                                1000 Ivy Hill Road Mt. Airy
   113    4482    NRF     Inwood World Plaza                            14807 Inwood Road
   114    C136    CIBC    Walgreen's Store                              503 S. Chickasaw Trail/8000 Lake Underhill Road
   115    4126    NRF     Springs Village Shopping Center               3841 South Highway 97
   116    3797    KEY     Spanish Village                               7204 Ho Road - 7211 Hum Street
   117    2049    NRF     Westside Plaza Shopping Center                20310 - 20358 NW 2nd Ave.
   118    3817    NRF     Montrose Apartments                           2841 - 2851 Montrose Ave.
   119    C137    CIBC    Harrisonburg Plaza                            2475 South Main Street
   120    3922    KEY     Dover Junction Shopping Centerand Mall        620 Dover Center Road
   121    1420    NRF     Ditek Facility                                1720 Starkey Road
   122    C139    CIBC    Southland Shopping Center                     1716-1930 South Fourth Street
   123    C138    CIBC    901 Broadway                                  901 Broadway
   124    6264    KEY     Mayfield Plaza                                1400 SOM Center Road
   125    6262    KEY     6705 Wales Road                               6705 Wales Road
   126    4875    NRF     Riverside Business Park                       3343-3387 Chicago Ave. & 3330-3392 Durahart St.
   127    1678    NRF     East Village Annex Shopping Center            2611, 2621 & 2625 Oswell St.
   128    5720    NRF     Pyramid Professional Center                   1404-1406 S. Crain Highway
   129    6232    NRF     Forsythia Court Apartments                    6001 Barley Avenue
   130    3640    KEY     Patrick-Sandhill Business Park                6126 South Sandhill Road
   131    6267    KEY     5900 Roche Drive                              5900 Roche Drive
   132    3036    NRF     Savannah Square Crossing                      1515-1595 Rice Road
   133    C140    CIBC    3991 Sarno Road                               3991 Sarno Road
   134    6271    KEY     Snowville Shopping Center                     5739-5785 Chevrolet Blvd. & 11680 Snow Rd.
   135    3382    NRF     Deauville Apartments                          8260 East Ten Mile Road
   136    3923    KEY     Janita Plaza                                  3620-3650 E. Flamingo Rd.
   137    3596    NRF     Greenhaven Plaza & Lakecrest Medical Plaza    900 thru 902, 910 Florin Road
   138    6289    KEY     Union Place                                   85 South Union Boulevard
   139    3924    KEY     Hamilton Fixture Building                     4805 Hamilton-Middletown Road
   140    6266    KEY     Fountain View Retirement Village of Grant     50 South Maple Street
   141    2342    NRF     Towngate Plaza Shopping Center                1901 Northwest Highway
   142    3643    KEY     Jubilee Supermarket                           45-47 Ellicott Street

   143            KEY     BROADFIELD & WESTFIELD OFFICES
  143.10  6260    KEY     Broadfield North                              8903-8939 Broadway Avenue
  143.20  6261    KEY     Westfield Commons South                       101-107 West 79th. St.

   144    2556    NRF     Moorehouse Main Street                        881 Main Street
   145    1418    NRF     495 Post Road East Office Park                495 Post Road East
   146    2543    NRF     Broadview Ridge Townhomes                     2110-2160 Farnon Court
   147    4633    NRF     Pinetree II and III condominiums              335 East 100 South and 50 South 350 East
   148    4092    NRF     River Hills Apartments                        3017 Limestone Drive Suite 1
   149    2546    NRF     Crescent Heights Plaza                        8149-8165 Santa Monica Boulvard
   150    3801    KEY     Interart/Sunrise Publications                 3963 Vernal Pike
   151    2986    NRF     Tinker Plaza View Apartments                  7401 SE 29th St.
   152    3319    NRF     3052-3070 San Fernando Road                   3052-3070 San Fernando Road
   153    C141    CIBC    Quaker Plaza Shopping Center                  33 Quaker Road
   154    4460    NRF     Fountain Ridge Apartments                     507 S. Claiborne
   155    C142    CIBC    The Plaza Building                            Building 400, Riverview Executive Park
   156    3888    NRF     Chamberlain Court/Stadium View/Abbott Corner  1733 Ohio/1040 Mississippi/W. 18th St.
   157    C144    CIBC    Midlothian Plaza Shopping Center              1000 East U.S. Highway 287
   158    C143    CIBC    Country Greene Condominium                    320 West Harwood Road
   159    1208    NRF     San Joaquin Valley Professional Center        7405 & 7489 N. First Street
   160    2215    NRF     Modernistic Die Cutting                       169 Jenks Avenue
   161    3420    NRF     Adams Plaza                                   976-1032 Eastern Avenue
   162    6268    KEY     Mayflower Shopping Center                     2134-2226 Lincoln Way
   163    3648    KEY     Midvale Plaza Apartments & Holyoke Apartments 151-171 South Main Street
   164    4258    NRF     Best Western Executive Inn                    27441 Helen Drive
   165    4297    NRF     Bluffs West Apartments                        4335-4343 N. Chestnut Street
   166    6280    KEY     JRH Office Building                           32600 Telegraph Road
   167    C145    CIBC    Bay Pointe Apartments                         296 U.S. Highway 90
   168    3181    NRF     Paint Creek Village Apts.                     750-770 Orion Road
   169    3798    KEY     Woodland Apartments                           3140 Route 209
   170    6027    NRF     Windrush Court Apartments                     13971 Windrush Court
   171    C146    CIBC    Sunny Point Garden Apartments                 886 South Nova Road
   172    3708    NRF     Bearmore Mobile Home Park                     1820 Hwy. #35, Block 72, Lot 35
   173    4328    NRF     Fair Oaks Garden Apartments                   1158-1174 Fair Oaks Avenue
   174    3386    NRF     Alpine Vista Apartments                       1705 West Pine Street
   175    6026    NRF     Heronwood Apartments                          13809 Heronwood Lane
   176    3393    NRF     Strasbourg Apartments                         3 NW O'Brien Road
   177    3412    NRF     Brighton Court Apartments                     14300 32nd Ave, NE
   178    2398    NRF     Greenback Oaks Plaza                          8800-8820 Greenback Lane
   179    2320    NRF     235 West Parkway                              235 West Parkway
   180    3858    NRF     Wachovia Bank Building                        1489 North Military Trail
   181    6028    NRF     Shadow Wood Apartments                        1927 Sanford Circle
   182    6286    KEY     Green Plaza Shopping Center                   4195 Massillon Road
   183    3925    KEY     Bissman Company - 30 Fifth                    30 West Fifth St./ 175-193 N. Main St./ 189 N. Mulberry St.
   184    6283    KEY     Carmel Office Center                          4501-4507 Hills & Dales Road NW
   185    3186    NRF     Baxter Office Park                            510 Baxter Road
   186    6030    NRF     Parkway North Apartments                      8049 Stillwater Court
   187    6290    KEY     U.S. Bank Branch                              1125 Garden of the Gods Road
   188    6231    NRF     Bradford Place Apartments                     16 Bradford Place
   189    C147    CIBC    42 Grove Street                               42 Grove Street
   190    6226    NRF     Annhurst Apartments of Columbus               5849 Cherry Bottom Road
   191    3926    KEY     Airy Forest Apartments                        5100-5120 Hawaiian Terrace
   192    2397    NRF     Centennial Marketplace                        956 W. Cherry Street
   193    2396    NRF     510 Compton Street                            510 Compton Street
   194    3646    KEY     Mountlake Terrace Business Park               21718-66 Avenue West
   195    3927    KEY     Sandler Property                              142 Route 17K
   196    6258    KEY     Burkey Apartments                             37 Washington Avenue
   197    6265    KEY     990 High Street                               988-990 High Street
   198    3928    KEY     Madison Villa Apts                            199 North Madison  Road
   199    3929    KEY     Packard House Apts                            1373 Mahoning Ave. N.W.
   200    6263    KEY     Randall Park Strip Mall                       4834 - 4836 Northfield Road
   201    3647    KEY     Kent Central Business Center                  1510 & 1514 S. Central Ave.
   202    3650    KEY     Ponderosa Apartments                          5300 South 900 East
   203    3649    KEY     Beaver Circle                                 3078-3109 W. Beaver Circle
   204    6288    KEY     Wagner Hardware Company                       455 West Longview Avenue
   205    3889    NRF     Carson Place Apartments                       1121-23 Louisiana

   206    C148    CIBC    ROIFF PORTFOLIO - D SUMMARY                   VARIOUS
  206.10  C148a   CIBC    Roiff - D (1742 Washington Street)            1742 Washington Street
  206.20  C148b   CIBC    Roiff - D (226 Parker Hill)                   226 Parker Hill Avenue

   207    6272    KEY     Iliff Square Shopping Center                  2201-2271 S. Peoria Street
   208    C149    CIBC    Eckerd's Drug Store                           200 Main Street
   209    3930    KEY     Audrey Ave.Apts                               2 Audrey Avenue
   210    C150    CIBC    Eckerd's Drug Store                           104 East Main Street
   211    3800    KEY     Turtle Rock Apartments                        10-17, 20-27, 30-37 Turtle Rock Court
   212    3931    KEY     Childrens World Day Care Center               9034 East Mineral Avenue
   213    6284    KEY     Storage Quarters Mini Warehouse               15415 Pine Ridge Road
   214    2120    NRF     Kenny Rogers Roasters                         535 N. Milwaukie Street
   215    3932    KEY     Park View Plaza                               11002-11010 Clifton Road
   216    3934    KEY     Gateway Apartments                            501 Southern Boulevard N.W.
   217    3933    KEY     Grover Cleveland                              783-819 Millersport Highway
   218    3936    KEY     Pembroke Estates                              20539-20541 Southfield Road

   219    3937    KEY     PAUL G. MAYER APARTMENTS                      VARIOUS
  219.10  3937A   KEY     Paul G. Mayer Apartments                      51-53 Brookes Avenue
  219.20  3937B   KEY     349 College Street                            349 College Street

   220    3938    KEY     Ripley Machine Company                        3171 Albrecht Avenue
   221    3939    KEY     Northcliffe Manor Apts                        4528 Hamilton Avenue
   222    3940    KEY     Hull's Mobile Home Park                       13 Andrus Street
   223    3941    KEY     Joseph Drowne House                           36-38 State Street
   224    6285    KEY     Safe Haven Indianapolis Apartment Building    6220-6260 East 11th Street
   225    3942    KEY     Merrimack Village Mall                        Route 3 - 416 Daniel Webster Highway
   226    3943    KEY     Vision Development                            20974 Arsenal Street
   227    4279    NRF     511 Miami Street                              511 Miami Street
   228    3944    KEY     45 Allen Place Apts                           45 Allen Place
   229    3946    KEY     Frontier Mobile Home Park                     1927 Electric Avenue
   230    3945    KEY     Euclid Place Office Building                  25000 Euclid Avenue
   231    3947    KEY     50 Allen Place Apts                           50 Allen Place
   232    3948    KEY     J & A Latham Properties Corp.                 17 Hemlock Street
   233    3949    KEY     Brickton Manor                                22250 Euclid Ave.
   234    3950    KEY     Bayside Apartments                            1051 West Van Buren Street
   235    3951    KEY     North French Plaza                            560-570 North French Road
   236    3952    KEY     180 Bond Street Apartments                    180 Bond Street
   237    3953    KEY     Hong Commercial Retail                        1649 Central Avenue
   238    3954    KEY     337 South 400 East                            337 South 400 East
   239    3955    KEY     Children's Discovery Center                   54166 County Road 7 North

-----------------------------------------------------------------------------------------------------------------------------------
 CONTROL    PROPERTY           PROPERTY        PROPERTY
 NUMBER       CITY              STATE          ZIP CODE  PROPERTY TYPE                       BORROWER NAME
-----------------------------------------------------------------------------------------------------------------------------------
    1    New York              New York         10016   Office                   Three Park Avenue Building Co.,L.P.
    2    Davie                 Florida          33324   Retail-Anchored          Tri-County Plaza Associates, Ltd.
    3    Louisville            Kentucky         40299   Hotel                    Columbia Properties Louisville, Ltd.
    4    Reno                  Nevada           89501   Office                   Liberty West Holdings, L.L.C.

    5                                                   VARIOUS                  AMERICAN INDUSTRIAL PROPERTIES REIT
   5.10  Richardson            Texas            75081   Office                   American Industrial Properties REIT
   5.20  Englewood             Colorado         80112   Office/Industrial        American Industrial Properties REIT
   5.30  VARIOUS               VARIOUS          VARIOUS VARIOUS                  AMERICAN INDUSTRIAL PROPERTIES REIT
   5.31  Richardson            Texas            75081   Office/Industrial        American Industrial Properties REIT
   5.32  Irving                Texas            75038   Office/Industrial        American Industrial Properties REIT
   5.40  Carrollton            Texas            75006   Office/Industrial        American Industrial Properties REIT

    6    Portland              Maine            04101   Office                   One City Center Associates

    7                          OHIO                     NURSING HOME
   7.10  The Plains            Ohio             45780   Nursing Home             Hickory Creek of Athens, Inc.
   7.20  Middleburg Heights    Ohio             44130   Nursing Home             Southern Hills Health and Rehabilitation Center, I
   7.30  Bidwell               Ohio             45614   Nursing Home             Scenic Hills Nursing Center, Inc.
   7.40  Coolville             Ohio             45723   Nursing Home             Arcadia Nursing Center, Inc.

    8    Sea Tac               Washington       98188   Hotel                    CHIP REIT No. 25 Sea-Tac Ltd.

    9    VARIOUS               VARIOUS          VARIOUS INDUSTRIAL               PRIME GROUP REALTY TRUST
   9.10  Franklin Park         Illinois                 Industrial               Prime Group Realty Trust
   9.20  Franklin Park         Illinois                 Industrial               Prime Group Realty Trust
   9.30  Chicago               Illinois                 Industrial               Prime Group Realty Trust
   9.40  Carol Stream          Illinois                 Industrial               Prime Group Realty Trust
   9.50  Carol Stream          Illinois                 Industrial               Prime Group Realty Trust
   9.60  Elmhurst              Illinois                 Industrial               Prime Group Realty Trust
   9.70  Hillside              Illinois                 Industrial               Prime Group Realty Trust
   9.80  Hillside              Illinois                 Industrial               Prime Group Realty Trust

    10   Honolulu              Hawaii           96817   Office                   Liliha Partners, LP, dba Liliha LMP Company
    11   Casselberry           Florida          32707   Retail-Anchored          Buffalo-LH Business Trust & Buffalo Casselberry Bu
    12   Tualatin              Oregon           97062   Retail-Anchored          Zian Limited Partnership
    13   San Antonio           Texas            78216   Multifamily              Sovereign Development Partners1994-1, Ltd.
    14   Kansas City           Missouri         64106   Office                   Missouri Assets L.L.C.
    15   Farmers Branch        Texas            75234   Office                   Ford Villa Operating Associates, Limited Partnersh
    16   Henderson             Nevada           89014   Office                   Green Valley Tech Park, LLC
    17   Dallas                Texas            75287   Multifamily              Rosemeade Associates-320, Inc.
    18   Chula Vista           California       91902   Retail-Anchored          Bonita Centre, LLC
    19   Norcross              Georgia          30092   Retail-Anchored          Carter Oak Crossing, LLC

    20                         GEORGIA                  MULTIFAMILY              VARIOUS
  20.10  Hinesville            Georgia          31313   Multifamily              Lexford GAKB, LLC
  20.20  Statesboro            Georgia          30458   Multifamily              Lexford GAKB II, L.L.C.
  20.30  Savannah              Georgia          31410   Multifamily              Wilcrest Woods Apartments, LTD.
  20.40  Union City            Georgia          30291   Multifamily              Oakley Woods Apartments of Union City, LTD
  20.50  Macon                 Georgia                  Multifamily              Glenwood Village Apartments ofMacon, Ltd.
  20.60  Kingsland             Georgia          31548   Multifamily              Camden Way Apartments, Ltd.
  20.70  Waycross              Georgia          31501   Multifamily              Hatcher Way Apartments, Ltd.
  20.80  Albany                Georgia          31705   Multifamily              Quail Call Apartments, Ltd.

    21                                                  OFFICE/INDUSTRIAL        REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP V
  21.10  Amherst               New York         14221   Office/Industrial        Realmark Property Investors Limited Partnership V
  21.20  Amherst               New York         14221   Office/Industrial        Realmark Property Investors Limited Partnership V
  21.30  Nashville             Tennessee        37228   Office/Industrial        Realmark Property Investors Limited Partnership V

    22   North Aurora          Illinois         60542   Congregate Care          Z.L. Company, Inc., EJR Enterprises, Inc., et al
    23   Fargo                 North Dakota     58103   Multifamily              Regstad Family Limited Partnership
    24   Miami                 Florida          33132   Hotel                    PH Hotel, Inc.
    25   New York              New York         10019   Multifamily              300 West 49th Street Associates LLC
    26   Plano                 Texas            75023   Multifamily              Price Custer Park, L.P.
    27   Greenwich             Connecticut      06870   Office                   The Colonnade One at Old Greenwich Limited Partner
    28   Garden Grove          California       92643   Multifamily              Fritz Hoelscher, William N. & Nancy M. Buxton, as
    29   Framingham            Massachusetts    01701   Retail-Anchored          575 Worcester Road LLC
    30   Prescott              Arizona          86301   Retail-Anchored          Grace Investment Company
    31   Glendale              California       91208   Office                   Verdugo Hills Professional Buildings
    32   Bradenton             Florida          34207   Retail-Anchored          Bradenton Associates
    33   Boca Raton            Florida          33428   Retail-Anchored          Bayshore Developers II, LC
    34   Marlborough           Massachusetts    01752   Hotel                    N&L Marlboro Development Company
    35   New Orleans           Louisiana        70112   Hotel                    Putnam Hotel Corporation

    36   VARIOUS               VARIOUS          VARIOUS VARIOUS                  CAPTEC FRANCISE CAPITAL PARTNERS L.P. IV
  36.10  Norfolk               Virginia         23502   Special Purpose          Captec Francise Capital Partners L.P. IV
  36.20  Farmington Hills      Michigan         48334   Special Purpose          Captec Francise Capital Partners L.P. IV
  36.30  Southgate             Michigan         48195   Retail-Unanchored        Captec Francise Capital Partners L.P. IV
  36.40  Riverdale             Georgia          30274   Retail-Single Tenant     Captec Francise Capital Partners L.P. IV
  36.50  Hamilton              Ohio             45013   Retail-Single Tenant     Captec Francise Capital Partners L.P. IV
  36.60  Cincinnati            Ohio             45239   Retail-Single Tenant     Captec Francise Capital Partners L.P. IV
  36.70  Trevose               Pennsylvania     19503   Special Purpose          Captec Francise Capital Partners L.P. IV
  36.80  El Paso               Texas            79912   Special Purpose          Captec Francise Capital Partners L.P. IV

    37                         MICHIGAN                 MULTIFAMILY              VARIOUS
  37.10  Sterling Heights      Michigan         48313   Multifamily              Ashgrove Apartments of Sterling Heights, Ltd.
  37.20  Clinton Township      Michigan         48035   Multifamily              Heathmoore Apartments of Macomb County, Limited
  37.30  Haslett               Michigan         48840   Multifamily              Montgomery Court Apartments of Ingham County, Ltd.

    38   VARIOUS               VARIOUS          VARIOUS VARIOUS                  CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III
  38.10  Viginia Beach         Virginia         23455   Special Purpose          Captec Franchise Capital Partners L.P. III
  38.20  Lakeland              Florida          33813   Special Purpose          Captec Franchise Capital Partners L.P. III
  38.30  Mt. Vernon            Illinois         62864   Special Purpose          Captec Franchise Capital Partners L.P. III
  38.40  San Antonio           Texas            76214   Special Purpose          Captec Franchise Capital Partners L.P. III
  38.50  Grapevine             Texas            76051   Special Purpose          Captec Franchise Capital Partners L.P. III
  38.60  Hurst                 Texas            76054   Special Purpose          Captec Franchise Capital Partners L.P. III
  38.70  Enid                  Oklahoma         36856   Retail-Single Tenant     Captec Franchise Capital Partners L.P. III
  38.80  Plano                 Texas            75093   Special Purpose          Captec Franchise Capital Partners L.P. III

    39   Cambridge             Massachusetts    02142   Office                   American Twine Limited Partnership
    40   Malvern               Pennsylvania     19355   Office                   Pennswood Spring Mill Associates, LP
    41   Pittsford             New York         14534   Retail-Unanchored        Pittsford Place Associates, LP
    42   St. John              US               00831   Retail-Unanchored        Wharfside Village Limited Partnership
    43   Woodland              California       95695   Multifamily              KATS Family Trust
    44   Houston               Texas            77056   Retail-Anchored          Sand Springs Ranch TX, L.P.
    45   Orange                Connecticut      06477   Office                   Baker Properties Limited Partnership
    46   Norwalk               California       90650   Multifamily              Granite Four, LLC
    47   Vidalia               Georgia          30474   Industrial               Insite Vidalia, L.L.C.
    48   Arlington             Texas            76013   Multifamily              Fair Oaks Creek Ltd.
    49   Danbury               Connecticut      06810   Industrial               Eagle Road, LLC
    50   Arlington             Texas            76006   Multifamily              Canada River Oaks Ltd.
    51   South Bend            Indiana          46601   Office                   Memorial/Holladay Office Park Associates L.P.

    52   VARIOUS               VARIOUS          VARIOUS VARIOUS                  AMERICAN INDUSTRIAL PROPERTIES REIT
  52.10  Tampa                 Florida          33634   Office/Industrial        American Industrial Properties REIT
  52.20  Tampa                 Florida          33619   Office/Industrial        American Industrial Properties REIT

    53   Ypsilanti             Michigan         48197   Multifamily              Riverside Apartments, L.L.C.
    54   Great Falls           Montana          59401   Congregate Care          CPRC, LLC
    55   Chula Vista           California       91910   Office                   Third Avenue Plaza, LLC
    56   Columbus              Ohio             43207   Office/Industrial        Lockbourne II LLC, AKA Lockbourne Two, LLC
    57   Novi                  Michigan         48375   Office/Industrial        Hall Group, LLC.
    58   Rancho Bernardo       California       92127   Industrial               Lepercq Corporate Income Fund L.P.
    59   Frederick             Maryland         21701   Office                   Fairview Center LLLP
    60   Las Vegas             Nevada           89118   Multifamily              Willows Apartment Partners Limited Partnership
    61   Las Vegas             Nevada           89118   Multifamily              Willows Apartments Partners Limited Partnership II
    62   Egg Harbor Township   New Jersey       08234   Retail-Unanchored        Benbrooke Cardiff Partners, L.P.

    63                         OHIO                     MULTIFAMILY              VARIOUS
  63.10  Columbus              Ohio             43213   Multifamily              Woodlands Apartments of Columbus, LTD.
  63.20  Toledo                Ohio             43615   Multifamily              Timbercreek Apartments of Toledo, Limited Partners
  63.30  Columbus              Ohio             43231   Multifamily              Springwood Apartments of Columbus, LTD.

    64   Martinez              Georgia          30907   Retail-Anchored          John D. Hickok Family Trust
    65   Atlanta               Georgia          30316   Multifamily              Eagles Run Housing Partners, Ltd.
    66   Knoxville             Tennessee        37938   Office/Industrial        Plasti-Line Knoxville, LLC
    67   Randallstown          Maryland         21133   Multifamily              Brenbrook Apartments LLC

    68   DALLAS                TEXAS                    MULTIFAMILY              YVONNE G. KING TRUST
  68.10  Dallas                Texas            75228   Multifamily              Yvonne G. King Trust
  68.20  Dallas                Texas            75252   Multifamily              Yvonne G. King Trust

    69   Dallas                Texas            75208   Multifamily              2105 W. Davis Limited Parnership
    70   San Diego             California       92123   Industrial               PMSI Kearny Mesa, L.L.C.
    71   Decatur               Alabama          35601   Retail-Anchored          Edward L. Hill
    72   Salem                 Massachusetts    01970   Mixed Use                Heritage Museum Realty Trust
    73   Springfield           Oregon           97478   Congregate Care          Good Neighbor Care - Springfield, LLC
    74   San Diego             California       92126   Retail-Unanchored        Miramar Plaza, L.L.C.
    75   Tipton                Indiana          46072   Industrial               Tipton Partners I, LLC
    76   Greeley               Colorado         80631   Multifamily              Investwest Property V, Limited
    77   Yeadon                Pennsylvania     19050   Multifamily              ADG Colonial Manor Associates
    78   Richardson            Texas            75080   Multifamily              Linosana I, Limited
    79   Windsor               Connecticut      06095   Office                   200 Day Hill Road Associates

    80   VARIOUS               VARIOUS          VARIOUS MULTIFAMILY              EB PROPERTIES, LLC
  80.10  Boston                Massachusetts    02130   Multifamily              EB Properties, LLC
  80.20  Boston                Massachusetts    02116   Multifamily              EB Properties, LLC

    81   Las Vegas             Nevada           89120   Office                   American Pacific Capital Gateway Company L.L.C.
    82   Fort Wayne            Indiana          46804   Hotel                    Luxbury-Fort Wayne, LP
    83   Florence              Kentucky         41042   Office/Industrial        Plasti-Line Florence, LLC
    84   Denver                Colorado         80202   Retail-Unanchored        Anthem Champa Center LLC
    85   Morrow                Georgia          30260   Multifamily              Normandy Village Associates
    86   Carle Place           New York         11514   Retail-Unanchored        Glen Plaza Associates LP
    87   Savannah              Georgia          31403   Office/Industrial        Zaremba Foxfield Limited Partnership II
    88   Batavia               New York         14020   Retail-Anchored          425 West Main Associates (Batavia), L.P.

    89                         OKLAHOMA                 MULTIFAMILY              VARIOUS
  89.10  Oklahoma City         Oklahoma         73135   Multifamily              Pacific Investment Corporation
  89.20  Shawnee               Oklahoma         74801   Multifamily              Park Place Properties, Inc.

    90   VARIOUS               VARIOUS          VARIOUS MULTIFAMILY              CHM PROPERTIES, LLC
  90.10  Boston                Massachusetts    02120   Multifamily              CHM Properties, LLC
  90.20  Boston                Massachusetts    02115   Multifamily              CHM Properties, LLC
  90.30  Boston                Massachusetts    02118   Multifamily              CHM Properties, LLC

    91   LAS VEGAS             NEVADA           89120   OFFICE/INDUSTRIAL        PARK 2000
  91.10  Las Vegas             Nevada           89120   Office/Industrial        Park 2000
  91.20  Las Vegas             Nevada           89120   Office/Industrial        Park 2000

    92   Austin                Texas            78745   Retail-Unanchored        Sage-O'Connor Associates Ltd.
    93   Balch Springs         Texas            75180   Multifamily              Dallas Ambassador Limited Partnership
    94   Portland              Oregon           97220   Hotel                    Gruhlaxmi, Inc.
    95   Knoxville             Tennessee        37914   Hotel                    Straw, L.P.
    96   Safety Harbor         Florida          34621   Nursing Home             Westchester Gardens Limited Partnership
    97   Dallas                Texas            75237   Retail-Shadow Anchored   Kong's Properties, Inc.
    98   Indianapolis          Indiana          46227   Congregate Care          Forest Creek Patio Homes, L.L.C.
    99   Colonie               New York         12110   Multifamily              Rolling Ridge LLC
   100   Atlanta               Georgia          30320   Office/Industrial        Airport Properties Realty, LLC
   101   SeaTac                Washington       98188   Multifamily              Olympic View, L.L.C.

   102   VARIOUS               VARIOUS          VARIOUS MULTIFAMILY              CSOH PROPERTIES, LLC
  102.10 Boston                Massachusetts    02118   Multifamily              CSOH Properties, LLC
  102.20 Boston                Massachusetts    02130   Multifamily              CSOH Properties, LLC

   103   Valley View           Ohio             44131   Office/Industrial        Dale K. Honroth and Sharon T. Honroth
   104   Marlton               New Jersey       08053   Office                   BBHN Greentree Commons, L.P.
   105   Boston                Massachusetts            Multifamily              Christine Anne Realty Corp.
   106   Williamsville         New York         14221   Retail-Unanchored        Bernard I. Obletz Evans-Sheridan Property Trust
   107   Kansas City           Missouri         64105   Multifamily              Mallin/Gibson Family L.P.
   108   Knoxville             Tennessee        37921   Office/Industrial        Vista, L.P.
   109   Owings Mills          Maryland         21117   Office                   GV, LLC
   110   Ogden                 Utah             84404   Retail-Single Tenant     Broadway Partners, L.L.C.
   111   Whitehall             Pennsylvania     18052   Multifamily              Gensa, L.L.C.
   112   Philadelphia          Pennsylvania     19150   Multifamily              Barry Davis
   113   Addison               Texas            75244   Retail-Unanchored        Inwood World Joint Venture
   114   Orlando               Florida          32825   Retail-Anchored          The Edward H. Spiegel 1998 W-G Revocable Trust
   115   Sand Springs          Oklahoma         74063   Retail-Shadow Anchored   Springs Village Company
   116   Carefree              Arizona          85377   Retail-Unanchored        Crimson Canyon LLC
   117   Miami                 Florida          33169   Retail-Unanchored        Sheridan Properties II, Inc.
   118   Glendale              California       91214   Multifamily              Robert M. Parks, as Trustee of the Parks Family Tru
   119   Harrisonburg          Virginia         22801   Retail-Anchored          Benbrooke Shenandoah Partners, L.P.
   120   Bay Village           Ohio             44140   Retail-Unanchored        Dover-Junction, Ltd.
   121   Largo                 Florida          33771   Office/Industrial        HR Starkey Limited
   122   Chickasha             Oklahoma         73203   Retail-Anchored          Oklahoma City Associates
   123   New York              New York         10012   Mixed Use                901 Broadway, LLC
   124   Mayfield Heights      Ohio             44124   Retail-Single Tenant     Key Plaza - LG LLC & Key Plaza- JR LLC
   125   Northwood             Ohio             43619   Office/Industrial        Northwood One LLC
   126   Riverside             California       92705   Office/Industrial        Martin Investment Company
   127   Bakersfield           California       93306   Retail-Unanchored        Donald and Joan Maltzman Revocable Family Trust
   128   Glen Burnie           Maryland         21060   Office                   Pyramid Limited Partnership
   129   Louisville            Kentucky         40218   Multifamily              Forsythia Court Apartments of Jefferson County, LT
   130   Las Vegas             Nevada           81920   Office/Industrial        Patrick-Sandhill Business Park, L.L.C.
   131   Columbus              Ohio             43299   Office                   Roche Drive LLC
   132   Lee's Summit          Missouri         64060   Retail-Unanchored        Ward Development & Investment Co.
   133   Melbourne             Florida          32934   Industrial               Henderson Sarno, L.C.
   134   Parma                 Ohio             44129   Retail-Unanchored        S.N.C.H. Ltd.
   135   Center Line           Michigan         48015   Multifamily              Deauville Apartments, L.L.C.
   136   Las Vegas             Nevada           89121   Retail-Unanchored        Waldman Enterprises Inc.
   137   Sacramento            California       95831   Office                   Greenhaven Plaza
   138   Lakewood              Colorado         80228   Retail-Unanchored        Havana Plaza Corporation
   139   Hamilton              Ohio             45011   Office/Industrial        Hamilton Fixture Co., Inc.
   140   Grant                 Michigan         49327   Assisted Living Facility Leisure Living Properties-Grant, L.L.C.
   141   Garland               Texas            75041   Retail-Unanchored        Gateway Investments, L.C.
   142   Batavia               New York         14020   Retail-Single Tenant     LKLWL Properties, L.P.

   143   MERRILLVILLE          INDIANA          46410   OFFICE                   VARIOUS
  143.10 Merrillville          Indiana          46410   Office                   Broadfield Square North
  143.20 Merrillville          Indiana          46410   Office                   Westfield Commons

   144   Borough Of Sayreville New Jersey       08872   Retail-Unanchored        Moorehouse Main Street Corp. & Main Street Fidelco,
   145   Westport              Connecticut      06880   Office                   Topper Associates, L.L.C.
   146   Colorado Springs      Colorado         80906   Multifamily              Cloud Family Partnership, LTD
   147   Ephraim               Utah             84627   Multifamily              Pinetree II investors, LLC, a Utah limited liabili
   148   Louisville            Tennessee        37777   Multifamily              River Hill Multi-Family, L.P.
   149   West Hollywood        California       90046   Retail-Unanchored        8159 Santa Monica, LLC
   150   Bloomington           Indiana          47402   Office/Industrial        IAHC Real Estate, LLC
   151   Midwest City          Oklahoma         73110   Multifamily              Tinker Plaza View Apartment
   152   Los Angeles           California       90065   Retail-Unanchored        Portola Ventures
   153   Queensbury            New York         12804   Retail-Unanchored        Quaker Plaza, LLC
   154   Olathe                Kansas           66202   Multifamily              Future Enterprises, LLC
   155   Trenton               New Jersey       08611   Office                   BOI I, L.L.C.
   156   Lawrence              Kansas           66044   Multifamily              Twenty-One Company, L.C.
   157   Midlothian            Texas            76065   Retail-Anchored          Benbrooke Midlothian Partners Limited
   158   Hurst                 Texas            76054   Multifamily              Townhomes of Country Greene, Ltd.
   159   Fresno                California       93720   Office                   M&G Partnership
   160   St Paul               Minnesota        55117   Office/Industrial        Modernistic, Inc.
   161   Malden                Massachusetts    02148   Retail-Unanchored        Adams Plaza Associates, L.L.C.
   162   Massillon             Ohio             44646   Retail-Anchored          Mayflower Development Company
   163   Midvale               Utah             84047   Multifamily              Holyoke, L.L.C.
   164   Perrysburg            Ohio             43551   Hotel                    Best Ventures Corp.
   165   Colorado Springs      Colorado         80907   Multifamily              Cosprings Bluffs West, LLC
   166   Bingham Farms         Michigan         48025   Office                   Shekerjian, L.L.C.
   167   Bay St. Louis         Mississippi      39520   Multifamily              Bay Pointe Partners, L.P.
   168   Lake Orion            Michigan         48326   Multifamily              ARC Investment, L.L.C.
   169   Marbletown            New York         12401   Multifamily              Woodland Trust Agreement And Declaration
   170   North Fort Myers      Florida          33903   Multifamily              Windrush Apartments, Ltd.
   171   Daytona Beach         Florida          32114   Multifamily              M & E Ventures, Inc.
   172   Wall Township         New Jersey       07719   Mobile Home Park         Joseph C. Frezza, LLC
   173   Arroyo Grande         California       93420   Multifamily              Ronald J. Simmons, Connie Y. Simmons, Johnny Yip
   174   Sandpoint             Idaho            83864   Assisted Living Facility Retirement Living Concepts Incorporated
   175   Fort Myers            Florida          33907   Multifamily              Heronwood Apartments, LTD
   176   Lee's Summit          Missouri         64063   Multifamily              Strasbourg Apartments II, L.P.
   177   Seattle               Washington       98101   Multifamily              Craig B. Kennedy and Karen L. Kennedy/Craig A. Coo
   178   Orangevale            California       95622   Retail-Unanchored        Kaljian Family Revocable Trust
   179   Pequannock            New Jersey       07440   Industrial               Mandarin Associates IV
   180   West Palm Beach       Florida          33409   Office                   KNARF 1489, Ltd.
   181   Sarasota              Florida          34234   Multifamily              Shadow Wood Apartments II, LTD
   182   Green                 Ohio             44685   Retail-Unanchored        Green Center Inc
   183   Manfield              Ohio             44902   Industrial               The Bissman Company
   184   Canton                Ohio             44708   Office                   Hills & Dales Office Center, Ltd
   185   Chesterfield          Missouri         63017   Office                   Charles J. Becker and Marion Becker, husband and w
   186   North Fort Myers      Florida          33903   Multifamily              Parkway North Apartments, LTD
   187   Colorado Springs      Colorado         80907   Special Purpose          L.K. Leeper Associates, L.L.C.
   188   Belleville            Illinois         62221   Multifamily              Bradford Place Apartments of St. Clair County, Lim
   189   Boston                Massachusetts    02114   Multifamily              Grove Street LLC
   190   Columbus              Ohio             43230   Multifamily              Annhurst Apartments of Columbus, Ltd.
   191   Cincinnati            Ohio             45238   Multifamily              Redleaf Properties, Inc.
   192   Louisville            Colorado         80027   Retail-Shadow Anchored   Centennial Marketplace, LLC
   193   Broomfield            Colorado         80020   Office/Industrial        510 Broomfield LLC
   194   Mountlake Terrace     Washington       98043   Office/Industrial        Dryfly Holdings, Inc.
   195   Newburgh              New York         12550   Office/Industrial        Elinor C. Sandler
   196   Bellevue              Pennsylvania     15202   Multifamily              Burnside Avenue Trust
   197   Wadsworth             Ohio             44281   Retail-Unanchored        2701 Market Street Investors
   198   London                Ohio             43140   Multifamily              Thomas M. Phillips &  Marsha S. Phillips
   199   Warren                Ohio             44483   Multifamily              Packard House Apartments, Ltd.
   200   North Randall         Ohio             44128   Retail-Anchored          Eye Plaza, Ltd.
   201   Kent                  Washington       98032   Office/Industrial        Cross Connections I, L.L.C.
   202   Murray                Utah             84117   Multifamily              Ponderosa L.L.C.
   203   West Valley City      Utah             84119   Multifamily              Beaver Circle, L.L.C.
   204   Mansfield             Ohio             44906   Warehouse                Wagner Hardware Company
   205   Lawrence              Kansas           66044   Multifamily              Twenty-Four Company, L.C.

   206   VARIOUS               VARIOUS          VARIOUS MULTIFAMILY              PW PROPERTIES, LLC
  206.10 Boston                Massachusetts    02118   Multifamily              PW Properties, LLC
  206.20 Boston                Massachusetts    02120   Multifamily              PW Properties, LLC

   207   Aurora                Colorado         80014   Retail-Unanchored        Iliff Square, Inc.
   208   Johnson City          New York         13790   Retail-Anchored          CP Realty Associates
   209   Oyster Bay            New York         11771   Multifamily              2 Audrey, Inc.
   210   Cobleskill            New York         12043   Retail-Anchored          CP Realty Associates
   211   New Paltz             New York         12561   Multifamily              Turtle Rock Trust
   212   Englewood             Colorado         80112   Special Purpose          Steven P. Levine
   213   Fort Myers            Florida          33908   Self-Storage             Martin E. Hawley and Kimberly S. Hawley
   214   Boise                 Idaho            83704   Retail-Single Tenant     Idaho Roasters Land, LLC
   215   Cleveland             Ohio             44122   Retail-Unanchored        Park View Plaza, Ltd.
   216   Warren                Ohio             44485   Multifamily              Gateway Apartments, Ltd.
   217   Amherst               New York         14226   Retail-Unanchored        Charles G. Youngers
   218   Detroit               Michigan         48219   Multifamily              Pembrooke Estates Associates L.L.C.

   219   VARIOUS               VARIOUS          VARIOUS MULTIFAMILY              PAUL G. MAYER, KAREN L. MAYER AND DENNIS J. DELOY
  219.10 Burlington            Vermont          05401   Multifamily              Paul G. Mayer, Karen L. Mayer and Dennis J. Deloy
  219.20 Burlington            Vermont          05401   Multifamily              Paul G. Mayer, Karen L. Mayer and Dennis J. Deloy

   220   Akron                 Ohio             44312   Office/Industrial        Ripley Machine, Inc.
   221   Cincinnati            Ohio             45223   Multifamily              Redleaf Properties, Inc.
   222   Silvercreek           New York         14136   Mobile Home Park         Mohammed I. Charlie
   223   Portland              Maine            04101   Multifamily              Honey Bee Properties, L.L.C.
   224   Indianapolis          Indiana          46219   Congregate Care          City Investors, L.L.C.
   225   Merrimack             New Hampshire    03254   Retail-Shadow Anchored   Adrien A. Labrie, Jr.
   226   Watertown             New York         13601   Special Purpose          Vision Development, Inc.
   227   Kansas City           Kansas           66101   Special Purpose          Tri-Comm, Inc.
   228   Hartford              Connecticut      06114   Multifamily              Allen Place Apartments, LLC
   229   Lackawanna            New York         14219   Mobile Home Park         Mohammad I. Charlie
   230   Euclid                Ohio             44117   Office                   Euclid Place
   231   Hartford              Connecticut      06114   Multifamily              Allen Place Apartments, LLC
   232   Town of Colonie       New York         12110   Office/Industrial        J & A Latham Properties Corp.
   233   Euclid                Ohio             44117   Multifamily              Martin R. and Debra A. Homes
   234   Seward                Alaska           99664   Multifamily              D/T Alaska, an Alaskan Limited Partnership
   235   Amherst               New York         14228   Retail-Unanchored        James D. DeMola, Sr., and Grace DeMola
   236   Hartford              Connecticut      06114   Multifamily              Bond Street Apartments, LLC
   237   Colonie               New York         12205   Retail-Single Tenant     Chol Hui Hong & Sun Cha Hong
   238   Salt Lake City        Utah             84111   Office                   Patrick Mundt, David Baker and Jan Baker
   239   Elkhart               Indiana          46514   Special Purpose          Buss Real Estate, Inc.


-------------------------------------------------------------------------------------------------------------------------------
 CONTROL    ORIGINAL           CUT-OFF               GROSS         NET                         1ST INTEREST     1ST INT. &
 CONTROL    PRINCIPAL           DATE      LOAN      MORTGAGE     MORTGAGE                        PAYMENT           PRIN.
 NUMBER      BALANCE           BALANCE    TYPE        RATE         RATE        NOTE DATE           DATE        PAYMENT DATE
-------------------------------------------------------------------------------------------------------------------------------
    1    $ 67,500,000      $ 67,500,000   Fixed      7.7600%      7.7075%       11/30/98         01/01/99        11/01/99
    2      35,000,000        34,753,057   Fixed      6.9300%      6.8775%       05/28/98                         07/01/98
    3      22,600,000        22,566,728   Fixed      8.2100%      8.1575%       01/15/99         03/01/99        03/01/99
    4      20,500,000        20,432,272   Fixed      7.0000%      6.9475%       10/29/98                         12/01/98

    5      19,742,000        19,502,430   FIXED      7.2800%      7.2275%       04/14/98                         06/01/98
   5.10     6,900,000         6,816,268   Fixed      7.2800%      7.2275%       04/14/98                         06/01/98
   5.20     5,500,000         5,433,257   Fixed      7.2800%      7.2275%       04/14/98                         06/01/98
   5.30     4,017,000         3,968,254   FIXED      7.2800%      7.2275%       04/14/98                         06/01/98
   5.31     2,688,068         2,655,448   Fixed      7.2800%      7.2275%       04/14/98                         06/01/98
   5.32     1,328,932         1,312,806   Fixed      7.2800%      7.2275%       04/14/98                         06/01/98
   5.40     3,325,000         3,284,651   Fixed      7.2800%      7.2275%       04/14/98                         06/01/98

    6      19,100,000        18,975,752   Fixed      7.2900%      7.2375%       05/14/98         07/01/98        07/01/98

    7      15,100,000        15,017,849   FIXED      7.6200%      7.5675%       09/23/98                         11/01/98
   7.10     5,800,000         5,768,445   Fixed      7.6200%      7.5675%       09/23/98                         11/01/98
   7.20     4,775,000         4,749,022   Fixed      7.6200%      7.5675%       09/23/98                         11/01/98
   7.30     3,250,000         3,232,319   Fixed      7.6200%      7.5675%       09/23/98                         11/01/98
   7.40     1,275,000         1,268,063   Fixed      7.6200%      7.5675%       09/23/98                         11/01/98

    8      14,950,000        14,849,396   Fixed      7.5000%      7.4475%       08/27/98         10/01/98        10/01/98

    9      14,933,000        14,823,814   FIXED      7.1700%      7.1175%       05/01/98         06/01/98        06/01/98
   9.10       676,777           671,829   Fixed      7.1700%      7.1175%       05/01/98         06/01/98        06/01/98
   9.20     4,024,081         3,994,658   Fixed      7.1700%      7.1175%       05/01/98         06/01/98        06/01/98
   9.30       592,637           588,304   Fixed      7.1700%      7.1175%       05/01/98         06/01/98        06/01/98
   9.40     1,829,128         1,815,754   Fixed      7.1700%      7.1175%       05/01/98         06/01/98        06/01/98
   9.50     1,006,020           998,665   Fixed      7.1700%      7.1175%       05/01/98         06/01/98        06/01/98
   9.60     1,865,710         1,852,069   Fixed      7.1700%      7.1175%       05/01/98         06/01/98        06/01/98
   9.70     2,359,575         2,342,322   Fixed      7.1700%      7.1175%       05/01/98         06/01/98        06/01/98
   9.80     2,579,070         2,560,213   Fixed      7.1700%      7.1175%       05/01/98         06/01/98        06/01/98

    10     14,500,000        14,500,000   Fixed      6.9900%      6.9075%       07/17/98         09/01/98        08/01/00
    11     14,200,000        14,090,797   Fixed      7.0600%      7.0075%       10/27/98                         12/01/98
    12     14,000,000        13,562,941   Fixed      7.2400%      7.1875%       10/15/97                         12/01/97
    13     12,750,000        12,660,277   Fixed      7.2300%      7.1775%       05/14/98                         07/01/98
    14     12,600,000        12,538,269   Fixed      6.8900%      6.8375%       08/18/98                         10/01/98
    15     12,500,000        12,402,115   Fixed      7.3700%      7.3175%       04/24/98                         06/01/98
    16     11,325,000        11,305,487   Fixed      7.4000%      7.3475%       12/30/98         02/01/99        02/01/99
    17     10,600,000        10,549,282   Fixed      6.2600%      6.2075%       09/10/98                         11/01/98
    18     10,400,000        10,379,916   Fixed      7.0000%      6.8975%       12/28/98                         02/01/99
    19     10,000,000         9,972,563   Fixed      7.5500%      7.4975%       11/19/98                         01/01/99

    20      9,797,000         9,772,900   FIXED      7.6000%      7.4982%       12/31/98                         02/01/99
  20.10     2,225,000         2,219,527   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
  20.20     1,538,000         1,534,217   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
  20.30     1,365,000         1,361,642   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
  20.40     1,145,000         1,142,183   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
  20.50     1,110,000         1,107,269   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
  20.60       935,000           932,700   Fixed      7.6000%      7.3475%       12/31/98                         02/01/99
  20.70       754,000           752,145   Fixed      7.6000%      7.3475%       12/31/98                         02/01/99
  20.80       725,000           723,217   Fixed      7.6000%      7.3475%       12/31/98                         02/01/99

    21      9,780,000         9,758,455   FIXED      7.7330%      7.6875%       12/29/98                         02/01/99
  21.10     6,205,000         6,191,346   Fixed      7.7400%      7.6875%       12/29/98                         02/01/99
  21.20     1,875,000         1,870,874   Fixed      7.7400%      7.6875%       12/29/98                         02/01/99
  21.30     1,700,000         1,696,235   Fixed      7.7000%      7.6475%       12/29/98                         02/01/99

    22      8,900,000         8,869,270   Fixed      6.7800%      6.7275%       10/14/98                         12/01/98
    23      8,750,000         8,682,574   Fixed      6.6800%      6.6275%       08/28/98         10/01/98        10/01/98
    24      8,500,000         8,445,257   Fixed      7.7600%      7.7075%       08/27/98         10/01/98        10/01/98
    25      8,200,000         8,157,427   Fixed      6.6100%      6.5575%       08/31/98         10/01/98        10/01/98
    26      8,000,000         7,993,442   Fixed      7.0000%      6.9475%       01/07/99                         03/01/99
    27      7,600,000         7,563,529   Fixed      7.2000%      7.1475%       08/10/98                         10/01/98
    28      7,550,000         7,513,529   Fixed      6.2100%      6.1075%       09/15/98                         11/01/98
    29      7,500,000         7,462,327   Fixed      6.7700%      6.7175%       08/21/98         10/01/98        10/01/98
    30      7,200,000         7,145,145   Fixed      7.5100%      7.4575%       10/24/97         12/01/97        06/01/98
    31      7,000,000         6,956,895   Fixed      7.3700%      7.3175%       06/25/98                         08/01/98
    32      6,850,000         6,836,881   Fixed      7.9500%      7.8975%       12/22/98         02/01/99        02/01/99
    33      6,700,000         6,645,866   Fixed      7.2200%      7.1675%       03/04/98         05/01/98        09/01/98
    34      6,500,000         6,455,376   Fixed      6.3900%      6.3375%       09/17/98                         11/01/98
    35      6,500,000         6,436,652   Fixed      6.9700%      6.9175%       09/09/98                         11/01/98

    36      6,375,000         6,375,000   FIXED      8.1300%      8.0775%       12/17/98         02/01/99        02/01/01
  36.10       803,770           803,770   Fixed      8.1300%      8.0775%       12/17/98         02/01/99        02/01/01
  36.20     1,134,734         1,134,734   Fixed      8.1300%      8.0775%       12/17/98         02/01/99        02/01/01
  36.30       420,272           420,272   Fixed      8.1300%      8.0775%       12/17/98         02/01/99        02/01/01
  36.40       593,634           593,634   Fixed      8.1300%      8.0775%       12/17/98         02/01/99        02/01/01
  36.50       774,876           774,876   Fixed      8.1300%      8.0775%       12/17/98         02/01/99        02/01/01
  36.60       756,489           756,489   Fixed      8.1300%      8.0775%       12/17/98         02/01/99        02/01/01
  36.70       998,146           998,146   Fixed      8.1300%      8.0775%       12/17/98         02/01/99        02/01/01
  36.80       893,078           893,078   Fixed      8.1300%      8.0775%       12/17/98         02/01/99        02/01/01

    37      6,298,000         6,282,507   FIXED      7.6000%      7.5475%       12/31/98                         02/01/99
  37.10     3,324,000         3,315,823   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
  37.20     1,746,000         1,741,705   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
  37.30     1,228,000         1,224,979   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99

    38      6,200,000         6,200,000   FIXED      8.3700%      8.3175%       11/25/98         01/01/99        01/01/01
  38.10       461,157           461,157   Fixed      8.3700%      8.3175%       11/25/98         01/01/99        01/01/01
  38.20       932,562           932,562   Fixed      8.3700%      8.3175%       11/25/98         01/01/99        01/01/01
  38.30       973,554           973,554   Fixed      8.3700%      8.3175%       11/25/98         01/01/99        01/01/01
  38.40       217,769           217,769   Fixed      8.3700%      8.3175%       11/25/98         01/01/99        01/01/01
  38.50     1,634,545         1,634,545   Fixed      8.3700%      8.3175%       11/25/98         01/01/99        01/01/01
  38.60       573,884           573,884   Fixed      8.3700%      8.3175%       11/25/98         01/01/99        01/01/01
  38.70       555,950           555,950   Fixed      8.3700%      8.3175%       11/25/98         01/01/99        01/01/01
  38.80       850,579           850,579   Fixed      8.3700%      8.3175%       11/25/98         01/01/99        01/01/01

    39      6,000,000         5,980,759   Fixed      7.1500%      7.0975%       10/08/98                         12/01/98
    40      5,850,000         5,800,628   Fixed      6.2800%      6.2275%       10/14/98                         12/01/98
    41      5,975,000         5,712,711   Fixed      7.3100%      7.2575%       05/28/98                         07/01/98
    42      5,700,000         5,681,426   Fixed      7.8400%      7.7875%       11/12/98                         01/01/99
    43      5,700,000         5,680,049   Fixed      6.7100%      6.6575%       10/28/98                         12/01/98
    44      5,650,000         5,637,367   Fixed      7.5100%      7.4575%       11/11/98                         01/01/99
    45      5,605,000         5,593,000   Fixed      7.9100%      7.8075%       12/07/98                         02/01/99
    46      5,575,000         5,541,871   Fixed      6.9100%      6.8575%       07/15/98                         09/01/98
    47      5,580,030         5,552,416   Fixed      7.4200%      7.3675%       07/22/98         09/01/98        09/01/98
    48      5,400,000         5,372,090   Fixed      6.8200%      6.7675%       08/25/98                         10/01/98
    49      5,250,000         5,213,029   Fixed      7.3300%      7.2775%       05/01/98         06/01/98        06/01/98
    50      5,200,000         5,170,397   Fixed      7.1300%      7.0775%       07/07/98                         09/01/98
    51      5,150,000         5,122,956   Fixed      7.0500%      6.9975%       11/23/98                         01/01/99

    52      4,950,000         4,889,932   FIXED      7.2800%      7.2275%       04/14/98                         06/01/98
  52.10     1,532,903         1,514,301   Fixed      7.2800%      7.2275%       04/14/98                         06/01/98
  52.20     3,417,097         3,375,630   Fixed      7.2800%      7.2275%       04/14/98                         06/01/98

    53      4,840,000         4,832,042   Fixed      7.0000%      6.9475%       12/17/98                         02/01/99
    54      4,800,000         4,751,679   Fixed      7.4500%      7.3975%       12/30/97                         02/01/98
    55      4,700,000         4,893,594   Fixed      7.9700%      7.8875%       12/29/98                         02/01/99
    56      4,680,000         4,656,707   Fixed      7.0000%      6.9475%       10/21/98                         12/01/98
    57      4,650,000         4,635,559   Fixed      7.3200%      7.2675%       10/29/98                         12/01/98
    58      4,635,000         4,624,400   Fixed      7.5000%      7.4475%       12/29/98                         02/01/99
    59      4,600,000         4,576,512   Fixed      7.2000%      7.1475%       09/25/98                         11/01/98
    60      4,600,000         4,565,712   Fixed      7.0500%      6.9975%       05/28/98                         07/01/98
    61      4,500,000         4,484,613   Fixed      6.8300%      6.7275%       10/14/98                         12/01/98
    62      4,500,000         4,488,867   Fixed      8.4400%      8.3875%       10/23/98         12/01/98        12/01/98

    63      4,481,000         4,469,977   FIXED      7.6000%      7.5475%       12/31/98                         02/01/99
  63.10     1,824,000         1,819,513   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
  63.20     1,561,000         1,557,160   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
  63.30     1,096,000         1,093,304   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99

    64      4,500,000         4,446,714   Fixed      6.8900%      6.7875%       08/28/98                         10/01/98
    65      4,403,500         4,360,893   Fixed      8.3800%      8.3275%       09/11/97                         11/01/97
    66      4,387,500         4,334,546   Fixed      8.6600%      8.6075%       01/30/98                         03/01/98
    67      4,300,000         4,285,268   Fixed      6.8200%      6.7675%       10/15/98                         12/01/98

    68      4,100,000         4,086,062   FIXED      6.8600%      6.8075%                                        12/01/98
  68.10     3,000,000         2,989,802   Fixed      6.8600%      6.8075%       10/13/98                         12/01/98
  68.20     1,100,000         1,096,261   Fixed      6.8600%      6.8075%       10/16/98                         12/01/98

    69      4,000,000         3,986,744   Fixed      6.9900%      6.9375%       10/01/98                         12/01/98
    70      3,850,000         3,825,349   Fixed      6.8400%      6.7375%       09/11/98                         11/01/98
    71      3,800,000         3,791,718   Fixed      7.8000%      7.7475%       12/04/98                         02/01/99
    72      3,800,000         3,774,862   Fixed      6.6300%      6.5775%       09/14/98                         11/01/98
    73      3,750,000         3,713,078   Fixed      6.7200%      6.6675%       09/24/98                         11/01/98
    74      3,775,000         3,721,215   Fixed      7.4600%      7.4075%       02/02/98                         04/01/98
    75      3,680,000         3,640,841   Fixed      7.6100%      7.5575%       04/30/98                         06/01/98
    76      3,650,000         3,632,674   Fixed      7.3000%      7.2475%       10/22/98                         12/01/98
    77      3,600,000         3,592,810   Fixed      8.0600%      8.0075%       11/17/98         01/01/99        01/01/99
    78      3,600,000         3,581,999   Fixed      6.9900%      6.9375%       08/14/98                         10/01/98
    79      3,450,000         3,445,025   Fixed      7.6600%      7.5575%       12/29/98                         02/01/99

    80      3,450,000         3,444,075   FIXED      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99
  80.10     1,150,000         1,148,025   Fixed      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99
  80.20     2,300,000         2,296,050   Fixed      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99

    81      3,425,000         3,406,508   Fixed      7.1800%      7.1275%       06/11/98                         08/01/98
    82      3,400,000         3,387,618   Fixed      8.3400%      8.2875%       12/30/98                         02/01/99
    83      3,412,500         3,371,313   Fixed      8.6600%      8.6075%       01/30/98                         03/01/98
    84      3,390,000         3,354,861   Fixed      7.2200%      7.1675%       05/29/98                         07/01/98
    85      3,300,000         3,291,598   Fixed      8.3000%      8.2475%       10/21/98         12/01/98        12/01/98
    86      3,300,000         3,282,796   Fixed      6.5900%      6.5375%       08/31/98         10/01/98        10/01/98
    87      3,280,000         3,269,270   Fixed      7.0500%      6.9975%       10/15/98                         12/01/98
    88      3,275,000         3,256,209   Fixed      7.0900%      7.0375%       07/13/98                         09/01/98

    89      3,260,000         3,217,855   FIXED      6.2800%      6.2275%       09/23/98                         11/01/98
  89.10     2,060,000         2,038,211   Fixed      6.2800%      6.2275%       09/23/98                         11/01/98
  89.20     1,200,000         1,179,645   Fixed      6.2800%      6.2275%       09/23/98                         11/01/98

    90      3,210,000         3,204,487   FIXED      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99
  90.10     1,410,989         1,408,566   Fixed      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99
  90.20       670,220           669,069   Fixed      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99
  90.30     1,128,791         1,126,853   Fixed      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99

    91      3,100,000         3,080,674   FIXED      6.9473%      6.8948%
  91.10     1,600,000         1,586,121   Fixed      7.3500%      7.2975%       03/27/98                         05/01/98
  91.20     1,500,000         1,494,553   Fixed      6.5200%      6.4675%       10/23/98                         12/01/98

    92      3,050,000         3,035,306   Fixed      7.1800%      7.0775%       08/14/98                         10/01/98
    93      3,000,000         2,992,572   Fixed      7.0000%      6.8975%       12/28/98                         02/01/99
    94      3,000,000         2,942,328   Fixed      7.0700%      6.9525%       08/17/98                         10/01/98
    95      3,000,000         2,973,173   Fixed      8.0500%      7.9975%       05/21/98         07/01/98        07/01/98
    96      2,950,000         2,926,279   Fixed      7.5700%      7.5175%       07/28/98                         09/01/98
    97      2,750,000         2,726,707   Fixed      7.2400%      7.1875%       07/16/98                         09/01/98
    98      2,700,000         2,686,824   Fixed      7.1250%      7.0725%       10/28/98                         12/01/98
    99      2,700,000         2,694,519   Fixed      7.9800%      7.9275%       11/13/98         01/01/99        01/01/99
   100      2,685,000         2,667,127   Fixed      6.5900%      6.4875%       09/11/98                         11/01/98
   101      2,650,000         2,643,822   Fixed      7.3000%      7.1975%       11/30/98                         01/01/99

   102      2,620,000         2,615,500   FIXED      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99
  102.10    1,310,000         1,307,750   Fixed      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99
  102.20    1,310,000         1,307,750   Fixed      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99

   103      2,640,000         2,604,148   Fixed      8.3500%      8.2975%       12/16/97                         02/01/98
   104      2,600,000         2,587,049   Fixed      7.0000%      6.9475%       10/23/98                         12/01/98
   105      2,600,000         2,595,005   Fixed      8.2500%      8.1975%       11/10/98         01/01/99        01/01/99
   106      2,500,000         2,490,761   Fixed      7.0500%      6.9975%       11/05/98                         01/01/99
   107      2,500,000         2,487,573   Fixed      7.0200%      6.9675%       08/28/98                         10/01/98
   108      2,495,000         2,479,149   Fixed      6.8900%      6.8075%       09/17/98                         11/01/98
   109      2,500,000         2,483,851   Fixed      7.6900%      7.6375%       04/29/98         06/01/98        06/01/98
   110      2,420,000         2,411,207   Fixed      7.3800%      7.3275%       09/16/98                         11/01/98
   111      2,400,000         2,395,029   Fixed      7.8800%      7.8275%       11/18/98         01/01/99        01/01/99
   112      2,350,000         2,336,278   Fixed      7.0000%      6.8975%       07/29/98                         09/01/98
   113      2,300,000         2,290,430   Fixed      8.0900%      7.9875%       11/20/98                         01/01/99
   114      2,285,000         2,274,060   Fixed      7.0000%      6.9475%       09/01/98         10/01/98        10/01/98
   115      2,196,000         2,174,677   Fixed      6.7700%      6.7175%       11/03/98                         01/01/99
   116      2,200,000         2,177,354   Fixed      7.2600%      7.2075%       05/29/98                         07/01/98
   117      2,175,000         2,154,145   Fixed      7.3200%      7.2675%       06/11/98                         08/01/98
   118      2,150,000         2,137,686   Fixed      6.1000%      6.0475%       10/21/98                         12/01/98
   119      2,150,000         2,144,681   Fixed      8.4400%      8.3875%       10/23/98         12/01/98        12/01/98
   120      2,100,000         2,083,305   Fixed      8.4700%      8.4175%       12/10/97                         02/10/98
   121      2,100,000         2,071,191   Fixed      8.1100%      8.0575%       06/10/98                         08/01/98
   122      2,050,000         2,047,097   Fixed      8.7500%      8.6975%       01/25/99         03/01/99        03/01/99
   123      2,060,000         2,023,737   Fixed      7.9500%      7.8975%       09/24/97         11/01/97        11/01/97
   124      2,000,000         1,982,283   Fixed      7.3800%      7.3275%       06/12/98                         08/01/98
   125      2,000,000         1,980,753   Fixed      7.3800%      7.3275%       01/27/98                         03/01/98
   126      1,980,000         1,975,889   Fixed      8.1000%      8.0475%       12/30/98                         02/01/99
   127      1,972,500         1,946,294   Fixed      7.3300%      7.2775%       03/04/98                         05/01/98
   128      1,950,000         1,944,794   Fixed      7.6700%      7.5675%       12/30/98                         02/01/99
   129      1,950,000         1,945,203   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
   130      1,950,000         1,935,648   Fixed      7.6100%      7.5575%       03/26/98                         05/01/98
   131      1,950,000         1,932,353   Fixed      7.2600%      7.2075%       06/30/98                         08/01/98
   132      1,950,000         1,934,145   Fixed      7.5000%      7.4475%       07/17/98                         09/01/98
   133      1,925,000         1,902,948   Fixed      7.0200%      6.9675%       08/05/98         10/01/98        10/01/98
   134      1,900,000         1,888,367   Fixed      6.9200%      6.8675%       09/01/98                         11/01/98
   135      1,900,000         1,890,555   Fixed      7.0200%      6.9675%       08/24/98                         10/01/98
   136      1,875,000         1,849,176   Fixed      8.6000%      8.5475%       11/21/97                         01/01/98
   137      1,850,000         1,838,537   Fixed      7.0500%      6.9975%       09/11/98                         11/01/98
   138      1,839,000         1,830,131   Fixed      7.2000%      7.1475%       11/03/98                         12/01/98
   139      1,840,000         1,810,086   Fixed      8.7500%      8.6975%       08/21/97                         10/01/97
   140      1,800,000         1,789,561   Fixed      7.2100%      7.1575%       06/25/98                         08/01/98
   141      1,800,000         1,783,353   Fixed      7.5500%      7.4975%       06/24/98                         08/01/98
   142      1,800,000         1,782,361   Fixed      7.5400%      7.4875%       05/08/98                         07/01/98

   143      1,770,000         1,748,637   FIXED      8.6600%      8.5414%       01/06/98                         03/01/98
  143.10    1,185,000         1,170,698   Fixed      8.6600%      8.6075%       01/06/98                         03/01/98
  143.20      585,000           577,939   Fixed      8.6600%      8.4075%       01/06/98                         03/01/98

   144      1,750,000         1,739,242   Fixed      7.1000%      7.0475%       09/02/98                         11/01/98
   145      1,750,000         1,740,370   Fixed      6.3600%      6.3075%       10/09/98                         12/01/98
   146      1,730,000         1,714,834   Fixed      7.0200%      6.9675%       07/14/98                         09/01/98
   147      1,700,000         1,698,093   Fixed      7.6000%      7.5475%       01/07/99                         03/01/99
   148      1,700,000         1,692,202   Fixed      6.4800%      6.4275%       09/14/98                         11/01/98
   149      1,700,000         1,683,766   Fixed      7.1400%      7.0875%       09/01/98                         11/01/98
   150      1,725,000         1,666,812   Fixed      9.4700%      9.4175%       04/28/97                         06/01/97
   151      1,675,000         1,649,622   Fixed      6.8000%      6.7475%       08/27/98                         10/01/98
   152      1,660,000         1,656,335   Fixed      7.7200%      7.6675%       12/31/98                         02/01/99
   153      1,660,000         1,655,643   Fixed      8.1500%      8.0975%       10/09/98         12/01/98        12/01/98
   154      1,640,000         1,633,666   Fixed      6.7700%      6.6675%       11/11/98                         01/01/99
   155      1,600,000         1,598,278   Fixed      8.5300%      8.4775%       01/08/99         03/01/99        03/01/99
   156      1,550,000         1,541,870   Fixed      6.6700%      6.6175%       10/15/98                         12/01/98
   157      1,500,000         1,496,289   Fixed      8.4400%      8.3875%       10/23/98         12/01/98        12/01/98
   158      1,500,000         1,494,394   Fixed      7.2500%      7.1975%       10/01/98         11/01/98        11/01/98
   159      1,500,000         1,484,048   Fixed      7.5900%      7.5375%       12/18/97                         02/01/98
   160      1,475,000         1,459,038   Fixed      7.6400%      7.5875%       08/04/98                         10/01/98
   161      1,457,000         1,453,970   Fixed      8.0900%      8.0375%       12/23/98                         02/01/99
   162      1,450,000         1,438,325   Fixed      7.2400%      7.1875%       07/01/98                         09/01/98
   163      1,450,000         1,434,521   Fixed      7.0500%      6.9975%       05/27/98                         07/01/98
   164      1,425,000         1,422,596   Fixed      8.0500%      7.9975%       01/07/99                         03/01/99
   165      1,420,000         1,415,549   Fixed      8.0800%      8.0275%       11/09/98                         01/01/99
   166      1,400,000         1,395,597   Fixed      7.2500%      7.1975%       10/20/98                         12/01/98
   167      1,400,000         1,397,707   Fixed      7.7200%      7.6675%       12/10/98         02/01/99        02/01/99
   168      1,400,000         1,386,356   Fixed      6.9700%      6.9175%       09/17/98                         11/01/98
   169      1,347,500         1,332,536   Fixed      6.8200%      6.7675%       05/29/98                         07/01/98
   170      1,330,000         1,326,728   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
   171      1,330,000         1,326,182   Fixed      8.4300%      8.3775%       09/04/98         11/01/98        11/01/98
   172      1,320,000         1,313,414   Fixed      6.9900%      6.9375%       10/23/98                         12/01/98
   173      1,300,000         1,295,084   Fixed      6.3100%      6.2575%       10/16/98                         12/01/98
   174      1,285,000         1,276,178   Fixed      6.3900%      6.3375%       09/28/98                         11/01/98
   175      1,274,000         1,270,866   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
   176      1,265,000         1,255,283   Fixed      6.8600%      6.8075%       08/25/98                         10/01/98
   177      1,250,000         1,243,036   Fixed      6.2800%      6.1775%       10/26/98                         12/01/98
   178      1,250,000         1,236,809   Fixed      7.4800%      7.4275%       05/20/98                         07/01/98
   179      1,245,000         1,235,932   Fixed      7.2000%      7.1475%       08/10/98                         10/01/98
   180      1,240,000         1,231,822   Fixed      6.6500%      6.5975%       09/01/98                         11/01/98
   181      1,235,000         1,231,962   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
   182      1,220,000         1,214,163   Fixed      7.2500%      7.1975%       10/27/98                         12/01/98
   183      1,225,000         1,213,812   Fixed      8.4300%      8.3775%       04/15/98                         06/01/98
   184      1,200,000         1,194,093   Fixed      7.0700%      7.0175%       10/22/98                         12/01/98
   185      1,200,000         1,192,135   Fixed      6.6900%      6.6375%       09/18/98                         11/01/98
   186      1,158,000         1,155,151   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
   187      1,150,000         1,134,563   Fixed      7.0000%      6.9475%       11/24/98                         01/01/99
   188      1,112,000         1,109,264   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
   189      1,110,000         1,107,868   Fixed      8.2500%      8.1975%       11/10/98         01/01/99        01/01/99
   190      1,100,000         1,097,294   Fixed      7.6000%      7.5475%       12/31/98                         02/01/99
   191      1,104,000         1,094,005   Fixed      7.9900%      7.9375%       03/25/98                         05/01/98
   192      1,100,000         1,092,287   Fixed      7.3800%      7.3275%       05/22/98                         07/01/98
   193      1,100,000         1,089,485   Fixed      7.3400%      7.2375%       06/05/98                         08/01/98
   194      1,100,000         1,088,408   Fixed      7.1250%      7.0725%       05/20/98                         07/01/98
   195      1,100,000         1,086,270   Fixed      8.4700%      8.4175%       01/26/98                         03/01/98
   196      1,075,000         1,060,541   Fixed      8.5800%      8.5275%       05/24/97                         07/01/97
   197      1,050,000         1,040,548   Fixed      7.2900%      7.2375%       06/24/98                         08/01/98
   198      1,030,000         1,023,398   Fixed      8.1800%      8.1275%       03/05/98                         05/01/98
   199      1,008,000           997,973   Fixed      9.0900%      8.8375%       05/09/97                         07/01/97
   200      1,000,000           991,062   Fixed      7.3300%      7.0775%       06/11/98                         08/01/98
   201      1,000,000           989,688   Fixed      7.2500%      6.9975%       05/20/98                         07/01/98
   202      1,000,000           989,232   Fixed      7.0000%      6.7475%       05/27/98                         07/01/98
   203        970,000           959,734   Fixed      7.1000%      6.8475%       05/27/98                         07/01/98
   204        950,000           945,674   Fixed      7.5600%      7.3075%       10/30/98                         12/01/98
   205        940,000           935,070   Fixed      6.6700%      6.4175%       10/20/98                         12/01/98

   206        930,000           928,403   FIXED      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99
  206.10      388,657           387,989   Fixed      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99
  206.20      541,343           540,414   Fixed      7.4200%      7.3675%       12/07/98         02/01/99        02/01/99

   207        900,000           886,143   Fixed      7.2600%      7.0075%       09/01/98                         11/01/98
   208        861,000           855,990   Fixed      8.7000%      8.6475%       11/23/98         01/01/99        01/01/99
   209        800,000           791,682   Fixed      8.3200%      8.0675%       03/13/98                         05/01/98
   210        768,000           763,531   Fixed      8.7000%      8.6475%       11/23/98         01/01/99        01/01/99
   211        752,500           744,144   Fixed      6.8200%      6.5675%       05/29/98                         07/01/98
   212        715,000           699,129   Fixed      8.5700%      8.3175%       12/12/97                         02/01/98
   213        675,000           672,122   Fixed      7.9700%      7.7175%       10/23/98                         12/01/98
   214        675,000           665,210   Fixed      7.6500%      7.3975%       06/01/98                         08/01/98
   215        610,000           603,991   Fixed      8.5900%      8.3375%       08/01/97                         10/01/97
   216        591,000           585,121   Fixed      9.0900%      8.8375%       05/09/97                         07/01/97
   217        600,000           581,171   Fixed      8.9600%      8.7075%       07/11/97                         09/01/97
   218        590,000           579,719   Fixed      9.3800%      9.1275%       04/17/97                         06/01/97

   219        580,000           572,173   FIXED      8.7100%      8.4575%       11/06/97                         01/01/98
  219.10      257,778           254,299   Fixed      8.7100%      8.4575%       11/06/97                         01/01/98
  219.20      322,222           317,874   Fixed      8.7100%      8.4575%       11/06/97                         01/01/98

   220        562,500           554,256   Fixed      8.4200%      8.1675%       04/03/98                         06/01/98
   221        560,000           554,930   Fixed      7.9900%      7.7375%       03/25/98                         05/01/98
   222        544,500           538,294   Fixed      8.2400%      7.9875%       02/20/98                         04/01/98
   223        536,000           531,172   Fixed      8.0100%      7.7575%       05/28/98                         07/01/98
   224        532,500           530,094   Fixed      7.6100%      7.3575%       10/26/98                         12/01/98
   225        500,000           494,905   Fixed      8.8200%      8.5675%       02/05/98                         04/01/98
   226        500,000           491,487   Fixed      8.9900%      8.7375%       06/24/97                         08/01/97
   227        460,000           453,122   Fixed      7.7600%      7.5075%       09/04/98                         11/01/98
   228        450,000           446,478   Fixed      8.0600%      7.8075%       06/15/98                         08/01/98
   229        445,500           440,423   Fixed      8.2400%      7.9875%       02/20/98                         04/01/98
   230        450,000           439,028   Fixed      8.3500%      8.0975%       11/25/97                         01/01/98
   231        405,000           399,500   Fixed      8.3500%      8.0975%       12/16/97                         02/01/98
   232        400,000           375,962   Fixed      8.3500%      8.0975%       03/17/98                         05/01/98
   233        380,000           374,560   Fixed      8.3900%      8.1375%       11/18/97                         01/01/98
   234        358,000           355,193   Fixed      8.0500%      7.7975%       06/02/98                         08/01/98
   235        325,000           322,508   Fixed      8.1700%      7.9175%       06/17/98                         08/01/98
   236        300,000           297,652   Fixed      8.0600%      7.8075%       06/15/98                         08/01/98
   237        300,000           297,057   Fixed      8.6300%      8.3775%       03/16/98                         05/01/98
   238        260,000           257,357   Fixed      8.4400%      8.1875%       03/02/98                         05/01/98
   239        257,500           255,509   Fixed      8.8300%      8.5775%       05/29/98                         07/01/98


-------------------------------------------------------------------------------------------------------------------
             INTEREST
 CONTROL     ACCRUAL       DUE      GRACE     PAYMENT      MONTHLY          CROSS COLLATERALIZED/
 NUMBER      METHOD        DATE     PERIOD   FREQUENCY     PAYMENT            CROSS DEFAULTED
-------------------------------------------------------------------------------------------------------------------
    1      Actual/360       1          7        12      $ 484,044.80         NAP
    2      Actual/360       1         10        12        231,212.79         NAP
    3      Actual/360       1          7        12        177,586.06         NAP
    4      Actual/360       1         10        12        136,387.01         NAP

    5      30/360           1         10        12        143,078.32
   5.10    30/360           1         10        12         50,007.11         2494, 2496, 2497
   5.20    30/360           1         10        12         39,860.74         2493, 2494, 2497
   5.30    30/360           1         10        12         29,112.84         2493, 2496, 2497
   5.31    30/360           1         10        12         19,481.52         2493, 2496, 2497
   5.32    30/360           1         10        12          9,631.32         2493, 2496, 2497
   5.40    30/360           1         10        12         24,097.63         2493, 2494, 2496

    6      Actual/360       1          7        12        130,814.27         NAP

    7      ACTUAL/360       1         10        12        112,768.95
   7.10    Actual/360       1         10        12         43,315.23         6273, 6274, 6276
   7.20    Actual/360       1         10        12         35,660.38         6273, 6274, 6275
   7.30    Actual/360       1         10        12         24,271.46         6273, 6275, 6276
   7.40    Actual/360       1         10        12          9,521.88         6274, 6275, 6276

    8      Actual/360       1          7        12        110,479.18         NAP

    9      ACTUAL/360       1          7        12        101,060.35         c103 b-j
   9.10    Actual/360       1          7        12          4,580.15         c103 b-j
   9.20    Actual/360       1          7        12         27,233.31         c103 b-j
   9.30    Actual/360       1          7        12          4,010.72         c103 b-j
   9.40    Actual/360       1          7        12         12,378.78         c103 b-j
   9.50    Actual/360       1          7        12          6,808.33         c103 b-j
   9.60    Actual/360       1          7        12         12,626.35         c103 b-j
   9.70    Actual/360       1          7        12         15,968.62         c103 b-j
   9.80    Actual/360       1          7        12         17,454.08         c103 b-j

    10     30/360           1         10        12         96,371.50         NAP
    11     30/360           1          5        12        110,604.44         NAP
    12     30/360           1         10        12        110,567.83         NAP
    13     30/360           1         10        12         86,820.67         NAP
    14     Actual/360       1          5        12         82,899.36         NAP
    15     30/360           1         10        12         86,291.80         NAP
    16     Actual/360       1          7        12         78,412.01         NAP
    17     30/360           1          5        12         65,334.98         NAP
    18     30/360           1          5        12         70,679.30         NAP
    19     30/360           1          5        12         72,004.98         NAP

    20     ACTUAL/360       1          5        12         73,037.41
  20.10    Actual/360       1          5        12         16,587.55         6035, 6036, 6037, 6038, 6039,6041,6042
  20.20    Actual/360       1          5        12         11,465.91         6035, 6036, 6037, 6038, 6040,6041,6042
  20.30    Actual/360       1          5        12         10,176.18         6035, 6036, 6037, 6038, 6039,6041,6042
  20.40    Actual/360       1          5        12          8,536.07         6036, 6037, 6038, 6039, 6040,6041,6042
  20.50    Actual/360       1          5        12          8,275.14         6035, 6036, 6037, 6038, 6039,6040,6041
  20.60    Actual/360       1          5        12          6,970.50         6035, 6036, 6038, 6039, 6040,6041,6042
  20.70    Actual/360       1          5        12          5,621.13         6035, 6037, 6038, 6039, 6040,6041,6042
  20.80    Actual/360       1          5        12          5,404.93         6035, 6036, 6037, 6039, 6040,6041,6042

    21     30/360           1                   12         73,762.37
  21.10    30/360           1          5        12         46,827.42         2752, 4022
  21.20    30/360           1         10        12         14,150.11         4923, 4022
  21.30    30/360           1         10        12         12,784.84         2752, 4923

    22     30/360           1          5        12         57,902.82         NAP
    23     Actual/360       1          7        12         60,068.55         NAP
    24     Actual/360       1          7        12         64,258.76         NAP
    25     Actual/360       1          7        12         52,424.20         NAP
    26     30/360           1          5        12         53,224.20         NAP
    27     30/360           1          5        12         51,587.90         NAP
    28     30/360           1          5        12         46,290.41         NAP
    29     Actual/360       1          7        12         48,744.61         NAP
    30     30/360           1          7        12         50,392.76         NAP
    31     Actual/360       1         10        12         48,812.60         NAP
    32     Actual/360       1          7        12         51,171.29         NAP
    33     Actual/360       1          7        12         48,298.64         NAP
    34     30/360           1          5        12         43,442.74         NAP
    35     30/360           1          5        12         50,277.45         NAP

    36     30/360           1          5        12         53,839.98         NAP
  36.10    30/360           1          5        12          6,788.23         NAP
  36.20    30/360           1          5        12          9,583.38         NAP
  36.30    30/360           1          5        12          3,549.40         NAP
  36.40    30/360           1          5        12          5,013.53         NAP
  36.50    30/360           1          5        12          6,544.21         NAP
  36.60    30/360           1          5        12          6,388.92         NAP
  36.70    30/360           1          5        12          8,429.83         NAP
  36.80    30/360           1          5        12          7,542.48         NAP

    37     ACTUAL/360       1          5        12         46,952.10
  37.10    Actual/360       1          5        12         24,780.69         6229, 6230
  37.20    Actual/360       1          5        12         13,016.57         6228, 6230
  37.30    Actual/360       1          5        12          9,154.84         6228, 6229

    38     30/360           1          5        12         53,296.00         NAP
  38.10    30/360           1          5        12          3,964.17         NAP
  38.20    30/360           1          5        12          8,016.42         NAP
  38.30    30/360           1          5        12          8,368.79         NAP
  38.40    30/360           1          5        12          1,871.97         NAP
  38.50    30/360           1          5        12         14,050.76         NAP
  38.60    30/360           1          5        12          4,933.18         NAP
  38.70    30/360           1          5        12          4,779.02         NAP
  38.80    30/360           1          5        12          7,311.68         NAP

    39     Actual/360       1          6        12         40,523.41         NAP
    40     30/360           1         10        12         42,861.65         NAP
    41     30/360           1         10        12         46,147.27         NAP
    42     30/360           1          5        12         43,391.09         NAP
    43     30/360           1          5        12         36,818.66         NAP
    44     30/360           1          5        12         39,544.32         NAP
    45     30/360           1          5        12         42,926.66         NAP
    46     30/360           1         10        12         36,754.25         NAP
    47     Actual/360       1          7        12         38,711.16         NAP
    48     30/360           1          5        12         35,275.93         NAP
    49     Actual/360       1          7        12         36,099.58         NAP
    50     30/360           1          5        12         35,050.91         NAP
    51     30/360           1          5        12         39,218.03         NAP

    52     30/360           1         10        12         35,874.67         NAP
  52.10    30/360           1         10        12         11,109.58         NAP
  52.20    30/360           1         10        12         24,765.09         NAP

    53     30/360           1          5        12         32,200.64         NAP
    54     Actual/360       1          5        12         33,398.11         NAP
    55     30/360           1          5        12         35,853.74         NAP
    56     Actual/360       1          5        12         33,077.27         NAP
    57     30/360           1         10        12         31,942.27         NAP
    58     30/360           1         10        12         34,252.24         NAP
    59     30/360           1          5        12         32,241.64         NAP
    60     30/360           1         10        12         30,758.54         NAP
    61     30/360           1          5        12         29,426.61         NAP
    62     Actual/360       1          7        12         34,409.94         NAP

    63     ACTUAL/360       1          5        12         33,406.22
  63.10    Actual/360       1          5        12         13,598.07         6224, 6225
  63.20    Actual/360       1          5        12         11,637.38         6224, 6227
  63.30    Actual/360       1          5        12          8,170.77         6225, 6227

    64     30/360           1          5        12         34,591.95         NAP
    65     Actual/360       1         10        12         33,485.32         NAP
    66     Actual/360       1          5        12         35,803.66         NAP
    67     30/360           1         10        12         28,090.09         NAP

    68     30/360           1          5        12         26,893.01
  68.10    30/360           1          5        12         19,677.81         4028
  68.20    30/360           1          5        12          7,215.20         4027

    69     30/360           1          5        12         26,585.24         NAP
    70     30/360           1          5        12         26,819.30         NAP
    71     30/360           1          5        12         28,827.35         NAP
    72     30/360           1         10        12         25,967.41         NAP
    73     Actual/360       1         10        12         28,446.80         NAP
    74     30/360           1         10        12         27,798.77         NAP
    75     Actual/360       1         10        12         27,458.73         NAP
    76     Actual/360       1          5        12         26,500.14         NAP
    77     Actual/360       1          7        12         26,566.26         NAP
    78     30/360           1          5        12         23,926.72         NAP
    79     30/360           1          5        12         24,502.00         NAP

    80     ACTUAL/360       1          7        12         23,934.19         c124 a-b
  80.10    Actual/360       1          7        12          7,978.06         c124 a-b
  80.20    Actual/360       1          7        12         15,956.13         c124 a-b

    81     30/360           1         10        12         23,226.97         NAP
    82     Actual/360       1          5        12         29,411.02         NAP
    83     Actual/360       1          5        12         27,847.29         NAP
    84     Actual/360       1          5        12         24,437.67         NAP
    85     Actual/360       1          7        12         24,907.89         NAP
    86     Actual/360       1          7        12         21,053.95         NAP
    87     Actual/360       1          5        12         21,932.17         NAP
    88     30/360           1         10        12         21,986.97         NAP

    89     30/360           1         10        12         25,401.87
  89.10    30/360           1         10        12         15,093.16         3151
  89.20    30/360           1         10        12         10,308.71         3145

    90     ACTUAL/360       1          7        12         22,269.20         c127 a-c
  90.10    Actual/360       1          7        12          9,788.66         c127 a-c
  90.20    Actual/360       1          7        12          4,649.61         c127 a-c
  90.30    Actual/360       1          7        12          7,830.93         c127 a-c

    91     30/360           1                   12         20,524.31
  91.10    30/360           1         10        12         11,023.55         1899
  91.20    30/360           1          5        12          9,500.76         1898

    92     30/360           1          5        12         20,661.76         NAP
    93     30/360           1          5        12         21,203.38         NAP
    94     Actual/360       1         10        12         27,247.73         NAP
    95     Actual/360       1          7        12         23,253.94         NAP
    96     30/360           1          5        12         21,934.74         NAP
    97     30/360           1         10        12         19,859.48         NAP
    98     Actual/360       1          5        12         19,298.88         NAP
    99     Actual/360       1          7        12         19,774.01         NAP
   100     30/360           1          5        12         18,280.60         NAP
   101     30/360           1          5        12         18,167.63         NAP

   102     ACTUAL/360       1          7        12         18,176.11         c132 a-b
  102.10   Actual/360       1          7        12          9,088.06         c132 a-b
  102.20   Actual/360       1          7        12          9,088.06         c132 a-b

   103     Actual/360       1         10        12         20,991.80         NAP
   104     30/360           1          5        12         18,376.26         NAP
   105     Actual/360       1          7        12         19,532.93         NAP
   106     30/360           1         10        12         17,749.30         NAP
   107     30/360           1          5        12         16,666.16         NAP
   108     30/360           1          5        12         17,459.45         NAP
   109     Actual/360       1          7        12         17,806.76         NAP
   110     Actual/360       1         10        12         16,722.59         NAP
   111     Actual/360       1          7        12         17,410.00         NAP
   112     30/360           1         10        12         15,634.61         NAP
   113     30/360           1          5        12         18,674.58         NAP
   114     Actual/360       1          7        12         15,202.16         NAP
   115     30/360           1          5        12         19,456.97         NAP
   116     Actual/360       1          5        12         15,915.92         NAP
   117     30/360           1         10        12         15,819.27         NAP
   118     30/360           1          5        12         13,984.20         NAP
   119     Actual/360       1          7        12         16,440.30         NAP
   120     Actual/360      10         10        12         16,102.56         NAP
   121     30/360           1         10        12         17,709.28         NAP
   122     Actual/360       1          7        12         16,853.94         NAP
   123     Actual/360       1          7        12         15,831.24         NAP
   124     Actual/360       1         10        12         14,624.08         NAP
   125     Actual/360       1          5        12         13,820.32         NAP
   126     30/360           1          5        12         15,413.36         NAP
   127     30/360           1         10        12         14,359.19         NAP
   128     30/360           1          5        12         15,058.39         NAP
   129     Actual/360       1          5        12         14,537.41         NAP
   130     Actual/360       1          5        12         13,781.86         NAP
   131     Actual/360       1          5        12         14,107.30         NAP
   132     30/360           1          5        12         14,410.33         NAP
   133     Actual/360       1          7        12         14,947.62         NAP
   134     Actual/360       1          5        12         13,332.00         NAP
   135     30/360           1          5        12         12,666.28         NAP
   136     Actual/360       1         10        12         15,224.57         NAP
   137     30/360           1          5        12         13,134.48         NAP
   138     Actual/360       1          5        12         13,233.25         NAP
   139     Actual/360       1         10        12         15,127.44         NAP
   140     Actual/360       1          5        12         12,230.38         NAP
   141     30/360           1         10        12         13,360.44         NAP
   142     Actual/360       1          5        12         13,348.71         NAP

   143     ACTUAL/360       1          5        12         14,443.87
  143.10   Actual/360       1          5        12          9,670.05         6261
  143.20   Actual/360       1          5        12          4,773.82         6260

   144     30/360           1         10        12         12,480.50         NAP
   145     30/360           1          5        12         11,663.49         NAP
   146     30/360           1          5        12         12,249.36         NAP
   147     30/360           1          5        12         12,673.64         NAP
   148     30/360           1         10        12         10,722.81         NAP
   149     30/360           1         10        12         13,323.32         NAP
   150     30/360           1          5        12         16,045.48         NAP
   151     30/360           1          5        12         13,661.89         NAP
   152     30/360           1          5        12         12,505.78         NAP
   153     Actual/360       1          7        12         12,354.52         NAP
   154     30/360           1          5        12         11,351.67         NAP
   155     Actual/360       1          7        12         12,336.65         NAP
   156     30/360           1          5        12         10,630.96         NAP
   157     Actual/360       1          7        12         11,469.98         NAP
   158     Actual/360       1          7        12         10,232.64         NAP
   159     30/360           1         10        12         10,580.81         NAP
   160     30/360           1          5        12         12,009.09         NAP
   161     30/360           1         10        12         11,332.37         NAP
   162     Actual/360       1         10        12         10,471.33         NAP
   163     Actual/360       1          5        12         10,294.58         NAP
   164     30/360           1          5        12         11,963.65         NAP
   165     30/360           1          5        12         11,035.15         NAP
   166     Actual/360       1          5        12          9,550.47         NAP
   167     Actual/360       1          7        12         10,000.76         NAP
   168     30/360           1          5        12         10,828.99         NAP
   169     Actual/360       1         10        12          9,369.69         NAP
   170     Actual/360       1          5        12          9,915.26         NAP
   171     Actual/360       1          7        12         10,160.64         NAP
   172     30/360           1          5        12          9,321.07         NAP
   173     30/360           1          5        12          8,055.12         NAP
   174     30/360           1          5        12          8,588.30         NAP
   175     Actual/360       1          5        12          9,497.77         NAP
   176     30/360           1          5        12          8,828.10         NAP
   177     30/360           1          5        12          8,269.06         NAP
   178     30/360           1         10        12          9,221.13         NAP
   179     30/360           1          5        12          8,958.88         NAP
   180     30/360           1          5        12          8,489.16         NAP
   181     Actual/360       1          5        12          9,207.02         NAP
   182     Actual/360       1          5        12          8,818.24         NAP
   183     Actual/360       1         10        12          9,806.31         NAP
   184     Actual/360       1         10        12          8,535.01         NAP
   185     30/360           1          5        12          8,245.53         NAP
   186     Actual/360       1          5        12          8,632.98         NAP
   187     Actual/360       1          5        12         11,826.38         NAP
   188     Actual/360       1          5        12          8,290.05         NAP
   189     Actual/360       1          7        12          8,339.06         NAP
   190     Actual/360       1          5        12          8,200.59         NAP
   191     Actual/360       1         10        12          8,319.78         NAP
   192     30/360           1         10        12          7,601.18         NAP
   193     30/360           1         10        12          8,014.77         NAP
   194     Actual/360       1         10        12          7,862.51         NAP
   195     Actual/360       1         10        12          8,835.27         NAP
   196     30/360           1          0        12          8,326.85         NAP
   197     Actual/360       1         10        12          7,616.58         NAP
   198     Actual/360       1         10        12          7,687.42         NAP
   199     Actual/360       1          0        12          8,175.96         NAP
   200     Actual/360       1          5        12          7,279.69         NAP
   201     Actual/360       1         10        12          7,228.07         NAP
   202     Actual/360       1          5        12          7,067.83         NAP
   203     Actual/360       1          5        12          6,917.75         NAP
   204     Actual/360       1         10        12          7,057.53         NAP
   205     30/360           1          5        12          6,447.16         NAP

   206     ACTUAL/360       1          7        12          6,451.83         c148 a-b
  206.10   Actual/360       1          7        12          2,696.29         c148 a-b
  206.20   Actual/360       1          7        12          3,755.54         c148 a-b

   207     Actual/360       1          5        12          8,220.83         NAP
   208     Actual/360       1          7        12          7,902.21         NAP
   209     Actual/360       1         10        12          6,345.07         NAP
   210     Actual/360       1          7        12          7,048.66         NAP
   211     Actual/360       1         10        12          5,232.42         NAP
   212     Actual/360       1         10        12          6,236.65         NAP
   213     Actual/360       1         10        12          5,196.34         NAP
   214     30/360           1         10        12          5,499.83         NAP
   215     Actual/360       1         10        12          4,729.34         NAP
   216     Actual/360       1          0        12          4,793.64         NAP
   217     Actual/360       1         10        12          5,461.27         NAP
   218     Actual/360       1          0        12          5,105.68         NAP

   219     ACTUAL/360       1         10        12          4,752.68         NAP
  219.10   Actual/360       1         10        12          2,112.30         NAP
  219.20   Actual/360       1         10        12          2,640.38         NAP

   220     Actual/360       1         10        12          4,799.08         NAP
   221     Actual/360       1         10        12          4,220.18         NAP
   222     Actual/360       1         10        12          4,289.47         NAP
   223     Actual/360       1         10        12          4,140.49         NAP
   224     Actual/360       1         10        12          3,973.31         NAP
   225     Actual/360       1         10        12          4,134.58         NAP
   226     Actual/360       1          0        12          4,192.56         NAP
   227     30/360           1          5        12          4,332.50         NAP
   228     Actual/360       1         10        12          3,491.08         NAP
   229     Actual/360       1         10        12          3,509.57         NAP
   230     Actual/360       1         10        12          3,862.59         NAP
   231     Actual/360       1         10        12          3,220.33         NAP
   232     Actual/360       1         10        12          4,927.40         NAP
   233     Actual/360       1         10        12          3,031.75         NAP
   234     Actual/360       1         10        12          2,774.97         NAP
   235     Actual/360       1         10        12          2,545.11         NAP
   236     Actual/360       1         10        12          2,327.39         NAP
   237     Actual/360       1         10        12          2,442.02         NAP
   238     Actual/360       1         10        12          2,083.09         NAP
   239     Actual/360       1         10        12          2,131.03         NAP


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                        ORIGINAL
                                                                       YIELD               ORIGINAL     TERM TO      MATURITY
 CONTROL                                                            MAINTENANCE          AMORTIZATION  MATURITY OR   DATE OR
 NUMBER      PREPAYMENT DESCRIPTION                                 DESCRIPTION             TERM           ARD         ARD
-------------------------------------------------------------------------------------------------------------------------------
    1      LO (28), DEF (97), O (6)                                NAP                       360           131       11/01/09
    2      LO(45),DEF(69),O(6)                                     NAP                       360           120       06/01/08
    3      LO (26), DEF (88), O (6)                                NAP                       300           120       02/01/09
    4      LO(60),YM1(57),O(3)                                     Treasury Flat             360           120       11/01/08

    5      YM1(96),3%(12),O(12)                                    TREASURY FLAT             300           120       05/01/08
  5.10     YM1(96),3%(12),O(12)                                    Treasury Flat             300           120       05/01/08
  5.20     YM1(96),3%(12),O(12)                                    Treasury Flat             300           120       05/01/08
  5.30     YM1(96),3%(12),O(12)                                    TREASURY FLAT             300           120       05/01/08
  5.31     YM1(96),3%(12),O(12)                                    NAP                       300           120       05/01/08
  5.32     YM1(96),3%(12),O(12)                                    NAP                       300           120       05/01/08
  5.40     YM1(96),3%(12),O(12)                                    Treasury Flat             300           120       05/01/08

    6      LO (33), DEF (81), O (6)                                NAP                       360           120       06/01/08

    7      LO(60),YM1(57),O(3)                                     TREASURY FLAT             300           120       10/01/08
  7.10     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       10/01/08
  7.20     LO(59),YM1(58),O(3)                                     Treasury Flat             300           120       10/01/08
  7.30     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       10/01/08
  7.40     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       10/01/08

    8      LO (60), YM1 (18), O (6)                                Treasury Flat             300            84       09/01/05

    9      LO (24), DEF (90), O (6)                                NAP                       360           120       05/01/08
  9.10     LO (24), DEF (90), O (6)                                NAP                       360           120       05/01/08
  9.20     LO (24), DEF (90), O (6)                                NAP                       360           120       05/01/08
  9.30     LO (24), DEF (90), O (6)                                NAP                       360           120       05/01/08
  9.40     LO (24), DEF (90), O (6)                                NAP                       360           120       05/01/08
  9.50     LO (24), DEF (90), O (6)                                NAP                       360           120       05/01/08
  9.60     LO (24), DEF (90), O (6)                                NAP                       360           120       05/01/08
  9.70     LO (24), DEF (90), O (6)                                NAP                       360           120       05/01/08
  9.80     LO (24), DEF (90), O (6)                                NAP                       360           120       05/01/08

   10      LO(31),DEF(83),O(6)                                     NAP                       360           120       08/01/08
   11      YM5(72),YM4(12),YM3(12),YM2(12),YM1(24),O(12)           Treasury Flat             240           144       11/01/10
   12      YM1(120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)       Treasury Flat             240           240       11/01/17
   13      LO(24),YM1(36),1%(12),O(12)                             Treasury Flat             360            84       06/01/05
   14      LO(30),DEF(87),O(3)                                     NAP                       360           120       09/01/08
   15      LO(34),DEF(80),O(6)                                     NAP                       360           120       05/01/08
   16      LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
   17      LO(36),YM1(36),1%(36),O(12)                             Treasury Flat             360           120       10/01/08
   18      LO(26),DEF(91),O(3)                                     NAP                       336           120       01/01/09
   19      YM5(96),5%(12),O(12)                                    Treasury Flat             330           120       12/01/08

   20      LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  20.10    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  20.20    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  20.30    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  20.40    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  20.50    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  20.60    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  20.70    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  20.80    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09

   21      YM2(60),YM1(57),O(3)                                    TREASURY FLAT             300           120       01/01/09
  21.10    YM2(60),YM1(57),O(3)                                    Treasury Flat             300           120       01/01/09
  21.20    YM2(60),YM1(57),O(3)                                    Treasury Flat             300           120       01/01/09
  21.30    YM2(60),YM1(57),O(3)                                    Treasury Flat             300           120       01/01/09

   22      YM3(96),2%(12),O(12)                                    Treasury Flat             360           120       11/01/08
   23      LO (30), DEF (84), O (6)                                NAP                       300           120       09/01/08
   24      LO (31),DEF(29);5%(12),4%(12),3%(12),2%(12),1%(6),O(6)  NAP                       300           119       08/01/08
   25      LO(30), DEF(54); 5%(12), 4%(12), 3%(6), O(6)            NAP                       360           120       09/01/08
   26      LO(36),YM1(81),O(3)                                     Treasury Flat             360           120       02/01/09
   27      YM1(120),1%(12),O(12)                                   Treasury Flat             360           144       09/01/10
   28      LO(29),DEF(88),O(3)                                     NAP                       360           120       10/01/08
   29      LO (31), DEF (83), O (6)                                NAP                       360           120       09/01/08
   30      LO(30), 3%(12), 2%(12), 1%(66), O(6)                    NAP                       360           126       05/01/08
   31      YM5(96),5%(12),O(12)                                    Treasury Flat             347           120       07/01/08
   32      LO (27), DEF (87), O (6)                                NAP                       330           120       01/01/09
   33      LO (35), DEF (83), O (6)                                NAP                       300           124       08/01/08
   34      YM3(132),O(12)                                          Treasury Flat             300           144       10/01/10
   35      YM5(96),5%(12),O(12)                                    Treasury Flat             240           120       10/01/08

   36      YM5(26),DEF(91),O(3)                                    TREASURY FLAT             240           120       01/01/09
  36.10    YM5(26),DEF(91),O(3)                                    NAP                       240           120       01/01/09
  36.20    YM5(26),DEF(91),O(3)                                    NAP                       240           120       01/01/09
  36.30    YM5(26),DEF(91),O(3)                                    NAP                       240           120       01/01/09
  36.40    YM5(26),DEF(91),O(3)                                    NAP                       240           120       01/01/09
  36.50    YM5(26),DEF(91),O(3)                                    NAP                       240           120       01/01/09
  36.60    YM5(26),DEF(91),O(3)                                    NAP                       240           120       01/01/09
  36.70    YM5(26),DEF(91),O(3)                                    NAP                       240           120       01/01/09
  36.80    YM5(26),DEF(91),O(3)                                    NAP                       240           120       01/01/09

   37      LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  37.10    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  37.20    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  37.30    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09

   38      YM5(27),DEF(90),O(3)                                    TREASURY FLAT             240           120       12/01/08
  38.10    YM5(27),DEF(90),O(3)                                    NAP                       240           120       12/01/08
  38.20    YM5(27),DEF(90),O(3)                                    NAP                       240           120       12/01/08
  38.30    YM5(27),DEF(90),O(3)                                    NAP                       240           120       12/01/08
  38.40    YM5(27),DEF(90),O(3)                                    NAP                       240           120       12/01/08
  38.50    YM5(27),DEF(90),O(3)                                    NAP                       240           120       12/01/08
  38.60    YM5(27),DEF(90),O(3)                                    NAP                       240           120       12/01/08
  38.70    YM5(27),DEF(90),O(3)                                    NAP                       240           120       12/01/08
  38.80    YM5(27),DEF(90),O(3)                                    NAP                       240           120       12/01/08

   39      LO(60),YM1(56),O(3)                                     Treasury Flat             360           119       10/01/08
   40      LO(36),YM1(72),O(12)                                    Treasury Flat             240           120       11/01/08
   41      YM5(180),5%(12),4%(12),3%(12),O(24)                     Treasury Flat             240           240       06/01/18
   42      YM5(120),5%(12),O(12)                                   Treasury Flat             300           144       12/01/10
   43      YM3(108),1%(6),O(6)                                     Treasury Flat             360           120       11/01/08
   44      LO(27),DEF(114),O(3)                                    NAP                       360           144       12/01/10
   45      LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
   46      LO(31),DEF(83),O(6)                                     NAP                       360           120       08/01/08
   47      LO (32), DEF (82), O (6)                                NAP                       360           120       08/01/08
   48      LO(36),YM1(60),1%(12),O(12)                             Treasury Flat             360           120       09/01/08
   49      LO (35); DEF (79); O (6)                                NAP                       360           120       05/01/08
   50      LO(36),YM1(60),1%(12),O(12)                             Treasury Flat             360           120       08/01/08
   51      YM5(132),YM1(9),O(3)                                    Treasury Flat             252           144       12/01/10

   52      YM1(96),3%(12),O(12)                                    TREASURY FLAT             300           120       05/01/08
  52.10    YM1(96),3%(12),O(12)                                    NAP                       300           120       05/01/08
  52.20    YM1(96),3%(12),O(12)                                    NAP                       300           120       05/01/08

   53      YM5(141),O(3)                                           Treasury Flat             360           144       01/01/11
   54      LO(60),YM1(54),O(6)                                     Spread to Treasury        360           120       01/01/08
   55      LO(26),DEF(91),O(3)                                     NAP                       360           120       01/01/09
   56      LO(28),DEF(89),O(3)                                     NAP                       300           120       11/01/08
   57      YM5(144),5%(12),4%(18),O(6)                             Treasury Flat             360           180       11/01/13
   58      LO(26),DEF(115),O(3)                                    NAP                       300           144       01/01/11
   59      YM5(96),5%(12),O(12)                                    Treasury Flat             324           120       10/01/08
   60      YM3(108),O(12)                                          Treasury Flat             352           120       06/01/08
   61      YM3(108),O(12)                                          Treasury Flat             360           120       11/01/08
   62      LO (29), DEF (85), O (6)                                NAP                       360           120       11/01/08

   63      LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  63.10    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  63.20    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
  63.30    LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09

   64      YM5(144),5%(12),4%(12),3%(12),2%(12),1%(12),O(36)       Treasury Flat             240           240       09/01/18
   65      LO(72),YM3(72),YM2(36),YM1(24),O(12)                    Treasury Flat             360           216       10/01/15
   66      LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       02/01/08
   67      YM5(96),5%(12),O(12)                                    Treasury Flat             360           120       11/01/08

   68      LO(36),YM1(51),O(3)                                     TREASURY FLAT             360            90       05/01/06
  68.10    LO(36),YM1(51),O(3)                                     Treasury Flat             360            90       05/01/06
  68.20    LO(36),YM1(51),O(3)                                     Treasury Flat             360            90       05/01/06

   69      YM5(132),5%(9),O(3)                                     Treasury Flat             360           144       11/01/10
   70      YM3(36),YM2(36),YM1(24),1%(12),O(12)                    Treasury Flat             300           120       10/01/08
   71      LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
   72      YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       10/01/08
   73      LO(29),DEF(88),O(3)                                     NAP                       240           120       10/01/08
   74      YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       03/01/08
   75      LO(96),YM1(72),O(12)                                    Treasury Flat             300           180       05/01/13
   76      LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       11/30/08
   77      LO (28), DEF (86), O (6)                                NAP                       360           120       12/01/08
   78      YM5(96),5%(12),O(12)                                    Treasury Flat             360           120       09/01/08
   79      LO(26),DEF(55),O(3)                                     NAP                       360            84       01/01/06

   80      LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
  80.10    LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
  80.20    LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09

   81      LO(60),YM1(57),O(3)                                     Treasury Flat             360           120       07/01/08
   82      LO(26),DEF(91),O(3)                                     NAP                       235           120       01/01/09
   83      LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       02/01/08
   84      LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       06/01/08
   85      LO (29), DEF (85), O (6)                                NAP                       360           120       11/01/08
   86      LO (31), DEF (83), O (6)                                NAP                       360           120       09/01/08
   87      LO(60),YM1(57),O(3)                                     Treasury Flat             360           120       11/01/08
   88      YM5(120),5%(12),O(12)                                   Treasury Flat             360           144       08/01/10

   89      YM5(96),5%(12),O(12)                                    TREASURY FLAT                           120       10/01/08
  89.10    YM5(96),5%(12),O(12)                                    Treasury Flat             240           120       10/01/08
  89.20    YM5(96),5%(12),O(12)                                    Treasury Flat             180           120       10/01/08

   90      LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
  90.10    LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
  90.20    LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
  90.30    LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09

   91                                                              TREASURY FLAT             360           120
  91.10    YM5(60),4%(12),3%(12),2%(12),YM(12),O(12)               Treasury Flat             360           120       04/01/08
  91.20    YM5(60),YM4(12),YM3(12),YM2(12),YM(12),O(12)            Treasury Flat             360           120       11/01/08

   92      LO(24),YM1(84),O(12)                                    Treasury Flat             360           120       09/01/08
   93      YM5(117),O(3)                                           Treasury Flat             300           120       01/01/09
   94      YM5(120),5%(12),O(12)                                   Treasury Flat             178           144       09/01/10
   95      LO (33); DEF (81); O (6)                                NAP                       300           120       06/01/08
   96      LO(30),DEF(204),O(6)                                    NAP                       300           240       08/01/18
   97      LO(36),YM1(36),1%(36),O(12)                             Treasury Flat             300           120       08/01/08
   98      LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       11/01/08
   99      LO (28), DEF (86), O (6)                                NAP                       360           120       12/01/08
   100     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       10/01/08
   101     LO(27),DEF(90),O(3)                                     NAP                       360           120       12/01/08

   102     LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
 102.10    LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
 102.20    LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09

   103     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       01/01/08
   104     YM3(96),3%(12),O(12)                                    Treasury Flat             300           120       11/01/08
   105     LO (28), DEF (86), O (6)                                NAP                       360           120       12/01/08
   106     YM5(120),5%(12),O(12)                                   Treasury Flat             300           144       12/01/10
   107     YM1(156),1%(12),O(12)                                   Treasury Flat             360           180       09/01/13
   108     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       10/01/08
   109     LO (24), YM1 (90), O (6)                                Treasury Flat             360           120       05/01/08
   110     LO(29),DEF(148),O(3)                                    NAP                       360           180       10/01/13
   111     LO (28); DEF (86); O (6)                                NAP                       360           120       12/01/08
   112     YM5(96),5%(12),O(12)                                    Treasury Flat             360           120       08/01/08
   113     YM5(96),5%(12),O(12)                                    Treasury Flat             264           120       12/01/08
   114     LO (31), YM1 (83), O (6)                                NAP                       360           120       09/01/08
   115     YM3(48),YM2(36),YM1(48),O(12)                           Treasury Flat             180           144       12/01/10
   116     LO(36),YM1(81),O(3)                                     Treasury Flat             300           120       06/01/08
   117     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       07/01/08
   118     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       11/01/08
   119     LO (29), DEF (85), O (6)                                NAP                       360           120       11/01/08
   120     LO(60),YM1(57),O(3)                                     Treasury Flat             360           120       01/10/08
   121     YM5(120),5%(12),O(12)                                   Treasury Flat             240           144       07/01/10
   122     LO (26), DEF (88), O (6)                                NAP                       300           120       02/01/09
   123     LO (36), DEF (78), O (6)                                NAP                       300           120       10/01/07
   124     LO(60),YM1(54),O(6)                                     Treasury Flat             300           120       07/01/08
   125     LO(60),YM1(57),O(3)                                     Treasury Flat             360           120       02/01/08
   126     YM5(108),O(12)                                          Treasury Flat             300           120       01/01/09
   127     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       04/01/08
   128     LO(26),DEF(91),O(3)                                     NAP                       276           120       01/01/09
   129     LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
   130     LO(60),YM1(57),O(3)                                     Treasury Flat             360           120       04/01/08
   131     LO(18),DEF(99),O(3)                                     NAP                       300           120       07/01/08
   132     YM1(108),O(12)                                          Treasury Flat             300           120       08/01/08
   133     LO (31), DEF (83), O (6)                                NAP                       240           120       09/01/08
   134     LO(29),DEF(88),O(3)                                     NAP                       300           120       10/01/08
   135     YM5(120),5%(12),O(12)                                   Treasury Flat             360           144       09/01/10
   136     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       12/01/07
   137     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       10/01/08
   138     LO(28),DEF(89),O(3)                                     NAP                       300           120       11/01/08
   139     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       09/01/07
   140     LO(32),DEF(85),O(3)                                     NAP                       360           120       07/01/08
   141     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       07/01/08
   142     LO(84),YM1(81),O(3)                                     Treasury Flat             300           168       06/01/12

   143     LO(60),YM1(57),O(3)                                     TREASURY FLAT             300           120       02/01/08
 143.10    LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       02/01/08
 143.20    LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       02/01/08

   144     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       10/01/08
   145     YM1(96),1%(12),O(12)                                    Treasury Flat             300           120       11/01/08
   146     YM3(96),2%(12),O(12)                                    Treasury Flat             300           120       08/01/08
   147     YM5(117),O(3)                                           Treasury Flat             300           120       02/01/09
   148     YM5(96),5%(12),O(12)                                    Treasury Flat             360           120       10/01/08
   149     YM5(180),YM3(36),2%(12),O(12)                           Treasury Flat             240           240       10/01/18
   150     LO(60),YM1(57),O(3)                                     Treasury Flat             240           120       05/01/07
   151     YM5(168),5%(12),4%(12),O(18)                            Treasury Flat             210           210       03/01/16
   152     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       01/01/09
   153     LO (29), DEF (85), O (6)                                NAP                       360           120       11/01/08
   154     YM3(96),3%(12),O(12)                                    Treasury Flat             300           120       12/01/08
   155     LO (26), DEF (88), O (6)                                NAP                       360           120       02/01/09
   156     YM5(60),2%(48),O(12)                                    Treasury Flat             300           120       11/01/08
   157     LO (29), DEF (85), O (6)                                NAP                       360           120       11/01/08
   158     LO (30), DEF (84), O (6)                                NAP                       360           120       10/01/08
   159     YM3(96),3%(12),O(12)                                    Treasury Flat             360           120       01/01/08
   160     YM5(216),5%(12),O(12)                                   Treasury Flat             240           240       09/01/18
   161     YM5(60),YM3(24),YM1(33),O(3)                            Treasury Flat             300           120       01/01/09
   162     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       08/01/08
   163     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       06/01/08
   164     LO(25),DEF(116),O(3)                                    NAP                       240           144       02/01/11
   165     YM5(117),O(3)                                           Treasury Flat             300           120       12/01/08
   166     LO(60),YM1(57),O(3)                                     Treasury Flat             360           120       11/01/08
   167     LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
   168     YM5(120),5%(12),O(12)                                   Treasury Flat             240           144       10/01/10
   169     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       06/01/08
   170     LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
   171     LO (30); DEF (84); O (6)                                NAP                       360           120       10/01/08
   172     YM3(120),3%(12),O(12)                                   Treasury Flat             300           144       11/01/10
   173     YM5(96),5%(12),O(12)                                    Treasury Flat             360           120       11/01/08
   174     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       10/01/08
   175     LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
   176     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       09/01/08
   177     YM3(120),3%(12),O(12)                                   Treasury Flat             300           144       11/01/10
   178     YM5(96),3%(12),O(12)                                    Treasury Flat             300           120       06/01/08
   179     YM5(60),YM4(60),O(24)                                   Treasury Flat             300           144       09/01/10
   180     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       10/01/08
   181     LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
   182     LO(28),DEF(89),O(3)                                     NAP                       300           120       11/01/08
   183     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       05/01/08
   184     LO(28),DEF(89),O(3)                                     NAP                       300           120       11/01/08
   185     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       10/01/08
   186     LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
   187     LO(27),DEF(114),O(3)                                    NAP                       144           144       12/01/10
   188     LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
   189     LO (28), DEF (86), O (6)                                NAP                       360           120       12/01/08
   190     LO(26),DEF(91),O(3)                                     NAP                       300           120       01/01/09
   191     LO(60),YM1(57),O(3)                                     Treasury Flat             324           120       04/01/08
   192     YM3(96),2%(12),O(12)                                    Treasury Flat             360           120       06/01/08
   193     YM5(96),5%(12),O(12)                                    Treasury Flat             300           120       07/01/08
   194     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       06/01/08
   195     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       02/01/08
   196     LO(45),DEF(3),DEF or YM1(69),O(3)                       Treasury Flat             360           120       06/01/07
   197     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       07/01/08
   198     LO(60),YM1(54),O(6)                                     Treasury Flat             325           120       04/01/08
   199     LO(60),YM1(57),O(3)                                     Treasury Flat             360           120       06/01/07
   200     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       07/01/08
   201     LO(60),YM1(54),O(6)                                     Treasury Flat             300           120       06/01/08
   202     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       06/01/08
   203     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       06/01/08
   204     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       11/01/08
   205     YM5(60),2%(48),O(12)                                    Treasury Flat             300           120       11/01/08

   206     LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
 206.10    LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09
 206.20    LO (27), DEF (87), O (6)                                NAP                       360           120       01/01/09

   207     LO(78),YM1(99),O(3)                                     Treasury Flat             180           180       10/01/13
   208     LO (28), DEF (96), O (6)                                NAP                       216           130       10/01/09
   209     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       04/01/08
   210     LO (28), DEF (96), O (6)                                NAP                       216           130       10/01/09
   211     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       06/01/08
   212     LO(60),YM1(57),O(3)                                     Treasury Flat             240           120       01/01/08
   213     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       11/01/08
   214     YM5(96),5%(12),O(12)                                    Treasury Flat             240           120       07/01/08
   215     LO(60), YM1(57), O(3)                                   NAP                       360           120       09/01/07
   216     LO(60),YM1(57),O(3)                                     Treasury Flat             360           120       06/01/07
   217     LO(60),YM1(57),O(3)                                     Treasury Flat             231           120       08/01/07
   218     LO(60), YM1(57), O(3)                                   Treasury Flat             300           120       05/01/07

   219     LO(60),YM1(57),O(3)                                     TREASURY FLAT             300           120       12/01/07
 219.10    LO(60),YM1(57),O(3)                                     NAP                       300           120       12/01/07
 219.20    LO(60),YM1(57),O(3)                                     NAP                       300           120       12/01/07

   220     LO(60),YM1(57),O(3)                                     Treasury Flat             247           120       05/01/08
   221     LO(60),YM1(57),O(3)                                     Treasury Flat             324           120       04/01/08
   222     LO(60), YM1(57), O(3)                                   Treasury Flat             300           120       03/01/08
   223     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       06/01/08
   224     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       11/01/08
   225     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       03/01/08
   226     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       07/01/07
   227     YM5(144),5%(12),4%(12),O(12)                            Treasury Flat             180           180       10/01/13
   228     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       07/01/08
   229     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       03/01/08
   230     LO(60),YM1(57),O(3)                                     Treasury Flat             240           120       12/01/07
   231     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       01/01/08
   232     LO(60),YM1(57),O(3)                                     Treasury Flat             120           120       04/01/08
   233     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       12/01/07
   234     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       07/01/08
   235     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       07/01/08
   236     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       07/01/08
   237     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       04/01/08
   238     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       04/01/08
   239     LO(60),YM1(57),O(3)                                     Treasury Flat             300           120       06/01/08


-----------------------------------------------------------------------------------------------------------------------------------
                           REMAINING                      BALLOON,
             REMAINING      TERM TO                        FULLY
 CONTROL   AMORTIZATION   MATURITY OR                    AMORTIZING   BALLOON/ARD   BALLOON/ARD
 NUMBER       PERIOD          ARD       SEASONING          OR ARD       BALANCE      LTV RATIO           DUE ON SALE
-----------------------------------------------------------------------------------------------------------------------------------
    1           360           128           3             HyperAm    $ 59,950,487      50.0%      Yes
    2           351           111           9             Balloon      30,473,197      67.7%      Yes - Lender's option with fee
    3           299           119           1             HyperAm      18,734,172      58.5%      Yes
    4           356           116           4             Balloon      17,878,247      65.0%      Yes - Lender's option with fee

    5           290           110          10             BALLOON      15,644,589      55.8%      YES - LENDER'S OPTION WITH FEE
  5.10          290           110          10             Balloon       5,467,920      59.1%      Yes - Lender's option with fee
  5.20          290           110          10             Balloon       4,358,487      58.9%      Yes - Lender's option with fee
  5.30          290           110          10             BALLOON       3,183,279      47.9%      YES - LENDER'S OPTION WITH FEE
  5.31          290           110          10             Balloon       2,130,164      47.9%      Yes - Lender's option with fee
  5.32          290           110          10             Balloon       1,053,115      47.9%      Yes - Lender's option with fee
  5.40          290           110          10             Balloon       2,634,903      53.1%      Yes - Lender's option with fee

    6           351           111           9             HyperAm      16,787,487      63.3%      Yes

    7           295           115           5             BALLOON      12,310,745      51.5%      YES - LENDER'S OPTION WITH FEE
  7.10          295           115           5             Balloon       4,728,630      53.1%      Yes - Lender's option with fee
  7.20          295           115           5             Balloon       3,892,968      54.8%      Yes - Lender's option with fee
  7.30          295           115           5             Balloon       2,649,664      49.1%      Yes - Lender's option with fee
  7.40          295           115           5             Balloon       1,039,484      38.3%      Yes - Lender's option with fee

    8           294            78           6             HyperAm      13,217,568      56.5%      Yes

    9           350           110          10             HYPERAM      13,086,222      64.1%      YES
  9.10          350           110          10             HyperAm         593,080      64.1%      Yes
  9.20          350           110          10             HyperAm       3,526,419      64.1%      Yes
  9.30          350           110          10             HyperAm         519,345      64.1%      Yes
  9.40          350           110          10             HyperAm       1,602,918      64.1%      Yes
  9.50          350           110          10             HyperAm         881,605      64.1%      Yes
  9.60          350           110          10             HyperAm       1,634,976      64.1%      Yes
  9.70          350           110          10             HyperAm       2,067,764      64.1%      Yes
  9.80          350           110          10             HyperAm       2,260,114      64.1%      Yes

   10           360           113           7             Balloon      12,973,937      65.7%      Yes - Lender's option with fee
   11           236           140           4             Balloon       8,094,829      42.6%      Yes - Lender's option with fee
   12           224           224          16               No                  -      0.0%       Yes - Lender's option with fee
   13           351            75           9             Balloon      11,664,423      68.6%      Yes - Lender's option with fee
   14           354           114           6             Balloon      10,956,755      64.5%      Yes - Lender's option with fee
   15           350           110          10             Balloon      10,818,079      63.6%      Yes - Lender's option with fee
   16           358           118           2             HyperAm       9,979,278      66.1%      Yes
   17           355           115           5             Balloon       8,931,508      66.4%      Yes - Lender's option with fee
   18           334           118           2             Balloon       8,666,965      59.8%      Yes - Lender's option with fee
   19           327           117           3             Balloon       8,378,425      58.4%      Yes - Lender's option with fee

   20           298           118           2             BALLOON       7,980,670      55.7%      YES - LENDER'S OPTION WITH FEE
  20.10         298           118           2             Balloon       1,812,493      54.8%      Yes - Lender's option with fee
  20.20         298           118           2             Balloon       1,252,860      59.1%      Yes - Lender's option with fee
  20.30         298           118           2             Balloon       1,111,934      54.5%      Yes - Lender's option with fee
  20.40         298           118           2             Balloon         932,720      61.4%      Yes - Lender's option with fee
  20.50         298           118           2             Balloon         904,209      56.5%      Yes - Lender's option with fee
  20.60         298           118           2             Balloon         761,654      56.0%      Yes - Lender's option with fee
  20.70         298           118           2             Balloon         614,211      44.8%      Yes - Lender's option with fee
  20.80         298           118           2             Balloon         590,588      54.7%      Yes - Lender's option with fee

   21           298           118           2             BALLOON       7,844,509      52.2%      YES - LENDER'S OPTION WITH FEE
  21.10         298           118           2             Balloon       4,977,917      50.8%      Yes - Lender's option with fee
  21.20         298           118           2             Balloon       1,504,205      60.2%      Yes - Lender's option with fee
  21.30         298           118           2             Balloon       1,362,387      48.7%      Yes - Lender's option with fee

   22           356           116           4             Balloon       7,597,314      62.3%      Yes - Lender's option with fee
   23           294           114           6             HyperAm       6,929,048      63.3%      Yes
   24           294           113           6             HyperAm       6,975,156      57.2%      Yes
   25           354           114           6             HyperAm       7,076,469      54.4%      Yes
   26           359           119           1             Balloon       6,864,991      67.6%      Yes - Lender's option with fee
   27           354           138           6             Balloon       6,236,241      59.4%      Yes - Lender's option with fee
   28           355           115           5             Balloon       6,353,348      66.5%      Yes - Lender's option with fee
   29           354           114           6             HyperAm       6,500,798      65.0%      Yes
   30           350           110          16             HyperAm       6,250,614      58.9%      Yes
   31           339           112           8             Balloon       6,078,962      57.9%      Yes - Lender's option with fee
   32           328           118           2             HyperAm       5,907,768      55.7%      Yes
   33           293           113          11             HyperAm       5,397,040      64.3%      Yes
   34           295           139           5             Balloon       4,595,503      37.7%      Yes - Lender's option with fee
   35           235           115           5             Balloon       4,335,985      42.7%      Yes - Lender's option with fee

   36           240           118           2             BALLOON       4,941,292      40.7%      YES - LENDER'S OPTION WITH FEE
  36.10         240           118           2             Balloon         623,006      40.7%      Yes - Lender's option with fee
  36.20         240           118           2             Balloon         879,538      40.7%      Yes - Lender's option with fee
  36.30         240           118           2             Balloon         325,755      40.7%      Yes - Lender's option with fee
  36.40         240           118           2             Balloon         460,129      40.7%      Yes - Lender's option with fee
  36.50         240           118           2             Balloon         600,610      40.7%      Yes - Lender's option with fee
  36.60         240           118           2             Balloon         586,359      40.7%      Yes - Lender's option with fee
  36.70         240           118           2             Balloon         773,668      40.7%      Yes - Lender's option with fee
  36.80         240           118           2             Balloon         692,229      40.7%      Yes - Lender's option with fee

   37           298           118           2             BALLOON       5,130,370      58.6%      YES - LENDER'S OPTION WITH FEE
  37.10         298           118           2             Balloon       2,707,740      60.4%      Yes - Lender's option with fee
  37.20         298           118           2             Balloon       1,422,297      54.7%      Yes - Lender's option with fee
  37.30         298           118           2             Balloon       1,000,332      59.2%      Yes - Lender's option with fee

   38           240           117           3             BALLOON       4,832,602      39.9%      YES - LENDER'S OPTION WITH FEE
  38.10         240           117           3             Balloon         359,450      39.9%      Yes - Lender's option with fee
  38.20         240           117           3             Balloon         726,887      39.9%      Yes - Lender's option with fee
  38.30         240           117           3             Balloon         758,838      39.9%      Yes - Lender's option with fee
  38.40         240           117           3             Balloon         169,740      39.9%      Yes - Lender's option with fee
  38.50         240           117           3             Balloon       1,274,050      39.9%      Yes - Lender's option with fee
  38.60         240           117           3             Balloon         447,315      39.9%      Yes - Lender's option with fee
  38.70         240           117           3             Balloon         433,337      39.9%      Yes - Lender's option with fee
  38.80         240           117           3             Balloon         662,985      39.9%      Yes - Lender's option with fee

   39           356           115           4             Balloon       5,261,627      37.9%      Yes - Lender's option with fee
   40           236           116           4             Balloon       3,812,236      48.9%      Yes - Lender's option with fee
   41           231           231           9               No                  -      0.0%       Yes - Lender's option with fee
   42           297           141           3             Balloon       4,236,729      51.7%      Yes - Lender's option with fee
   43           356           116           4             Balloon       4,857,422      64.9%      Yes - Lender's option with fee
   44           357           141           3             Balloon       4,676,656      60.3%      Yes - Lender's option with fee
   45           298           118           2             Balloon       4,516,391      60.2%      Yes - Lender's option with fee
   46           353           113           7             Balloon       4,773,864      65.9%      Yes - Lender's option with fee
   47           353           113           7             HyperAm       4,920,602      64.7%      Yes
   48           354           114           6             Balloon       4,614,059      67.9%      Yes - Lender's option with fee
   49           350           110          10             HyperAm       4,619,826      61.6%      Yes
   50           353           113           7             Balloon       4,475,796      68.1%      Yes - Lender's option with fee
   51           249           141           3             Balloon       3,669,282      48.3%      Yes - Lender's option with fee

   52           290           110          10             BALLOON       3,922,637      50.6%      YES - LENDER'S OPTION WITH FEE
  52.10         290           110          10             Balloon       1,214,752      50.6%      Yes - Lender's option with fee
  52.20         290           110          10             Balloon       2,707,885      50.6%      Yes - Lender's option with fee

   53           358           142           2             Balloon       3,948,566      64.2%      Yes - Lender's option with fee
   54           346           106          14             Balloon       4,233,764      66.2%      Yes - Lender's option with fee
   55           358           118           2             Balloon       4,296,053      61.9%      Yes - Lender's option with fee
   56           296           116           4             Balloon       3,743,539      62.9%      Yes - Lender's option with fee
   57           356           176           4             Balloon       3,484,056      58.6%      Yes - Lender's option with fee
   58           298           142           2             Balloon       3,406,928      44.0%      Yes - Lender's option with fee
   59           319           115           5             Balloon       3,787,699      65.3%      Yes - Lender's option with fee
   60           343           111           9             Balloon       3,952,219      64.8%      Yes - Lender's option with fee
   61           356           116           4             Balloon       3,845,976      67.0%      Yes - Lender's option with fee
   62           356           116           4             HyperAm       4,065,807      60.7%      Yes

   63           298           118           2             BALLOON       3,650,236      58.2%      YES - LENDER'S OPTION WITH FEE
  63.10         298           118           2             Balloon       1,485,836      59.9%      Yes - Lender's option with fee
  63.20         298           118           2             Balloon       1,271,596      58.6%      Yes - Lender's option with fee
  63.30         298           118           2             Balloon         892,805      54.9%      Yes - Lender's option with fee

   64           234           234           6               No                  -      0.0%       Yes - Lender's option with fee
   65           343           199          17             Balloon       3,242,662      47.9%      Yes - Lender's option with fee
   66           287           107          13             Balloon       3,681,319      62.9%      Yes - Lender's option with fee
   67           356           116           4             Balloon       3,674,159      60.7%      Yes - Lender's option with fee

   68           356            86           4             BALLOON       3,694,895      61.9%      YES - LENDER'S OPTION WITH FEE
  68.10         356            86           4             Balloon       2,703,582      72.1%      Yes - Lender's option with fee
  68.20         356            86           4             Balloon         991,313      58.7%      Yes - Lender's option fee silent

   69           356           140           4             Balloon       3,262,321      58.3%      Yes - Lender's option with fee
   70           295           115           5             Balloon       3,013,721      58.5%      Yes - Lender's option with fee
   71           298           118           2             Balloon       3,053,284      64.1%      Yes - Lender's option with fee
   72           295           115           5             Balloon       2,956,655      57.6%      Yes - Lender's option with fee
   73           235           115           5             Balloon       2,526,698      47.7%      Yes - Lender's option with fee
   74           288           108          12             Balloon       3,006,115      59.2%      Yes - Lender's option with fee
   75           290           170          10             Balloon       2,405,362      51.2%      Yes - Lender's option with fee
   76           296           116           4             HyperAm       2,938,159      52.3%      Yes - Lender's option with fee
   77           357           117           3             HyperAm       3,224,568      63.2%      Yes
   78           354           114           6             Balloon       3,088,518      66.6%      Yes - Lender's option with fee
   79           358            82           2             Balloon       3,175,538      64.8%      Yes - Lender's option with fee

   80           358           118           2             HYPERAM       3,041,587      63.4%      YES
  80.10         358           118           2             HyperAm       1,013,862      63.4%      Yes
  80.20         358           118           2             HyperAm       2,027,725      63.4%      Yes

   81           352           112           8             Balloon       2,954,559      64.6%      Yes - Lender's option with fee
   82           233           118           2             Balloon       2,378,918      41.9%      Yes - Lender's option with fee
   83           287           107          13             Balloon       2,863,248      62.9%      Yes - Lender's option with fee
   84           291           111           9             Balloon       2,730,839      56.6%      Yes - Lender's option with fee
   85           356           116           4             Balloon       2,972,042      70.8%      Yes
   86           354           114           6             Balloon       2,846,274      64.7%      Yes
   87           356           116           4             Balloon       2,864,301      65.1%      Yes - Lender's option with fee
   88           353           137           7             Balloon       2,678,827      57.4%      Yes - Lender's option with fee

   89                         115           5             BALLOON       1,872,077      42.3%      YES - LENDER'S OPTION WITH FEE
  89.10         235           115           5             Balloon       1,342,429      46.5%      Yes - Lender's option with fee
  89.20         175           115           5             Balloon         529,649      35.1%      Yes - Lender's option with fee

   90           358           118           2             HYPERAM       2,829,999      62.2%      YES
  90.10         358           118           2             HyperAm       1,243,956      62.2%      Yes
  90.20         358           118           2             HyperAm         590,879      62.2%      Yes
  90.30         358           118           2             HyperAm         995,164      62.2%      Yes

   91                                                     BALLOON       2,656,372      63.1%      YES - LENDER'S OPTION WITH FEE
  91.10         349           109          11             Balloon       1,384,094      64.8%      Yes - Lender's option with fee
  91.20         356           116           4             Balloon       1,272,279      61.3%      Yes - Lender's option with fee

   92           354           114           6             Balloon       2,628,255      61.1%      Yes - Lender's option with fee
   93           298           118           2             Balloon       2,359,001      57.0%      Yes - Lender's option with fee
   94           172           138           6             Balloon         881,948      15.2%      Yes - Lender's option with fee
   95           291           111           9             HyperAm       2,476,977      61.9%      Yes
   96           293           233           7             Balloon       1,092,843      16.8%      Yes - Lender's option with fee
   97           293           113           7             Balloon       2,176,859      53.1%      Yes - Lender's option with fee
   98           296           116           4             Balloon       2,168,120      60.2%      Yes - Lender's option with fee
   99           357           117           3             HyperAm       2,413,824      60.3%      Yes
   100          295           115           5             Balloon       2,086,677      56.4%      Yes - Lender's option with fee
   101          357           117           3             Balloon       2,289,821      68.4%      Yes - Lender's option with fee

   102          358           118           2             HYPERAM       2,309,843      60.8%      YES
 102.10         358           118           2             HyperAm       1,154,922      60.8%      Yes
 102.20         358           118           2             HyperAm       1,154,922      60.8%      Yes

   103          286           106          14             Balloon       2,196,789      66.6%      Yes - Lender's option fee silent
   104          296           116           4             Balloon       2,044,468      55.3%      Yes - Lender's option with fee
   105          357           117           3             HyperAm       2,339,267      48.7%      Yes
   106          297           141           3             Balloon       1,809,703      47.6%      Yes - Lender's option with fee
   107          354           174           6             Balloon       1,851,903      57.0%      Yes - Lender's option with fee
   108          295           115           5             Balloon       1,955,825      60.9%      Yes - Lender's option with fee
   109          350           110          10             HyperAm       2,219,966      65.3%      Yes
   110          355           175           5             Balloon       1,883,550      60.1%      Yes - Lender's option with fee
   111          357           117           3             Balloon       2,140,469      63.9%      Yes
   112          353           113           7             Balloon       2,016,591      65.1%      Yes - Lender's option with fee
   113          261           117           3             Balloon       1,717,371      49.1%      Yes - Lender's option with fee
   114          354           114           6             HyperAm       1,992,833      64.3%      Yes
   115          177           141           3             Balloon         632,294      19.8%      Yes - Lender's option with fee
   116          291           111           9             Balloon       1,774,400      64.5%      Yes - Lender's option with fee
   117          292           112           8             Balloon       1,725,463      59.5%      Yes - Lender's option with fee
   118          296           116           4             Balloon       1,646,617      58.8%      Yes - Lender's option with fee
   119          356           116           4             HyperAm       1,942,553      64.8%      Yes
   120          346           106          14             Balloon       1,897,936      67.8%      Yes - Lender's option fee silent
   121          232           136           8             Balloon       1,247,777      40.3%      Yes - Lender's option with fee
   122          299           119           1             Balloon       1,724,888      53.9%      Yes
   123          283           103          17             HyperAm       1,695,270      51.4%      Yes
   124          292           112           8             Balloon       1,619,226      60.0%      Yes - Lender's option with fee
   125          347           107          13             Balloon       1,760,661      66.4%      Yes - Lender's option with fee
   126          298           118           2             Balloon       1,603,163      46.6%      Yes - Lender's option with fee
   127          289           109          11             Balloon       1,565,241      59.5%      Yes - Lender's option with fee
   128          274           118           2             Balloon       1,483,960      57.1%      Yes - Lender's option with fee
   129          298           118           2             Balloon       1,588,476      51.0%      Yes - Lender's option with fee
   130          349           109          11             Balloon       1,727,905      61.7%      Yes - Lender's option with fee
   131          292           112           8             Balloon       1,572,985      57.2%      Yes - Lender's option with fee
   132          293           113           7             Balloon       1,554,491      53.6%      Yes - Lender's option with fee
   133          234           114           6             HyperAm       1,311,198      50.4%      Yes
   134          295           115           5             Balloon       1,516,265      46.4%      Yes - Lender's option with fee
   135          354           138           6             Balloon       1,550,964      58.3%      Yes - Lender's option with fee
   136          285           105          15             Balloon       1,571,433      60.4%      Yes - Lender's option fee silent
   137          295           115           5             Balloon       1,456,756      49.4%      Yes - Lender's option with fee
   138          296           116           4             Balloon       1,480,139      60.4%      Yes - Lender's option with fee
   139          282           102          18             Balloon       1,548,212      67.3%      Yes - Lender's option with no fee
   140          352           112           8             Balloon       1,578,988      65.8%      Yes - Lender's option with fee
   141          292           112           8             Balloon       1,436,828      45.6%      Yes - Lender's option with fee
   142          291           159           9             Balloon       1,239,484      51.7%      Yes - Lender's option with fee

   143          287           107          13             BALLOON       1,485,113      57.8%
 143.10         287           107          13             Balloon         994,270      55.2%      No
 143.20         287           107          13             Balloon         490,843      62.9%      Yes - Lender's option with fee

   144          295           115           5             Balloon       1,379,932      44.5%      Yes - Lender's option with fee
   145          296           116           4             Balloon       1,350,834      45.0%      Yes - Lender's option with fee
   146          293           113           7             Balloon       1,361,121      60.2%      Yes - Lender's option with fee
   147          299           119           1             Balloon       1,358,805      55.5%      Yes - Lender's option with fee
   148          355           115           5             Balloon       1,440,470      62.6%      Yes - Lender's option with fee
   149          235           235           5               No                  -      0.0%       Yes - Lender's option with fee
   150          218            98          22             Balloon       1,241,591      44.7%      Yes - Lender's option fee silent
   151          204           204           6               No                  -      0.0%       Yes - Lender's option with fee
   152          298           118           2             Balloon       1,331,028      55.9%      Yes - Lender's option with fee
   153          356           116           4             Balloon       1,489,819      59.6%      Yes
   154          297           117           3             Balloon       1,281,200      62.5%      Yes - Lender's option with fee
   155          359           119           1             Balloon       1,448,188      59.5%      Yes
   156          296           116           4             Balloon       1,207,404      60.4%      Yes - Lender's option with fee
   157          356           116           4             HyperAm       1,355,269      67.8%      Yes
   158          355           115           5             Balloon       1,316,945      65.8%      Yes
   159          346           106          14             Balloon       1,304,494      65.7%      Yes - Lender's option with fee
   160          234           234           6               No                  -      0.0%       Yes - Lender's option with fee
   161          298           118           2             Balloon       1,179,404      49.1%      Yes - Lender's option with fee
   162          293           113           7             Balloon       1,168,738      47.7%      Yes - Lender's option with fee
   163          291           111           9             Balloon       1,161,943      55.6%      Yes - Lender's option with fee
   164          239           143           1             Balloon         844,765      34.5%      Yes - Lender's option with fee
   165          297           117           3             Balloon       1,149,164      60.5%      Yes - Lender's option with fee
   166          356           116           4             Balloon       1,228,958      64.7%      Yes - Lender's option with fee
   167          358           118           2             Balloon       1,243,531      66.9%      Yes
   168          235           139           5             Balloon         795,150      41.0%      Yes - Lender's option with fee
   169          291           111           9             Balloon       1,072,037      55.7%      Yes - Lender's option with fee
   170          298           118           2             Balloon       1,083,422      54.4%      Yes - Lender's option with fee
   171          355           115           5             HyperAm       1,201,650      71.7%      Yes
   172          296           140           4             Balloon         953,529      57.8%      Yes - Lender's option with fee
   173          356           116           4             Balloon       1,096,786      57.7%      Yes - Lender's option with fee
   174          295           115           5             Balloon         992,783      40.5%      Yes - Lender's option with fee
   175          298           118           2             Balloon       1,037,805      65.3%      Yes - Lender's option with fee
   176          294           114           6             Balloon         990,786      61.9%      Yes - Lender's option with fee
   177          296           140           4             Balloon         880,163      40.0%      Yes - Lender's option with fee
   178          291           111           9             Balloon         995,937      49.1%      Yes - Lender's option with fee
   179          294           138           6             Balloon         905,904      50.3%      Yes - Lender's option with fee
   180          295           115           5             Balloon         965,364      49.5%      Yes - Lender's option with fee
   181          298           118           2             Balloon       1,006,036      54.1%      Yes - Lender's option with fee
   182          296           116           4             Balloon         983,436      57.9%      Yes - Lender's option with fee
   183          290           110          10             Balloon       1,022,612      60.7%      Yes - Lender's option fee silent
   184          296           116           4             Balloon         961,972      60.1%      Yes - Lender's option with fee
   185          295           115           5             Balloon         935,306      52.0%      Yes - Lender's option with fee
   186          298           118           2             Balloon         943,311      59.0%      Yes - Lender's option with fee
   187          141           141           3               No             14,169      0.7%       Yes - Lender's option with fee
   188          298           118           2             Balloon         905,839      63.4%      Yes - Lender's option with fee
   189          357           117           3             HyperAm         998,687      52.6%      Yes
   190          298           118           2             Balloon         896,063      56.0%      Yes - Lender's option with fee
   191          313           109          11             Balloon         945,651      68.5%      Yes - Lender's option with fee
   192          351           111           9             Balloon         952,203      60.3%      Yes - Lender's option with fee
   193          292           112           8             Balloon         873,122      56.0%      Yes - Lender's option with fee
   194          291           111           9             Balloon         883,524      54.2%      Yes - Lender's option with fee
   195          287           107          13             Balloon         918,161      61.2%      Yes - Lender's option fee silent
   196          339            99          21             Balloon         953,936      65.8%      Yes - Lender's option with fee
   197          292           112           8             Balloon         847,764      60.6%      Yes - Lender's option with fee
   198          314           109          11             Balloon         925,348      69.1%      Yes - Lender's option fee silent
   199          339            99          21             Balloon         923,848      73.3%      Yes - Lender's option fee silent
   200          292           112           8             Balloon         808,385      59.9%      Yes - Lender's option with fee
   201          291           111           9             Balloon         806,298      51.0%      Yes - Lender's option with fee
   202          291           111           9             Balloon         800,085      49.4%      Yes - Lender's option with fee
   203          291           111           9             Balloon         778,507      59.0%      Yes - Lender's option with fee
   204          296           116           4             Balloon         772,986      36.8%      Yes - Lender's option with fee
   205          296           116           4             Balloon         732,233      61.0%      Yes - Lender's option with fee

   206          358           118           2             HYPERAM         819,905      48.9%      YES
 206.10         358           118           2             HyperAm         342,647      48.9%      Yes
 206.20         358           118           2             HyperAm         477,258      48.9%      Yes

   207          175           175           5               No             17,675      0.6%       Yes - Lender's option with fee
   208          213           127           3             Balloon         521,268      41.7%      Yes
   209          289           109          11             Balloon         665,647      61.1%      Yes - Lender's option with fee
   210          213           127           3             Balloon         464,964      42.3%      Yes
   211          291           111           9             Balloon         598,671      55.7%      Yes - Lender's option with fee
   212          226           106          14             Balloon         513,849      38.8%      Yes - Lender's option fee silent
   213          296           116           4             Balloon         555,871      61.8%      Yes - Lender's option with fee
   214          232           112           8             Balloon         460,291      51.1%      Yes - Lender's option with fee
   215          342           102          18             Balloon         552,852      67.0%      Yes - Lender's option fee silent
   216          339            99          21             Balloon         541,662      57.6%      Yes - Lender's option with no fee
   217          212           101          19             Balloon         421,781      43.3%      Yes - Lender's option fee silent
   218          278            98          22             Balloon         505,100      63.5%      Yes - Lender's option fee silent

   219          285           105          15             BALLOON         487,559      72.2%      YES - LENDER'S OPTION FEE SILENT
 219.10         285           105          15             Balloon         216,693      72.2%      Yes - Lender's option fee silent
 219.20         285           105          15             Balloon         270,866      72.2%      Yes - Lender's option fee silent

   220          237           110          10             Balloon         412,870      55.1%      Yes - Lender's option fee silent
   221          313           109          11             Balloon         479,678      68.5%      Yes - Lender's option fee silent
   222          288           108          12             Balloon         452,136      63.2%      Yes - Lender's option fee silent
   223          291           111           9             Balloon         442,043      61.8%      Yes - Lender's option fee silent
   224          296           116           4             Balloon         433,923      61.1%      Yes - Lender's option fee silent
   225          288           108          12             Balloon         421,909      35.2%      Yes - Lender's option fee silent
   226          280           100          20             Balloon         423,656      68.7%      Yes - Lender's option fee silent
   227          175           175           5               No                  -      0.0%       Yes - Lender's option with fee
   228          292           112           8             Balloon         371,717      62.0%      Yes - Lender's option with fee
   229          288           108          12             Balloon         369,929      77.9%      Yes - Lender's option fee silent
   230          225           105          15             Balloon         321,114      22.9%      Yes - Lender's option fee silent
   231          286           106          14             Balloon         337,008      54.4%      Yes - Lender's option fee silent
   232          109           109          11               No              4,976      0.8%       Yes - Lender's option fee silent
   233          285           105          15             Balloon         316,632      66.0%      Yes - Lender's option fee silent
   234          292           112           8             Balloon         295,637      23.8%      Yes - Lender's option fee silent
   235          292           112           8             Balloon         269,310      62.6%      Yes - Lender's option fee silent
   236          292           112           8             Balloon         247,811      62.0%      Yes - Lender's option with fee
   237          289           109          11             Balloon         251,778      53.0%      Yes - Lender's option with fee
   238          289           109          11             Balloon         217,063      45.7%      Yes - Lender's option fee silent
   239          291           111           9             Balloon         217,281      59.7%      Yes - Lender's option with fee


-----------------------------------------------------------------------------------------------------------------------------------
                                                               APPRAISAL
                                 FUTURE                          VALUE
  CONTROL          DUE ON     SUBORDINATE       APPRAISAL       "AS OF"         CURRENT              YEAR             YEAR
  NUMBER        ENCUMBRANCE    FINANCING          VALUE           DATE         LTV RATIO            BUILT           RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------
     1              Yes            No         $ 120,000,000     08/25/98         56.3%               1975              1997
     2              Yes            No            45,000,000     03/24/98         77.2%               1990
     3              Yes            No            32,000,000     01/01/99         70.5%               1985
     4              Yes            No            27,500,000     08/28/98         74.3%               1980

     5              YES            NO            28,260,000                      69.5%
    5.10            Yes            No             9,250,000     03/18/98         73.7%               1980
    5.20            Yes            No             7,400,000     03/12/98         73.4%            1979-1980
    5.30            YES            NO             6,650,000                      59.7%             VARIOUS
    5.31            Yes            No             4,450,000     03/18/98         59.7%               1985
    5.32            Yes            No             2,200,000     03/18/98         59.7%               1981
    5.40            Yes            No             4,960,000     03/18/98         66.2%               1985

     6              Yes            No            26,500,000     02/03/98         71.6%               1986

     7              YES            NO            24,115,000                      62.9%
    7.10            Yes            No             8,901,000     12/12/97         64.8%         1980, 1985, 1991
    7.20            Yes            No             7,100,000     12/01/97         66.9%               1995
    7.30            Yes            No             5,400,000     12/12/97         59.9%               1981              1997
    7.40            Yes            No             2,714,000     12/12/97         46.7%           1955 & 1976

     8              Yes            No            23,400,000     05/01/98         63.5%               1960              1998

     9              YES            NO            20,410,000     01/06/99         72.6%             VARIOUS            VARIOUS
    9.10            Yes            No               925,000     01/06/99         72.6%               1964              1993
    9.20            Yes            No             5,500,000     01/06/99         72.6%               1964              1993
    9.30            Yes            No               810,000     01/06/99         72.6%               1964
    9.40            Yes            No             2,500,000     01/06/99         72.6%               1968              1993
    9.50            Yes            No             1,375,000     01/06/99         72.6%               1974
    9.60            Yes            No             2,550,000     01/06/99         72.6%               1977              1994
    9.70            Yes            No             3,225,000     01/06/99         72.6%               1973              1992
    9.80            Yes            No             3,525,000     01/06/99         72.6%               1977              1993

     10             Yes            No            19,750,000     04/16/98         73.4%               1997
     11             Yes            No            19,000,000     08/07/98         74.2%               1986
     12             Yes            No            18,550,000     09/01/97         73.1%               1997
     13             Yes            No            17,000,000     04/15/98         74.5%               1996
     14             Yes            No            17,000,000     07/01/98         73.8%               1998
     15             Yes            No            17,000,000     03/27/98         73.0%            1977/1981
     16             Yes            No            15,100,000     09/02/98         74.9%            1997/1998
     17             Yes            No            13,450,000     04/07/98         78.4%               1984
     18             Yes            No            14,500,000     08/05/98         71.6%               1978
     19             Yes            No            14,350,000     10/26/98         69.5%               1985

     20             YES            NO            14,400,000                      68.2%
   20.10            Yes            No             3,310,000     12/08/98         67.1%               1986
   20.20            Yes            No             2,120,000     12/08/98         72.4%               1986
   20.30            Yes            No             2,040,000     12/08/98         66.8%               1986
   20.40            Yes            No             1,520,000     12/07/98         75.1%               1984
   20.50            Yes            No             1,600,000     12/07/98         69.2%               1986
   20.60            Yes            No             1,360,000     12/09/98         68.6%               1985
   20.70            Yes            No             1,370,000     12/09/98         54.9%               1985
   20.80            Yes            No             1,080,000     12/09/98         67.0%               1984

     21             YES            NO            15,100,000                      65.0%
   21.10            Yes            No             9,800,000     10/23/98         63.2%           1987 - 1991
   21.20            Yes            No             2,500,000     10/23/98         74.8%            1993, 1995
   21.30            Yes            No             2,800,000     09/16/98         60.6%               1978

     22             Yes            No            12,200,000     08/04/98         72.7%               1965              1987
     23             Yes            No            10,950,000     07/16/98         79.3%       1996, 1994, 1997, 19
     24             Yes            No            12,200,000     06/17/98         69.2%               1986            1996/1997
     25             Yes            No            13,000,000     06/05/98         62.7%               1909              1998
     26             Yes            No            10,150,000     12/22/98         78.8%               1979              1995
     27             Yes            No            10,500,000     07/09/98         72.0%               1989
     28             Yes            No             9,550,000     09/08/98         78.7%               1973              1998
     29             Yes            No            10,000,000     05/22/98         74.6%               1997
     30             Yes            No            10,605,000     01/04/99         67.4%               1998
     31             Yes            Yes           10,500,000     10/29/97         66.3%          1974 AND 1988
     32             Yes            No            10,600,000     11/30/98         64.5%               1968              1998
     33             Yes            No             8,400,000     08/01/98         79.1%               1990              1997
     34             Yes            No            12,200,000     07/01/98         52.9%               1985
     35             Yes            No            10,150,000     07/24/98         63.4%               1904           1992 - 1993

     36             YES            NO            12,135,000                      52.5%             VARIOUS
   36.10            Yes            No             1,530,000     11/12/98         52.5%            1977, 1981
   36.20            Yes            No             2,160,000     11/01/98         52.5%               1977
   36.30            Yes            No               800,000     11/01/98         52.5%               1990
   36.40            Yes            No             1,130,000     12/10/98         52.5%               1997
   36.50            Yes            No             1,475,000     01/04/99         52.5%               1997
   36.60            Yes            No             1,440,000     01/05/99         52.5%               1998
   36.70            Yes            No             1,900,000     12/16/98         52.5%               1979
   36.80            Yes            No             1,700,000     12/30/98         52.5%               1995

     37             YES            NO             8,770,000     12/08/98         71.8%               1985
   37.10            Yes            No             4,480,000     12/08/98         74.0%               1985
   37.20            Yes            No             2,600,000     12/08/98         67.0%               1985
   37.30            Yes            No             1,690,000     12/09/98         72.5%               1985

     38             YES            NO            12,100,000                      51.2%             VARIOUS
   38.10            Yes            No               900,000     11/30/98         51.2%               1976
   38.20            Yes            No             1,820,000     12/02/98         51.2%               1997
   38.30            Yes            No             1,900,000     11/20/98         51.2%               1994
   38.40            Yes            No               425,000     12/04/98         51.2%               1995
   38.50            Yes            No             3,190,000     11/30/98         51.2%               1995
   38.60            Yes            No             1,120,000     11/30/98         51.2%               1996
   38.70            Yes            No             1,085,000     12/04/98         51.2%               1996
   38.80            Yes            No             1,660,000     11/24/98         51.2%               1996

     39             Yes            No            13,900,000     04/07/98         43.0%               1875              1983
     40             Yes            No             7,800,000     09/11/98         74.4%               1988
     41             Yes            No             8,300,000     03/17/98         68.8%               1965              1986
     42             Yes            No             8,200,000     09/05/98         69.3%               1987
     43             Yes            No             7,490,000     10/13/98         75.8%           1985 & 1987
     44             Yes            No             7,750,000     11/02/98         72.7%               1998
     45             Yes            No             7,500,000     11/10/98         74.6%               1988              1998
     46             Yes            No             7,250,000     06/25/98         76.4%               1968              1997
     47             Yes            No             7,600,000     01/13/99         73.1%               1964              1991
     48             Yes            No             6,800,000     08/06/98         79.0%               1979              1997
     49             Yes            No             7,500,000     02/10/98         69.5%         1968, 1974, 1981
     50             Yes            No             6,575,000     06/16/98         78.6%               1983            1997-1998
     51             Yes            No             7,600,000     10/14/98         67.4%            1960, 1990           1975

     52             YES            NO             7,750,000                      63.1%             VARIOUS
   52.10            Yes            No             2,400,000     03/27/98         63.1%               1988
   52.20            Yes            No             5,350,000     03/06/98         63.1%               1984

     53             Yes            No             6,150,000     09/15/98         78.6%               1988
     54             Yes            No             6,400,000     11/12/97         74.2%               1929              1995
     55             Yes            No             6,940,000     08/03/98         70.5%               1989
     56             Yes            No             5,950,000     08/01/98         78.3%               1998
     57             Yes            No             5,950,000     10/01/98         77.9%           1997 & 1998
     58             Yes            No             7,750,000     12/07/98         59.7%               1986              1996
     59             Yes            No             5,800,000     07/23/98         78.9%               1988
     60             Yes            Yes            6,100,000     04/14/98         74.9%               1998
     61             Yes            No             5,740,000     09/24/98         78.1%               1998
     62             Yes            No             6,700,000     08/18/98         67.0%               1986

     63             YES            NO             6,275,000                      71.3%
   63.10            Yes            No             2,480,000     12/08/98         73.4%               1983
   63.20            Yes            No             2,170,000     12/09/98         71.8%               1987
   63.30            Yes            No             1,625,000     12/08/98         67.3%               1983

     64             Yes            Yes            6,865,000     06/18/98         64.8%               1977              1991
     65             Yes            No             6,775,000     08/01/97         64.4%               1972             1996-97
     66             Yes            No             5,850,000     11/25/97         74.1%           1964 - 1966         On-going
     67             Yes            No             6,050,000     09/02/98         70.8%               1973

     68             YES            NO             5,440,000     09/16/98         75.7%
   68.10            Yes            No             3,750,000     09/16/98         79.7%               1984
   68.20            Yes            No             1,690,000     09/15/98         64.9%               1985

     69             Yes            No             5,600,000     09/11/98         71.2%               1985
     70             Yes            Yes            5,150,000     08/03/98         74.3%          1968/1973 & 1977       1994
     71             Yes            No             4,765,000     11/10/98         79.6%               1998
     72             Yes            No             5,130,000     07/10/98         73.6%               1978           1996 & 1997
     73             Yes            No             5,300,000     06/08/98         70.1%           1989 - 1994
     74             Yes            No             5,075,000     12/01/97         73.3%               1987
     75             Yes            No             4,700,000     02/03/98         77.5%               1970              1997
     76             Yes            No             5,620,000     09/09/98         64.6%           1973 - 1976         On-going
     77             Yes            No             5,100,000     08/25/98         70.4%               1948              1988
     78             Yes            No             4,640,000     07/24/98         77.2%               1980              1997
     79             Yes            No             4,900,000     08/13/98         70.3%               1986

     80             YES            NO             4,800,000                      71.8%             VARIOUS            VARIOUS
   80.10            Yes            No             1,600,000     07/08/98         71.8%               1950              1992
   80.20            Yes            No             3,200,000     07/08/98         71.8%               1900              1997

     81             Yes            No             4,575,000     05/01/98         74.5%               1997
     82             Yes            No             5,680,000     10/01/98         59.6%           1988 - 1989         ON-GOING
     83             Yes            No             4,550,000     11/24/97         74.1%           1964 - 1985
     84             Yes            No             4,825,000     12/05/97         69.5%               1930           1970, 1980
     85             Yes            No             4,200,000     09/10/98         78.4%               1973              1998
     86             Yes            No             4,400,000     05/05/98         74.6%               1987
     87             Yes            No             4,400,000     04/17/98         74.3%            1996/1998
     88             Yes            No             4,670,000     06/11/98         69.7%               1972

     89             YES            NO             4,395,000                      73.4%
   89.10            Yes            No             2,885,000     08/24/98         70.7%               1973
   89.20            Yes            No             1,510,000     08/07/98         78.1%               1970

     90             YES            NO             4,550,000                      70.4%             VARIOUS            VARIOUS
   90.10            Yes            No             2,000,000     07/08/98         70.4%               1899              1987
   90.20            Yes            No               950,000     07/08/98         70.4%               1900              1992
   90.30            Yes            No             1,600,000     07/08/98         70.4%               1900              1990

     91             YES            NO             4,210,000                      73.2%               1997
   91.10            Yes            No             2,135,000     03/04/98         74.3%               1997
   91.20            Yes            No             2,075,000     09/16/98         72.0%               1997

     92             Yes            No             4,300,000     06/26/98         70.6%           1987 & 1996
     93             Yes            No             4,140,000     12/08/98         72.3%               1985
     94             Yes            No             5,800,000     04/27/98         50.7%               1994
     95             Yes            No             4,000,000     03/29/98         74.3%               1996
     96             Yes            No             6,500,000     06/04/98         45.0%               1990              1996
     97             Yes            No             4,100,000     04/02/98         66.5%               1984
     98             Yes            No             3,600,000     06/24/98         74.6%               1997
     99             Yes            No             4,000,000     09/08/98         67.4%               1969            1987-1989
    100             Yes            No             3,700,000     07/08/98         72.1%            1973, 1975
    101             Yes            No             3,350,000     10/29/98         78.9%               1969              1996

    102             YES            NO             3,800,000                      68.8%             VARIOUS            VARIOUS
   102.10           Yes            No             1,900,000     07/08/98         68.8%               1899              1993
   102.20           Yes            No             1,900,000     07/08/98         68.8%               1900              1984

    103             Yes          Silent           3,300,000     02/25/97         78.9%            1964/1973
    104             Yes            No             3,700,000     07/22/98         69.9%               1980
    105             Yes            No             4,800,000     06/25/98         54.1%            mid 1800s          1991-1992
    106             Yes            No             3,800,000     11/01/98         65.6%               1973
    107             Yes            No             3,250,000     07/07/98         76.5%               1885            1997-1998
    108             Yes            No             3,213,000     08/15/98         77.2%               1982              1997
    109             Yes            No             3,400,000     01/13/99         73.1%               1985
    110             Yes            No             3,135,000     08/01/98         76.9%               1998
    111             Yes            No             3,350,000     08/20/98         71.5%               1971              1991
    112             Yes            No             3,100,000     06/09/98         75.4%               1969              1988
    113             Yes            No             3,500,000     10/15/98         65.4%               1982              1991
    114             Yes            No             3,100,000     07/07/98         73.4%               1998
    115             Yes            No             3,200,000     10/19/98         68.0%               1985
    116             Yes            No             2,750,000     01/06/98         79.2%          1968 THRU 1978         1997
    117             Yes            No             2,900,000     03/30/98         74.3%               1983              1998
    118             Yes            No             2,800,000     08/19/98         76.4%               1963
    119             Yes            No             3,000,000     08/03/98         71.5%               1969              1997
    120           Silent         Silent           2,800,000     11/01/98         74.4%          1963/1979/1984         1991
    121             Yes            No             3,100,000     02/01/98         66.8%               1997
    122             Yes            No             3,200,000     11/17/98         64.0%               1975
    123             Yes            No             3,300,000     01/01/99         61.3%               1860              1996
    124             Yes            No             2,700,000     04/24/98         73.4%               1987
    125             Yes            No             2,650,000     11/15/97         74.8%               1997
    126             Yes            No             3,440,000     11/19/98         57.4%           1980 & 1985
    127             Yes            No             2,630,000     01/06/98         74.0%               1988
    128             Yes            No             2,600,000     12/03/98         74.8%            1971-1974            1990
    129             Yes            No             3,115,000     12/23/98         62.5%               1985
    130             Yes            No             2,800,000     10/16/97         69.1%               1997
    131             Yes            No             2,750,000     05/04/98         70.3%             1973-74
    132             Yes            No             2,900,000     06/16/98         66.7%            1995/1996
    133             Yes            No             2,600,000     03/18/98         73.2%               1996
    134             Yes            No             3,265,000     03/30/98         57.8%            1958/1970
    135             Yes            No             2,660,000     06/12/98         71.1%               1967
    136             Yes          Silent           2,600,000     08/28/97         71.1%               1985
    137             Yes            No             2,950,000     09/01/98         62.3%               1981              1998
    138             Yes            No             2,450,000     07/29/98         74.7%               1980              1998
    139             Yes          Silent           2,300,000     07/28/97         78.7%            1973-1986
    140             Yes            No             2,400,000     05/04/98         74.6%           1956 & 1967           1993
    141             Yes            No             3,150,000     05/14/98         56.6%               1986
    142             Yes            No             2,400,000     09/17/97         74.3%               1969              1991

    143             YES            NO             2,580,000     10/08/97         68.0%
   143.10           Yes            No             1,800,000     10/08/97         65.0%               1987
   143.20           Yes            No               780,000     10/08/97         74.1%               1988

    144             Yes            No             3,100,000     06/30/98         56.1%               1986
    145             Yes            No             3,000,000     10/02/98         58.0%               1983
    146             Yes            No             2,260,000     06/20/98         75.9%               1984
    147             Yes            No             2,450,000     11/02/98         69.3%          1997 AND 1998
    148             Yes            No             2,300,000     08/25/98         73.6%               1982
    149             Yes            No             3,100,000     08/01/98         54.3%               1989              1988
    150             Yes            No             2,775,000     02/07/97         60.1%               1980
    151             Yes            No             2,140,000     06/23/98         77.1%               1985
    152             Yes            No             2,380,000     09/21/98         69.6%           1967 & 1988           1995
    153             Yes            No             2,500,000     07/24/98         66.2%               1991
    154             Yes            No             2,050,000     09/16/98         79.7%               1981              1997
    155             Yes            No             2,435,000     11/05/98         65.6%               1988
    156             Yes            No             2,000,000     10/08/98         77.1%       1954/1968/1985/1993
    157             Yes            No             2,000,000     08/01/98         74.8%               1987
    158             Yes            No             2,000,000     08/27/98         74.7%            1984-1987
    159             Yes            No             1,985,000     10/08/97         74.8%          A-1993/D-1997
    160             Yes            No             2,000,000     06/04/98         73.0%               1966              1996
    161             Yes            No             2,400,000     10/29/98         60.6%          1986/1987/1988
    162             Yes            No             2,450,000     04/08/98         58.7%               1966              1993
    163             Yes            No             2,090,000     01/05/98         68.6%           1965 & 1973
    164             Yes            No             2,450,000     11/15/98         58.1%               1983              1995
    165             Yes            No             1,900,000     10/06/98         74.5%            1968, 1973           1983
    166             Yes            No             1,900,000     02/18/98         73.5%               1998
    167             Yes            No             1,860,000     09/25/98         75.1%               1963
    168             Yes            No             1,940,000     08/20/98         71.5%               1977
    169             Yes            No             1,925,000     01/07/98         69.2%            1980, 1986         1995-1997
    170             Yes            No             1,990,000     12/14/98         66.7%               1982
    171             Yes            No             1,675,000     05/05/98         79.2%               1966
    172             Yes            No             1,650,000     08/15/98         79.6%           1955 & 1988           1988
    173             Yes            No             1,900,000     09/15/98         68.2%               1979
    174             Yes            No             2,450,000     09/08/98         52.1%               1989
    175             Yes            No             1,590,000     12/14/98         79.9%               1982
    176             Yes            No             1,600,000     07/24/98         78.5%               1965              1990
    177             Yes            No             2,200,000     10/05/98         56.5%               1986
    178             Yes            No             2,030,000     05/05/98         60.9%               1985
    179             Yes            No             1,800,000     04/20/98         68.7%               1992
    180             Yes            No             1,950,000     07/16/98         63.2%               1983              1996
    181             Yes            No             1,860,000     12/14/98         66.2%               1983
    182             Yes            No             1,700,000     07/09/98         71.4%               1984              1997
    183           Silent           No             1,685,000     06/16/97         72.0%         1979, 1933, 1886
    184             Yes            No             1,600,000     05/04/98         74.6%               1961              1997
    185             Yes            No             1,800,000     09/01/98         66.2%               1975              1992
    186             Yes            No             1,600,000     12/14/98         72.2%               1984
    187             Yes            No             2,100,000     07/29/98         54.0%               1985
    188             Yes            No             1,430,000     12/10/98         77.6%               1985
    189             Yes            No             1,900,000     06/25/98         58.3%               1898              1998
    190             Yes            No             1,600,000     12/08/98         68.6%               1986
    191             Yes          Silent           1,380,000     12/02/97         79.3%               1967
    192             Yes            No             1,580,000     04/20/98         69.1%               1995
    193             Yes            No             1,560,000     05/14/98         69.8%               1997
    194             Yes            No             1,630,000     12/22/97         66.8%               1980              1996
    195             Yes          Silent           1,500,000     10/09/97         72.4%               1969              1997
    196             Yes            No             1,450,000     04/07/97         73.1%               1965            On-going
    197             Yes            No             1,400,000     04/06/98         74.3%               1996
    198           Silent         Silent           1,340,000     02/25/98         76.4%               1985
    199           Silent         Silent           1,260,000     05/01/97         79.2%               1968
    200             Yes            Yes            1,350,000     04/01/98         73.4%               1984              1994
    201             Yes            No             1,580,000     12/22/97         62.6%               1987
    202             Yes            No             1,620,000     01/05/98         61.1%               1972
    203             Yes            No             1,320,000     12/30/97         72.7%               1972
    204           Silent           No             2,100,000     09/01/98         45.0%            1974, 1995
    205             Yes            No             1,200,000     10/06/98         77.9%               1992

    206             YES            NO             1,675,000                      55.4%             VARIOUS            VARIOUS
   206.10           Yes            No               700,000     07/08/98         55.4%               1900              1991
   206.20           Yes            No               975,000     07/08/98         55.4%               1960              1984

    207             Yes            No             3,100,000     01/30/98         28.6%               1986
    208             Yes            No             1,250,000     07/24/98         68.5%               1960
    209           Silent         Silent           1,090,000     12/31/97         72.6%               1902           1987, 1990
    210             Yes            No             1,100,000     07/23/98         69.4%               1960
    211             Yes            No             1,075,000     01/07/98         69.2%            1993-1995
    212           Silent         Silent           1,325,000     08/29/97         52.8%               1987
    213             Yes            No               900,000     10/01/98         74.7%               1983
    214             Yes            No               900,000     03/27/98         73.9%               1996
    215           Silent         Silent             825,000     05/19/97         73.2%               1974
    216           Silent         Silent             940,000     05/01/97         62.3%               1968
    217           Silent         Silent             975,000     08/09/97         59.6%               1952              1996
    218             Yes          Silent             795,000     02/03/97         72.9%               1967              1996

    219             YES          SILENT             675,000                      84.8%             VARIOUS
   219.10           Yes          Silent             300,000     05/08/97         84.8%               1930
   219.20           Yes          Silent             375,000     05/08/97         84.8%               1900

    220           Silent         Silent             750,000     01/26/98         73.9%           1970 - 1993
    221           Silent         Silent             700,000     12/02/97         79.3%               1963
    222             Yes          Silent             715,000     06/18/97         75.3%               1960
    223           Silent         Silent             715,000     04/30/98         74.3%               1863              1966
    224           Silent           No               710,000     08/31/98         74.7%               1962              1996
    225             Yes            No             1,200,000     11/25/97         41.2%               1969              1994
    226             Yes          Silent             617,000     05/01/97         79.7%               1986
    227             Yes            No               720,000     07/10/98         62.9%               1964
    228           Silent         Silent             600,000     05/06/98         74.4%               1972              1997
    229             Yes          Silent             475,000     11/15/97         92.7%               1950
    230             Yes            No             1,400,000     07/24/97         31.4%               1957              1987
    231             Yes          Silent             620,000     10/22/97         64.4%               1969              1985
    232           Silent           No               640,000     03/04/98         58.7%           1965 & 1972
    233             Yes          Silent             480,000     09/26/97         78.0%               1957
    234           Silent           No             1,240,000     04/24/98         28.6%               1973
    235           Silent         Silent             430,000     04/01/98         75.0%               1980
    236           Silent           No               400,000     05/06/98         74.4%               1964              1996
    237             Yes          Silent             475,000     01/15/98         62.5%               1932              1991
    238           Silent           No               475,000     01/20/98         54.2%               1910              1989
    239           Silent         Silent             364,000     04/06/98         70.2%               1910              1990

--------------------------------------------------------------------------------------------------------------------------------
                                    NET                                                        LARGEST TENANT
  CONTROL      OWNERSHIP         RENTABLE                    LARGEST                  LARGEST     SF AS A %        PHYSICAL
  NUMBER       INTEREST          SF/UNITS                  TENANT NAME               TENANT SF    OF TOTAL        OCCUPANCY %
--------------------------------------------------------------------------------------------------------------------------------
     1         Leasehold          656,761         Amer. Soc. of Mechanical Eng.        88,000       13.4%            98.7%
     2         Fee Simple         373,290         J. Byrons, Inc dba/Uptons            52,013       13.9%            96.4%
     3         Fee Simple             254         NAP                                     NAP        NAP             76.6%
     4         Fee Simple         232,130         Bank of America                      46,799       20.2%            90.0%

     5                            398,786                                                                            96.6%
    5.10       Fee Simple          94,304         Northern Telcom                      94,304      100.0%           100.0%
    5.20       Fee Simple          96,386         Centura Health Corporation           33,300       34.6%           100.0%
    5.30       FEE SIMPLE         138,115         VARIOUS                                 NAP        NAP
    5.31       Fee Simple          70,965         KLA-Tencor Corp.                     15,833       22.3%            85.0%
    5.32       Fee Simple          67,150         Reeve Dental Supply                  17,694       26.4%           100.0%
    5.40       Fee Simple          69,981         Intellicall                          31,985       45.7%            92.1%

     6         Fee Simple         209,832         Preti Flaherety                      38,124       18.2%            99.8%

     7                                448         NAP                                     NAP        NAP             90.0%
    7.10       Fee Simple             175         NAP                                     NAP        NAP             88.6%
    7.20       Fee Simple             100         NAP                                     NAP        NAP             94.0%
    7.30       Fee Simple              98         NAP                                     NAP        NAP             91.8%
    7.40       Fee Simple              75         NAP                                     NAP        NAP             77.3%

     8         Fee Simple             308         NAP                                     NAP        NAP             68.6%

     9                            497,420         VARIOUS                                 NAP        NAP            100.0%
    9.10       Fee Simple          21,935         Boston Coach                         21,935      100.0%           100.0%
    9.20       Fee Simple         136,600         Echlin Manufacturing                136,600      100.0%           100.0%
    9.30       Fee Simple          17,265         21st Century Cable                   17,265      100.0%           100.0%
    9.40       Fee Simple          66,254         Spraying Systems Company             66,254      100.0%           100.0%
    9.50       Fee Simple          25,200         Data Instruments                      9,450       37.5%           100.0%
    9.60       Fee Simple          60,290         Semblex Corporation                  60,290      100.0%           100.0%
    9.70       Fee Simple          79,532         Dynamic Manufacturing                42,907       53.9%           100.0%
    9.80       Fee Simple          90,344         Dynamic Manufacturing                64,299       71.2%           100.0%

     10        Leasehold           80,371         SFH - Renal                          15,618       19.4%            92.7%
     11        Fee Simple         265,312         Wal-Mart                            104,442       39.4%            98.8%
     12        Fee Simple         160,836         Haggen's, Inc.                       60,075       37.4%            97.0%
     13        Fee Simple             324         NAP                                     NAP        NAP             87.4%
     14        Fee Simple          86,739         Federal Bureau of Investigatio       86,739      100.0%           100.0%
     15        Fee Simple         237,202         Ryland Group - Metro III             17,425       7.4%             92.0%
     16        Fee Simple         112,279         Telecommunications of Nevada         31,339       27.9%            91.6%
     17        Fee Simple             320         NAP                                     NAP        NAP             92.5%
     18        Fee Simple          98,390         Vons                                 30,802       31.3%            98.4%
     19        Fee Simple         110,255         Circuit City                         34,721       31.5%            98.0%

     20                               609         NAP                                     NAP        NAP             94.2%
   20.10       Fee Simple             133         NAP                                     NAP        NAP             97.7%
   20.20       Fee Simple              88         NAP                                     NAP        NAP             98.0%
   20.30       Fee Simple              66         NAP                                     NAP        NAP             97.0%
   20.40       Fee Simple              60         NAP                                     NAP        NAP             88.0%
   20.50       Fee Simple              80         NAP                                     NAP        NAP             96.2%
   20.60       Fee Simple              63         NAP                                     NAP        NAP             87.3%
   20.70       Fee Simple              64         NAP                                     NAP        NAP             89.1%
   20.80       Fee Simple              55         NAP                                     NAP        NAP             90.9%

     21                           279,728                                                                            88.5%
   21.10       Fee Simple         164,012         Williamsville Central Schools        23,607       14.4%            91.2%
   21.20       Fee Simple          46,004         DHL Airways                           7,485       16.3%            96.2%
   21.30       Fee Simple          69,712         Scholastic Book Fairs                16,634       23.9%            70.0%

     22        Fee Simple             189         NAP                                     NAP        NAP             91.0%
     23        Fee Simple             262         NAP                                     NAP        NAP            100.0%
     24        Fee Simple             152         NAP                                     NAP        NAP             74.0%
     25        Fee Simple             107         NAP                                     NAP        NAP             98.2%
     26        Fee Simple             232         NAP                                     NAP        NAP             96.1%
     27        Fee Simple          41,661         Union Camp Corporation               25,207       60.5%           100.0%
     28        Fee Simple             144         NAP                                     NAP        NAP             99.3%
     29        Fee Simple          43,860         Wild Harvest                         31,285       71.3%            96.9%
     30        Leasehold           70,780         Ross Department Store                28,480       40.2%           100.0%
     31        Leasehold           93,538         Med Partners                         21,032       22.5%            93.0%
     32        Fee Simple         169,330         Service Merchandise                  53,243       31.4%            96.0%
     33        Fee Simple          76,750         Uptons                               76,750      100.0%           100.0%
     34        Fee Simple             206         NAP                                     NAP        NAP             62.1%
     35        Fee Simple             103         NAP                                     NAP        NAP             64.5%

     36                            52,273         VARIOUS                                 NAP        NAP
   36.10       Fee Simple           6,798         Bennigan's                            6,798      100.0%           100.0%
   36.20       Fee Simple           7,724         Steak & Ale                           7,724      100.0%           100.0%
   36.30       Fee Simple           2,779         Arby's                                2,779      100.0%           100.0%
   36.40       Fee Simple           6,500         Blockbuster Video                     6,500      100.0%           100.0%
   36.50       Fee Simple           7,488         Hollywood Video                       7,488      100.0%           100.0%
   36.60       Fee Simple           7,488         Hollywood Video                       7,488      100.0%           100.0%
   36.70       Fee Simple           7,239         Steak and Ale                         7,239      100.0%           100.0%
   36.80       Fee Simple           6,257         Carino's Italian Kitchen              6,257      100.0%           100.0%

     37                               245         NAP                                     NAP        NAP             97.1%
   37.10       Fee Simple             114         NAP                                     NAP        NAP             97.4%
   37.20       Fee Simple              72         NAP                                     NAP        NAP             95.8%
   37.30       Fee Simple              59         NAP                                     NAP        NAP             98.0%

     38                            43,060         VARIOUS                                 NAP        NAP
   38.10       Fee Simple           2,986         Denny's                               2,986      100.0%           100.0%
   38.20       Fee Simple           8,825         Golden Corral                         8,825      100.0%           100.0%
   38.30       Fee Simple           5,580         Applebee's                            5,580      100.0%           100.0%
   38.40       Fee Simple           1,850         Church's Chicken                      1,850      100.0%           100.0%
   38.50       Fee Simple           7,882         Red Robin Grill                       7,882      100.0%           100.0%
   38.60       Fee Simple           2,860         Jack-in-the-Box                       2,860      100.0%           100.0%
   38.70       Fee Simple           7,500         Hollywood Video                       7,500      100.0%           100.0%
   38.80       Fee Simple           5,577         Black-Eyed Pea                        5,577      100.0%           100.0%

     39        Fee Simple         117,780         Dataware                             18,571       15.8%           100.0%
     40        Fee Simple          76,379         Coram Healthcare                     23,643       31.0%           100.0%
     41        Fee Simple         156,900         Pittsford Furniture Store            48,000       30.6%            97.3%
     42        Leasehold           28,084         Pusser's Beach & Patio Bar            6,500       23.1%            94.0%
     43        Fee Simple             150         NAP                                     NAP        NAP            100.0%
     44        Fee Simple          23,895         Walgreen's                           15,120       63.3%           100.0%
     45        Fee Simple          66,000         Bayer Corporation                    66,000      100.0%           100.0%
     46        Leasehold              153         NAP                                     NAP        NAP             90.9%
     47        Fee Simple         540,000         Tumi Luggage                        420,000       77.8%           100.0%
     48        Fee Simple             280         NAP                                     NAP        NAP             94.3%
     49        Fee Simple         208,000         Branson Ultrasonics                 188,000       90.4%           100.0%
     50        Fee Simple             188         NAP                                     NAP        NAP             95.7%
     51        Fee Simple          63,118         Memorial Health Systems              16,200       25.7%           100.0%

     52                           135,182         VARIOUS                                 NAP        NAP
   52.10       Fee Simple          41,599         Sharn, Inc.                           6,535       15.7%            84.9%
   52.20       Fee Simple          93,583         Mediq/PRN Life Support Service        7,500       8.0%             90.8%

     53        Fee Simple             120         NAP                                     NAP        NAP            100.0%
     54        Fee Simple              62         NAP                                     NAP        NAP            100.0%
     55        Fee Simple          41,329         County of San Diego                  13,226       32.0%           100.0%
     56        Fee Simple         220,000         Thomson Consumer Electronics        220,000      100.0%           100.0%
     57        Fee Simple          66,066         Cutler-Hammer, Inc.                  16,670       25.2%           100.0%
     58        Fee Simple          65,755         Cymer, Inc.                          65,755      100.0%           100.0%
     59        Fee Simple          52,218         Ye Old Sprit Shop                     6,571       12.6%            99.2%
     60        Fee Simple              86         NAP                                     NAP        NAP             96.5%
     61        Fee Simple              82         NAP                                     NAP        NAP             98.8%
     62        Fee Simple         139,453         RX Place / Pharmhouse                25,620       18.4%            95.6%

     63                               228         NAP                                     NAP        NAP             96.4%
   63.10       Fee Simple              88         NAP                                     NAP        NAP             96.0%
   63.20       Fee Simple              76         NAP                                     NAP        NAP            100.0%
   63.30       Fee Simple              64         NAP                                     NAP        NAP             92.0%

     64        Fee Simple         210,718         K-Mart                               91,657       43.5%           100.0%
     65        Fee Simple             204         NAP                                     NAP        NAP             98.0%
     66        Fee Simple         330,889         Hamilton Fixture/Plasti-Line        330,889      100.0%           100.0%
     67        Fee Simple             228         NAP                                     NAP        NAP             88.0%

     68                               170         NAP                                     NAP        NAP             94.7%
   68.10       Fee Simple             115         NAP                                     NAP        NAP             94.8%
   68.20       Fee Simple              55         NAP                                     NAP        NAP             94.6%

     69        Fee Simple             168         NAP                                     NAP        NAP             98.8%
     70        Fee Simple          63,641         Unifiber Corporation                 63,641      100.0%           100.0%
     71        Fee Simple          66,167         Hobby-Lobby                          50,192       75.9%           100.0%
     72     Both Fee Simple        83,506         District Attorney                    16,803       20.1%            89.0%
             and Leasehold
     73        Fee Simple              87         NAP                                     NAP        NAP             90.8%
     74        Fee Simple          69,950         Leather Plus, Inc.                    5,550       7.9%             89.1%
     75        Fee Simple         256,400         Gaylord Container Corporation       256,400      100.0%           100.0%
     76        Fee Simple             173         NAP                                     NAP        NAP             98.3%
     77        Fee Simple             181         NAP                                     NAP        NAP             99.0%
     78        Fee Simple              88         NAP                                     NAP        NAP             96.6%
     79        Fee Simple          56,329         Kaiser Permanante                    30,589       54.3%            92.0%

     80                                36         NAP                                     NAP        NAP
   80.10       Fee Simple              23         NAP                                     NAP        NAP            100.0%
   80.20       Fee Simple              13         NAP                                     NAP        NAP            100.0%

     81        Fee Simple          47,566         Carpet Barn                           8,640       18.2%            92.3%
     82        Fee Simple              98         NAP                                     NAP        NAP             66.7%
     83        Fee Simple         226,560         Hamilton Fixture Company            226,560      100.0%           100.0%
     84        Fee Simple          57,324         Social Security Administration       20,704       36.1%            86.0%
     85        Fee Simple             121         NAP                                     NAP        NAP             99.0%
     86        Leasehold           23,141         CC Furnitures Inc.                   11,441       49.4%           100.0%
     87        Fee Simple         112,000         Carson, Inc.                        112,000      100.0%           100.0%
     88        Fee Simple         123,489         Valu Home Center                     40,374       32.7%            97.8%

     89                               316         NAP                                     NAP        NAP             75.7%
   89.10       Fee Simple             212         NAP                                     NAP        NAP             72.2%
   89.20       Fee Simple             104         NAP                                     NAP        NAP             81.7%

     90                                26                                                 NAP        NAP
   90.10       Fee Simple              15         NAP                                     NAP        NAP            100.0%
   90.20       Fee Simple               5         NAP                                     NAP        NAP            100.0%
   90.30       Fee Simple               6         NAP                                     NAP        NAP            100.0%

     91                            58,157         VARIOUS                                                           94.34%
   91.10       Fee Simple          28,765         Smart Technology                      4,209       14.6%            89.0%
   91.20       Fee Simple          29,392         Digital Pro Graphics                  4,850       16.5%           100.0%

     92        Fee Simple          27,338         Blockbuster Video                     6,300       23.0%           100.0%
     93        Fee Simple             136         NAP                                     NAP        NAP             95.6%
     94        Fee Simple              80         NAP                                     NAP        NAP             77.8%
     95        Fee Simple             105         NAP                                     NAP        NAP             81.8%
     96        Fee Simple             120         NAP                                     NAP        NAP             90.6%
     97        Fee Simple          53,778         Progressive Insurance                 3,430       6.4%             81.0%
     98        Fee Simple              38         NAP                                     NAP        NAP            100.0%
     99        Fee Simple             100         NAP                                     NAP        NAP             96.0%
    100        Fee Simple         137,030         Kaufmann Tire Service of GA          41,600       30.4%           100.0%
    101        Fee Simple             100         NAP                                     NAP        NAP             96.0%

    102                                54                                                 NAP        NAP
   102.10      Fee Simple               8         NAP                                     NAP        NAP            100.0%
   102.20      Fee Simple              46         NAP                                     NAP        NAP            100.0%

    103        Fee Simple         137,430         Kendale Industries, Inc.            137,430      100.0%           100.0%
    104        Fee Simple          40,782         Cienne Management Services           11,000       27.0%           100.0%
    105        Fee Simple              24         NAP                                     NAP        NAP             87.5%
    106        Fee Simple          54,825         Buffalo Athletic Club                15,187       27.7%           100.0%
    107        Fee Simple              40         Gregg & Associates                    3,240       7.2%             96.1%
    108        Fee Simple          66,068         Kryton/Pro Craft #2                  10,124       15.3%            90.0%
    109        Fee Simple          28,004         Bankers First                         7,645       27.3%           100.0%
    110        Fee Simple          23,500         OfficeMax, Inc.                      23,500      100.0%           100.0%
    111        Fee Simple              78         NAP                                     NAP        NAP             94.0%
    112        Fee Simple              66         NAP                                     NAP        NAP            100.0%
    113        Fee Simple          23,610         World Liquor                          9,200       39.0%           100.0%
    114        Fee Simple          13,905         Walgreens                            13,905      100.0%           100.0%
    115        Fee Simple          52,442         Med-X-Drug                            8,775       16.7%           100.0%
    116        Fee Simple          24,957         Ironwood Grill                        3,859       15.5%            98.1%
    117        Fee Simple          28,019         Dylphon Meats                         3,600       12.9%           100.0%
    118        Fee Simple              44         NAP                                     NAP        NAP            100.0%
    119        Fee Simple         101,794         RX Place/Pharmhouse                  38,365       37.7%           100.0%
    120        Fee Simple          54,733         Realty One, Inc.                      6,840       12.5%            81.0%
    121        Fee Simple          46,167         Diversified Technology Group         46,167      100.0%           100.0%
    122        Fee Simple         161,956         Lightners Discount Foods             59,142       36.5%            91.5%
    123        Fee Simple          15,600         This End Up                           5,600       35.9%           100.0%
    124        Fee Simple           9,944         Key Bank                              9,944      100.0%           100.0%
    125        Fee Simple         101,500         Crown Cork & Seal                    70,000       69.0%           100.0%
    126        Fee Simple          85,198         Exide Corporation                     3,928       4.6%             94.0%
    127        Fee Simple          25,291         Egghead Software #244                 5,517       21.8%            87.7%
    128        Fee Simple          29,739         Veteran's Administration              7,000       23.5%           100.0%
    129        Fee Simple              98         NAP                                     NAP        NAP             98.0%
    130        Fee Simple          30,474         Victory Christian Center             20,200       66.3%           100.0%
    131        Fee Simple          50,015         CTV Media                             7,843       15.7%            86.2%
    132        Fee Simple          40,904         The Savannah Grill                   11,000       26.9%           100.0%
    133        Fee Simple          50,000         MC Assembly & Test                   50,000      100.0%           100.0%
    134        Fee Simple          63,531         Ohio Bureau of Employment Srvs       18,870       29.7%            84.6%
    135        Fee Simple             104         NAP                                     NAP        NAP             94.2%
    136        Fee Simple          25,185         Simmons Beautyrest                    4,028       16.0%           100.0%
    137        Fee Simple          32,400         Sacramento Regional Medical           3,504       10.8%            92.8%
    138        Fee Simple          40,646         Castle Antiques                       5,240       12.9%            94.0%
    139        Fee Simple         116,874         Hamilton Fixture Co., Inc.          116,874      100.0%           100.0%
    140        Fee Simple              49         NAP                                     NAP        NAP             91.8%
    141        Fee Simple          39,506         B.M.A.                               10,035       25.4%            94.7%
    142        Fee Simple          49,112         S.M. Flickinger Co., Inc.            49,112      100.0%           100.0%

    143                            26,478                                                                            96.2%
   143.10      Fee Simple          17,360         Assoc. in Clinical Practice           4,150       23.9%            94.3%
   143.20      Fee Simple           9,118         Castle Mortgage Inc.                  3,142       34.5%           100.0%

    144        Fee Simple          24,383         Quick Chek                            4,000       16.4%            91.0%
    145        Fee Simple          21,994         Pricewaterhouse - Coopers &           7,500       34.1%           100.0%
    146        Fee Simple              26         NAP                                     NAP        NAP             92.3%
    147        Fee Simple              24         NAP                                     NAP        NAP            100.0%
    148        Fee Simple              80         NAP                                     NAP        NAP             87.5%
    149        Fee Simple          20,434         Rennaissance Health Center            1,785       8.7%             84.0%
    150        Fee Simple         168,350         Sunrise Publications                109,428       65.0%           100.0%
    151        Fee Simple             105         NAP                                     NAP        NAP            100.0%
    152        Fee Simple          15,208         Denny's                               8,328       54.8%           100.0%
    153        Fee Simple          27,113         The Big Party                         8,420       31.1%            78.4%
    154        Fee Simple              72         NAP                                     NAP        NAP             95.9%
    155        Fee Simple          30,395         Gluckshaw Group                       8,690       28.6%           100.0%
    156        Fee Simple              54         NAP                                     NAP        NAP             98.0%
    157        Fee Simple          73,221         David's Supermarket                  25,300       34.6%            91.0%
    158        Fee Simple              50         NAP                                     NAP        NAP             94.0%
    159        Fee Simple          13,691         San Joaquin Valley Insurance          6,083       44.4%           100.0%
    160        Fee Simple          67,428         Modernistic Die Cutting, Inc.        67,428      100.0%           100.0%
    161        Fee Simple          20,570         GAS Laundry Enterprises, LLC          3,000       14.6%            93.0%
    162        Fee Simple          51,949         P.J. Bordner & Company, Inc.         31,449       60.5%           100.0%
    163        Fee Simple              54         NAP                                     NAP        NAP             74.0%
    164        Fee Simple             102         NAP                                     NAP        NAP             78.0%
    165        Fee Simple              55         NAP                                     NAP        NAP             94.6%
    166        Fee Simple          14,926         John Richards Development Corp       14,926      100.0%           100.0%
    167        Fee Simple              67         NAP                                     NAP        NAP             97.0%
    168        Fee Simple              55         NAP                                     NAP        NAP             95.0%
    169        Fee Simple              46         NAP                                     NAP        NAP            100.0%
    170        Fee Simple              67         NAP                                     NAP        NAP             91.0%
    171        Fee Simple              82         NAP                                     NAP        NAP             98.0%
    172        Fee Simple              72         NAP                                     NAP        NAP            100.0%
    173        Fee Simple              38         NAP                                     NAP        NAP             97.4%
    174        Fee Simple              55         NAP                                     NAP        NAP             84.2%
    175        Fee Simple              59         NAP                                     NAP        NAP             96.6%
    176        Fee Simple              72         NAP                                     NAP        NAP             93.1%
    177        Fee Simple              40         NAP                                     NAP        NAP            100.0%
    178        Fee Simple          20,970         Century 21 Select                     4,675       22.3%            93.2%
    179        Fee Simple          30,845         Wine of Japan Imports, Inc.          30,845      100.0%           100.0%
    180        Fee Simple          23,894         WorldCom (BizTel)                     6,121       25.6%            96.0%
    181        Fee Simple              70         NAP                                     NAP        NAP             96.0%
    182        Fee Simple          34,034         Tri Us                               13,700       40.3%           100.0%
    183        Fee Simple          86,559         The Bissman Company                  86,559      100.0%           100.0%
    184        Fee Simple          16,908         Smith, Barta and Company              4,214       24.9%           100.0%
    185        Fee Simple          17,600         Curtis Lee Row                        2,640       15.0%           100.0%
    186        Fee Simple              56         NAP                                     NAP        NAP            100.0%
    187        Fee Simple           7,725         U.S. Bancorp, Inc.                    7,725      100.0%           100.0%
    188        Fee Simple              68         NAP                                     NAP        NAP             97.0%
    189        Fee Simple               9         NAP                                     NAP        NAP            100.0%
    190        Fee Simple              57         NAP                                     NAP        NAP             91.2%
    191        Fee Simple              66         NAP                                     NAP        NAP             90.9%
    192        Fee Simple           8,777         Wholey Bagels                         1,944       22.2%           100.0%
    193        Fee Simple          20,382         Legasys International, Inc.           9,540       46.8%           100.0%
    194        Fee Simple          27,200         Technigraphic Systems, Inc.           8,200       30.2%           100.0%
    195        Fee Simple          26,300         PSH Corp. Div. John Herbert C.       20,900       79.5%           100.0%
    196        Fee Simple              44         NAP                                     NAP        NAP             93.2%
    197        Fee Simple           9,400         Blockbuster Video                     6,600       70.2%           100.0%
    198        Fee Simple              42         NAP                                     NAP        NAP            100.0%
    199        Fee Simple              60         NAP                                     NAP        NAP             91.7%
    200        Fee Simple          13,500         Pearle Vision, Inc.                   8,550       63.3%           100.0%
    201        Fee Simple          31,398         N & C Catering                       12,000       38.2%           100.0%
    202        Fee Simple              30         NAP                                     NAP        NAP            100.0%
    203        Fee Simple              32         NAP                                     NAP        NAP             97.0%
    204        Fee Simple          69,400         Wagner Hardware - Owner Occ.         69,400      100.0%           100.0%
    205        Fee Simple              24         NAP                                     NAP        NAP            100.0%

    206                                21                                                 NAP        NAP            100.0%
   206.10      Fee Simple               5         NAP                                     NAP        NAP            100.0%
   206.20      Fee Simple              16         NAP                                     NAP        NAP            100.0%

    207        Fee Simple          51,793         Xenon Beauty School                   6,900       13.3%            84.0%
    208        Fee Simple          14,791         Eckerds                              14,791      100.0%           100.0%
    209        Fee Simple              17         Carvel                                1,008       7.0%            100.0%
    210        Fee Simple          13,205         Eckerds                              13,205      100.0%           100.0%
    211        Fee Simple              24         NAP                                     NAP        NAP             95.8%
    212        Fee Simple           7,074         Childrens World Learning Ctrs.        7,074      100.0%           100.0%
    213        Fee Simple          18,824         NAP                                     NAP        NAP             97.0%
    214        Fee Simple           3,455         Idaho Roaster, Inc.                   3,455      100.0%           100.0%
    215        Fee Simple           8,653         Movie Gallery, Inc.                   3,175       36.7%           100.0%
    216        Fee Simple             108         NAP                                     NAP        NAP             84.3%
    217        Fee Simple          13,436         Jack N Jill Child Care Center         3,582       26.7%            94.4%
    218        Fee Simple              35         NAP                                     NAP        NAP             97.0%

    219                                 8                                                 NAP        NAP
   219.10      Fee Simple               4         NAP                                     NAP        NAP            100.0%
   219.20      Fee Simple               4         NAP                                     NAP        NAP            100.0%

    220        Fee Simple          26,960         Vesten Corp./Ripley Machine Co       26,960      100.0%           100.0%
    221        Fee Simple              30         NAP                                     NAP        NAP            100.0%
    222        Fee Simple              77         NAP                                     NAP        NAP             89.6%
    223        Fee Simple              21         NAP                                     NAP        NAP            100.0%
    224        Fee Simple              91         NAP                                     NAP        NAP             95.0%
    225        Fee Simple          28,770         Ultimate Gym                          5,870       20.4%            85.0%
    226        Fee Simple           3,243         Key Bank of Northern NY, NA           3,243      100.0%           100.0%
    227        Fee Simple          15,820         G.I. Trucking Company                15,820      100.0%           100.0%
    228        Fee Simple              36         NAP                                     NAP        NAP            100.0%
    229        Fee Simple              51         NAP                                     NAP        NAP             78.0%
    230        Fee Simple          26,880         Willcare                              3,730       13.9%            96.6%
    231        Fee Simple              38         NAP                                     NAP        NAP            100.0%
    232        Fee Simple          20,000         Jim Waters Corp.                     20,000      100.0%           100.0%
    233        Fee Simple              20         NAP                                     NAP        NAP             95.0%
    234        Fee Simple              36         NAP                                     NAP        NAP            100.0%
    235        Fee Simple           8,490         Kanton of amherst                     2,350       27.7%           100.0%
    236        Fee Simple              20         NAP                                     NAP        NAP            100.0%
    237        Fee Simple           6,350         Jong Duk Yee                          6,350      100.0%           100.0%
    238        Fee Simple           4,910         Baker Group                           2,000       40.7%           100.0%
    239        Fee Simple           9,000         Children's Discovery Center           9,000      100.0%           100.0%

---------------------------------------------------------------------------------------------------------------------------
  CONTROL            OCCUPANCY         ORIGINAL                                                               UNDERWRITTEN
  NUMBER            AS OF DATE         LTV RATIO           1996 NOI          1997 NOI         1998 NOI             NOI
---------------------------------------------------------------------------------------------------------------------------
     1               01/01/99            56.3%           $ 3,979,276       $ 4,832,594      $ 9,722,568        $ 9,668,022
     2               12/07/98            77.8%             2,739,894         3,632,009        3,001,372          3,866,272
     3               07/31/98            70.6%             3,699,790         3,807,397        4,050,866          3,813,944
     4               01/27/99            74.6%             2,399,562         2,546,715        2,472,220          2,598,912

     5                                   70.4%             2,345,315         2,057,131        3,156,666          2,800,784
    5.10             10/25/98            74.6%               716,114           639,404          989,710            970,511
    5.20             11/01/98            74.3%               746,165           679,385          823,766            725,152
    5.30                                 60.4%               499,006           549,308          754,820            609,343
    5.31             09/30/98            60.4%               329,202           354,074          481,951            410,772
    5.32             09/30/98            60.4%               169,804           195,234          272,869            198,571
    5.40             11/03/98            67.0%               384,030           189,034          588,370            495,778

     6               09/30/98            72.1%             2,520,206         2,102,043        1,974,055          2,401,635

     7                                   63.2%             1,408,517         2,385,857        4,177,869          2,319,911
    7.10             09/30/98            65.2%               902,229         1,036,416        2,057,061          1,028,477
    7.20             08/25/98            67.3%               132,807           934,190        1,422,256            832,959
    7.30             08/25/98            60.2%               203,198           222,548          487,759            329,857
    7.40             06/05/98            47.0%               170,283           192,703          210,793            128,618

     8               01/31/99            63.9%             2,589,023         2,685,888        3,015,005          2,904,325

     9               12/01/98            73.2%             1,875,754         2,018,319        2,112,082          1,944,283
    9.10             12/01/98            73.2%                20,606            70,228           89,275             87,831
    9.20             12/01/98            73.2%               536,398           554,789          502,356            507,063
    9.30             12/01/98            73.2%                     -            64,609          191,489             75,057
    9.40             12/01/98            73.2%               240,999           255,163          265,135            247,813
    9.50             12/01/98            73.2%               153,096           135,345          131,534            144,356
    9.60             12/01/98            73.2%               248,548           255,085          261,973            246,736
    9.70             12/01/98            73.2%               340,130           333,058          327,735            299,475
    9.80             12/01/98            73.2%               335,977           350,042          342,585            335,952

     10              12/22/98            73.4%                     -           211,091        1,229,164          1,639,454
     11              12/31/98            74.7%                     -         1,586,133        2,283,118          1,798,621
     12              09/30/98            75.5%                     -         1,139,937        1,579,345          2,173,959
     13              11/30/98            75.0%                     -         1,111,748        1,300,501          1,344,964
     14              04/13/98            74.1%                     -                 -                -          1,517,253
     15              12/01/98            73.5%             1,015,858         1,190,081        1,655,671          1,596,124
     16              12/01/98            75.0%                     -           301,748          519,197          1,395,911
     17              11/20/98            78.8%             1,077,351         1,048,637        1,084,173          1,338,651
     18              12/01/98            71.7%             1,083,407         1,062,481        1,217,137          1,179,397
     19              12/31/98            69.7%             1,266,085         1,364,365        1,317,245          1,283,066

     20                                  68.4%             1,453,945         1,434,705        1,653,793          1,482,831
   20.10             11/30/98            67.2%               354,162           333,437          351,238            326,706
   20.20             11/25/98            72.6%               206,786           222,419          244,708            225,311
   20.30             11/25/98            66.9%               170,705           195,898          229,409            197,477
   20.40             11/25/98            75.3%               155,739           152,860          205,717            181,123
   20.50             11/23/98            69.4%               212,252           178,978          202,507            179,520
   20.60             11/25/98            68.8%                79,142           116,600          150,824            140,994
   20.70             11/25/98            55.0%               138,929           109,403          131,624            117,221
   20.80             11/25/98            67.1%               136,230           125,110          137,766            114,479

     21                                  65.1%             1,368,239         1,406,662        1,491,246          1,416,957
   21.10             11/30/98            63.3%               901,813           820,922          938,022            888,647
   21.20             12/18/98            75.0%               192,307           266,845          294,247            290,781
   21.30             11/30/98            60.7%               274,119           318,895          258,977            237,529

     22              11/30/98            73.0%             1,583,606         1,484,905        1,398,422          1,264,547
     23              07/15/98            79.9%               703,756           705,976          932,936          1,011,829
     24              12/31/98            69.7%               743,137         1,202,578        1,317,010          1,345,889
     25              06/02/98            63.1%               827,310           904,854        1,029,152          1,009,070
     26              12/28/98            78.8%               804,763           913,836          967,646            956,546
     27              12/16/98            72.4%               924,743           916,992          994,878            891,141
     28              11/30/98            79.1%               691,518           784,728          992,933            836,395
     29              12/01/98            75.0%                     -                 -          803,341            879,137
     30              02/01/99            67.9%                     -                 -          954,360            901,609
     31              02/16/99            66.7%               993,053         1,017,571        1,167,108          1,007,814
     32              12/03/98            64.6%               989,846           788,429          463,391            992,938
     33              08/10/98            79.8%                     -                 -                             747,896
     34              11/30/98            53.3%             1,804,638         1,921,562        1,662,366          1,438,050
     35              12/21/98            64.0%               920,523         1,159,316        1,352,644          1,026,246

     36                                  52.5%                     -                 -                -          1,118,947
   36.10             11/01/98            52.5%                     -                 -                -          1,118,947
   36.20             11/01/98            52.5%                     -                 -                -                  -
   36.30             11/01/98            52.5%                     -                 -                -                  -
   36.40             11/01/98            52.5%                     -                 -                -                  -
   36.50             11/01/98            52.5%                     -                 -                -                  -
   36.60             11/01/98            52.5%                     -                 -                -                  -
   36.70             11/01/98            52.5%                     -                 -                -                  -
   36.80             11/01/98            52.5%                     -                 -                -                  -

     37                                  71.9%               821,995           821,689          914,137            866,207
   37.10             11/25/98            74.2%               408,352           429,671          473,701            453,880
   37.20             11/25/98            67.2%               236,590           222,342          262,596            239,929
   37.30             11/23/98            72.7%               177,053           169,676          177,840            172,398

     38                                  51.2%                     -           852,930                -          1,057,663
   38.10             11/01/98            51.2%                     -           852,930                -          1,057,663
   38.20             11/01/98            51.2%                     -                 -                -                  -
   38.30             11/01/98            51.2%                     -                 -                -                  -
   38.40             11/01/98            51.2%                     -                 -                -                  -
   38.50             11/01/98            51.2%                     -                 -                -                  -
   38.60             11/01/98            51.2%                     -                 -                -                  -
   38.70             11/01/98            51.2%                     -                 -                -                  -
   38.80             11/01/98            51.2%                     -                 -                -                  -

     39              06/26/98            43.2%               999,766         1,347,917        1,110,092          1,076,088
     40              12/15/98            75.0%               739,947           779,464          768,235            796,060
     41              12/18/98            72.0%               824,611           971,459        1,269,648            856,843
     42              11/11/98            69.5%               804,384           763,721        1,032,909            765,878
     43              10/01/98            76.1%               576,819           640,276          659,831            642,987
     44              10/02/98            72.9%                     -                 -          366,348            607,208
     45              12/01/98            74.7%             1,082,846         1,088,361                -            717,362
     46              09/30/98            76.9%                     -           493,857          710,512            667,974
     47              12/03/98            73.4%                     -                 -          792,377            756,817
     48              09/25/98            79.4%               499,537           440,836          548,026            648,353
     49              02/10/98            70.0%               728,761           696,269          688,951            756,056
     50              06/02/98            79.1%               586,749           577,596          585,288            620,397
     51              11/03/98            67.8%               555,296           622,094          684,866            719,765

     52                                  63.9%               751,636           652,385          763,512            683,161
   52.10             11/02/98            63.9%               256,858           231,460          220,494            194,682
   52.20             10/30/98            63.9%               494,778           420,925          543,018            488,479

     53              12/01/98            78.7%               562,719           599,043          585,767            586,865
     54              11/30/98            75.0%               319,282                 -          693,834            602,262
     55              12/01/98            67.7%               493,323           563,946          591,509            616,830
     56              09/01/98            78.7%                     -                 -          578,112            556,261
     57              11/30/98            78.2%                     -                 -          320,553            605,556
     58              12/15/98            59.8%                     -           501,994          755,294            774,110
     59              12/31/98            79.3%               513,749           603,213          555,234            611,085
     60              11/30/98            75.4%                     -                 -          355,804            502,392
     61              10/30/98            78.4%                     -                 -           78,915            492,893
     62              12/02/98            67.2%               222,227           599,218          711,051            660,697

     63                                  71.5%               620,608           610,249          648,728            645,614
   63.10             11/25/98            73.6%               248,916           246,936          256,388            260,146
   63.20             11/23/98            71.9%               215,052           210,221          226,748            226,215
   63.30             11/30/98            67.5%               156,640           153,092          165,592            159,253

     64              11/30/98            65.6%               755,143           742,059          791,965            667,255
     65              10/25/98            65.0%                     -           281,041          744,531            678,809
     66              09/25/97            75.0%                     -                 -                -            950,760
     67              11/30/98            71.1%               303,309           514,096          559,901            564,414

     68                                  76.0%               365,166           428,378          505,738            514,956
   68.10             11/23/98            80.0%               274,579           328,676          369,236            377,913
   68.20             11/20/98            65.1%                90,587            99,702          136,502            137,043

     69              11/19/98            71.4%               374,336           469,169          555,979            538,006
     70              11/16/98            74.8%               254,096           251,124          398,115            493,612
     71              12/02/98            79.8%                     -                 -                -            460,933
     72              11/30/98            74.1%               157,730           402,536          538,908            567,951
     73              06/23/98            70.8%               684,427           752,380          789,460            650,053
     74              01/13/99            74.4%                     -           467,652          258,421            526,438
     75              03/13/98            78.3%                     -           527,268          538,297            493,170
     76              10/22/98            65.0%               663,453           688,173          681,570            623,966
     77              02/28/98            70.6%               416,830           461,450          456,932            485,798
     78              11/19/98            77.6%               183,898           226,431          397,487            424,378
     79              12/08/98            70.4%               598,827           438,587          412,557            463,240

     80                                  71.9%               375,867           487,866          486,049            475,804
   80.10             09/30/98            71.9%               149,294           168,195          177,345            168,917
   80.20             09/30/98            71.9%               226,573           319,671          308,704            306,887

     81              12/01/98            74.9%                     -                 -          307,386            445,870
     82              10/01/98            59.9%               871,757           723,412          614,500            610,234
     83              02/01/98            75.0%                     -                 -                -            950,760
     84              10/01/98            70.3%               303,812           362,496          658,262            417,304
     85              12/01/98            78.6%                99,642           116,300          152,872            447,379
     86              03/01/98            75.0%               403,366           476,854          479,156            415,226
     87              09/15/98            74.6%                     -                 -                -            404,861
     88              12/21/98            70.1%               318,810           437,219          468,830            475,683

     89                                  74.4%               608,053           512,865          553,870            481,129
   89.10             11/18/98            71.4%               401,470           311,423          364,409            293,853
   89.20             11/19/98            79.5%               206,583           201,442          189,461            187,276

     90                                  70.5%               275,366           334,611          403,326            392,440
   90.10             09/30/98            70.5%               113,786           144,757          177,046            180,194
   90.20             09/30/98            70.5%                56,851            67,557           90,631             80,350
   90.30             09/30/98            70.5%               104,729           122,297          135,649            131,896

     91                                  73.7%                     -           120,588          246,424            424,681
   91.10             12/01/98            74.9%                     -            60,294          152,976            216,872
   91.20             12/21/98            72.3%                     -            60,294           93,448            207,809

     92              09/30/98            70.9%               230,549           381,742          414,935            397,667
     93              12/22/98            72.5%               314,277           369,212          397,520            392,227
     94              05/20/98            51.7%               760,031           777,837          857,823            683,451
     95              10/31/98            75.0%                     -           439,739          466,334            446,928
     96              06/30/98            45.4%               586,661           729,055          809,084            708,683
     97              06/11/98            67.1%                     -           330,170          397,195            409,088
     98              10/21/98            75.0%                     -           227,157          420,193            376,007
     99              11/30/98            67.5%               345,836           361,794          354,119            348,975
    100              11/18/98            72.6%               345,852           368,431          441,204            374,050
    101              11/12/98            79.1%                     -           241,724          303,727            298,752

    102                                  68.9%               266,604           289,149          323,142            331,333
   102.10            11/30/98            68.9%               140,074           134,190          158,275            175,460
   102.20            11/30/98            68.9%               126,530           154,959          164,867            155,873

    103              11/23/98            80.0%                     -                 -          288,000            411,492
    104              12/15/98            70.3%               398,096           425,239          431,813            349,339
    105              11/30/98            54.2%               203,029           276,292          314,220            400,137
    106              10/31/98            65.8%               257,799           249,555          267,102            336,670
    107              12/01/98            76.9%                     -                 -          387,157            312,433
    108              10/31/98            77.7%                     -           226,093          254,195            324,681
    109              12/01/98            73.5%               370,502           403,787          403,787            351,703
    110              06/01/98            77.2%                     -                 -                -            275,516
    111              12/09/98            71.6%               286,281           296,959          301,854            282,050
    112              11/20/98            75.8%               248,134           301,436          239,119            278,240
    113              11/01/98            65.7%               262,683           309,053          357,951            321,267
    114              07/06/98            73.7%                     -                 -                             235,282
    115              11/30/98            68.6%               307,984           342,894          357,218            342,101
    116              09/30/98            80.0%                35,015           284,120          243,618            280,886
    117              11/30/98            75.0%               289,241           320,578          320,957            296,548
    118              12/01/98            76.8%               247,969           259,205          258,900            240,395
    119              12/06/98            71.7%                (5,913)          192,234          326,630            312,847
    120              11/23/98            75.0%               267,450                 -          291,204            312,064
    121              02/01/98            67.7%                     -                 -          108,953            274,514
    122              10/22/98            64.1%               292,131           332,439          314,779            325,390
    123              12/15/98            62.4%                     -           306,193          308,689            368,484
    124              06/12/98            74.1%               213,171           234,311          269,554            244,054
    125              01/01/99            75.5%                     -                 -          299,931            232,678
    126              11/03/98            57.6%               224,177           256,131          266,117            291,304
    127              10/28/98            75.0%               225,681           269,571          287,983            318,720
    128              12/29/98            75.0%               245,808           308,384          121,920            283,325
    129              11/25/98            62.6%               275,172           275,125          312,863            291,835
    130              11/30/98            69.6%                     -           305,296                -            287,951
    131              11/30/98            70.9%               201,965           248,013          244,598            275,529
    132              03/20/98            67.2%                80,813           200,041          286,853            272,708
    133              04/01/98            74.0%                     -           246,240          281,416            261,699
    134              07/28/98            58.2%               347,167           391,402          401,449            277,803
    135              09/30/98            71.4%               277,097           286,935          303,682            285,906
    136              07/31/97            72.1%               215,679                 -                -            254,885
    137              09/01/98            62.7%               237,268           238,943          258,467            271,330
    138              10/27/98            75.1%               304,207           314,512          305,813            299,374
    139              06/25/97            80.0%                     -                 -                -            300,960
    140              06/12/98            75.0%               108,263           161,030          252,884            241,746
    141              11/01/98            57.1%               262,735           250,515          253,967            246,809
    142              01/01/99            75.0%               239,596           250,973          241,034            227,573

    143                                  68.9%               207,260           213,670          235,390            264,340
   143.10            10/13/98            65.8%               123,239           137,492          152,076            173,300
   143.20            07/29/98            75.0%                84,021            76,178           83,314             91,040

    144              10/28/98            56.5%               273,488           258,595          292,476            275,402
    145              01/25/99            58.3%               140,005                 -          239,001            225,722
    146              11/30/98            76.6%               185,585           191,823          174,186            195,995
    147              12/08/98            69.4%                     -            49,962          180,103            219,674
    148              11/16/98            73.9%               221,117           235,762          282,617            238,310
    149              11/22/98            54.8%               243,519           304,986          303,336            261,356
    150              11/18/98            62.2%                     -                 -          392,877            313,069
    151              12/07/98            78.3%               249,331           243,762          220,124            237,266
    152              11/30/98            69.8%               338,635           249,977          229,825            211,239
    153              05/01/98            66.4%                     -           183,543          210,828            210,585
    154              11/01/98            80.0%               149,293           216,858          151,547            214,704
    155              10/15/98            65.7%                     -            83,321          238,784            227,621
    156              11/30/98            77.5%               187,208           190,284          215,135            194,297
    157              12/04/98            75.0%               147,562           194,931          202,597            241,849
    158              11/30/98            75.0%               193,974           179,504          176,983            173,034
    159              12/16/98            75.6%                97,077           176,961          167,769            182,244
    160              06/04/98            73.8%                     -                 -          204,430            204,276
    161              12/07/98            60.7%               251,538           303,313          259,163            212,821
    162              05/05/98            59.2%               315,436           333,957          208,591            292,314
    163              11/25/98            69.4%               215,831           228,500          228,500            199,065
    164              11/30/98            58.2%               327,145           259,655          490,698            294,210
    165              09/30/98            74.7%               135,275           144,144          177,696            173,697
    166              10/20/98            73.7%                     -                 -          173,663            222,230
    167              10/07/98            75.3%               123,413           156,930          232,028            223,931
    168              11/12/98            72.2%               205,127           202,259          197,822            195,382
    169              12/22/98            70.0%               242,020           255,641                -            218,162
    170              11/25/98            66.8%               138,163           147,554          186,896            189,628
    171              12/01/98            79.4%               182,243           194,349          202,960            190,609
    172              10/01/98            80.0%               163,182           193,169          205,163            173,737
    173              11/01/98            68.4%               155,210           159,966          154,614            139,782
    174              11/03/98            52.5%               148,793           208,646          218,006            196,383
    175              12/09/98            80.1%               147,334           149,308          167,016            180,240
    176              11/30/98            79.1%               167,644           185,283          244,429            182,210
    177              11/30/98            56.8%               142,592           151,772          165,269            151,103
    178              10/29/98            61.6%               145,317           137,919          157,080            168,531
    179              12/07/98            69.2%               183,175           182,882                -            165,002
    180              11/01/98            63.6%                66,206           103,010          174,617            173,451
    181              12/14/98            66.4%               175,850           182,874          187,326            178,264
    182              09/15/98            71.8%               172,586           204,927          228,716            170,800
    183              02/01/98            72.7%                     -                 -                -            177,782
    184              01/26/99            75.0%                     -                 -          170,004            151,676
    185              10/30/98            66.7%               149,223           167,706          196,758            163,548
    186              11/23/98            72.4%               137,058           138,837          166,024            164,363
    187              06/10/98            54.8%                     -                 -                -            211,422
    188              11/23/98            77.8%               162,923           163,833          165,506            160,720
    189              03/01/98            58.4%                86,151           106,724          127,639            143,955
    190              11/25/98            68.8%               142,562           154,506          157,851            152,720
    191              12/22/98            80.0%               128,020                 -                -            157,994
    192              11/30/98            69.6%                83,135           144,981          159,057            151,885
    193              11/30/98            70.5%                     -            18,402          142,781            151,121
    194              11/30/98            67.5%               (44,553)          170,352          159,401            161,146
    195              08/25/97            73.3%                     -                 -          169,361            152,266
    196              09/30/98            74.1%               137,994           148,948          137,995            140,123
    197              05/07/98            75.0%                52,781           149,595          107,843            127,824
    198              11/01/98            76.9%               142,883                 -          155,846            126,825
    199              12/01/98            80.0%               155,627                 -                -            162,969
    200              03/24/98            74.1%               136,902           142,167          134,674            124,812
    201              11/30/98            63.3%               112,848           158,596          159,799            143,594
    202              01/20/99            61.7%               122,087           162,125          130,782            125,687
    203              01/20/98            73.5%               138,572           161,645           98,679            126,080
    204              08/01/98            45.2%               199,061           200,895          209,870            210,323
    205              11/28/98            78.3%               110,230           121,638          123,196            123,200

    206              09/30/98            55.5%                92,843           141,114           85,386            144,817
   206.10            09/30/98            55.5%                51,332            79,434           61,772             88,411
   206.20            09/30/98            55.5%                41,511            61,680           23,614             56,406

    207              08/31/98            29.0%               352,264           353,988          303,272            273,751
    208              09/30/98            68.9%               121,807           121,432          121,432            115,267
    209              12/31/97            73.4%               106,779                 -          121,724            109,688
    210              12/31/98            69.8%               108,580           108,205          108,205            102,821
    211              12/22/98            70.0%               122,987           148,408          148,408            119,744
    212              09/30/97            54.0%               115,913           118,812          121,288            108,356
    213              09/30/98            75.0%               100,654           105,161          104,915             79,219
    214              05/06/98            75.0%                     -                 -                -             91,391
    215              11/23/98            73.9%                96,183                 -           99,218             85,018
    216              12/01/98            62.9%                59,242                 -          155,685             98,918
    217              06/30/98            61.5%               142,833                 -                -            109,291
    218              02/06/97            74.2%                     -                 -                -             94,552

    219                                  85.9%                     -                 -           87,797             84,736
   219.10            07/31/97            85.9%                     -                 -           87,797             84,736
   219.20            05/31/98            85.9%                     -                 -                -                  -

    220              03/02/98            75.0%                     -                 -           94,500             88,412
    221              03/01/98            80.0%                67,907                 -                -             75,381
    222              12/31/97            76.2%                88,116                 -                -             98,340
    223              05/06/98            75.0%                82,220            80,910           88,092             78,511
    224              09/10/98            75.0%                     -            67,736          152,035             73,632
    225              12/20/97            41.7%              (199,458)                -           56,550             98,150
    226              06/16/97            81.0%                62,815                 -           69,600             65,801
    227              08/19/98            63.9%                     -                 -           90,972             92,862
    228              06/05/98            75.0%                99,081            98,756          155,084             84,211
    229              12/31/98            93.8%                64,863                 -           58,987             61,758
    230              11/23/98            32.1%                95,576            89,497           98,881            109,130
    231              12/06/97            65.3%                     -            90,706                -             75,064
    232              02/06/98            62.5%               107,534                 -           85,674            114,124
    233              03/01/98            79.2%                48,520                 -                -             54,764
    234              12/01/98            28.9%                83,205            79,632           80,382             59,769
    235              09/30/98            75.6%                40,469            50,188                -             48,120
    236              03/12/98            75.0%                41,428            57,183           65,062             51,679
    237              01/22/98            63.2%                56,225                 -           58,633             47,469
    238              10/01/97            54.7%                31,604                 -           36,597             35,891
    239              05/01/98            70.7%                47,204            49,500                -             39,769

--------------------------------------------------------------------------------------------------------------------------------
                                                         ANNUAL
                                 ANNUAL               UNDERWRITTEN
                              UNDERWRITTEN             REPLACEMENT                                  UNDERWRITTEN      ORIGINAL
  CONTROL    UNDERWRITTEN      REPLACEMENT              RESERVES               UNDERWRITTEN           NET CASH        LOAN PER
  NUMBER     NET CASH FLOW      RESERVES               PER UNIT/SF               NOI DSCR             FLOW DSCR        UNIT/SF
--------------------------------------------------------------------------------------------------------------------------------
   1        $ 8,665,996         $ 164,064                  0.25                    1.66                 1.49           $ 102.78
   2          3,674,375            93,323                  0.25                    1.39                 1.32              93.76
   3          3,336,812           477,133              1,878.48                    1.79                 1.57          88,976.38
   4          2,195,513            58,495                  0.25                    1.59                 1.34              88.31

   5          2,233,734           107,729                  0.27                    1.63                 1.30              49.51
  5.10          797,546            23,576                  0.25                    1.62                 1.33              73.17
  5.20          598,736            18,313                  0.19                    1.52                 1.25              57.06
  5.30          460,285                                    0.22                    1.74                 1.32              29.08
  5.31          322,852            17,563                  0.25                    1.74                 1.32              37.88
  5.32          137,433            13,430                  0.20                    1.74                 1.32              19.79
  5.40          377,167            34,847                  0.50                    1.71                 1.30              47.51

   6          2,150,398            41,967                  0.20                    1.53                 1.37              91.03

   7          2,185,511           134,400                300.00                    1.72                 1.62          33,705.36
  7.10          975,977            52,500                300.00                    1.98                 1.88          33,142.86
  7.20          802,959            30,000                300.00                    1.95                 1.88          47,750.00
  7.30          300,457            29,400                300.00                    1.13                 1.03          33,163.27
  7.40          106,118            22,500                300.00                    1.13                 0.93          17,000.00

   8          2,557,869           346,456              1,124.86                    2.19                 1.93          48,538.96

   9          1,718,776            69,541                  0.14                    1.60                 1.42              30.02
  9.10           79,956             2,194                  0.10                    1.60                 1.42              30.85
  9.20          442,835            20,490                  0.15                    1.60                 1.42              29.46
  9.30           64,716             2,590                  0.15                    1.60                 1.42              34.33
  9.40          216,767             9,938                  0.15                    1.60                 1.42              27.61
  9.50          126,110             3,780                  0.15                    1.60                 1.42              39.92
  9.60          222,059             9,044                  0.15                    1.60                 1.42              30.95
  9.70          272,692             7,953                  0.10                    1.60                 1.42              29.67
  9.80          293,642            13,552                  0.15                    1.60                 1.42              28.55

   10         1,589,127            20,093                  0.25                    1.42                 1.37             180.41
   11         1,678,371            40,691                  0.15                    1.36                 1.26              53.52
   12         2,124,381            16,084                  0.10                    1.64                 1.60              87.05
   13         1,280,164            64,800                200.00                    1.29                 1.23          39,351.85
   14         1,517,253                 -                  -                       1.53                 1.53             145.26
   15         1,294,396            59,193                  0.25                    1.54                 1.25              52.70
   16         1,296,912            16,842                  0.15                    1.48                 1.38             100.86
   17         1,274,651                 -                  -                       1.71                 1.63          33,125.00
   18         1,106,857            19,559                  0.20                    1.39                 1.31             105.70
   19         1,168,084            27,564                  0.25                    1.48                 1.35              90.70

   20         1,315,385           167,446                274.95                    1.69                 1.50         127,651.08
 20.10          293,706            33,000                248.12                    1.64                 1.48          16,729.32
 20.20          203,311            22,000                250.00                    1.64                 1.48          17,477.27
 20.30          180,477            17,000                257.58                    1.62                 1.48          20,681.82
 20.40          159,163            21,960                366.00                    1.77                 1.55          19,083.33
 20.50          157,321            22,199                277.49                    1.81                 1.58          13,875.00
 20.60          123,669            17,325                275.00                    1.69                 1.48          14,841.27
 20.70           99,621            17,600                275.00                    1.74                 1.48          11,781.25
 20.80           98,117            16,362                297.49                    1.77                 1.51          13,181.82

   21         1,193,773            57,663                  0.21                    1.60                 1.35              34.96
 21.10          748,343            39,505                  0.24                    1.58                 1.33              37.83
 21.20          247,029             6,901                  0.15                    1.71                 1.45              40.76
 21.30          198,401            11,257                  0.16                    1.55                 1.29              24.39

   22         1,217,297            47,250                250.00                    1.82                 1.75          47,089.95
   23           946,329            65,500                250.00                    1.40                 1.31          33,396.95
   24         1,165,083           180,806              1,189.51                    1.75                 1.51          55,921.05
   25           950,271            58,799                549.52                    1.60                 1.51          76,635.51
   26           900,326            56,220                242.33                    1.50                 1.41          34,482.76
   27           802,628            10,505                  0.25                    1.44                 1.30             182.42
   28           800,827            35,568                247.00                    1.51                 1.44          52,430.56
   29           864,823             6,579                  0.15                    1.50                 1.48             171.00
   30           864,897            10,617                  0.15                    1.49                 1.43             101.72
   31           802,516            23,385                  0.25                    1.72                 1.37              74.84
   32           924,329            25,400                  0.15                    1.62                 1.51              40.45
   33           724,072            11,513                  0.15                    1.29                 1.25              87.30
   34         1,165,065           272,985              1,325.17                    2.76                 2.23          31,553.40
   35           892,740           133,506              1,296.17                    1.70                 1.48          63,106.80

   36         1,052,544                                    0.35                    1.73                 1.63             121.96
 36.10        1,052,544            18,431                  2.71                    1.73                 1.63             118.24
 36.20                -                 -                  -                       1.73                 1.63             146.91
 36.30                -                 -                  -                       1.73                 1.63             151.23
 36.40                -                 -                  -                       1.73                 1.63              91.33
 36.50                -                 -                  -                       1.73                 1.63             103.48
 36.60                -                 -                  -                       1.73                 1.63             101.03
 36.70                -                 -                  -                       1.73                 1.63             137.88
 36.80                -                 -                  -                       1.73                 1.63             142.73

   37           795,082            71,125                290.31                    1.54                 1.41          25,706.12
 37.10          419,680            34,200                300.00                    1.53                 1.41          29,157.89
 37.20          220,404            19,525                271.18                    1.54                 1.41          24,250.00
 37.30          154,998            17,400                294.92                    1.57                 1.41          20,813.56

   38         1,005,923                                    0.18                    1.65                 1.57             143.99
 38.10        1,005,923             7,737                  2.59                    1.65                 1.57             154.44
 38.20                -                 -                  -                       1.65                 1.57             105.67
 38.30                -                 -                  -                       1.65                 1.57             174.47
 38.40                -                 -                  -                       1.65                 1.57             117.71
 38.50                -                 -                  -                       1.65                 1.57             207.38
 38.60                -                 -                  -                       1.65                 1.57             200.66
 38.70                -                 -                  -                       1.65                 1.57              74.13
 38.80                -                 -                  -                       1.65                 1.57             152.52

   39           754,414            29,248                  0.25                    2.21                 1.55              50.94
   40           704,147            27,496                  0.36                    1.55                 1.37              76.59
   41           740,081            31,379                  0.20                    1.55                 1.34              38.08
   42           701,001             4,314                  0.15                    1.47                 1.35             202.96
   43           606,387            36,600                244.00                    1.46                 1.37          38,000.00
   44           593,340             3,584                  0.15                    1.28                 1.25             236.45
   45           643,962            16,500                  0.25                    1.39                 1.25              84.92
   46           629,724            38,250                250.00                    1.51                 1.43          36,437.91
   47           636,482            54,310                  0.10                    1.63                 1.37              10.33
   48           592,353            56,000                200.00                    1.53                 1.40          19,285.71
   49           651,474            20,800                  0.10                    1.75                 1.50              25.24
   50           573,397            47,000                250.00                    1.47                 1.36          27,659.57
   51           622,040            15,780                  0.25                    1.53                 1.32              81.59

   52           570,624                                    0.15                    1.59                 1.33              36.62
 52.10          154,563             6,254                  0.15                    1.59                 1.33              36.85
 52.20          416,061            14,026                  0.15                    1.59                 1.33              36.51

   53           556,865            30,000                250.00                    1.52                 1.44          40,333.33
   54           589,862            12,400                200.00                    1.50                 1.47          77,419.35
   55           572,624            10,332                  0.25                    1.43                 1.33             113.72
   56           502,669            22,000                  0.10                    1.40                 1.27              21.27
   57           532,431            13,213                  0.20                    1.58                 1.39              70.38
   58           702,710            19,727                  0.30                    1.88                 1.71              70.49
   59           521,175            12,010                  0.23                    1.58                 1.35              88.09
   60           487,342            15,050                175.00                    1.36                 1.32          53,488.37
   61           478,543            14,350                175.00                    1.40                 1.36          54,878.05
   62           577,550            27,891                  0.20                    1.60                 1.40              32.27

   63           585,364            60,250                264.25                    1.61                 1.46          19,653.51
 63.10          236,221            23,925                271.88                    1.59                 1.45          20,727.27
 63.20          207,215            19,000                250.00                    1.62                 1.48          20,539.47
 63.30          141,928            17,325                270.70                    1.62                 1.45          17,125.00

   64           562,274            30,516                  0.14                    1.61                 1.35              21.36
   65           625,665            53,144                260.51                    1.69                 1.56          21,585.78
   66           849,840            34,800                  0.11                    2.21                 1.98              13.26
   67           501,714            62,700                275.00                    1.67                 1.49          18,859.65

   68           474,381            40,575                238.68                    1.59                 1.47          24,117.65
 68.10          349,163            28,750                250.00                    1.60                 1.48          26,086.96
 68.20          125,218            11,825                215.00                    1.58                 1.45          20,000.00

   69           496,006            42,000                250.00                    1.69                 1.55          23,809.52
   70           448,735            10,183                  0.16                    1.53                 1.39              60.50
   71           439,101             9,925                  0.15                    1.33                 1.27              57.43
   72           443,956            18,497                  0.22                    1.82                 1.42              45.51
   73           612,057            37,996                436.74                    1.90                 1.79          43,103.45
   74           470,941            10,052                  0.14                    1.58                 1.41              53.97
   75           424,769            25,638                  0.10                    1.50                 1.29              14.35
   76           566,720            57,246                330.90                    1.96                 1.78          21,098.27
   77           440,548            45,250                250.00                    1.52                 1.38          19,889.50
   78           406,778            17,600                200.00                    1.48                 1.42          40,909.09
   79           371,187            14,082                  0.25                    1.58                 1.26              61.25

   80           447,304                                  791.67                    1.66                 1.56          95,833.33
 80.10          163,167             5,750                250.00                    1.66                 1.56          50,000.00
 80.20          284,137            22,750              1,750.00                    1.66                 1.56         176,923.08

   81           403,974             7,143                  0.15                    1.60                 1.45              72.01
   82           526,447            83,787                854.97                    1.73                 1.49          34,693.88
   83           849,840                 -                  -                       2.85                 2.54              15.06
   84           352,136            17,197                  0.30                    1.42                 1.20              59.14
   85           417,129            30,250                250.00                    1.50                 1.40          27,272.73
   86           391,096             5,322                  0.23                    1.64                 1.55             142.60
   87           339,740            16,800                  0.15                    1.54                 1.29              29.29
   88           409,907            19,098                  0.15                    1.80                 1.55              26.52

   89           381,721            99,408                314.58                    1.58                 1.25          10,316.46
 89.10          226,995            66,858                315.37                    1.62                 1.25           9,716.98
 89.20          154,726            32,550                312.98                    1.51                 1.25          11,538.46

   90           385,585                                  263.65                    1.47                 1.44         123,461.54
 90.10          176,189             4,005                267.00                    1.47                 1.44          94,065.93
 90.20           79,000             1,350                270.00                    1.47                 1.44         134,043.96
 90.30          130,396             1,500                250.00                    1.47                 1.44         188,131.87

   91           368,802             8,724                  0.15                    1.73                 1.50              53.30
 91.10          188,911             4,315                  0.15                    1.64                 1.43              55.62
 91.20          179,891             4,409                  0.15                    1.82                 1.58              51.03

   92           369,796             4,139                  0.15                    1.60                 1.49             111.57
   93           358,227            34,000                250.00                    1.54                 1.41          22,058.82
   94           606,289            77,162                964.52                    2.09                 1.85          37,500.00
   95           391,755            55,173                525.46                    1.60                 1.40          28,571.43
   96           669,683            39,000                325.00                    2.69                 2.54          24,583.33
   97           345,342            20,240                  0.38                    1.72                 1.45              51.14
   98           368,407             7,600                200.00                    1.62                 1.59          71,052.63
   99           323,975            25,000                250.00                    1.47                 1.37          27,000.00
  100           313,450            13,703                  0.10                    1.71                 1.43              19.59
  101           273,752            25,000                250.00                    1.37                 1.26          26,500.00

  102           317,833                                  250.00                    1.52                 1.46          48,518.52
 102.10         173,460             2,000                250.00                    1.52                 1.46         163,750.00
 102.20         144,373            11,500                250.00                    1.52                 1.46          28,478.26

  103           371,637            13,743                  0.10                    1.63                 1.48              19.21
  104           283,636            10,196                  0.25                    1.58                 1.29              63.75
  105           391,737             8,400                350.00                    1.71                 1.67         108,333.33
  106           282,533            16,590                  0.30                    1.58                 1.33              45.60
  107           295,933            10,000                250.00                    1.56                 1.48          62,500.00
  108           261,914            10,602                  0.16                    1.55                 1.25              37.76
  109           312,506             4,216                  0.15                    1.65                 1.46              89.27
  110           275,516                 -                  -                       1.37                 1.37             102.98
  111           262,550            19,500                250.00                    1.35                 1.26          30,769.23
  112           265,040            13,200                200.00                    1.48                 1.41          35,606.06
  113           291,839             5,903                  0.25                    1.43                 1.30              97.42
  114           229,401             1,391                  0.10                    1.29                 1.26             164.33
  115           292,946            11,699                  0.22                    1.47                 1.25              41.87
  116           257,164             3,993                  0.16                    1.47                 1.35              88.15
  117           274,288             4,203                  0.15                    1.56                 1.44              77.63
  118           229,395            11,000                250.00                    1.43                 1.37          48,863.64
  119           280,927            15,269                  0.15                    1.59                 1.42              21.12
  120           276,487             8,210                  0.15                    1.61                 1.43              38.37
  121           269,897             4,617                  0.10                    1.29                 1.27              45.49
  122           279,744            24,293                  0.15                    1.61                 1.38              12.66
  123           349,537             3,120                  0.20                    1.94                 1.84             132.05
  124           230,579             2,486                  0.25                    1.39                 1.31             201.13
  125           198,616            10,150                  0.10                    1.40                 1.20              19.70
  126           241,095            12,780                  0.15                    1.57                 1.30              23.24
  127           293,292             6,323                  0.25                    1.85                 1.70              77.99
  128           239,212             9,754                  0.33                    1.57                 1.32              65.57
  129           265,160            26,675                272.19                    1.67                 1.52          19,897.96
  130           272,718             3,047                  0.10                    1.74                 1.65              63.99
  131           216,538            10,003                  0.20                    1.63                 1.28              38.99
  132           235,880             6,136                  0.15                    1.58                 1.36              47.67
  133           240,185             5,000                  0.10                    1.46                 1.34              38.50
  134           227,298            12,706                  0.20                    1.74                 1.42              29.91
  135           259,906            26,000                250.00                    1.88                 1.71          18,269.23
  136           237,255             3,778                  0.15                    1.40                 1.30              74.45
  137           223,789             8,100                  0.25                    1.72                 1.42              57.10
  138           244,426            12,600                  0.31                    1.89                 1.54              45.24
  139           289,273            11,687                  0.10                    1.66                 1.59              15.74
  140           227,946            13,800                281.63                    1.65                 1.55          36,734.69
  141           215,936             8,980                  0.23                    1.54                 1.35              45.56
  142           206,186             7,858                  0.16                    1.42                 1.29              36.65

  143           221,844             5,639                  0.21                    1.52                 1.28              66.85
 143.10         147,241             3,815                  0.22                    1.49                 1.27              68.26
 143.20          74,603             1,824                  0.20                    1.59                 1.30              64.16

  144           254,892             3,657                  0.15                    1.84                 1.70              71.77
  145           199,180             5,499                  0.25                    1.61                 1.42              79.57
  146           189,495             6,500                250.00                    1.33                 1.29          66,538.46
  147           212,474             7,200                300.00                    1.44                 1.40          70,833.33
  148           218,310            20,000                250.00                    1.85                 1.70          21,250.00
  149           235,625             4,700                  0.23                    1.63                 1.47              83.19
  150           289,500            16,835                  0.10                    1.63                 1.50              10.25
  151           211,016            26,250                250.00                    1.45                 1.29          15,952.38
  152           202,985             5,171                  0.34                    1.41                 1.35             109.15
  153           196,035             4,067                  0.15                    1.42                 1.32              61.23
  154           189,972            24,732                343.50                    1.58                 1.39          22,777.78
  155           197,321             4,559                  0.15                    1.54                 1.33              52.64
  156           179,447            14,850                275.00                    1.52                 1.41          28,703.70
  157           211,089            10,983                  0.15                    1.76                 1.53              20.49
  158           161,034            12,000                240.00                    1.41                 1.31          30,000.00
  159           165,522             3,423                  0.25                    1.44                 1.30             109.56
  160           194,177             6,705                  0.10                    1.42                 1.35              21.88
  161           196,318             3,799                  0.18                    1.56                 1.44              70.83
  162           241,762            24,936                  0.48                    2.33                 1.92              27.91
  163           184,485            14,580                270.00                    1.61                 1.49          26,851.85
  164           245,110            49,100                481.37                    2.05                 1.71          13,970.59
  165           159,947            13,750                250.00                    1.31                 1.21          25,818.18
  166           210,927             2,985                  0.20                    1.94                 1.84              93.80
  167           203,831            20,100                300.00                    1.87                 1.70          20,895.52
  168           181,882            13,500                245.45                    1.50                 1.40          25,454.55
  169           203,845            14,317                311.24                    1.94                 1.81          29,293.48
  170           171,203            18,425                275.00                    1.59                 1.44          19,850.75
  171           170,109            20,500                250.00                    1.56                 1.40          16,219.51
  172           170,137             3,600                 50.00                    1.55                 1.52          18,333.33
  173           130,244             9,538                251.00                    1.45                 1.35          34,210.53
  174           182,838            13,545                246.27                    1.91                 1.77          23,363.64
  175           164,015            16,225                275.00                    1.58                 1.44          21,593.22
  176           157,154            25,056                348.00                    1.72                 1.48          17,569.44
  177           141,103            10,000                250.00                    1.52                 1.42          31,250.00
  178           148,779             3,984                  0.19                    1.52                 1.34              59.61
  179           153,139             3,085                  0.10                    1.53                 1.42              40.36
  180           140,500             5,974                  0.25                    1.70                 1.38              51.90
  181           159,014            19,250                275.00                    1.61                 1.44          17,642.86
  182           139,897             5,105                  0.15                    1.61                 1.32              35.85
  183           161,088             8,656                  0.10                    1.51                 1.37              14.15
  184           135,043             3,365                  0.20                    1.48                 1.32              70.97
  185           139,914             4,400                  0.25                    1.65                 1.41              68.18
  186           148,963            15,400                275.00                    1.59                 1.44          20,678.57
  187           211,422                 -                  -                       1.49                 1.49             148.87
  188           143,970            16,750                246.32                    1.62                 1.45          16,352.94
  189           141,480             2,475                275.00                    1.44                 1.41         123,333.33
  190           138,970            13,750                241.23                    1.55                 1.41          19,298.25
  191           141,494                 -                  -                       1.58                 1.42          16,727.27
  192           139,521             1,317                  0.15                    1.67                 1.53             125.33
  193           130,748             3,873                  0.19                    1.57                 1.36              53.97
  194           146,257             2,800                  0.10                    1.71                 1.55              40.44
  195           141,746                 -                  -                       1.44                 1.34              41.83
  196           128,727            11,396                259.00                    1.40                 1.29          24,431.82
  197           121,796             1,410                  0.15                    1.40                 1.33             111.70
  198           116,325            10,500                250.00                    1.37                 1.26          24,523.81
  199           147,969            15,000                250.00                    1.66                 1.51          16,800.00
  200           107,159             3,375                  0.25                    1.43                 1.23              74.07
  201           127,899             3,139                  0.10                    1.66                 1.47              31.85
  202           115,127            10,560                352.00                    1.48                 1.36          33,333.33
  203           118,080             8,000                250.00                    1.52                 1.42          30,312.50
  204           174,166            10,410                  0.15                    2.48                 2.06              13.69
  205           116,600             6,600                275.00                    1.59                 1.51          39,166.67

  206           139,567                                  250.00                    1.87                 1.80          44,285.71
 206.10          84,411             1,250                250.00                    1.87                 1.80          77,731.34
 206.20          55,156             4,000                250.00                    1.87                 1.80          33,833.96

  207           224,211             7,761                  0.15                    2.77                 2.27              17.38
  208           113,788             1,479                  0.10                    1.22                 1.20              58.21
  209           102,706             3,600                211.76                    1.44                 1.35          47,058.82
  210           101,501             1,321                  0.10                    1.22                 1.20              58.16
  211           113,744             6,000                250.00                    1.91                 1.81          31,354.17
  212           107,295             1,061                  0.15                    1.45                 1.43             101.07
  213            76,395             2,824                  0.15                    1.27                 1.23              35.86
  214            89,677               525                  0.15                    1.38                 1.36             195.37
  215            79,393             1,298                  0.15                    1.50                 1.40              70.50
  216            71,918            27,000                250.00                    1.72                 1.25           5,472.22
  217            93,186             2,684                  0.20                    1.67                 1.42              44.66
  218            85,802             8,750                250.00                    1.54                 1.40          16,857.14

  219            81,236                                  437.50                    1.49                 1.42          72,500.00
 219.10          81,236             3,500                875.00                    1.49                 1.42          64,444.44
 219.20               -                 -                  -                       1.49                 1.42          80,555.56

  220            81,747             6,665                  0.25                    1.54                 1.42              20.86
  221            67,881             7,500                250.00                    1.49                 1.34          18,666.67
  222            94,741             3,599                 46.74                    1.91                 1.84           7,071.43
  223            73,261             5,250                250.00                    1.58                 1.47          25,523.81
  224            61,422            12,210                134.18                    1.54                 1.29           5,851.65
  225            79,449             4,316                  0.15                    1.98                 1.60              17.38
  226            63,693             1,622                  0.50                    1.31                 1.27             154.18
  227            79,721             3,164                  0.20                    1.79                 1.53              29.08
  228            73,411            10,800                300.00                    2.01                 1.75          12,500.00
  229            59,108             2,650                 51.96                    1.47                 1.40           8,735.29
  230            75,505             6,725                  0.25                    2.35                 1.63              16.74
  231            63,664            11,400                300.00                    1.94                 1.65          10,657.89
  232           102,046             2,244                  0.11                    1.93                 1.73              20.00
  233            49,764             5,000                250.00                    1.51                 1.37          19,000.00
  234            43,769            12,600                350.00                    1.79                 1.31           9,944.44
  235            40,338             1,266                  0.15                    1.58                 1.32              38.28
  236            45,679             6,000                300.00                    1.85                 1.64          15,000.00
  237            46,524               945                  0.15                    1.62                 1.59              47.24
  238            34,909               982                  0.20                    1.44                 1.40              52.95
  239            33,921             1,800                  0.20                    1.56                 1.33              28.61

--------------------------------------------------------------------------------------------------------------------------------
                                                            REPAIR &
                CUT-OFF DATE                               REMEDIATION         TI/LC              P & I           ENVIRONMENTAL
  CONTROL         LOAN PER              PAID TO              RESERVE          RESERVE            RESERVE             RESERVE
  NUMBER           UNIT/SF               DATE               HOLDBACK         HOLDBACK           HOLDBACK            HOLDBACK
--------------------------------------------------------------------------------------------------------------------------------
     1             $ 102.78             03/01/99             $ 206,643              -                 -                $ -
     2                93.10             03/01/99                64,160              -                 -                  -
     3            88,845.38             03/01/99                     -        274,400           177,586                  -
     4                88.02             03/01/99               222,925              -                 -                  -

     5                48.90             03/01/99             1,217,000              -                 -                  -
    5.10              72.28             03/01/99               344,000              -                 -                  -
    5.20              56.37             03/01/99               569,000              -                 -                  -
    5.30              28.73             03/01/99               273,000              -                 -                  -
    5.31              37.42             03/01/99
    5.32              19.55             03/01/99
    5.40              46.94             03/01/99                31,000              -                 -                  -

     6                90.43             03/01/99                     -              -           130,814                  -

     7            33,521.98             03/01/99                44,926              -                 -                  -
    7.10          32,962.54             03/01/99                30,487              -                 -                  -
    7.20          47,490.22             03/01/99                 1,074              -                 -                  -
    7.30          32,982.84             03/01/99                 8,084              -                 -                  -
    7.40          16,907.51             03/01/99                 5,281              -                 -                  -

     8            48,212.32             03/01/99                10,920              -           110,479                  -

     9                29.80             03/01/99               775,900              -           101,060              5,560
    9.10              30.63             03/01/99
    9.20              29.24             03/01/99
    9.30              34.07             03/01/99
    9.40              27.41             03/01/99
    9.50              39.63             03/01/99
    9.60              30.72             03/01/99
    9.70              29.45             03/01/99
    9.80              28.34             03/01/99

     10              180.41             03/01/99                     -        261,100                 -                  -
     11               53.11             03/01/99               121,974              -                 -             56,250
     12               84.33             03/01/99                     -              -                 -                  -
     13           39,074.93             03/01/99                     -              -                 -                  -
     14              144.55             03/01/99                   888              -                 -                  -
     15               52.29             03/01/99                     -              -                 -              1,161
     16              100.69             03/01/99                     -              -           156,824              5,525
     17           32,966.51             03/01/99                     -              -                 -                  -
     18              105.50             03/01/99                31,875         31,121                 -                  -
     19               90.45             03/01/99                66,562              -                 -                  -

     20          127,337.07             03/01/99                67,122              -                 -                  -
   20.10          16,688.17             03/01/99                     -              -                 -                  -
   20.20          17,434.28             03/01/99                     -              -                 -                  -
   20.30          20,630.94             03/01/99                     -              -                 -                  -
   20.40          19,036.39             03/01/99                21,375              -                 -                  -
   20.50          13,840.87             03/01/99                     -              -                 -                  -
   20.60          14,804.76             03/01/99                29,684              -                 -                  -
   20.70          11,752.27             03/01/99                     -              -                 -                  -
   20.80          13,149.39             03/01/99                16,063              -                 -                  -

     21               34.89                                    103,120        310,625                 -              1,125
   21.10              37.75             03/01/99                50,440        306,025                 -                  -
   21.20              40.67             03/01/99                     -              -                 -                  -
   21.30              24.33             03/01/99                52,680          4,600                 -              1,125

     22           46,927.35             03/01/99                     -              -                 -             35,052
     23           33,139.59             03/01/99               145,763              -           120,137                  -
     24           55,560.90             03/01/99                     -              -           128,518                  -
     25           76,237.63             03/01/99                     -              -            52,424                  -
     26           34,454.49             03/01/99               250,000              -                 -                775
     27              181.55             03/01/99                     -         17,628                 -                  -
     28           52,177.28             03/01/99                     -              -                 -              1,144
     29              170.14             03/01/99                 2,117              -            48,745                  -
     30              100.95             03/01/99                     -              -                 -                  -
     31               74.38             03/01/99                     -              -                 -                  -
     32               40.38             03/01/99               437,500              -            51,171                375
     33               86.59             03/01/99                 1,733      1,153,267                 -                  -
     34           31,336.78             03/01/99                22,750              -                 -                  -
     35           62,491.77             03/01/99                     -              -                 -                  -

     36              121.96             03/01/99               100,000              -                 -                  -
   36.10             118.24             03/01/99
   36.20             146.91             03/01/99
   36.30             151.23             03/01/99
   36.40              91.33             03/01/99
   36.50             103.48             03/01/99
   36.60             101.03             03/01/99
   36.70             137.88             03/01/99
   36.80             142.73             03/01/99

     37           25,642.89             03/01/99                24,463              -                 -                  -
   37.10          29,086.17             03/01/99                24,463              -                 -                  -
   37.20          24,190.35             03/01/99                     -              -                 -                  -
   37.30          20,762.36             03/01/99                     -              -                 -                  -

     38              143.99             03/01/99               100,575              -                 -                  -
   38.10             154.44             03/01/99
   38.20             105.67             03/01/99
   38.30             174.47             03/01/99
   38.40             117.71             03/01/99
   38.50             207.38             03/01/99
   38.60             200.66             03/01/99
   38.70              74.13             03/01/99
   38.80             152.52             03/01/99

     39               50.78             03/01/99                41,413              -                 -                  -
     40               75.95             03/01/99                     -              -                 -                  -
     41               36.41             03/01/99                     -              -                 -                  -
     42              202.30             03/01/99                     -              -                 -                  -
     43           37,866.99             03/01/99                     -              -                 -                  -
     44              235.92             03/01/99                94,485              -                 -                  -
     45               84.74             03/01/99                     -         26,083                 -                  -
     46           36,221.38             03/01/99                     -              -                 -              2,818
     47               10.28             03/01/99                 2,288              -                 -                  -
     48           19,186.04             03/01/99               152,936              -                 -                790
     49               25.06             03/01/99                 1,613              -            36,100                  -
     50           27,502.11             03/01/99                     -              -                 -                  -
     51               81.16             03/01/99                     -              -                 -                  -

     52               36.17             03/01/99               275,000              -                 -                  -
   52.10              36.40             03/01/99
   52.20              36.07             03/01/99

     53           40,267.02             03/01/99                     -              -                 -                  -
     54           76,639.99             03/01/99                   438              -                 -                  -
     55              118.41             03/01/99                     -         94,729                 -                  -
     56               21.17             03/01/99                 7,123              -                 -                  -
     57               70.17             03/01/99                     -         19,900                 -                  -
     58               70.33             03/01/99                     -              -                 -                  -
     59               87.64             03/01/99                     -              -                 -                  -
     60           53,089.67             03/01/99                     -              -                 -                  -
     61           54,690.40             03/01/99                     -              -                 -                  -
     62               32.19             03/01/99                     -              -            34,410              9,375

     63           19,605.16             03/01/99                40,970              -                 -                  -
   63.10          20,676.28             03/01/99                     -              -                 -                  -
   63.20          20,488.95             03/01/99                     -              -                 -                  -
   63.30          17,082.87             03/01/99                40,970              -                 -                  -

     64               21.10             03/01/99                     -              -                 -                  -
     65           21,376.93             03/01/99                     -              -                 -                  -
     66               13.10             03/01/99                     -              -                 -                  -
     67           18,795.04             03/01/99               460,890              -                 -             26,377

     68           24,035.66             03/01/99                 2,900              -                 -                  -
   68.10          25,998.28             03/01/99                     -              -                 -                  -
   68.20          19,932.01             03/01/99                 2,900              -                 -                  -

     69           23,730.62             03/01/99                     -              -                 -                  -
     70               60.11             03/01/99                     -         11,260                 -                  -
     71               57.31             03/01/99                     -              -                 -                  -
     72               45.20             03/01/99                     -              -                 -                  -
     73           42,679.06             03/01/99                 2,934              -                 -                  -
     74               53.20             03/01/99                     -              -                 -                  -
     75               14.20             03/01/99                     -              -                 -                  -
     76           20,998.12             03/01/99                 4,771              -                 -                  -
     77           19,849.78             03/01/99                   386          2,506            26,566                  -
     78           40,704.54             03/01/99               102,071              -                 -                  -
     79               61.16             03/01/99                     -         20,400                 -                  -

     80           95,668.75             03/01/99               808,521              -            47,868                  -
   80.10          49,914.13             03/01/99
   80.20         176,619.23             03/01/99

     81               71.62             03/01/99                     -              -                 -                  -
     82           34,567.53             03/01/99                     -              -                 -                  -
     83               14.88             03/01/99                 2,402              -                 -                  -
     84               58.52             03/01/99                 1,448              -                 -                  -
     85           27,203.29             03/01/99                13,156              -            24,908                  -
     86              141.86             03/01/99                11,750              -            21,054                938
     87               29.19             03/01/99                   117          7,506                 -                  -
     88               26.37             03/01/99                     -              -                 -                  -

     89           10,183.09             03/01/99                38,510              -                 -                  -
   89.10           9,614.20             03/01/99                27,810              -                 -                  -
   89.20          11,342.74             03/01/99                10,700              -                 -                  -

     90          123,249.50             03/01/99                     -              -            44,538                  -
   90.10          93,904.38             03/01/99
   90.20         133,813.74             03/01/99
   90.30         187,808.76             03/01/99

     91               52.97             03/01/99                     -              -                 -                  -
   91.10              55.14             03/01/99                     -              -                 -                  -
   91.20              50.85             03/01/99                     -              -                 -                  -

     92              111.03             03/01/99                     -              -                 -                  -
     93           22,004.20             03/01/99                     -              -                 -                  -
     94           36,779.10             03/01/99                     -              -                 -                  -
     95           28,315.93             03/01/99                12,750              -            23,254                625
     96           24,385.66             03/01/99                     -              -                 -                  -
     97               50.70             03/01/99                15,818              -                 -                  -
     98           70,705.89             03/01/99                   384              -                 -                  -
     99           26,945.19             03/01/99                   700              -                 -                  -
    100               19.46             03/01/99                     -              -                 -                  -
    101           26,438.22             03/01/99                17,625              -                 -                  -

    102           48,435.19             03/01/99                 9,805            728            36,352                  -
   102.10        163,468.75             03/01/99
   102.20         28,429.35             03/01/99

    103               18.95             03/01/99                     -              -                 -                  -
    104               63.44             03/01/99                     -              -                 -                  -
    105          108,125.21             03/01/99                 9,376              -            19,533                  -
    106               45.43             03/01/99                22,753              -                 -                  -
    107           62,189.31             03/01/99                     -              -                 -                  -
    108               37.52             03/01/99                     -              -                 -                  -
    109               88.70             03/01/99                     -              -            35,614                  -
    110              102.60             03/01/99                   116              -                 -                  -
    111           30,705.50             03/01/99                37,500        100,000            17,410                  -
    112           35,398.15             03/01/99                     -              -                 -                  -
    113               97.01             03/01/99                     -        100,000            12,852                629
    114              163.54             03/01/99                     -              -            30,404                  -
    115               41.47             03/01/99                     -              -                 -                  -
    116               87.24             03/01/99                 1,436              -                 -                  -
    117               76.88             03/01/99                     -              -                 -                  -
    118           48,583.78             03/01/99                     -              -                 -                  -
    119               21.07             03/01/99                60,611        100,000            16,440                  -
    120               38.06             03/10/99                     -              -                 -                  -
    121               44.86             03/01/99                     -              -                 -                  -
    122               12.64             03/01/99                   339            917            16,854                  -
    123              129.73             03/01/99                     -              -            15,831                  -
    124              199.34             03/01/99                     -              -                 -                  -
    125               19.51             03/01/99                   518              -                 -                  -
    126               23.19             03/01/99                     -        306,025                 -                  -
    127               76.96             03/01/99                     -              -                 -                  -
    128               65.40             03/01/99                     -              -                 -                929
    129           19,849.01             03/01/99                28,744              -                 -                625
    130               63.52             03/01/99                     -              -                 -                  -
    131               38.64             03/01/99                 9,606              -                 -                  -
    132               47.28             03/01/99                     -              -                 -                  -
    133               38.06             03/01/99                   380          2,145                 -              1,400
    134               29.72             03/01/99                   949              -                 -                  -
    135           18,178.41             03/01/99                     -              -                 -                  -
    136               73.42             03/01/99                     -              -                 -                  -
    137               56.74             03/01/99                     -              -                 -                  -
    138               45.03             03/01/99               132,172              -                 -                  -
    139               15.49             03/01/99                     -              -                 -                  -
    140           36,521.65             03/01/99                17,472              -                 -              2,868
    141               45.14             03/01/99                     -        190,072                 -                  -
    142               36.29             03/01/99                 5,803              -                 -                  -

    143               66.04             03/01/99                 3,128         29,444                 -                  -
   143.10             67.44             03/01/99                 2,086         24,849                 -                  -
   143.20             63.38             03/01/99                 1,042          4,595                 -                  -

    144               71.33             03/01/99                     -              -                 -                  -
    145               79.13             03/01/99                     -         10,843                 -                  -
    146           65,955.15             03/01/99                     -              -                 -                  -
    147           70,753.88             03/01/99                     -              -                 -                  -
    148           21,152.53             03/01/99                     -              -                 -                  -
    149               82.40             03/01/99                     -              -                 -                  -
    150                9.90             03/01/99                54,454              -                 -                  -
    151           15,710.68             03/01/99                     -              -                 -                  -
    152              108.91             03/01/99                     -              -                 -                  -
    153               61.06             03/01/99                 2,250              -            12,355                  -
    154           22,689.81             03/01/99                     -              -                 -                  -
    155               52.58             03/01/99                 1,313         45,000            12,337                  -
    156           28,553.15             03/01/99                     -              -                 -                  -
    157               20.44             03/01/99                 6,250              -            11,470                  -
    158           29,887.88             03/01/99               187,519              -            10,233                  -
    159              108.40             03/01/99                     -              -                 -                  -
    160               21.64             03/01/99                     -              -                 -                940
    161               70.68             03/01/99                     -              -                 -                  -
    162               27.69             03/01/99                16,619              -                 -                  -
    163           26,565.20             03/01/99                 5,917              -                 -                  -
    164           13,947.02             03/01/99                 4,092              -                 -                  -
    165           25,737.25             03/01/99                     -              -                 -              1,132
    166               93.50             03/01/99                   160              -                 -                  -
    167           20,861.30             03/01/99                 4,018              -            10,001                  -
    168           25,206.47             03/01/99                     -              -                 -                  -
    169           28,968.18             03/01/99                     -              -                 -                  -
    170           19,801.91             03/01/99                72,576              -                 -                  -
    171           16,172.95             03/01/99                18,875              -            10,161                  -
    172           18,241.87             03/01/99                     -              -                 -                  -
    173           34,081.16             03/01/99                     -              -                 -                  -
    174           23,203.24             03/01/99                     -              -                 -                  -
    175           21,540.10             03/01/99                67,625              -                 -                  -
    176           17,434.49             03/01/99                     -              -                 -                  -
    177           31,075.90             03/01/99                     -              -                 -                  -
    178               58.98             03/01/99                     -              -                 -                  -
    179               40.07             03/01/99                     -         33,024                 -                  -
    180               51.55             03/01/99                     -              -                 -                  -
    181           17,599.46             03/01/99               121,575              -                 -                  -
    182               35.67             03/01/99                 7,051              -                 -                  -
    183               14.02             03/01/99                17,611              -                 -                  -
    184               70.62             03/01/99                10,732              -                 -                  -
    185               67.73             03/01/99                     -              -                 -                  -
    186           20,627.70             03/01/99                     -              -                 -                  -
    187              146.87             03/01/99                     -              -                 -                  -
    188           16,312.71             03/01/99                     -              -                 -                  -
    189          123,096.44             03/01/99                 1,875              -             8,339                  -
    190           19,250.77             03/01/99                     -              -                 -                  -
    191           16,575.84             03/01/99                     -              -                 -                  -
    192              124.45             03/01/99                     -              -                 -                  -
    193               53.45             03/01/99                     -              -                 -                  -
    194               40.02             03/01/99                     -              -                 -                  -
    195               41.30             03/01/99                     -              -                 -                  -
    196           24,103.19             03/01/99                 3,397              -                 -                  -
    197              110.70             03/01/99                    84              -                 -                  -
    198           24,366.62             03/01/99                     -              -                 -                  -
    199           16,632.88             03/01/99                     -              -                 -                  -
    200               73.41             03/01/99                 4,659              -                 -                  -
    201               31.52             03/01/99                     -              -                 -                  -
    202           32,974.40             03/01/99                 3,986              -                 -                  -
    203           29,991.69             03/01/99                 1,919              -                 -                  -
    204               13.63             03/01/99                 2,192              -                 -                  -
    205           38,961.24             03/01/99                     -              -                 -                  -

    206           44,209.67             03/01/99                10,913              -            12,904                  -
   206.10         77,597.86             03/01/99
   206.20         33,775.86             03/01/99

    207               17.11             03/01/99                     -              -                 -                  -
    208               57.87             03/01/99                     -              -             7,902                  -
    209           46,569.54             03/01/99                     -              -                 -                  -
    210               57.82             03/01/99                     -              -             7,049                  -
    211           31,005.99             03/01/99                     -              -                 -                  -
    212               98.83             03/01/99                     -              -                 -                  -
    213               35.71             03/01/99                     -              -                 -                  -
    214              192.54             03/01/99                     -              -                 -                  -
    215               69.80             03/01/99                   760              -                 -                  -
    216            5,417.79             03/01/99                    98              -                 -                  -
    217               43.25             03/01/99                     -              -                 -                  -
    218           16,563.39             03/01/99                     -              -                 -                  -

    219           71,521.67             03/01/99                     -              -                 -                  -
   219.10         63,574.81             03/01/99
   219.20         79,468.52             03/01/99

    220               20.56             03/01/99                 2,670              -                 -                  -
    221           18,497.67             03/01/99                     -              -                 -                  -
    222            6,990.83             03/01/99                     -              -                 -                  -
    223           25,293.90             03/01/99                     -              -                 -                  -
    224            5,825.21             03/01/99                 4,671              -                 -                  -
    225               17.20             03/01/99                 3,157              -                 -                  -
    226              151.55             03/01/99                   105              -                 -                  -
    227               28.64             03/01/99                     -              -                 -                  -
    228           12,402.16             03/01/99                     -              -                 -                  -
    229            8,635.74             03/01/99                     -              -                 -                  -
    230               16.33             03/01/99                     -              -                 -                  -
    231           10,513.16             03/01/99                     -              -                 -                  -
    232               18.80             03/01/99                38,048              -                 -                  -
    233           18,728.01             03/01/99                 4,093              -                 -                  -
    234            9,866.47             03/01/99                     -              -                 -                  -
    235               37.99             03/01/99                     -              -                 -                  -
    236           14,882.60             03/01/99                     -              -                 -                  -
    237               46.78             03/01/99                     -              -                 -                  -
    238               52.41             03/01/99                   325              -                 -                  -
    239               28.39             03/01/99                     -              -                 -                  -

-----------------------------------------------------------------------------------------------------------------
                  ECONOMIC
                   RESERVE             TOTAL              MONTHLY          MONTHLY         MONTHLY       MONTHLY
  CONTROL         (& OTHER)           RESERVE           REPLACEMENT          TAX          INSURANCE       TI/LC
  NUMBER          HOLDBACK           HOLDBACK            RESERVES          ESCROW          ESCROW        ESCROW
-----------------------------------------------------------------------------------------------------------------
     1                $ -            $ 206,643               $ -          $ 47,500            $ -            $ -
     2              8,750               72,910                 -            65,720          1,610              -
     3            172,000              623,986             3,450            43,000              -         12,667
     4                  -              222,925             1,954            22,983          2,367              -

     5              9,049            1,226,049            10,504            40,088          2,772              -
    5.10            3,163              347,163             5,354            11,474            528              -
    5.20            2,521              571,521               717            12,441            858              -
    5.30            1,841              274,841             3,100             9,096            876              -
    5.31
    5.32
    5.40            1,524               32,524             1,333             7,077            510              -

     6             87,396              218,210             1,403            20,536              -              -

     7                  -               44,926             5,948            16,664          6,602              -
    7.10                -               30,487             2,854             5,760          2,386              -
    7.20                -                1,074             1,074             7,322          1,520              -
    7.30                -                8,084               964             2,315          1,517              -
    7.40                -                5,281             1,056             1,267          1,179              -

     8            137,833              259,232             5,460            15,167          1,833              -

     9             63,083              945,603            28,400             8,298          3,333              -
    9.10
    9.20
    9.30
    9.40
    9.50
    9.60
    9.70
    9.80

     10             1,600              262,700                 -             8,706          1,644              -
     11             3,535              181,759                 -            16,564              -              -
     12             3,500                3,500                 -            13,934          1,147              -
     13             5,313                5,313                 -            27,724          4,893              -
     14                 -                  888               888             5,400          1,662              -
     15             6,449                7,610                 -            15,107          1,416              -
     16           126,174              288,523            15,143            11,063         26,603              -
     17           662,672              662,672                 -            22,260              -              -
     18             1,300               64,296                 -            10,159          1,817              -
     19             9,167               75,729             1,562            10,878          2,451              -

     20                 -               67,122                 -            15,700              -              -
   20.10                -                    -                 -             4,474              -              -
   20.20                -                    -                 -             1,241              -              -
   20.30                -                    -                 -             1,685              -              -
   20.40                -               21,375                 -             2,359              -              -
   20.50                -                    -                 -             2,429              -              -
   20.60                -               29,684                 -               812              -              -
   20.70                -                    -                 -             1,581              -              -
   20.80                -               16,063                 -             1,119              -              -

     21             1,257              416,127               880            29,391              -          7,190
   21.10              791              357,256                 -            21,901              -          4,890
   21.20              254                  254                 -             3,298              -              -
   21.30              212               58,617               880             4,192              -          2,300

     22             1,854               36,906                 -            10,964          1,227              -
     23            84,167              350,067             3,745            16,250          1,917              -
     24            13,706              142,224               549                 -              -              -
     25                 -               52,424                 -                 -              -              -
     26               250              251,025                 -            16,124          2,874              -
     27             4,067               21,695                 -             6,297          1,461          3,500
     28           142,993              144,137                 -             6,375          1,913              -
     29            22,583               73,445             2,117            10,083          4,167              -
     30                 -                    -               640                 -              -              -
     31             1,775                1,775                 -                 -              -              -
     32                 -              489,046             3,621             9,456          1,883            833
     33            62,586            1,217,586             1,733            12,000          2,045          3,267
     34             3,250               26,000            22,750            12,743              -              -
     35             1,625                1,625            11,125               495          3,834              -

     36           883,974              983,974                 -             4,481              -              -
   36.10
   36.20
   36.30
   36.40
   36.50
   36.60
   36.70
   36.80

     37                 -               24,463                 -             9,125              -              -
   37.10                -               24,463                 -             2,972              -              -
   37.20                -                    -                 -             2,859              -              -
   37.30                -                    -                 -             3,294              -              -

     38            53,961              154,536                 -            10,322              -              -
   38.10
   38.20
   38.30
   38.40
   38.50
   38.60
   38.70
   38.80

     39                 -               41,413             1,352            42,878            948              -
     40            86,704               86,704                 -             3,984            825              -
     41             2,625                2,625                 -            16,698          1,015              -
     42               950                  950                 -             3,514          7,604              -
     43             1,188                1,188                 -             4,486          1,067              -
     44               917               95,402                 -             5,935            142              -
     45             2,825               28,908                 -             8,350            467         13,000
     46             1,933                4,751                 -             5,264          1,689              -
     47            16,130               18,418               583                 -              -              -
     48               875              154,601                 -             9,618          3,152              -
     49            13,869               51,582             2,324             6,051          1,767          6,667
     50             1,733                1,733                 -            10,712          1,083              -
     51            12,867               12,867                 -             7,198            499              -

     52             2,269              277,269             4,145            10,978          1,510              -
   52.10
   52.20

     53               625                  625                 -            11,418          1,333              -
     54                 -                  438                37             5,717          1,145              -
     55               625               95,354                 -             3,903            250          3,725
     56                 -                7,123             1,833             8,033            640              -
     57               970               20,870                 -             8,047            653          4,975
     58               579                  579                 -                 -              -              -
     59             1,150                1,150                 -             7,335            432              -
     60             1,875                1,875                 -             3,375          1,066              -
     61                 -                    -                 -             2,147            989              -
     62             8,750               52,535             2,375             2,917              -              -

     63                 -               40,970                 -             8,094              -              -
   63.10                -                    -                 -             3,233              -              -
   63.20                -                    -                 -             2,839              -              -
   63.30                -               40,970                 -             2,022              -              -

     64           179,058              179,058                 -             4,239          1,979              -
     65                 -                    -                 -             3,590          2,374              -
     66                 -                    -             1,767             4,575            543              -
     67               896              488,163             5,225             7,851          2,780              -

     68               849                3,749                 -             8,724            951              -
   68.10              625                  625                 -             6,145            682              -
   68.20              224                3,124                 -             2,579            269              -

     69               833                  833                 -             6,918            935              -
     70               963               12,223                 -                 -              -          2,800
     71               475                  475                 -             2,567            545              -
     72           178,705              178,705                 -             3,446          1,134              -
     73                 -                2,934             2,934             1,685            403              -
     74             2,167                2,167                 -             4,033          1,044              -
     75                 -                    -             2,136                 -              -              -
     76                 -                4,771             4,771             2,995            722              -
     77            22,490               51,948               386             4,408            442          2,506
     78             1,050              103,121                 -             4,363            988              -
     79               431               20,831                 -             6,387            844          5,200

     80                 -              856,389             2,520                 -              -              -
   80.10
   80.20

     81             1,294                1,294                 -             2,538            525              -
     82                 -                    -                 -             5,300            781              -
     83                 -                2,402             1,721                32            397              -
     84                 -                1,448             1,448             8,091            780              -
     85                 -               38,064             4,316             5,333          2,068              -
     86             8,750               42,492               571             2,917              -              -
     87                 -                7,623               117                 -              -          2,500
     88             1,083                1,083                 -             9,064          1,574              -

     89               815               39,325                 -             1,395          1,175              -
   89.10              515               28,325                 -               950            725              -
   89.20              300               11,000                 -               445            450              -

     90            48,684               93,222             2,083             5,919            793              -
   90.10
   90.20
   90.30

     91             1,112                1,112                 -             2,993            579              -
   91.10              799                  799                 -             1,748            372              -
   91.20              313                  313                 -             1,245            207              -

     92               875                  875                 -             5,090            338              -
     93               375                  375                 -             5,825            766              -
     94               875                  875             5,144             4,823              -              -
     95             5,500               42,129             1,125             1,833              -              -
     96               725                  725                 -             5,671              -              -
     97               917               16,735                 -             6,538            956              -
     98                 -                  384               384               380            658              -
     99            11,250               11,950               700             3,417          1,000              -
    100               713                  713                 -             2,507          1,061              -
    101               442               18,067                 -             2,205            555              -

    102            23,279               70,164               514             2,561            234            728
   102.10
   102.20

    103                 -                    -                 -                 -              -              -
    104               542                  542                 -             4,560            403              -
    105            26,642               55,551             1,626             3,532              -              -
    106             1,248               24,001                 -             8,446            664              -
    107               729                  729                 -               474              -              -
    108             1,000                1,000                 -                 -              -              -
    109                 -               35,614               116                 -              -              -
    110                 -                  116               116                 -              -              -
    111             8,385              163,295             1,272             1,088            767          2,950
    112               783                  783                 -             2,472          1,299              -
    113               383              113,864                 -             4,528            378              -
    114                 -               30,404               214                 -              -              -
    115               366                  366                 -             1,764          1,079              -
    116                 -                1,436               336             2,792            267              -
    117            12,414               12,414                 -             4,130          1,660              -
    118               448                  448                 -             2,362          1,044              -
    119                 -              177,051             2,024             1,748          1,579          1,779
    120                 -                    -                 -             5,527            625              -
    121               788                  788                 -             3,775            540              -
    122             8,239               26,349               339             1,482            289            917
    123            30,704               46,535               417             3,333            352          1,045
    124                 -                    -               160             1,652            150              -
    125                 -                  518                42             1,754            285              -
    126               248              306,273                 -             2,784            512              -
    127               986                  986                 -             3,317            603              -
    128               244                1,173                 -             1,666            260              -
    129                 -               29,369                 -             1,071              -              -
    130                 -                    -               148               276            155              -
    131                 -                9,606               913             3,170            313              -
    132               650                  650                 -             6,054            534              -
    133                 -                3,925               380             6,394            420          2,145
    134                 -                  949               949             4,076            527              -
    135               554                  554                 -             4,621            956              -
    136                 -                    -                 -             1,705          1,079              -
    137             1,000                1,000                 -             2,310              -              -
    138                 -              132,172               290             1,354            854              -
    139                 -                    -                 -             3,651            243              -
    140                 -               20,340               570             1,388            370              -
    141               675              190,747                 -             3,890            423              -
    142                 -                5,803               645             5,019            452              -

    143                 -               32,572               423             4,832            281          1,095
   143.10               -               26,935               281             3,054            185            715
   143.20               -                5,637               142             1,778             96            380

    144               438                  438                 -             4,664            623              -
    145               365               11,208                 -             2,575            583          3,600
    146               577                  577                 -               883            655              -
    147               142                  142                 -               601            476              -
    148               425                  425                 -             1,834            916              -
    149               425                  425                 -             2,201            521              -
    150               938               55,392             2,221             4,843            296              -
    151               489                  489                 -             1,221            517              -
    152            25,302               25,302                 -             1,294            898              -
    153            64,000               78,605                 -                 -              -              -
    154               283                  283                 -             1,875            588              -
    155            21,127               79,777               915             1,921            645          1,667
    156               323                  323                 -             1,588            423              -
    157            19,287               37,007             1,708             2,058          1,630              -
    158             2,444              200,196             1,675             1,272            391              -
    159               961                  961                 -             1,306            276              -
    160               430                1,370                 -             8,288            952              -
    161                 -                    -                 -             4,429            266              -
    162                 -               16,619               650             2,661            488              -
    163                 -                5,917             1,215             1,278            896              -
    164               119                4,211             4,092             2,924          1,314              -
    165            43,475               44,607                 -               607            413              -
    166                 -                  160               160             1,545            270              -
    167             4,250               18,269               206             1,250            500              -
    168               350                  350                 -             2,964            495              -
    169                 -                    -               974             3,281            449              -
    170                 -               72,576                 -             1,661              -              -
    171             5,250               34,286               438             1,750              -              -
    172               330                  330                 -             2,229            250              -
    173               271                  271                 -             1,849            396              -
    174               321                  321                 -             1,548            923              -
    175                 -               67,625                 -             1,635              -              -
    176               369                  369                 -             2,113            889              -
    177               260                  260                 -             1,878              -              -
    178               521                  521                 -             1,579            356              -
    179               363               33,387                 -             3,991            239          5,455
    180               310                  310                 -             2,661            459              -
    181                 -              121,575                 -             2,982              -              -
    182                 -                7,051               197             2,063            199              -
    183                 -               17,611                 -             1,572            232              -
    184                 -               10,732               183               809            107              -
    185               300                  300                 -             2,613            246              -
    186                 -                    -                 -             1,629              -              -
    187                 -                    -                 -                 -              -              -
    188                 -                    -                 -             1,341              -              -
    189                 -               10,214                 -                 -              -              -
    190                 -                    -                 -             1,597              -              -
    191                 -                    -                 -             2,121            430              -
    192               458                  458                 -             1,510            383              -
    193               412                  412                 -             1,600            286              -
    194                 -                    -                 -             1,051            199              -
    195                 -                    -                 -             1,978            335              -
    196                 -                3,397               939             3,085            379              -
    197                 -                   84                84             1,418            151              -
    198                 -                    -                 -             1,182            273              -
    199                 -                    -                 -             1,336            250              -
    200                 -                4,659               269             2,106            241              -
    201                 -                    -                 -               851            241              -
    202                 -                3,986               879               736            814              -
    203                 -                1,919               640               916            581              -
    204                 -                2,192                 -             1,382            869              -
    205               196                  196                 -               921            329              -

    206                 -               23,817                 -                 -              -              -
   206.10
   206.20

    207                 -                    -                 -             5,618            718              -
    208                 -                7,902                 -                 -              -              -
    209                 -                    -                 -             4,144            557              -
    210                 -                7,049                 -                 -              -              -
    211                 -                    -               402             2,721            449              -
    212                 -                    -                 -                 -              -              -
    213                 -                    -                 -               651            253              -
    214               253                  253                 -             1,127            284              -
    215                 -                  760                 -             1,267            211              -
    216                 -                   98                 -             1,347            290              -
    217                 -                    -                 -             1,748             98              -
    218                 -                    -                 -             1,099            382              -

    219                 -                    -                 -               767            205              -
   219.10
   219.20

    220            10,313               12,983                 -             1,019            739              -
    221                 -                    -                 -               856            197              -
    222                 -                    -                 -             3,962            135              -
    223                 -                    -                 -               832            346              -
    224                 -                4,671                 -             1,280            600              -
    225                 -                3,157                 -             2,100            391              -
    226                 -                  105               105                 -              -              -
    227                 -                    -                 -                 -              -              -
    228                 -                    -                 -             2,455            354              -
    229                 -                    -                 -             2,829             86              -
    230                 -                    -                 -             1,138            205              -
    231                 -                    -                 -             2,309            410              -
    232                 -               38,048                 -             1,347            119              -
    233                 -                4,093                 -               678            113              -
    234                 -                    -                 -               945            431              -
    235                 -                    -                 -             1,563            265              -
    236                 -                    -                 -             1,332            238              -
    237                 -                    -                 -               578            143              -
    238                 -                  325                 -               332            107              -
    239                 -                    -                 -                 -              -              -

                                                                        ANNEX B


          ADDITIONAL STEP LOAN AND INTEREST-ONLY LOAN CHARACTERISTICS

                               INTEREST ONLY LOANS

----------------------------------------------------------------------------------------------------------------------------------
                                                                        ORIGINAL INTEREST          REMAINING INTEREST
  CONTROL #     LOAN #                   PROPERTY NAME                     ONLY PERIOD                ONLY PERIOD
----------------------------------------------------------------------------------------------------------------------------------
       1         C101    3 Park Avenue                                           10                    7
      10         2454    St. Francis Outpatient Building                         23                   16
      30         C112    Frontier Village Phase III                               6                    0
      33         C115    Uptons Department Store                                  4                    0
      36         5454    Captec Franchise Capital Partners LP IV                 24                   22
      38         5453    Captec Franchise Capital Partners LP III                24                   21


                                   STEP LOANS

----------------------------------------------------------------------------------------------------------------------------------
  CONTROL #     LOAN #                   PROPERTY NAME                         PERIOD          MONTHLY PAYMENT    STEP PAYMENT DATE
----------------------------------------------------------------------------------------------------------------------------------
      51         4371                Memorial Skyway Plaza                        1               $39,218.03         01/01/99
                                                                                 41               $35,438.37         05/01/02

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX C

                                                        AFFILIATED BORROWERS(1)



                                       PERCENT OF
                                     CUT-OFF DATE          RELATIONSHIP
             LOAN NUMBERS               BALANCE           OF BORROWER          CROSS-COLLATERALIZED AND CROSS-DEFAULTED
-----------------------------------------------------------------------------------------------------------------------
 6026,6027,6028,6030,6226, 6231,
 6232                                     0.97%       Affiliated Entities                        No
 6035, 6036, 6037, 6038, 6039,
 6040, 6041, 6042                         1.04%        Affiliated Entries     Cross-collateralized and Cross-defaulted
 6224, 6225, 6227                         0.48%        Affiliated Entries     Cross-collateralized and Cross-defaulted
 6228, 6229, 6230                         0.67%        Affiliated Entries     Cross-collateralized and Cross-defaulted
                                          ----
 TOTAL                                    3.15%
-----------------------------------------------------------------------------------------------------------------------
 2493, 2494, 2495, 2496, 2497             2.59%          Same Borrower        Cross-collateralized and Cross-defaulted
-----------------------------------------------------------------------------------------------------------------------
 6273, 6274, 6275, 6276                   1.60%        Affiliated Entries     Cross-collateralized and Cross-defaulted
-----------------------------------------------------------------------------------------------------------------------
 3779, 5639                               1.42%        Affilated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 5453, 5454                               1.34%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 2752, 4022, 4923                         1.04%          Same Borrower        Cross-collateralized and Cross-defaulted
-----------------------------------------------------------------------------------------------------------------------
 2700, 3810                               0.96%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 3291, 3701                               0.93%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 3636, 3637                               0.82%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 C124, C127, C132, C148                   0.75%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 4027, 4028                               0.43%       Affiliated Entities     Cross-collateralized and Cross-defaulted
-----------------------------------------------------------------------------------------------------------------------
 3648, 3649, 3650                         0.36%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 3145, 3151                               0.34%       Affiliated Entities     Cross-collateralized and Cross-defaulted
-----------------------------------------------------------------------------------------------------------------------
 1898, 1899                               0.33%          Same Borrower        Cross-collateralized and Cross-defaulted
-----------------------------------------------------------------------------------------------------------------------
 3922, 3932                               0.29%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 C133, C147                               0.28%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 3888, 3889                               0.26%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 2396, 2397                               0.23%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 3646, 3647                               0.22%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 3798, 3800                               0.22%       Affiliated Entities                        No
-----------------------------------------------------------------------------------------------------------------------
 6260, 6261                               0.19%        Affiliated Entries     Cross-collateralized and Cross-defaulted
-----------------------------------------------------------------------------------------------------------------------
 C149, C150                               0.17%          Same Borrower                           No

(1) Affiliated Borrower means that a principal of or person that has control of a borrower (through ownership of a controlling interest in its general partner or managing member or otherwise) also has control of another borrower (in any such manner).

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                                                             ANNEX D
------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                               ANNEX-D                                                 PAGE # 1
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                 Original     Beginning                                  Prepayment   Collateral Support                   Ending
Class  Cusip #  Certificate  Certificate     Principal      Interest     Penalties         Deficit            Total      Certificate
                  Balance      Balance     Distribution   Distribution    (PP/YMC)    Allocation/(Reimb)   Distribution    Balance
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                 Original     Beginning                    Prepayment                      Ending
Class  Cusip #   Notional     Notional       Interest       Penalties      Total          Notional
                  Amount       Amount      Distribution      (PP/YMC)   Distribution       Balance
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////
------------------------------------------------------------------------------------------------------------------------------------
Factor Information Per $1,000
-------------------------------------------------------------------------
Class  Cusip #   Principal       Interest      End Prin   Pass Through
                Distribution   Distribution    Balance        Rate
-------------------------------------------------------------------------











-------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////
------------------------------------------------------------------------------------------------------------------------------------
         If there are any questions or comments, please contact the Administrator listed below

                                            --------------------------------------------
                                           |               Nina Velastegui              |
                                           |          The Chase Manhattan Bank          |
                                           |      450 West 33rd Street, 15th Floor      |
                                           |          New York, New York 10001          |
                                           |               (212) 946-7600               |
                                            --------------------------------------------

                                                   NATIONAL REALTY FUNDING, L..C.
[CHASE LOGO] CHASE                                           SERVICER                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                                                                                       PAGE # 2
    RECORD DATE:
Sec III.2(a)(iii)  P & I Advances
                                                                                   --------------------------------
Sec III.2(a)(v)    Realized Losses                                                    Class          Loss Amount
                                                                                   --------------------------------







                                                                                   --------------------------------

Sec III.2(a)(vi)   Aggregate Stated Principal Balance

                                                                                   ------------------------------------------
Sec III.2(a)(viii) Principal Balance of REO Loan and REO Date                       Loan Number        Balance        Date
                                                                                   ------------------------------------------


                                                                                   ------------------------------------------

                                                                                   ------------------------------------------
Sec III.2(a)(ix)   REO Proceeds from Final Recovery Determination And Date          Loan Number        Proceeds       Date
                                                                                   ------------------------------------------


                                                                                   ------------------------------------------

                                                                                   ------------------------------------------
Sec III.2(a)(x)    Outstanding Principal Balance of REO Loan and Appraisal Value    Loan Number        Balance        Date
                                                                                   ------------------------------------------


                                                                                   ------------------------------------------

Sec III.2(a)(xi)   Servicing Compensation


Sec III.2(a)(xii)  Special Servicing Fee

Sec III.2(a)(xiii) Prepayment Premium

                   Yield Maintenance

                   Excess Interest




Sec III.2(b)(xiii) Default Interest

                                                   NATIONAL REALTY FUNDING, L..C.
[CHASE LOGO] CHASE                                           SERVICER                (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                           DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS                               PAGE # 3-1
    RECORD DATE:

             Stratification By Current Loan Balance                       Stratification By Mortgage Loan Current Note Rate
--------------------------------------------------------------------  --------------------------------------------------------------
                                     % of Agg    Weighted Average                                   % of Agg    Weighted Average
Current Scheduled   # of   Principal   Prin    ---------------------   Current     # of   Principal    Prin  -----------------------
Principal Balance   Loans   Balance   Balance  WAM  Note rate  DSCR   Note Rate   Loans    Balance   Balance   WAM  Note rate  DSCR
--------------------------------------------------------------------  --------------------------------------------------------------


































---------------------------------------------------------------------  -------------------------------------------------------------
    TOTALS                                                              TOTALS
---------------------------------------------------------------------  -------------------------------------------------------------
       Average Principal Balance:

                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                            DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS                              PAGE # 3-2
    RECORD DATE:

                                                                                   Stratification By Remaining Stated Term
  Stratification By Remaining Stated Term (Balloon Loans Only)                          (Fully Amortizing Loans Only)
-----------------------------------------------------------------  -----------------------------------------------------------------
                                  % of Agg    Weighted Average                                       % of Agg    Weighted Average
Remaining         # of  Principal   Prin    ---------------------  Remaining         # of  Principal   Prin    ---------------------
Stated Term       Loans  Balance   Balance  WAM  Note rate  DSCR   Stated Term       Loans  Balance   Balance  WAM  Note rate  DSCR
-----------------------------------------------------------------  -----------------------------------------------------------------











-----------------------------------------------------------------  -----------------------------------------------------------------
  TOTALS                                                             TOTALS
-----------------------------------------------------------------  -----------------------------------------------------------------
















                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                           DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS                               PAGE # 4-1
    RECORD DATE:

    Stratification By Debt Service Coverage Ratio (DSCR)                            Stratification By Seasoning
-----------------------------------------------------------------  -----------------------------------------------------------------
                                  % of Agg    Weighted Average                                       % of Agg    Weighted Average
Debt Service      # of  Principal   Prin    ---------------------                    # of  Principal   Prin    ---------------------
Coverage Ratio    Loans  Balance   Balance  WAM  Note rate  DSCR   Seasoning         Loans  Balance   Balance  WAM  Note rate  DSCR
-----------------------------------------------------------------  -----------------------------------------------------------------
















-----------------------------------------------------------------  -----------------------------------------------------------------
  TOTALS                                                             TOTALS
-----------------------------------------------------------------  -----------------------------------------------------------------




   Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. makes no representation as to the accuracy of the data provided by the borrower for this calculation.

                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

                                                                D-5

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                            DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS                              PAGE # 4-2
    RECORD DATE:

                   Stratification By State                                          Stratification By Property Type
-----------------------------------------------------------------  -----------------------------------------------------------------
                                  % of Agg    Weighted Average                                       % of Agg    Weighted Average
                  # of  Principal   Prin    ---------------------                    # of  Principal   Prin    ---------------------
State             Loans  Balance   Balance  WAM  Note rate  DSCR   Property Type     Loans  Balance   Balance  WAM  Note rate  DSCR
-----------------------------------------------------------------  -----------------------------------------------------------------




























-----------------------------------------------------------------  -----------------------------------------------------------------
  TOTALS                                                             TOTALS
-----------------------------------------------------------------  -----------------------------------------------------------------

   Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. makes no representation as to the accuracy of the data provided by the borrower for this calculation.

                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                     MONTHLY LOAN STATUS DETAIL                                        PAGE # 5
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
               Offering                 Metropolitan                                          Neg.   Beginning    Ending     Paid
              Memorandum     Property    Statistical           Monthly   Gross    Maturity   Amort   Scheduled   Scheduled   Thru
Loan ID    Cross-Reference   Type (I)       Area       State     P&I     Coupon     Date     (Y/N)    Balance     Balance    Date
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------
Appraisal   Appraisal   Has Loan Ever      Loan
Reduction   Reduction   Been Specially    Status
  Date        Amount    Serviced?(Y/N)   Code (II)
----------------------------------------------------















----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(I) PROPERTY TYPE CODE                                                      (II) LOAN STATUS CODE

1. Single Family           6. Non-Exempt        12. Hotel                    1. Specially Serviced       6. Discounted Payoff
2. Multi-Family            7. Church            13. Industrial               2. Foreclosure              7. Foreclosure Sale
3. Condominium or          8. School, HCF, WF   14. Industrial/Flex          3. Bankruptcy               8. Bankruptcy Sale
   Co-Operative            9. Retail            15. Multiple Properties      4. REO                      9. REO Disposal
4. Mobile Home            1O. Office            16. Ministorage              5. Prepayment in Full      10. Modification/Workout
5. Plan Unit Development  11. Retail/Office     17. Warehouse                                           11. Rehabilitated/Corrected

                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                     PRINCIPAL PREPAYMENT DETAIL                                       PAGE # 6
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                Offering Memorandum     Curtailment                       Net Liquidation     Net Insurance     Mortgage Repurchase
Loan Number       Cross-Reference         Amount        Payoff Amount        Proceeds            Proceeds              Price
------------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------

                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                       HISTORICAL INFORMATION                                          PAGE # 7
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                             Delinquencies                                           Prepayments            Rates & Maturities
------------------------------------------------------------------------------------------------------------------------------------
          1 Month    2 Months  3+ Months   Foreclosure    REO    Modifications  Curtailment   Payoff      Next Weighted Avg.
Distrib. ---------------------------------------------------------------------------------------------------------------------
Date     # Balance  # Balance  # Balance    # Balance  # Balance   # Balance      # Amount   # Amount     Coupon      Remit     WAM
------------------------------------------------------------------------------------------------------------------------------------


























------------------------------------------------------------------------------------------------------------------------------------

                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                           ADVANCE SUMMARY                                             PAGE # 8

    RECORD DATE:

                             Master Servicer P&I Advances Made
                             Master Servicer Unreimbursed P&I Advances Outstanding
                             Interest Accrued & Payable to Master Service in Respect of Advances Made


                                                       SERVICING FEE BREAKDOWN

                             Current Period Accrued Servicing Fees
                             Less Delinquent Servicing Fees
                             Plus Additional Servicing Fees
                             Less Reductions to Servicing Fees
                             Plus Servicing Fees for Delinquent Payments Received
                             Plus Adjustments for Prior Servicing Calculation
                             Total Servicing Fees Collected


                                        ALLOCATION OF INTEREST SHORTFALLS, LOSSES & EXPENSES

------------------------------------------------------------------------------------------------------------------------------------
                  Accrued         Prepayment     Beginning                                Total        Certificate        Ending
    Class       Certificate        Interest        Unpaid      Interest     Expenses     Interest       Interest          Unpaid
                 Interest         Shortfall       Interest       Loss                    Payable      Distributable       Interest
------------------------------------------------------------------------------------------------------------------------------------




















------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                    NATIONAL REALTY FUNDING, L.C.
[CHASE LOGO] CHASE                                            SERVICER               (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                       DELINQUENCY LOAN DETAIL                                         PAGE # 9
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                   Offering                                                                                            Special
                  Memorandum      # of       Paid                                                                      Servicer
                    Cross-       Months      Thru     Current P&I    Outstanding P&I      Advance           Loan       Transfer
   Loan Number     Reference     Delinq.     Date      Advances         Advances**     Description(I)    Status(II)      Date
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------
               Current      Oustanding
               Property      Property       Outstanding
Foreclosure   Protection    Protection        Property       REO
   Date        Advances      Advances     Bankruptcy Date    Date
-------------------------------------------------------------------














-------------------------------------------------------------------

-------------------------------------------------------------------

(I) ADVANCE DESCRIPTION                                              (II) LOAN STATUS

A. P&I Advance - Loan in Grace Period                                1. Specially Serviced             6. Discount Pay Off
B. P&I Advance - Late Payment but (less than) one Month Delinquent   2. Foreclosure                    7. Foreclosure Sale
1. P&I Advance - Loan Delinquent 1 month                             3. Bankruptcy                     8. Bankruptcy Sale
2. P&I Advance - Loan Delinquent 2 months                            4. REO                            9. REO Dispositions
3. P&I Advance - Loan Delinquent 3 month or more                     5. Prepaid in Full               10. Modification/Workout
                                                                                                      11. Rehabilitated/Corrected
** Outstanding P & I Advances include the current period advance

                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                   SPECIALLY SERVICED LOAN DETAIL                                      PAGE # 10
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                           Offering          Date of       Specially      Current       Balance
   Distrib    Loan        Memorandum       Transfer to      Serviced     Scheduled      Transfer      Property
    Date      Number    Cross-Reference    Spec. Serv.      Code (I)      Balance         Date        Type (II)      State
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------
                Net                                     Remaining
  Interest   Operating    NOI           Note  Maturity    Amort
    Rate      Income     Date    DSCR   Date    Date      Terms
-------------------------------------------------------------------













-------------------------------------------------------------------

(I) Specially Serviced Code                              (II) Property Type Code

(1) Request for waiver of Prepayment Penalty             1. Single Family                       9. Commercial (Retail)
(2) Payment default                                      2. Multi-Family                       10. Commercial (Office)
(3) Request for Loan Modification or Workiout            3. Condominiumn or Co-Operative       11. Commercial (Retail/Office)
(4) Loan with Borrower Bankruptcy                        4. Mobile Home                        12. Commercial (Hotel)
(5) Loan in Process of Foreclosure                       5. Plan Unit Development              13. Commercial (Industrial)
(6) Loan now REO Property                                6. Commercial (Non-Exempt)            14. Commercial (Industrial/Flax)
(7) Loan Paid Off                                        7. Commercial (Church)                15. Commercial (Multiple Properties)
(8) Loan Returned to Master Servicer                     8. Commercial (School, HCF, WF)       16. Commercial (Ministorage)

                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                   SPECIALLY SERVICED LOAN DETAIL                                      PAGE # 11
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                                             Specially    Site                                       Other
 Distribution                Offering Memo   Serviced  Inspection  Phase 1  Appraisal  Appraisal  REO Property        Comment
     Date      Loan Number  Cross-Reference  Code (I)     Date      Date      Date      Value        Revenue
------------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------

(I) Specially Serviced Code

(1) Request for waiver of Prepayment Penalty      (4) Loan with Borrower Bankruptcy          (7) Loan Paid Off
(2) Payment default                               (5) Loan in Process of Foreclosure         (8) Loan Returned to Master Servicer
(3) Request for Loan Modification or              (6) Loan now REO Property


                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                        MODIFIED LOAN DETAIL                                           PAGE # 12
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
                             Offering Memorandum               Modification
     Loan Number               Cross-Reference                     Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------


                                                       NATIONAL REALTY FUNDING
[CHASE LOGO] CHASE                                         MASTER SERVICER           (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            PRUDENTIAL SECURITIES SECURED FINANCING CORP.
                                                  COMMERCIAL MORTGAGE PASS-THROUGH
                                                          SERIES 1999-NRF1
                                                   STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------------------------------------------------------------
    DIST DATE:
                                                        REALIZED LOSS DETAIL                                           PAGE # 13
    RECORD DATE:
------------------------------------------------------------------------------------------------------------------------------------
            Offering                          Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Loan       Memorandum   Appraisal  Appraisal  Scheduled  Gross       as a % of    Liquidation  Liquidation    as a % of    Realized
Number  Cross-Reference   Date       Value     Balance  Proceeds  Sched Principal  Expenses*     Proceeds   Sched Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative
------------------------------------------------------------------------------------------------------------------------------------
    * Aggregate liquidation expenses also include outstanding P & I advances and unpaid servicing fees, unpaid trustee fees, etc.


[CHASE LOGO] CHASE                                                                   (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E
                                                                             E-1

                      STRUCTURAL AND COLLATERAL TERM SHEET
                         AND TOP TEN LOAN DESCRIPTIONS
-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (DEPOSITOR) COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-NRF1
                           $836,916,000 (APPROXIMATE)
-------------------------------------------------------------------------------
The information included herein is provided solely by Prudential Securities Incorporated ("PSI"), CIBC Oppenheimer Corp. ("CIBCOPCO") and Morgan Stanley & Co. Incorporated ("MSDW") as Underwriters for the Prudential Securities Secured Financing Corporation Series 1999-NRF1 transaction. The analysis in this report is accurate to the best of the Underwriters' knowledge and is based on information provided by National Realty Funding L.C. ("NRF"), KeyCorp. ("KEY"), and CIBC Oppenheimer Corp. ("CIBCOPCO"), collectively known as the "Originators." Underwriters make no representations as to the accuracy of such information. All opinions and conclusions in this report reflect Underwriters' judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments or commercial mortgage loans. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, Underwriters do not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. Underwriters (or any of their affiliates) or their officers, directors, analysts or employees may have positions in securities, or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities, or derivative instruments. In addition, Underwriters may make a market in the securities referred to herein, but are not obligated to do so. Finally, Underwriters have not addressed the legal, accounting and tax implications of the analysis with respect to you and the Underwriters strongly urge you to seek advice from your counsel, accountant and tax advisor.

Neither the information nor the opinions expressed shall be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, or derivative instruments mentioned herein.


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET
         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (DEPOSITOR) COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-NRF1
                           $836,916,000 (APPROXIMATE)
-------------------------------------------------------------------------------

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------
                            Approx.    Expected    Weighted
             Expected    Face/Notional  Credit      Average    Principal
              Rating        Amount     Support       Life       Payment
  Class    (Fitch/Moody's)   ($MM)    (% of UPB)  (years)(a)   Window(a)
----------- ------------- ------------ ----------- --------- ------------
PUBLICLY OFFERED
A-1          AAA/Aaa        $190,500      28.00      5.501    4/99-1/08
A-2          AAA/Aaa         486,554      28.00      9.416    1/08-1/09
B            AA/Aa2           51,720      22.50      9.806    1/09-1/09
C             A/A2            47,018      17.50      9.852    1/09-2/09
D           BBB/Baa2          47,018      12.50     10.531   2/09-11/09
E           BBB-/Baa3         14,106      11.00     10.639  11/09-11/09
PRIVATELY OFFERED
A-EC        Privately        940,360      28.00      9.104          N/A
             Offered
NOT OFFERED
F          Not Offered        21,159       8.75     11.019   11/09-9/10
G          Not Offered        25,860       6.00     11.586   9/10-12/10
H          Not Offered         9,404       5.00     11.722  12/10-12/10
J          Not Offered         9,404       4.00     11.760   12/10-1/11
K          Not Offered        15,987       2.30     13.091    1/11-9/13
L          Not Offered         6,583       1.60     14.604    9/13-1/14
M          Not Offered        15,047       0.00     17.076   1/14-10/18
--------- -------------- ------------ ----------- --------- ------------
Total                       $940,360
(a) Calculated at 0% CPR and no balloon or ARD extensions.

COLLATERAL FACTS:
-----------------
Cut-off  Date Balance:                                    $940,359,669
Number of Mortgage Loans:                                          262
Number of Properties:                                              291
Average Cut-off  Date Balance:                              $3,589,159
Weighted Average Gross Coupon:                                  7.363%
Weighted Average Remaining Amortization Term (months):          318.87
Weighted Average Cut-off Date  DSCR:                             1.45x
Weighted Average Cut-off Date  LTV:                             69.65%
Weighted Average Balloon/ARD LTV Ratio:                         55.93%
Weighted Average Remaining Term to Balloon/Maturity             121.09
(months):

SIGNIFICANT PROPERTY TYPE CONCENTRATIONS:
-----------------------------------------
                   Cut-off Date     # of                Wtd.  Wtd. Avg.
 Property Type       Balance     Properties  % of Pool   DSCR    Coupon
-----------------------------------------------------------------------
Office             $240,877,522       34    25.62%     1.40x     7.38%
Multifamily         225,177,644      100     23.95      1.44      7.17
Retail-Anchored     139,992,537       21     14.89      1.37      7.25
Office/Industrial    76,516,529       32      8.14      1.45      7.61
Hotel                69,479,123        9      7.39      1.70      7.67
Retail-Unanchored    66,199,205       31      7.04      1.41      7.56
Industrial           42,032,540       16      4.47      1.44      7.30
Congregate Care      20,550,945        5      2.19      1.66      6.99
Nursing Home         17,944,128        5      1.91      1.77      7.61
Special Purpose      12,507,588       16      1.33      1.56      8.20
Other                29,081,908       22      3.09      1.50      7.37
-----------------------------------------------------------------------
           Total   $940,359,669      291   100.00%     1.45x     7.36%

COLLATERAL CONTRIBUTORS:
------------------------
                                    # of
 Collateral        Cut-off Date   Mortgage            Wtd.     Wtd. Avg.
Contributors         Balance        Loans % of Pool   DSCR      Coupon
-----------------------------------------------------------------------
NRF          $498,221,516           135    52.98%    1.42x        7.16%
CIBC          274,240,616            42     29.16     1.48        7.60
KEY           167,897,537            85     17.85     1.51        7.56
-----------------------------------------------------------------------
      Total $940,359,669            262   100.00%    1.45x       7.36%


IMPORTANT CHARACTERISTICS:
--------------------------
Lead Manager &
  Placement Agent:   Prudential Securities Incorporated ("PSI")
Co-Lead Manager &
  Placement Agent:   CIBC Oppenheimer Corp. ("CIBCOPCO")
Co-Manager:          Morgan Stanley & Co. Incorporated ("MSDW")
Mortgage Loan
  Sellers:           National Realty Finance L.C. ("NRFinance")
                     CIBC Inc. ("CIBC")
Transferor:          Prudential Securities Credit Corporation
                     ("PSCC")
Master Servicer:     National Realty Funding L.C., a Missouri
                     limited liability company.
Special Servicer:    Banc One Mortgage Capital Markets, LLC, a
                     Delaware limited liability company.
Special Sub
  Servicer:          National  Realty  Funding  L.C., a Missouri
                     limited liability company.
Trustee:             The Chase  Manhattan Bank, a New York
                     Banking Corporation with its principal
                     offices in New York. The Trustee will be
                     obligated to make any principal and
                     interest advances required to be made in
                     the event that the Master Servicer or
                     Special Servicer defaults in its
                     performance of its obligation to make
                     such advances.
Pricing Date:        On or about March 15, 1999
Settlement Date:     On or about March 25, 1999
Cut-off  Date:       March 1, 1999
Determination Date:  The 11th of each  month,  or if the 11th is not a Business Day, the next Business Day.
First
  Determination
  Date:              April 12, 1999
Distribution Date:   The 15th of each month, or if the 15th
                     day is not a Business Day, the Business
                     Day immediately following the 15th day.
                     But in no event shall it be earlier than
                     four Business Days after the
                     Determination Date.
First Distribution
  Date:              April 16, 1999
ERISA Eligible:      A-1, A-2 & A-EC
SMMEA:               A-1, A-2, B & A-EC
Structure:           See "Structural Overview" herein
Interest Accrual
  Period:            Calendar month preceding distribution
Day Count:           30/360
Tax Treatment:       REMIC
Rated Final
  Distribution
  Date:              November 1, 2031
Clean-up Call:       1%
Minimum
  Denominations:     The Offered Certificates will be issued in
                     minimum denominations of $25,000.00 and
                     multiples of $1.00 in excess thereof.
Pricing Assumption:  With the exception of one loan totaling
                     $4,751,679, which is assumed to prepay
                     immediately after its lockout period,
                     the loans will be assumed to pay as
                     scheduled to its respective maturity or
                     Anticipated Repayment Date.

SIGNIFICANT STATE CONCENTRATIONS:
---------------------------------
                 Cut-off Date     # of                    Wtd.
    State           Balance    Properties  % of Pool   Avg. DSCR
-------------- --------------- ---------- ------------ ----------
New York         $115,239,439         25       12.25%      1.47x
Texas             105,497,855         27        11.22       1.38
Florida            96,137,807         20        10.22       1.38
California         68,391,270         18         7.27       1.41
Ohio               56,742,021         35         6.03       1.48
Nevada             51,060,090          9         5.43       1.38
Georgia            43,927,115         16         4.67       1.42
Massachusetts      39,022,632         16         4.15       1.63
Kentucky           27,883,244          3         2.97       1.68
Illinois           25,775,902         11         2.74       1.54
Other             310,682,294        111        33.05       1.46
-------------- --------------- ---------- ------------ ----------
        Total    $940,359,669        291      100.00%      1.45x


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             TRANSACTION HIGHLIGHTS
-------------------------------------------------------------------------------
      Diversification:
             - 262 loans secured by 291 properties Top 5 loans only 17.5% of
             - pool; Top 10 only 25.1%
             - 38 states in total plus one U.S. Territory, including New York
             - 12.25%, Texas 11.22%, Florida 10.22%, California 7.27%, Ohio
             - 6.03%, Nevada 5.43%; no other state > 5.00%;
             - Balloon/ARD distribution features only 57.47% in 2008, and no other year more than 23.25% Underwriting:
             - 1.45x Weighted Average Cut-off Date  DSCR
             - 69.65% Weighted Average Cut-off Date  LTV
             - 55.93% Weighted Average Balloon/ARD LTV
             - 26.32 Year Weighted Average Remaining Amortization Term

-------------------------------------------------------------------------------
                          GENERAL POOL CHARACTERISTICS
-------------------------------------------------------------------------------

Number of Loans:                           262                Weighted Average Cut-off Date  LTV:                  69.65%
Number of Properties:                      291                Cut-off Date  LTV Range:                             28.6 - 92.7%(2)

Aggregate Cut-off Date  Principal Balance: $940,359,669       Weighted Average Original LTV:                       70.06%
Aggregate Original Principal Balance:      $945,861,530       Original LTV Range:                                  28.9 - 93.8%

Weighted Average Gross Coupon:             7.363%             Weighted Average Balloon/ARD LTV:                    55.93%
Gross Coupon Range:                        6.100 - 9.470%     Balloon/ARD LTV Range:                               0.6 - 77.9%

Weighted Average Net Coupon:               7.301%             Weighted Average Age (First Pay through Last Pay:    5.9 mths
Net Coupon Range:                          6.0475- 9.4175%    Age Range:                                           1 - 22 mths

Average Cut-off Date  Principal Balance:   $3,589,159         Weighted Avg. Remaining Amortization Term:           318.87 mths
Average Original Principal Balance:        $3,610,159         Remaining Amortization Term Range:                   109 - 360 mths

Maximum Cut-off Date  Principal Balance:   $67,500,000        Weighted Average Original Amortization Term:         324.37 mths
Minimum Cut-off Date  Principal Balance:   $255,509           Original Amortization Term Range:                    120 - 360 mths

Maximum Original Principal Balance:        $67,500,000        Weighted Avg. Rem. Term to Balloon/Maturity:         121.09 mths
Minimum Original Principal Balance:        $257,500           Remaining Term Range:                                75 - 235 mths

Weighted Average Cut-off Date  DSCR:       1.45x              Weighted Average Original Term to Balloon/Maturity:  127.03 mths
Cut-off Date  DSCR Range:                  0.93 - 2.54 (1)    Original Term Range:                                 84 - 240 mths

(1) Mortgage Loan Control #7.40, which has a 0.93x DSCR, and Mortgage Loan Control #7.30, which has a 1.03x DSCR, are part of a cross-collateralized, cross-defaulted pool. The pool has a Weighted Average DSCR of 1.62x.
(2) With respect to Mortgage Loan Control #229, the Cut-off Date LTV of 92.7% does not reflect the completion of certain improvements, the associated increase in appraised value and the disbursement of additional loan amounts in connection therewith. The LTV based on the increase in appraised value is 73.4%.

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
o The Mortgage Pool will be comprised of 262 mortgage loans with an approximate Cut-off Date principal balance of $940,359,669.

             - The regularly scheduled monthly principal payments from the loans will be paid on a straight sequential basis (i.e., A-1, A-2, etc.).
             - All other principal collections from the loans will be
               distributed on a straight sequential basis.
             - If all Classes other than Classes A-1 and A-2 have been reduced to zero, principal will be allocated to Class A-1 and A-2 on a pro-rata basis.

o Each of the Classes (other than Classes A-1, A-2 and A-EC) will be subordinate to earlier alphabetically lettered classes. Realized Losses and Appraisal Reductions will be allocated in reverse alphabetical order to such Classes with certificate balances, and then pro-rata to Classes A-1 and A-2.

o    All Classes will pay interest on a 30/360 basis.

o Shortfalls resulting from servicer modifications or special servicer compensation will be allocated in reverse alphabetical order to Classes with certificate balances.

o The Special Servicer will be Banc One Mortgage Capital Markets, LLC and the Special Sub Servicer will be National Realty Funding L.C.

o The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default, and for administering REO properties. The Special Servicer may modify such loans -- if among other things such modifications -- in the sole good faith of the Special Servicer, increase the recovery to Certificateholders on an estimated net present value basis. The Special Servicer, as agent for the trust and all Certificateholders is responsible for all collections, modifications and extensions for defaulted loans or REO properties.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              CALL PROTECTION TABLE
-------------------------------------------------------------------------------

                                   03/99     03/00    03/01     03/02    03/03     03/04     03/05    03/06     03/07    03/08
                                --------- --------- -------- --------- -------- --------- --------- -------- --------- --------
Lockout / Defeasance               69.6%     69.7%    67.1%     63.6%    60.2%     48.2%     48.4%    48.6%     48.6%    36.4%

Greater of Yield Maintenance or Percentage Premium of:
              5.00% or greater      18.8     18.8      18.7      17.2     17.1      16.1      14.7     15.1       6.4      6.4
                4.00% to 4.99%       0.0      0.0       0.0       0.0      0.0       0.3       1.5      0.1       0.1      0.1
                3.00% to 3.99%       5.0      5.0       5.0       4.6      4.4       5.0       5.2      6.2       3.1      1.5
                2.00% to 2.99%       1.0      1.0       1.0       1.4      1.6       0.6       0.2      0.2       1.3      0.0
                1.00% to 1.99%       5.5      5.5       7.4      12.4     15.9      26.3      25.3     24.6      20.4     14.8
                0.00% to 0.99%       0.0      0.0       0.0       0.0      0.0       0.0       0.0      0.0       0.3      0.0

Total Yield Maintenance             30.4     30.3      32.1      35.6     39.1      48.3      46.8     46.2      31.8     22.9

Total of Yield Maintenance
  and Lockout / Defeasance         100.0    100.0      99.2      99.2     99.2      96.5      95.1     94.8      80.4     59.3

Percentage Premium:
              5.00% or greater       0.0      0.0       0.0       0.0      0.0       0.9       0.0      0.9       8.5      1.3
                4.00% to 4.99%       0.0      0.0       0.0       0.0      0.0       0.2       0.9      0.0       0.9      0.0
                3.00% to 3.99%       0.0      0.0       0.8       0.0      0.0       0.0       0.2      1.1       3.2      1.0
                2.00% to 2.99%       0.0      0.0       0.0       0.8      0.0       0.3       0.3      0.4       2.5      0.0
                1.00% to 1.99%       0.0      0.0       0.0       0.0      0.8       2.1       2.2      2.3       4.1      1.7
Total Percentage Premium             0.0      0.0       0.8       0.8      0.8       3.5       3.5      4.7      19.2      3.9
Open (no Call Protection)            0.0      0.0       0.0       0.0      0.0       0.0       1.4      0.5       0.4     36.8
Total All Categories               100.0    100.0     100.0     100.0    100.0     100.0     100.0    100.0     100.0    100.0
Current Pool Balance ($MM)         940.4    929.0     916.3     902.3    887.4     871.3     854.0    807.6     784.5    727.0
Pool Factor                        100.0     98.8      97.4      96.0     94.4      92.7      90.8     85.9      83.4     77.3


-----------------------------------------------------------------------------------------------------------------------------

                                   03/09    03/10     03/11     03/12    03/13     03/14     03/15    03/16     03/17    03/18
                                --------- -------- --------- --------- -------- --------- --------- -------- --------- --------
Lockout / Defeasance               47.6%    14.7%     12.5%     13.0%    14.3%     12.2%     13.5%    23.4%     34.3%     0.0%

Greater of Yield Maintenance or Percentage Premium of:
              5.00% or greater      15.9     18.2      16.8      16.1     14.2       3.8       3.6      5.1       0.0      0.0
                4.00% to 4.99%       0.0      0.0       0.0       0.0      0.0       0.0       0.0      0.0       0.0      0.0
                3.00% to 3.99%       5.5      0.0       0.0       0.0      0.0       4.3       4.2      5.9       0.0      0.0
                2.00% to 2.99%       0.0      4.1      11.3      11.9      0.0       0.0       0.0      0.0       0.0      0.0
                1.00% to 1.99%      10.7     11.2      19.0      13.0     13.5      23.6       0.0      0.0       0.0      0.0
                0.00% to 0.99%       0.0      0.0       0.0       0.0      0.0       0.0       0.0      0.0       0.0      0.0

Total Yield Maintenance             32.1     33.5      47.1      41.0     27.7      31.6       7.8     11.0       0.0      0.0

Total of Yield Maintenance
  and Lockout / Defeasance          79.7     48.2      59.6      54.1     42.0      43.7      21.2     34.5      34.3      0.0

Percentage Premium:
              5.00% or greater       9.1      3.6      19.2       0.0      1.7      13.9       0.0      0.0       5.2      0.0
                4.00% to 4.99%       5.3      0.0       0.0      19.4     13.4       2.1      13.2      0.0       0.0      0.0
                3.00% to 3.99%       1.2      8.4       0.0       0.0      7.1       0.0       0.0     18.0       0.0      0.0
                2.00% to 2.99%       0.0      0.0      21.2       0.0      0.0      11.0       0.0      0.0       6.1      0.0
                1.00% to 1.99%       4.1      0.0       0.0      26.5      0.0       0.0      10.6      0.0       0.0      0.0
Total Percentage Premium            19.7     12.0      40.4      45.9     22.1      27.0      23.8     18.0      11.4      0.0
Open (no Call Protection)            0.6     39.8       0.0       0.0     35.9      29.3      55.0     47.6      54.3    100.0
Total All Categories               100.0    100.0     100.0     100.0    100.0     100.0     100.0    100.0     100.0    100.0
Current Pool Balance ($MM)         159.4     92.7      33.0      30.5     26.7      14.6      12.1      6.4       3.9      1.7
Pool Factor                         17.0      9.9       3.5       3.2      2.8       1.5       1.3      0.7       0.4      0.2


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
         ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES
--------------------------------------------------------------------------------

All collected Prepayment Premiums and Yield Maintenance Charges associated with principal prepayments will be allocated between the Offered Certificates and the Class A-EC Certificates as follows:

         Yield Maintenance Charges:
         --------------------------
         o The Yield Maintenance Charges will be allocated between such Classes of Certificates based on the product of (a) the principal distributed to each such Class as a percentage of the principal distributed to all such Classes and (b) the Base Interest Fraction, with the remainder being distributed to the Class A-EC Certificates.

  Base        (Pass-Through Rate - Discount Rate - Yield Maintenance Spread*)
Interest  =   ---------------------------------------------------------------
Fraction          (Mortgage Rate - Discount Rate - Yield Maintenance Spread*)

              * With the exception of one loan in the Trust, all yield maintenance calculations are based on Treasuries flat. The one loan that calculates yield maintenance as Treasury plus a spread (aggregate principal Cut-off Date balance totaling $4,751,679) is assumed to have Yield Maintenance based on Treasuries flat for pricing purposes.
         o In general, this formula provides for an increase in the allocation of yield maintenance charges to the Offered Certificates then entitled to principal distribution relative to the Class A-EC Certificates as interest rates decrease, and a decrease in the allocation to such Classes as interest rates rise.

         Fixed Percentage Prepayment Premiums:
         -------------------------------------
         o 75% of all Fixed Percentage Prepayment Premiums will be allocated to the Class A-EC Certificates. The remaining 25% of the Fixed Percentage Prepayment Premiums will be allocated to principal receiving bonds.

-------------------------------------------------------------------------------
          PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                                                      WEIGHTED                                    SCHEDULED
                                                                       AVERAGE       WEIGHTED                     PRINCIPAL
                           NUMBER OF     PERCENT OF     WEIGHTED      REMAINING      AVERAGE      WEIGHTED         BALANCE
                           MORTGAGED    CUT-OFF DATE     AVERAGE        TERM       CUT-OFF DATE   AVERAGE         AS OF THE
PROPERTY TYPE              PROPERTIES   POOL BALANCE  INTEREST RATE   (MONTHS)         LTV          DSCR         CUT-OFF DATE
-------------              ----------   ------------  -------------   --------         ---          ----         ------------
OFFICE                         34          25.62 %       7.375 %       118.68        67.04 %       1.40 x        $ 240,877,522
MULTIFAMILY                   100          23.95         7.166         116.86        73.26         1.44            225,177,644
RETAIL-ANCHORED                21          14.89         7.250         132.78        73.01         1.37            139,992,537
OFFICE/INDUSTRIAL              32           8.14         7.611         118.36        70.38         1.45             76,516,529
HOTEL                          9            7.39         7.668         111.90        65.10         1.70             69,479,123
RETAIL-UNANCHORED              31           7.04         7.556         130.27        67.93         1.41             66,199,205
INDUSTRIAL                     16           4.47         7.298         120.57        71.33         1.44             42,032,540
CONGREGATE CARE                5            2.19         6.991         113.51        72.88         1.66             20,550,945
NURSING HOME                   5            1.91         7.612         134.24        59.96         1.77             17,944,128
SPECIAL PURPOSE                16           1.33         8.195         120.18        53.90         1.56             12,507,588
RETAIL-SINGLE TENANT           9            1.04         7.684         137.49        68.36         1.42              9,819,068
RETAIL-SHADOW ANCHORED         4            0.69         7.227         121.67        65.51         1.41              6,488,576
MIXED USE                      2            0.62         7.091         110.81        69.29         1.57              5,798,599
ASSISTED LIVING FACILITY       2            0.33         6.869         113.25        65.21         1.64              3,065,739
MOBILE HOME PARK               3            0.24         7.524         126.34        81.11         1.57              2,292,131
WAREHOUSE                      1            0.10         7.560         116.00        45.03         2.06                945,674
SELF-STORAGE                   1            0.07         7.970         116.00        74.68         1.23                672,122
------------                   -            ----         -----         ------        -----         ----          --------------
TOTAL                         291         100.00 %       7.363 %       121.09        69.65 %       1.45 x        $ 940,359,669
===============================================================================================================================


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                WEIGHTED                                       SCHEDULED
                                                                AVERAGE        WEIGHTED                        PRINCIPAL
                  NUMBER OF    PERCENT OF        WEIGHTED      REMAINING        AVERAGE        WEIGHTED         BALANCE
                  MORTGAGED   CUT-OFF DATE       AVERAGE          TERM       CUT-OFF DATE       AVERAGE        AS OF THE
STATE            PROPERTIES   POOL BALANCE    INTEREST RATE     (MONTHS)          LTV            DSCR        CUT-OFF DATE
-----            ----------   ------------    -------------     --------          ---            ----        ------------
NEW YORK             25         12.25 %          7.625 %         129.93           61.01 %        1.47 x     $115,239,439
TEXAS                27         11.22            7.173           110.38           72.73          1.38        105,497,855
FLORIDA              20         10.22            7.263           120.98           72.40          1.38         96,137,807
CALIFORNIA           18          7.27            7.082           119.46           70.99          1.41         68,391,270
OHIO                 35          6.03            7.707           113.25           68.74          1.48         56,742,021
NEVADA                9          5.43            7.168           114.85           74.45          1.38         51,060,090
GEORGIA              16          4.67            7.529           136.44           69.64          1.42         43,927,115
MASSACHUSETTS        16          4.15            7.111           119.86           62.29          1.63         39,022,632
KENTUCKY              3          2.97            8.222           117.48           70.37          1.68         27,883,244
ILLINOIS             11          2.74            7.100           112.67           72.04          1.54         25,775,902
CONNECTICUT           8          2.63            7.438           116.90           70.79          1.35         24,698,582
MICHIGAN             12          2.59            7.374           135.52           73.32          1.48         24,346,903
COLORADO             11          2.37            7.332           116.48           67.96          1.43         22,282,913
WASHINGTON            5          2.21            7.370           89.95            65.17          1.77         20,814,351
OREGON                3          2.15            7.120           191.47           69.30          1.67         20,218,347
MAINE                 2          2.07            7.310           111.00           71.67          1.37         19,506,924
MISSOURI              5          2.06            6.953           121.65           73.25          1.50         19,407,405
INDIANA               9          2.02            7.796           130.94           68.62          1.39         19,039,291
PENNSYLVANIA          6          1.72            7.281           114.95           71.78          1.37         16,183,431
HAWAII                1          1.54            6.990           113.00           73.42          1.37         14,500,000
MARYLAND              4          1.41            7.238           114.83           74.62          1.41         13,290,425
TENNESSEE             5          1.40            7.786           111.85           72.91          1.59         13,175,305
NEW JERSEY            6          1.38            7.719           120.77           67.38          1.42         12,962,782
OKLAHOMA              6          1.03            7.124           137.05           69.53          1.30          9,645,201
ARIZONA               2          0.99            7.452           110.23           70.14          1.41          9,322,499
NORTH DAKOTA          1          0.92            6.680           114.00           79.30          1.31          8,682,574
UTAH                  6          0.82            7.319           132.60           70.42          1.40          7,750,143
LOUISIANA             1          0.68            6.970           115.00           63.42          1.48          6,436,652
VIRGIN ISLANDS        1          0.60            7.840           141.00           69.29          1.35          5,681,426
MONTANA               1          0.51            7.450           106.00           74.24          1.47          4,751,679
KANSAS                4          0.49            6.814           122.22           76.78          1.44          4,563,729
ALABAMA               1          0.40            7.800           118.00           79.57          1.27          3,791,718
VIRGINIA              3          0.36            8.357           116.61           64.29          1.49          3,409,608
IDAHO                 2          0.21            6.822           113.97           59.57          1.63          1,941,388
MINNESOTA             1          0.16            7.640           234.00           72.95          1.35          1,459,038
MISSISSIPPI           1          0.15            7.720           118.00           75.10          1.70          1,397,707
VERMONT               2          0.06            8.710           105.00           84.77          1.42            572,173
NEW HAMPSHIRE         1          0.05            8.820           108.00           41.24          1.60            494,905
ALASKA                1          0.04            8.050           112.00           28.64          1.31            355,193
------                -          ----            -----           ------           -----          ----        ------------
TOTAL                291       100.00 %          7.363 %         121.09           69.65 %        1.45 x      $940,359,669
=============================================================================================================================

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
               BALLOON / ARD LTV RANGE (BALLOON / ARD LOANS ONLY)
-------------------------------------------------------------------------------

                                    PERCENT OF                      WEIGHTED                                    SCHEDULE
                                     AGGREGATE       WEIGHTED       AVERAGE       WEIGHTED                      PRINCIPAL
                       NUMBER OF   CUT-OFF DATE       AVERAGE      REMAINING      AVERAGE       WEIGHTED      BALANCE AS OF
RANGE OF BALLOON        MORTGAGE       POOL          INTEREST         TERM      CUT-OFF DATE    AVERAGE        THE CUT-OFF
LOAN-TO-VALUE RATIOS     LOANS        BALANCE          RATE         (MONTHS)        LTV           DSCR            DATE
--------------------     -----        -------          ----         --------        ---           ----            ----
ZERO                       7            3.08 %         7.197 %       226.15        69.96 %     1.47 x           $   28,967,915
0.57 - 15.00%              3            0.25           7.308         148.55        45.36       1.82                  2,396,667
15.01 - 35.00              6            1.09           7.374         164.11        52.18       1.87                 10,260,100
35.01 - 40.00              8            2.47           7.341         121.83        50.29       1.71                 23,223,550
40.01 - 45.00              15           5.02           7.506         127.69        64.03       1.45                 47,250,118
45.01 - 50.00              24          12.93           7.542         126.83        59.55       1.46                121,571,203
50.01 - 55.00              31           8.19           7.474         120.48        66.13       1.49                 77,031,845
55.01 - 60.00              55          20.13           7.446         116.34        70.29       1.46                189,315,688
60.01 - 65.00              71          25.97           7.348         114.84        73.66       1.43                244,190,634
65.01 - 70.00              36          19.84           7.098         110.67        76.31       1.38                186,533,798
70.01 - 75.00              5            0.98           7.961         103.55        79.43       1.44                  9,177,728
75.01 - 80.00              1            0.05           8.240         108.00        92.72       1.40                   440,423
-------------              -            ----           -----         ------        -----       ----        ------------------
TOTAL                     262         100.00 %         7.363 %       121.09        69.65 %     1.45 x            $ 940,359,669
===============================================================================================================================

-------------------------------------------------------------------------------
                                  PAYMENT TYPES
-------------------------------------------------------------------------------

                                                                      WEIGHTED                                   SCHEDULED
                                                          WEIGHTED     AVERAGE     WEIGHTED                      PRINCIPAL
                                           PERCENT OF     AVERAGE     REMAINING     AVERAGE      WEIGHTED      BALANCE AS OF
                             NUMBER OF    CUT-OFF DATE    INTEREST      TERM     CUT-OFF DATE     AVERAGE       THE CUT-OFF
PAYMENT TYPES                  LOANS      POOL BALANCE      RATE      (MONTHS)        LTV          DSCR            DATE
-------------                  -----      ------------      ----      --------        ---          ----            ----
AMORT. BALLOON                  245           84.60 %      7.33 %      116.83       71.01 %        1.45 x     $ 795,506,119
FULLY AMORTIZING                10             3.34        7.21        220.22       68.08          1.50          31,364,582
GRADUATED P&I BALLOON            1             0.54        7.05        141.00       67.41          1.32           5,122,956
INT. ONLY, THEN AMORT            6            11.52        7.66        122.67       60.21          1.47         108,366,011
                                ---          ------        ----        ------       -----          ----       -------------
TOTAL                           262          100.00 %      7.36 %      121.09       69.65 %        1.45 x     $ 940,359,669
===============================================================================================================================



THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------

                                                                       WEIGHTED                                  SCHEDULED
                                                       WEIGHTED         AVERAGE       WEIGHTED                   PRINCIPAL
                                      PERCENT OF        AVERAGE        REMAINING      AVERAGE      WEIGHTED       BALANCE
                       NUMBER OF     CUT-OFF DATE      INTEREST          TERM       CUT-OFF DATE    AVERAGE      AS OF THE
DSCR (X)                 LOANS       POOL BALANCE        RATE          (MONTHS)         LTV          DSCR       CUT-OFF DATE
--------                 -----       ------------        ----          --------         ---          ----       ------------
0.93 - 1.00X (1)           1            0.13 %        7.620 %           115.00       46.72 %       0.93 x    $   1,268,063
1.01 - 1.15 (1)            1            0.34          7.620             115.00       59.86         1.03          3,232,319
1.16 - 1.20                4            0.74          7.610             113.59       70.88         1.20          6,955,135
1.21 - 1.25               14            6.37          7.319             108.36       74.10         1.24         59,907,417
1.26 - 1.30               28            8.18          7.443             125.73       72.70         1.28         76,942,794
1.31 - 1.35               38           18.14          7.216             124.05       72.09         1.33        170,577,778
1.36 - 1.40               35           13.96          7.312             117.60       73.27         1.38        131,320,246
1.41 - 1.45               47           12.90          7.210             115.30       72.34         1.43        121,286,130
1.46 - 1.50               26           14.07          7.556             123.01       62.85         1.49        132,305,948
1.51 - 1.55               20            7.16          7.238             117.92       67.55         1.53         67,291,200
1.56 - 1.60               11            6.17          7.885             148.37       68.84         1.58         58,025,331
1.61 - 1.65                6            2.13          7.101             114.93       67.90         1.63         19,996,110
1.66 - 1.70                5            1.00          7.447             114.76       65.25         1.69          9,370,450
1.71 - 1.75                6            1.87          7.163             127.11       67.67         1.73         17,629,260
1.76 - 1.80                4            1.02          6.965             115.67       64.17         1.78          9,550,334
1.81 - 1.85                6            0.95          7.309             118.64       62.40         1.84          8,976,637
1.86 - 1.90                2            1.12          7.620             115.00       65.75         1.88         10,517,467
1.91 - 1.95                2            1.73          7.477              81.09       63.08         1.93         16,287,721
1.96 - 2.00                1            0.46          8.660             107.00       74.09         1.98          4,334,546
2.01 - 2.15                1            0.10          7.560             116.00       45.03         2.06            945,674
2.16 - 2.50                2            0.78          6.495             143.35       49.97         2.23          7,341,519
2.51 - 3.00                2            0.67          8.154             165.55       60.58         2.54          6,297,592
-----------                -            ----          -----             ------       -----         ----      -------------
TOTAL                     262         100.00 %        7.363 %           121.09       69.65 %       1.45 x    $ 940,359,669
===============================================================================================================================

(1) Mortgage Loan Control #7.40, which has a 0.93x DSCR, and Mortgage Loan Control #7.30, which has a 1.03x DSCR, are part of a cross-collateralized, cross-defaulted pool. The pool has a Weighted Average DSCR of 1.62x.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------



                                                                     WEIGHTED                                  SCHEDULED
                                                      WEIGHTED        AVERAGE      WEIGHTED                    PRINCIPAL
                                     PERCENT OF        AVERAGE       REMAINING      AVERAGE      WEIGHTED       BALANCE
RANGE OF               NUMBER OF    CUT-OFF DATE      INTEREST         TERM      CUT-OFF DATE    AVERAGE       AS OF THE
MORTGAGE RATES           LOANS      POOL BALANCE        RATE         (MONTHS)         LTV          DSCR      CUT-OFF DATE
--------------           -----      ------------        ----         --------         ---          ----      ------------
6.0001 - 6.2500%           2            1.03 %        6.186 %         115.22       78.16 %       1.42 x     $  9,651,215
6.2501 - 6.5000           10            3.54          6.315           120.86       68.74         1.64         33,270,011
6.5001 - 6.7500           12            4.50          6.650           114.75       72.30         1.46         42,353,363
6.7501 - 7.0000           37           21.34          6.926           119.15       74.14         1.40        200,635,633
7.0001 - 7.2500           39           16.08          7.151           128.81       70.97         1.41        151,254,336
7.2501 - 7.5000           38           17.44          7.364           116.94       70.06         1.44        164,002,969
7.5001 - 7.7500           47           11.38          7.607           123.52       68.00         1.46        106,971,583
7.7501 - 8.0000           14           11.98          7.809           124.55       61.88         1.46        112,629,341
8.0001 - 8.2500           21            5.90          8.155           118.52       66.38         1.50         55,450,969
8.2501 - 8.5000           19            3.92          8.389           123.69       66.69         1.47         36,876,008
8.5001 - 8.7500           15            2.30          8.656           109.34       71.12         1.67         21,611,545
8.7501 - 9.0000            4            0.19          8.912           104.03       61.51         1.42          1,823,072
9.0001 - 9.2500            2            0.17          9.090            99.00       72.94         1.41          1,583,094
9.2501 - 9.5000            2            0.24          9.447            98.00       63.39         1.47          2,246,530
                         ----         ------          -----           ------       -----         ----        ------------
TOTAL                     262         100.00 %        7.363 %         121.09       69.65 %       1.45 x     $940,359,669
============================================================================================================================

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   SUMMARIES OF THE TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------


CONTROL #: 1    LOAN #:  C101 - THREE PARK AVENUE
-------------------------------------------------

    -------------------------- -------------------------------- -- ----------------------------- ------------------
    Cut-off  Date Balance:     $67,500,000                         Property Type:                Class-A Office
    Loan Type:                 Interest Only Year One;             Location:                     New York, NY
                               Principal and Interest;
                               Hyper-Amortization
    Origination Date:          November 30, 1998                   Year Built/Renovated:         1975/1997
    Maturity Date:             November 1, 2029                    Square Footage:               656,761
    Anticipated Repay Date:    November 1, 2009                    Cut-off  Date Balance/sf:     $102.78
    Mortgage Rate:             7.76%                               Appraised Value:              $120,000,000
    Annual Debt Service:       $5,808,538                          Current LTV:                  56.3%
    DSCR:                      1.49x                               Balance at Maturity LTV:      50.0%
    Underwritten Cash Flow:    $8,665,996                          Percent Occupied:             98.7%
    Balance at Maturity:       $59,950,487                         Occupancy as of Date:         January 1999
    -------------------------- -------------------------------- -- ----------------------------- ------------------

THE LOAN
The Three Park Avenue Loan (the "Three Park Avenue Loan") is secured by a first mortgage on a 656,761 square foot office building located in New York, New York (the "Three Park Property"). The Three Park Avenue Loan was originated by CIBC Inc., on November 30, 1998 to refinance existing debt.

                  BORROWER. The borrower is Three Park Avenue Building Co., L.P, a Delaware Limited Partnership (the "Three Park Avenue Borrower"). The Mortgage Loan Documents limit the Three Park Avenue Borrower to the acquisition, operation, and disposition of the Three Park Avenue Property. The Three Park avenue Borrower is a single-purpose bankruptcy-remote entity.

                  SECURITY. The Three Park Avenue Loan is secured by a mortgage and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The Mortgage is a first lien on the leasehold interest in the Three Park Avenue Property. The Three Park Avenue Loan is non-recourse, subject to certain limited exceptions.

                  PAYMENT TERMS. The Mortgage Rate is fixed at 7.760%. The Three Park Avenue Loan requires monthly payments of interest only, in the amount of $442,562.50 on each Due Date through and including October 1, 1999. Beginning with the November 1, 1999 Due Date, Monthly Payments of $484,044.80 (includes principal and interest) are due until its Anticipated Repayment Date of November 1, 2009, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The Three Park Avenue Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

                  PREPAYMENT. By its terms, the Three Park Avenue Loan may not be prepaid in whole or in part during the loan term, except that it may be paid without a Prepayment Premium during the last 6 months prior to the Anticipated Repayment Date. The Three Park Avenue Loan may be defeased on or after the earlier of (i) 2 years after the Closing Date or (ii) 5 years after the closing of the Three Park avenue Loan.

                  If there is an event of default and the lender accelerates the Three Park Avenue Loan, the note requires the Three Park Avenue Borrower to pay the lender a Yield Maintenance Charge (at treasuries flat) calculated by reference to the U.S. treasury obligations. There is a 5% late fee for overdue installments, and the Three Park Avenue Loan accrues interest at the Mortgage Rate plus 4% per annum while the Three Park Avenue Loan is in default. Should the Three Park Avenue Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 2% or the treasury rate plus 2%, whichever is greater.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Three Park Avenue Loan becomes immediately due and payable upon the transfer of the Three Park Avenue Property or any majority ownership interest in the Three Park Avenue Borrower, provided, however, the Three Park Avenue Borrower has the right to one transfer of the Three Park Avenue Property subject to the terms of the Mortgage and upon the approval of the lender.

                  ESCROWS/RESERVES. There is a tax escrow which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for capital expenditures which is required to be funded monthly in the amount of $12,578.22, an escrow required for tenant improvements and leasing costs which is required to be funded in the monthly amount of $70,214 (until such times as this account equals $3,000,000), and an escrow required for insurance which is to be funded in the monthly amount of $4,154. Additionally, reserves for tenant holdbacks and punch list items total $675,000 and $611,970.41, respectively.

                  SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the Three Park Avenue Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY
The Three Park Avenue Property is a 656,761 square foot office building located in New York, New York. The Three Park Avenue Property was 98.7% occupied as of January 1999 to 60 tenants based on a rent roll provided by the Three Park Avenue Borrower. The Three Park Avenue Property was completed in 1975 and is a 42-story steel and brick building. The property was renovated in 1997. Per the January 1999 rent roll, the average base rental rate was $24.98.

THE MANAGEMENT
Cohen Brothers Realty Corporation, an affiliate of the Three Park Avenue Borrower, is the property manager.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

CONTROL #: 2     LOAN #:  2172 - TOWER SHOPS
--------------------------------------------

     ------------------------- ------------------------------- --- --------------------------- --------------------
     Cut-off  Date Balance:    $34,753,057                         Property Type:              Retail-Anchored
     Loan Type:                Amortizing Balloon                  Location:                   Davie, Florida
     Origination Date:         May 28,1998                         Year Built/Renovated:       1990
     Maturity Date:            June 1, 2008                        Square Footage:             373,290 SF
     Anticipated Repay Date:   NAP                                 Cut-off  Date Balance/sf:   $93.76
     Mortgage Rate:            6.93%                               Appraised Value:            $45,000,000
     Annual Debt Service:      $2,774,553                          Current LTV:                77.2%
     DSCR:                     1.32x                               Balance at Maturity LTV:    67.7%
     Underwritten Cash Flow:   $3,674,375                          Percent Occupied:           96.4%
     Balance at Maturity:      $30,473,197                         Occupancy as of Date:       December 7, 1998
     ------------------------- ------------------------------- --- --------------------------- --------------------

THE LOAN
The Tower Shops loan (the "Tower Shops Loan") is secured by a first mortgage on a 373,290 square foot shopping center located in the City of Davie, Broward County, Florida (the "Tower Shops Property"). The Tower Shops Loan was originated by National Realty Funding L.C. on May 28, 1998 and subsequently acquired by National Realty Finance L.C.

                  BORROWER. The borrower is Tri-County Plaza Associates, Ltd., a Florida limited partnership (the "Tower Shops Borrower"), that was formed in October 1988 as a single purpose entity to purchase the Tower Shops Property. The Tower Shops Borrower, a bankruptcy remote entity, operates under the umbrella of Turnberry Associates, one of the largest owners and developers of real estate in the Southeast United States.

                  SECURITY. The Tower Shops Loan is secured by an amended and restated mortgage, assignment of leases and rents, security agreement, and fixture filing, UCC financing statements, and certain additional security documents. 29,252 square feet of the Tower Shops Property has been master leased by the Tower Shops Borrower to the 1990 Sofer-Schwartz Children's Trust U/T/A September 3, 1990 (the "Trust"). The obligations of the Trust under the master lease have been guaranteed by Jeffrey Soffer. The master lease has an anticipated release date of April 30, 1999 provided Ross Stores occupies the space.

                  PAYMENT TERMS. The Mortgage Rate is fixed at 6.930%. The Tower Shops Loan requires monthly payments of $231,212.79 (includes principal and interest) until its maturity on June 1, 2008, at which time all unpaid principal and accrued and unpaid interest is due. The interest on the Tower Shops Loan accrues on an actual/360 basis.

                  PREPAYMENT. The terms of the note provide that the Tower Shops Loan may not be prepaid in whole or in part during the loan term, except that it may be paid without penalty during the last six months of the loan term. The Tower Shops Loan may be defeased after March 1, 2002.

                  All payments are due on the first day of the month. There is a late fee of 5% charged on any monthly installments paid more than 10 days after the due date. In the event of default, the Tower Shops Loan accrues interest at a rate of 4% over the Mortgage Rate.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Tower Shops Loan becomes immediately due and payable upon transfer of the Tower Shops Property or any majority ownership interest in the Tower Shops Borrower, unless the Tower Shops Borrower obtains the prior written consent of the lender provided however transfers of partnership interests for estate planning purposes to or for the benefit of family members of the current partners of the Tower Shops Borrower are permitted.

                  ESCROWS/RESERVES. There is a tax and insurance escrow, which requires monthly deposits in an amount sufficient to pay estimated taxes and insurance, when due. An escrow account was also established at closing in the original amount of $62,371, with a current balance of $64,160, for completion of deferred maintenance items as stated in the property condition report.

                  SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the Tower Shops Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY
The Tower Shops Property is a power center built in 1990 and located in the City of Davie, Broward County, Florida. The property consists of 373,290 square feet of rentable area contained in an L-shaped, single story structure, constructed of concrete block covered with stucco and/or tilt up panels with a flat roof and tiled mansard. The Tower Shops Property also includes seven of the ten out-parcels. Including the tenancy of the Ross Dress for Less space, the center is 96% occupied with a total of 44 tenants. Major tenants include Office Depot, J.C. Penney Home Store, Michaels, Uptons, T.J. Maxx, and Pep Boys.

THE MANAGEMENT
Turnberry Associates, an affiliate of the Tower Shops Borrower, is the property manager. Turnberry owns and manages ten retail properties totaling more than 6.9 million square feet, including a 2.3 million square foot mall. Turnberry has managed the Tower Shops property since it was acquired in 1998.


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

CONTROL #: 3    LOAN #:  C102 - LOUISVILLE MARRIOTT EAST
--------------------------------------------------------

     --------------------------- ---------------------------------- -- ------------------------------- -------------------
     Cut-off  Date Balance:      $22,566,728                           Property Type:                  Full Service Hotel
     Loan Type:                  Principal and Interest; Hyper-Am      Location:                       Louisville, KY
     Origination Date:           January 15, 1999                      Year Built/Renovated:           1985
     Maturity Date:              February 1, 2024                      Number of Rooms:                254
     Anticipated Repay Date:     February 1, 2009                      Cut-off  Date Balance/room:     $88,845
     Mortgage Rate:              8.21%                                 Appraised Value:                $32,000,000
     Annual Debt Service:        $2,131,033                            Current LTV:                    70.5%
     DSCR:                       1.57x                                 Balance at Maturity or ARD LTV: 58.5%
     Underwritten Cash Flow:     $3,336,812                            Percent Occupied:               76.6%
     Balance at Maturity:        $18,734,172                           Occupancy as of Date:           July 1998
     --------------------------- ---------------------------------- -- ------------------------------- -------------------

THE LOAN
The Louisville Marriott Loan (the "Louisville Marriott Loan") is secured by a first mortgage on a 254-room full-service hotel located in Louisville, Kentucky (the "Louisville Marriott Property"). The Louisville Marriott Loan was originated by CIBC Inc., on January 15, 1999 to refinance existing debt.

                  BORROWER. The borrower is Columbia Properties Louisville, Ltd., a Kentucky limited partnership (the "Louisville Marriott Borrower"). The loan documents limit the Louisville Marriott Borrower to the acquisition, operation, and disposition of the Louisville Marriott Property. The Louisville Marriott Borrower is a single-purpose bankruptcy-remote entity.

                  SECURITY. The Louisville Marriott Loan is secured by a mortgage and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Louisville Marriott Property. The Louisville Marriott Loan is non-recourse, subject to certain limited exceptions.

                  PAYMENT TERMS. The Mortgage Rate is fixed at 8.210%. The Louisville Marriott Loan requires monthly payments of $177,586.06 (includes principal and interest), which are due until its Anticipated Repayment Date of February 1, 2009, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The Louisville Marriott Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

                  PREPAYMENT. By its terms, the Louisville Marriott Loan may not be prepaid in whole or in part during the loan term, except that it may be repaid without a Prepayment Premium during the last 6 months prior to the Anticipated Repayment Date. The Louisville Marriott Loan may be defeased on or after the earlier of (i) 2 years after the Closing Date or (ii) 4 years after the closing of the Louisville Marriott Loan.

                  If there is an event of default and the lender accelerates the Louisville Marriott Loan, the note requires the Louisville Marriott Borrower to pay the lender a Yield Maintenance Charge (at treasuries flat) calculated by reference to the U.S. treasury obligations. There is a 5% late fee for overdue installments, and the Louisville Marriott Loan accrues interest at the Mortgage Rate plus 4% per annum while the Louisville Marriott Loan is in default. Should the Louisville Marriott Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 2% or the treasury rate plus 2%, whichever is greater.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Louisville Marriott Loan becomes immediately due and payable upon the transfer of the Louisville Marriott Property or any general partnership interest in the Louisville Marriott Borrower, provided, however, the Louisville Marriott Borrower has the right to one transfer of the Louisville Marriott Property subject to the terms of the Mortgage and upon the approval of the lender.

                  ESCROWS/RESERVES. There is a tax escrow, which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for FF&E, which is required to be funded monthly in the amount of $39,700, and an escrow required for insurance, which is to be funded in the monthly amount of $3,773.

                  SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the Louisville Marriott Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY
The Louisville Marriott Property is a 254-room full-service hotel located in Louisville, Kentucky. The Louisville Marriott Property exhibited an occupancy rate of 76.6% as of July 31, 1998 based on an activity report provided by the Louisville Marriott Borrower. The Louisville Marriott Property was completed in 1985 and is a 10-story concrete, brick, and glass building. Per the trailing twelve month activity report dated August 31, 1998, the average daily room rate was $107.75.

THE MANAGEMENT
Columbia Sussex Corporation, an affiliate of the Louisville Marriott Borrower, is the property manager.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

CONTROL #: 4    LOAN #: 4803 - BANK OF AMERICA
----------------------------------------------

     ------------------------- ------------------------------- --- --------------------------- --------------------
     Cut-off Date Balance:     $20,432,272                         Property Type:              Office
     Loan Type:                Amortizing Balloon                  Location:                   Reno, NV
     Origination Date:         October 29, 1998                    Year Built/Renovated:       1980 / NA
     Maturity Date:            November 1, 2008                    Square Footage:             232,130
     Anticipated Repay Date:   NAP                                 Cut-off  Date Balance/sf:   $88.02
     Mortgage Rate:            7.000%                              Appraised Value:            $27,500,000
     Annual Debt Service:      $1,636,644                          Current LTV:                74.3%
     DSCR:                     1.34x                               Balance at Maturity LTV:    65.0%
     Underwritten Cash Flow:   $2,195,513                          Percent Occupied:           90%
     Balance at Maturity:      $17,878,247                         Occupancy as of Date:       January 27, 1999
     ------------------------- ------------------------------- --- --------------------------- --------------------

THE LOAN
The Bank of America Loan (the "Bank of America Loan") is secured by a first mortgage on a three-building office complex and parking structure in Reno, Nevada's Downtown District. The Bank of America Loan was originated by Keybank National Association and subsequently assigned to National Realty Finance L.C.

                  BORROWER. The borrower is Liberty West Holdings, L.L.C., a Delaware limited liability company (the "Bank of America Borrower") which was formed for the sole purpose of owning, managing and operating the subject property. The Bank of America Loan provided 75% of the Bank of America Borrower's $27.5 million acquisition cost.

                  SECURITY. The Bank of America Loan is secured by a deed of trust, assignment of rents and security agreement and fixture filing (the "Deed of Trust"), UCC financing statements and certain additional security documents. The Deed of Trust is a first lien on a fee simple interest in the Bank of America property. The Bank of America Loan is non-recourse, subject to certain limited exceptions.

                  PAYMENT TERMS. The Mortgage Rate is fixed at 7.000%. The Bank of America Loan requires Monthly Payments of principal and interest of $136,387.01 until its maturity on November 1, 2008, at which time all unpaid principal and interest is due. The Bank of America Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

                  PREPAYMENT. By its terms, the Bank of America Loan may not be prepaid prior to the sixth loan year. During the sixth loan year or any time thereafter the loan may be prepaid in whole, but not in part, with the payment of a Prepayment Premium. The Prepayment Premium shall be equal to the greater of (i) one percent (1%) of the principal balance of the Note, or (ii) Yield Maintenance Charge. No Prepayment Premium is due if prepayment occurs during the three months prior to maturity.

                  If there is an event of default and the lender accelerates the Bank of America Loan, the note requires the Bank of America Borrower to pay a Yield Maintenance. There is a 5% late fee on overdue installments, and the loan accrues interest at the Mortgage Rate plus 5% per annum while the loan is in default.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Bank of America Loan becomes immediately due and payable upon transfer of the property or any ownership interest in the Bank of America Borrower, except in connection with the rights of transfer described below.

                  The Bank of America Borrower has the right to one transfer of the property upon approval of the lender and payment of a 1% assumption fee.

                  ESCROWS/RESERVES. There is an escrow for both taxes and insurance, which requires monthly deposits in an amount sufficient to pay estimated taxes and insurance when due. A critical repairs escrow was established at closing with an original balance of $222,925 and a current balance of $215,066, primarily for replacement of the roof. A replacement reserve account was also set up at closing with a monthly installment of $1,954.

                  SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the Bank of America Borrower from incurring any subordinate indebtedness or encumbrances without prior consent.

THE PROPERTY
The Bank of America Property is a three-building office complex and parking garage located in the Downtown District of Reno, Nevada. The property was 90% occupied as of January 27, 1999 with 39 tenants including Bank of America (22%), Norwest Bank (16%) and New York Life Insurance. Based on the January 1999 rent roll provided by the Bank of America Borrower, the average base rental rate is $16.46 per square foot which includes pass throughs. Recent lease transactions within the subject average $20.94 per square foot. The property was built in 1980.

MANAGEMENT
Wattson Breevast, LLC is responsible for the leasing and property management of the Bank of America Property and is controlled by the beneficial owners of Liberty West Holdings. Wattson Breevast, with over 20 years experience in property management, currently manages approximately 1.4 million square feet of commercial real estate, including office property located in California, Nevada and Calgary, Alberta in Canada.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

CONTROL #: 5 - THE AIP LOANS AND PROPERTIES
-------------------------------------------
CONTROL #: 5.10   LOAN #: 2493 - SPRING VALLEY BUSINESS PARK,  #6
CONTROL #: 5.20   LOAN #: 2496 - 109-111 INVERNESS
CONTROL #: 5.30   LOAN #: 2494 - CENTRAL PARK & SKYWAY ROLLUP
CONTROL #: 5.31   LOAN #: 2494A - CENTRAL PARK OFFICE TECH CENTER
CONTROL #: 5.32   LOAN #: 2494B - SKYWAY BUSINESS CENTER
CONTROL #: 5.40   LOAN #: 2497 - AVION BUSINESS CENTER

    -------------------------- --------------------------------- ---------------------------- -----------------------------
    Cut-off  Date Balance:     $19,502,430                        Property Type:               See Below
    Loan Type:                 Principal and Interest; Balloon    Location:                    See Below
    Origination Date:          April 14, 1998                     Year Built/Renovated:        See Below
    Maturity Date:             May 1, 2008                        Square Footage:              398,786
    Anticipated Repay Date:    NAP                                Cut-off  Date Balance/sf:    $48.90
    Mortgage Rate:             7.280%                             Appraised Value:             $28,260,000
    Annual Debt Service:       $1,716,940                         Current LTV:                 69.5%
    DSCR:                      1.30x                              Balance at Maturity LTV:     55.8%
    Underwritten Cash Flow:    $2,233,734                         Percent Occupied:            96.6%
    Balance at Maturity:       $15,644,589                        Occupancy as of Date:        September/October 1998
    -------------------------- ------------------------------- -- ---------------------------- -----------------------------

THE LOAN GROUP
The four (4) American Industrial Properties REIT loans include Spring Valley Business Park, #6, Central Park Office Tech Center, Skyway Business Center, 109-111 Inverness and Avion Business Center (the "AIP Loans"). The AIP Loans are secured by first mortgages on five (5) properties (collectively, the "AIP Mortgaged Properties"). The AIP Mortgaged Properties are located in Irving, Richardson and Carrollton, Texas and Englewood, Colorado. The AIP Loans are cross-collateralized and cross-defaulted with each other. Prudential Securities Credit Corporation originated the AIP loans and National Realty Funding L.C. purchased and modified the existing AIP Loans on April 14, 1998.

                  BORROWER. The Borrower is American Industrial Properties REIT, a Texas real estate investment trust, formed in 1985 (the "AIP Borrower"). The REIT acquires, owns, operates and develops commercial and industrial properties. The AIP borrower owns 5,710,000 square feet of commercial and industrial space, which has an overall occupancy of 92%.

                  SECURITY. The AIP Loans are each secured by an Assignment and First Modification of Deed of Trust and Assignment of Leases and Rents and certain additional security. The collateral for each loan is described below in the Properties section. The AIP Loans are non-recourse, subject to certain limited exceptions.

                  PAYMENT TERMS. The Mortgage Rate is fixed at 7.280%. The AIP Loans require Monthly Payments of principal and interest until maturity on May 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The AIP Loans accrue interest on the basis of a thirty (30) day month/ three hundred sixty (360) day year.

                  PREPAYMENT. By their terms, the notes may be prepaid in whole, but not in part, during their respective terms subject to the following: i) no event of default exists, ii) the note holder receives written notice of the prepayment date and iii) any applicable Prepayment Premium is tendered with the prepayment.

                  The Prepayment Premium for Years 1 through 8 of the notes is the greater of one percent (1%) of the outstanding balance at the time of prepayment, or the Yield Maintenance Amount. The Prepayment Premium for Year 9 of the notes is three percent (3%) of the outstanding Mortgage balance. There is no Prepayment Premium in Year 10 of the Notes.

                  Any prepayment made after an event of default under the Mortgage Loan Documents and prior to a sale of the applicable property through foreclosure or other remedies available to the lender will be considered voluntary and must include the applicable Prepayment Premium as of the date of the occurrence of the event of default.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Mortgage Loan Documents prohibit the AIP Borrower from transferring any of the AIP Mortgaged Properties, including by change of ownership of the AIP Borrower, unless i) the noteholder receives and approves a written request for such transfer or change in ownership, ii) no event of default has occurred, iii) any proposed new owner meets all applicable underwriting standards, iv) the AIP Mortgaged Property meets all of the lender's underwriting standards related to its financial and physical condition, management, and operation and v) The AIP Borrower reimburses the noteholder for all reasonable transfer costs and an assumption fee of 1% of the outstanding Mortgage Balance.

                  ESCROWS/RESERVES. There are monthly tax and insurance escrows for each of the AIP Loans, as well as initial deposits and monthly deposits for replacement reserves. The monthly escrow/reserve amounts are as follows:

         #2493 Spring Valley Business Park, #6. A tax escrow of $11,474.24 per month and insurance escrow of $527.50 per month. Initial replacement reserves totaled $344,000 with monthly deposits of $5,354 for 24 months from the first payment.

         #2494 Central Park Office Technology Center/Skyway Business Center. A tax escrow of $9,096.26 per month and insurance escrow of $876.25 per month. Initial replacement reserves totaled $273,000 with monthly deposits of $3,100 for 24 months from the first payment.


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

         #2496 109-111 Inverness. A tax escrow of $12,441.01 per month and insurance escrow of $858.33 per month. Initial replacement reserves totaled $569,000 with monthly deposits of $717 for 24 months from the first payment.

         #2497 Avion Business Center. A tax escrow of $7,077.26 per month and insurance escrow of $510.08 per month. Initial replacement reserves totaled $31,000 with monthly deposits of $1,333 for 24 months from the first payment.

                  SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTIES
The four AIP Loans are secured by first mortgages on the following five (5) properties: Spring Valley Business Park, #6, Central Park Office Tech Center and Skyway Business Center, 109-111 Inverness, and Avion Business Center.

PROPERTY 1: LOAN #2493 / CONTROL #5.10 - SPRING VALLEY BUSINESS PARK, #6

    ------------------------- ----------------------- ----------------------- ------------------------
    Location:                 Richardson, TX          Square Footage:         94,304
    Construction:             Concrete                Percent Occupied:       100.0% as of 10/25/98
    Year Built/Renovated:     1980                    Appraised Value:        $9,250,000
    ------------------------- ----------------------- ----------------------- ------------------------

PROPERTY 2: LOAN #2494A / CONTROL #5.31 - CENTRAL PARK OFFICE TECH CENTER

    ------------------------- ----------------------- ----------------------- ------------------------
    Location:                 Richardson, TX          Square Footage:         70,965
    Construction:             Concrete                Percent Occupied:       85.0% as of 9/30/98
    Year Built/Renovated:     1985                    Appraised Value:        $4,450,000
    ------------------------- ----------------------- ----------------------- ------------------------

PROPERTY 3: LOAN #2494B / CONTROL #5.32 - SKYWAY BUSINESS CENTER

    ------------------------- ----------------------- ----------------------- ------------------------
    Location:                 Irving, TX              Square Footage:         67,150
    Construction:             Concrete                Percent Occupied:       100.0% as of 9/30/98
    Year Built/Renovated:     1981                    Appraised Value:        $2,200,000
    ------------------------- ----------------------- ----------------------- ------------------------

PROPERTY 4: LOAN #2496 / CONTROL #5.20 - 109-111 INVERNESS

    ------------------------- ----------------------- ----------------------- ------------------------
    Location:                 Englewood, CO           Square Footage:         96,386
    Construction:             Masonry                 Percent Occupied:       56.37% as of 11/01/98
    Year Built/Renovated:     1980                    Appraised Value:        $7,400,000
    ------------------------- ----------------------- ----------------------- ------------------------

PROPERTY 5: LOAN # 2497 / CONTROL #5.40 - AVION BUSINESS CENTER

    ------------------------- ----------------------- ----------------------- ------------------------
    Location:                 Carrollton, TX          Square Footage:         69,981
    Construction:             Masonry                 Percent Occupied:       92.13% as of 11/03/98
    Year Built/Renovated:     1985                    Appraised Value:        $4,960,000
    ------------------------- ----------------------- ----------------------- ------------------------


THE MANAGEMENT
Trammel Crow is the current property manager for all AIP Mortgaged Properties except 109-111 Inverness in Englewood.




THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

CONTROL #: 6   LOAN #: C104 - ONE CITY CENTER

    --------------------------- ------------------------------ -- ------------------------------ -------------------
    Cut-off Date Balance:       $18,975,752                       Property Type:                 Office
    Loan Type:                  Principal and Interest;           Location:                      Portland, ME
                                Hyper-Amortization
    Origination Date:           May 14, 1998                      Year Built/Renovated:          1986
    Maturity Date:              June 1, 2028                      Square Footage:                209,832
    ARD  Date:                  June 1, 2008                      Cut-off  Date Balance/sf:      $90.43
    Mortgage Rate:              7.29%                             Appraised Value:               $26,500,000
    Annual Debt Service:        $1,569,771                        Current LTV:                   71.6%
    DSCR:                       1.37x                             Balance at Maturity LTV:       63.3%
    Underwritten Cash Flow:     $2,150,398                        Percent Occupied:              99.8%
    Balance at Maturity or ARD: $16,787,487                       Occupancy as of Date:          September 1998
    --------------------------- ------------------------------ -- ------------------------------ -------------------

THE LOAN
The One City Center Loan (the "One City Center Loan") is secured by a first mortgage on a 209,832 square foot office building located in Portland, Maine (the "One City Center Property"). The One City Center Loan was originated by CIBC Inc. on May 14, 1998 to refinance existing debt.

                  BORROWER. The borrower is One City Center Associates, a Maine limited partnership (the "One City Center Borrower"). The One City Center Borrower is a single purpose bankruptcy remote entity.

                  SECURITY. The One City Center Loan is secured by a mortgage and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the One City Center Property. The One City Center Loan is non-recourse, subject to certain limited exceptions.

                  PAYMENT TERMS. The Mortgage Rate is fixed at 7.290%. The One City Center Loan requires Monthly Payments of $130,814.27 (includes principal and interest) until its Anticipated Repayment Date on June 1, 2008, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The One City Center Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

                  PREPAYMENT. By its terms, the One City Center Loan may not be prepaid in whole or in part during the loan term, except that it may be repaid without a Prepayment Premium during the last 6 months prior to the Anticipated Repayment Date. The One City Center Loan may be defeased on or after the earlier of (i) 2 years after the Closing Date or (ii) 4 years after the closing of the One City Center Loan.

                  If there is an event of default and the lender accelerates the One City Center Loan, the note requires the One City Center Borrower to pay the lender a Yield Maintenance Charge (at treasuries flat) calculated by reference to the U.S. treasury obligations. There is a 5% late fee for overdue installments, and the One City Center Loan accrues interest at the Mortgage Rate plus 4% per annum while the One City Center Loan is in default. Should the One City Center Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 5% or the treasury rate plus 5%, whichever is greater.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The One City Center Loan becomes immediately due and payable upon the transfer of the One City Center Property or any general partnership interest in the One City Center Borrower (except to a wholly-owned subsidiary of Mr. Burton Fisher, the current general partner), provided, however, the One City Center Borrower has the right to one transfer of the One City Center Property subject to the terms of the Mortgage and upon the approval of the lender.

                  ESCROWS/RESERVES. There is a tax escrow which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for capital expenditures which is required to be funded monthly in the amount of $3,450 and an escrow required for tenant improvements and leasing costs which is required to be funded in the monthly amount of $12,666.67 subject to a cap of $300,000. There is no insurance escrow provided that the One City Center Borrower pays the annual insurance premium one year in advance and provides the lender with evidence of such prepayment.

                  SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the One City Center Borrower from incurring any subordinate secured indebtedness or encumbrances (limited trade payable debt is permitted).

THE PROPERTY
The One City Center Property is a 209,832 square foot office building located in Portland, Maine. The One City Center Property was 99.9% occupied as of September 1998 to 52 tenants based on a rent roll provided by the One City Center Borrower. The One City Center Property was completed in 1986 and is a 13-story steel and brick building. The average base rental rate was $16.12 per the September 1998 rent roll.

THE MANAGEMENT
Dirigo Property Management is the property manager and has an office at the One City Center Property.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

CONTROL #: 7 - THE NURSING CENTER LOANS
---------------------------------------
CONTROL #:  7.10  LOAN #:  6275 - HICKORY OF ATHENS NURSING CENTER
CONTROL #:  7.20  LOAN #:  6276 - SOUTHERN HILLS HEALTH & REHABILITATION CENTER
CONTROL #:  7.30  LOAN #:  6274 - SCENIC HILLS NURSING CENTER
CONTROL #:  7.40  LOAN #:  6273 - ARCADIA NURSING CENTER

    -------------------------- ------------------------------- -- ---------------------------- -----------------------------
    Cut-off  Date Balance:     $15,017,849                        Property Type:               Congregate / Skilled Care
    Loan Type:                 Principal and Interest Balloon     Location:                    See Below
    Origination Date:          September 23, 1998                 Year Built/Renovated:        See Below
    Maturity Date:             October 1,2008                     Beds:                        448
    Anticipated Repay Date:    NAP                                Cut-off  Date Balance/sf:    $33.52
    Mortgage Rate:             7.620%                             Appraised Value:             $24,115,000
    Annual Debt Service:       $1,353,227                         Current LTV:                 62.87%
    DSCR:                      1.62x                              Balance at Maturity LTV:     51.54%
    Underwritten Cash Flow:    $2,185,511                         Percent Occupied:            90.04%
    Balance at Maturity:       $12,310,745                        Occupancy as of Date:        June/August/September 1998
    -------------------------- ------------------------------- -- ---------------------------- -----------------------------

THE LOAN GROUP
The Nursing Center loans ("Nursing Center Loans") include the following four loans:

The Arcadia Nursing Center Loan ("Arcadia Loan") is secured by a first mortgage on a 26-bed intermediate care facility in Coolville, OH.

The Scenic Hills Nursing Center Loan ("Scenic Hills Loan") is secured by a first mortgage on a 98-bed intermediate care facility in Bidwell, OH.

The Hickory of Athens Nursing Center Loan ("Hickory of Athens Loan") is secured by a first mortgage on a 175-bed intermediate care facility in The Plains, OH.

The Southern Hills Health & Rehabilitation Center ("Southern Hills Loan") is secured by a first mortgage on a 100-bed skilled nursing facility in Middleburg Heights, OH.

All four Nursing Center Loans were originated by Keycorp Real Estate Capital Markets, Inc. on September 23, 1998 and subsequently acquired by National Realty Funding, L.C.

                  BORROWER. The borrowers of the Nursing Center Loans 6273, 6274, 6275 and 6276 are respectively: Arcadia Nursing Center, Inc.; Scenic Hills Nursing Center, Inc.; Hickory Creek of Athens, Inc.; and Southern Hills Health and Rehabilitation Center, Inc. All of the outstanding stock of these companies is owned by The Jack S. Semelsberger, Sr. Trust.

                  SECURITY. Each Nursing Center Loan is secured by a Mortgage and Security Agreement. The four Nursing Center Loans are cross-collateralized and cross-defaulted. They are also non-recourse, subject to certain limited exceptions.

                  PAYMENT TERMS. The Mortgage Rate is fixed for all Nursing Center Loans at 7.620% with principal and interest payments due the first of each month beginning November 1, 1998 and all unpaid principal and accrued interest due October 1, 2008. The Nursing Center Loans accrue interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

                  PREPAYMENT. By their terms, the Nursing Center Loans may not be prepaid prior to the sixth loan year. During the sixth loan year or any time thereafter the Nursing Center Loans may be prepaid in whole, but not in part, with the payment of a Prepayment Premium. The Prepayment Premium shall be equal to the greater of (a) one percent (1%) of the principal balance of the note, or (b) the Yield Maintenance Charge. No Prepayment Premium is due if prepayment occurs during the three months prior to maturity.

                  If there is an event of default and the Lender accelerates a loan, the note requires the borrower to pay a yield maintenance premium. There is a 5% late fee on overdue installments, and the loans accrue interest at the Mortgage Rate plus 5% per annum while the Nursing Center Loan is in default.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Nursing Center Loans become immediately due and payable upon transfer of the property or any ownership interest in the borrower, except in connection with the rights of transfer described below. The borrower has the right to one transfer of the properties upon approval of the Lender and payment of a 1% assumption fee.

                  ESCROWS/RESERVES. The following monthly escrow / reserve payments are required:

                                    REPLACEMENT
                                       RESERVES         TAXES        INSURANCE
                                       --------         -----        ----------
            Arcadia Loan:             $1,056.42     $1,266.67        $1,178.50
            Scenic Hills Loan:          $963.61     $2,314.78        $1,516.50
            Hickory of Athens Loan:   $2,854.00     $5,759.66        $2,386.25
            Southern Hills Loan:      $1,073.96     $7,321.68        $1,520.33

                  SUBORDINATE/OTHER DEBT.  Subordinate indebtedness and
            encumbrances are prohibited.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

THE PROPERTIES
The Nursing Center Loans are secured by four separate congregate/skilled care facilities, as indicated below.

PROPERTY 1: LOAN # 6273 / CONTROL #7.40 - ARCADIA NURSING CENTER

    --------------------- -------------------------- -- -------------------------- -------------------------
    Location:                         Coolville, OH     Number of Beds (Units):                          26
    Construction:                              Wood     Percent Occupied:               77.3% as of 6/05/98
    Yr. Built/Renovated                 1955 / 1976     Appraised Value:                         $2,714,000
    --------------------- -------------------------- -- -------------------------- -------------------------


PROPERTY 2: LOAN #6274 / CONTROL #7.30 - SCENIC HILLS NURSING CENTER

    --------------------- -------------------------- -- -------------------------- -------------------------
    Location:                           Bidwell, OH     Number of Beds (Units):                          98
    Construction:                              Wood     Percent Occupied:              91.83% as of 8/25/98
    Yr. Built/Renovated:                1981 / 1997     Appraised Value:                         $5,400,000
    --------------------- -------------------------- -- -------------------------- -------------------------


PROPERTY 3:  LOAN #6275 / CONTROL #7.10 - HICKORY OF ATHENS NURSING CENTER

    --------------------- -------------------------- -- -------------------------- -------------------------
    Location:                        The Plains, OH     Number of Beds (Units):                         175
    Construction:                              Wood     Percent Occupied:              88.57% as of 9/30/98
    Yr. Built/Renovated:           1980, 1985, 1991     Appraised Value:                          8,901,000
    --------------------- -------------------------- -- -------------------------- -------------------------


PROPERTY 4:  LOAN # 6276 / CONTROL #7.20 - SOUTHERN HILLS HEALTH & REHABILITATION CENTER

    --------------------- -------------------------- -- -------------------------- -------------------------
    Location:                Middleburg Heights, OH     Number of Beds (Units):                         100
    Construction:                              Wood     Percent Occupied:               94.0% as of 8/25/98
    Yr. Built/Renovated:                       1995     Appraised Value:                         $7,100,000
    --------------------- -------------------------- -- -------------------------- -------------------------

THE MANAGEMENT
All four properties are managed by Integrated Health Services.



THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

CONTROL#: 8       LOAN #: C105 - SEA TAC HOTEL
----------------------------------------------

    --------------------------- ----------------------------- -- ------------------------------ ----------------------
    Cut-off  Date Balance:      $14,849,396                      Property Type:                    Full Service Hotel
    Loan Type:                  Principal and Interest;          Location:                         Sea Tac, WA
                                Hyper-Amortization
    Origination Date:           August 27, 1998                  Year Built/Renovated:             1960/1998
    Maturity Date:              September 1, 2023                Number of Rooms:                  308
    ARD Date:                   September 1, 2005                Cut-off  Date Balance/room:       $48,212
    Mortgage Rate:              7.50%                            Appraised Value:                  $23,400,000
    Annual Debt Service:        $1,325,750                       Current LTV:                      63.5%
    DSCR:                       1.93x                            Balance at Maturity or ARD LTV    56.5%
    Underwritten Cash Flow:     $2,557,869                       Percent Occupied:                 68.6%
    Balance at Maturity:        $13,217,568                      Occupancy as of Date:             January 1, 1999
    --------------------------- ----------------------------- -- ------------------------------ ----------------------

THE LOAN
The Sea Tac Hotel Loan (the "Sea Tac Hotel Loan") is secured by a first mortgage on a 308-room full-service hotel located in Sea Tac, Washington (the "Sea Tac Hotel Property"). The Sea Tac Hotel Loan was originated by CIBC Inc. on August 27, 1998 to refinance existing debt and acquire the property.

                  BORROWER. The borrower is CHIP REIT No. 25 Sea-Tac Ltd., a Washington corporation (the "Sea Tac Hotel Borrower"). The Sea Tac Hotel Borrower is a single purpose bankruptcy-remote entity.

                  SECURITY. The Sea Tac Hotel Loan is secured by a deed of trust and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The first mortgage is a first lien on the fee interest in the Sea Tac Hotel Property. The Sea Tac Hotel Loan is non-recourse, subject to certain limited exceptions.

                  PAYMENT TERMS. The Mortgage Rate is fixed at 7.50%. The Sea Tac Hotel Loan requires monthly payments of $110,479.18 (includes principal and interest) until its anticipated repayment date on September 1, 2005, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The Sea Tac Hotel Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

                  PREPAYMENT. By its term, the Sea Tac Hotel Loan may not be prepaid prior to the sixth loan year. During the sixth loan year or any time thereafter the loan may be prepaid in whole, but not in part, with the payment of a Prepayment Premium. The Prepayment Premium shall be equal to the greater of (a) one percent (1%) of the principal balance of the note, or (b) the Yield Maintenance Charge. No Prepayment Premium is due if prepayment occurs during the six months prior to maturity.

                  If there is an event of default and the lender accelerates the Sea Tac Hotel Loan, the note requires the Sea Tac Hotel Borrower to pay the lender a yield maintenance charge (at treasuries flat) calculated by reference to the U.S. treasury obligations. There is a 5% late fee for overdue installments, and the Sea Tac Hotel Loan accrues interest at the Mortgage Rate plus 4% per annum while the Sea Tac Hotel Loan is in default. Should the Sea Tac Hotel Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 2% or the treasury rate plus 2%, whichever is greater.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Sea Tac Hotel Loan becomes immediately due and payable upon the transfer of the Sea Tac Hotel Property or more than a ten percent (10%) interest in the Sea Tac Hotel Borrower, except in connection with the rights of transfer described below. The Sea Tac Hotel Borrower has the right to one transfer of the Sea Tac Hotel Property subject to the related Mortgage upon the approval by the lender.

                  ESCROWS/RESERVES. There are tax and insurance escrows which require monthly deposits in an amount sufficient to pay estimated taxes and insurance premiums when due. There is also an escrow required for capital expenditures based on 5% of prior year's gross revenue which is required to be funded monthly. As of the Closing Date, $5,560 was escrowed for environmental reserve holdback. In addition, $747,500 was escrowed as of the Closing Date to aid in the conversion of the Quality Inn portion of the property to the Radisson flag.

                  SUBORDINATE/OTHER DEBT. The related Mortgage Loan Documents prohibit the Sea Tac Hotel Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY
The Sea Tac Hotel Property is a 308 room, 2-story, full-service hotel with interior corridors. The property contains two distinct buildings; one building was flagged as a Radisson Hotel and the other carried the Quality Inn flag. Effective December 1998, the Sea Tac Hotel Borrower re-flagged the Quality Inn portion of the hotel as a Radisson. Renovations are currently underway to upgrade the former Quality Inn guest rooms to comply with Radisson standards. All renovations are to be completed before the end of first quarter 1999. The hotel contains a full-service restaurant, a lounge as well as a pool area. The average daily room rate for the one year period ending in January 1999 was $85.70.

THE MANAGEMENT
The property manager is O'Neill Hotels and Resorts. O'Neill is the exclusive manager of the 40-property/ 6,500-guest room portfolio owned by Canadian Hotel Income Properties REIT, an affiliate of the Sea Tac Hotel Borrower.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

CONTROL #: 9      LOAN #: C103 - PRIME GROUP PORTFOLIO
------------------------------------------------------
CONTROL #: 9.10   LOAN #: C103I - 11039 GAGE AVENUE
CONTROL #: 9.20   LOAN #: C103B - 11045 GAGE AVENUE
CONTROL #: 9.30   LOAN #: C103J - 1401 SOUTH JEFFERSON STREET
CONTROL #: 9.40   LOAN #: C103G - 200 E. FULLERTON AVENUE
CONTROL #: 9.50   LOAN #: C103H - 350 RANDY ROAD
CONTROL #: 9.60   LOAN #: C103F - 370 CAROL LANE
CONTROL #: 9.70   LOAN #: C103C - 4160-4190 MADISON STREET
CONTROL #: 9.80   LOAN #: C103D - 4211 MADISON STREET

    -------------------------- ------------------------------- -- ---------------------------- -----------------
    Cut-off  Date Balance:     $14,823,814                        Property Type:               Industrial
    Loan Type:                 Principal and Interest;            Locations:                   Metropolitan
                               Hyper-Amortization                                              Chicago, IL
    Origination Date:          May 1, 1998                        Year Built/Renovated:        See Below
    Maturity Date:             May 1, 2028                        Square Footage:              497,420
    Anticipated Repay Date:    May 1, 2008                        Cut-off  Date Balance/sf:    $29.80
    Mortgage Rate:             7.17%                              Appraised Value:             $20,410,000
    Annual Debt Service:       $1,212,724                         Current LTV:                 72.6%
    DSCR:                      1.42x                              Balance at Maturity LTV:     64.1%
    Underwritten Cash Flow:    $1,718,776                         Percent Occupied:            100%
    Balance at ARD:            $13,086,222                        Occupancy as of Date:        December 1998
    -------------------------- ------------------------------- -- ---------------------------- -----------------

THE LOAN GROUP
The Prime Industrial Portfolio Loan (the "Prime Loan") is secured by a first mortgage on eight cross-collateralized cross-defaulted industrial buildings with an aggregate square footage of 497,420 located in the Metropolitan Chicago, Illinois area (the "Prime Properties"). The Prime Loan was originated by CIBC Inc., on May 1, 1998 to refinance existing debt.

                  BORROWER. The borrower of the Prime Loan consists of eight Delaware limited liability companies (each, a "Prime Borrower"), all of which are controlled by Prime Group Realty Trust ("Prime"). The Mortgage Loan Documents limit each Prime Borrower to the acquisition, operation, and disposition of one of the eight cross-collateralized properties. Each Prime Borrower is a single-purpose bankruptcy-remote entity.

                  SECURITY. The Prime Loan is secured by a mortgage and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Prime Properties. The Prime Loan is non-recourse, subject to certain limited exceptions.

                  PAYMENT TERMS. The Mortgage Rate is fixed at 7.170%. The Prime Loan requires Monthly Payments of $101,060.35 (includes principal and interest), which are due until its Anticipated Repayment Date of May 1, 2008, whereafter the interest rate increases as set forth in the note and all cash flow is swept by the lender in order to accelerate the amortization of principal (hyper-amortization). The Prime Loan accrues interest computed on the basis of actual number of days elapsed each month in a 360-day year.

                  PREPAYMENT. By its terms, the Prime Loan may not be prepaid in whole or in part during the loan term, except that it may be repaid without a Prepayment Premium during the last 6 months prior to the Anticipated Repayment Date. The Prime Loan may be defeased on or after the earlier of (i) 2 years after the Closing Date or (ii) 4 years after the closing of the Prime Loan.

                  If there is an event of default and the lender accelerates the Prime Loan, the note requires the Prime Borrower to pay the lender a Yield Maintenance Charge (at treasuries flat) calculated by reference to the U.S. treasury obligations. There is a 5% late fee for overdue installments, and the Prime Loan accrues interest at the Mortgage Rate plus 4% per annum while the Prime Loan is in default. Should the Prime Loan not be repaid at the Anticipated Repayment Date, interest shall accrue at the Mortgage Rate plus 5% or the treasury rate plus 5%, whichever is greater.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Prime Loan becomes immediately due and payable upon the transfer of the Prime Properties or any majority ownership interest in the Prime Borrower, provided, however, the Prime Borrower has the right to one transfer of the Prime Properties subject to the terms of the mortgage and upon the approval of the lender. Notwithstanding the foregoing, transfers are permitted without consent so long as Prime Realty Trust owns at least a 30% stake in the Prime Borrower, and controls the Prime Borrower post-transfer to the same extent as pre-transfer.

                  ESCROWS/RESERVES. There is a tax escrow, which requires monthly deposits in an amount sufficient to pay estimated taxes when due. Prime has provided an unconditional payment guarantee to ensure that adequate funds will be available for capital repairs and tenant improvements/leasing commissions in the monthly amounts of $6,218 and $17,475, respectively.

                  SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit each Prime Borrower from incurring any subordinate indebtedness or encumbrances.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

THE PROPERTIES
The Mortgaged Properties are comprised on eight cross-collateralized industrial properties located in the Metropolitan Chicago, Illinois area. The Prime Properties consist of the following eight (8) industrial buildings.


PROPERTY 1: LOAN #C103I / CONTROL #9.10 - 11039 GAGE AVENUE

    ----------------------------- -------------------- -- ------------------------- ------------------------
    Location:                       Franklin Park, IL     Square Footage:                            21,935
    Construction:                         Steel Frame     Percent Occupied:             100% as of 12/01/98
    Yr. Built/Renovated:                    1964 / 93     Appraised Value:                         $925,000
    ----------------------------- -------------------- -- ------------------------- ------------------------

PROPERTY 2: LOAN #C103B / CONTROL #9.20 - 11045 GAGE AVENUE

    ----------------------------- -------------------- -- ------------------------- ------------------------
    Location:                       Franklin Park, IL     Square Footage:                           136,600
    Construction:                         Steel Frame     Percent Occupied:             100% as of 12/01/98
    Yr. Built/Renovated:                    1964 / 93     Appraised Value:                       $5,500,000
    ----------------------------- -------------------- -- ------------------------- ------------------------

PROPERTY 3: LOAN #C103J / CONTROL #9.30 - 1401 SOUTH JEFFERSON STREET

    ----------------------------- -------------------- -- ------------------------- ------------------------
    Location:                             Chicago, IL     Square Footage:                            17,265
    Construction:                         Steel/Brick     Percent Occupied:              100% as of 12/1/98
    Yr. Built/Renovated:                         1964     Appraised Value:                         $810,000
    ----------------------------- -------------------- -- ------------------------- ------------------------

PROPERTY 4: LOAN #C103G / CONTROL #9.40 - 200 EAST FULLERTON AVENUE

    ----------------------------- -------------------- -- ------------------------- ------------------------
    Location:                        Carol Stream, IL     Square Footage:                            66,254
    Construction:                         Steel Frame     Percent Occupied:              100% as of 12/1/98
    Yr. Built/Renovated:                    1968 / 93     Appraised Value:                       $2,500,000
    ----------------------------- -------------------- -- ------------------------- ------------------------

PROPERTY 5: LOAN #C103H / CONTROL #9.50 - 350 RANDY ROAD

    ----------------------------- -------------------- -- ------------------------- ------------------------
    Location:                        Carol Stream, IL     Square Footage:                            25,200
    Construction:                       Brick / Steel     Percent Occupied:             100% as of 12/01/98
    Yr. Built/Renovated:                         1974     Appraised  Value:                      $1,375,000
    ----------------------------- -------------------- -- ------------------------- ------------------------

PROPERTY 6: LOAN #C103F / CONTROL #9.60 - 370 CAROL LANE

    ----------------------------- -------------------- -- ------------------------- ------------------------
    Location:                            Elmhurst, IL     Square Footage:                            60,290
    Construction:                         Steel Frame     Percent Occupied:              100% as of 12/1/98
    Yr. Built/Renovated:                    1977 / 94     Appraised Value:                       $2,550,000
    ----------------------------- -------------------- -- ------------------------- ------------------------

PROPERTY 7: LOAN #C103C / CONTROL #9.70 - 4160-4190 MADISON STREET

    ----------------------------- ------------------- -- -------------------------- ------------------------
    Location:                           Hillside, IL     Square Footage:                             79,532
    Construction:                        Steel/Brick     Percent Occupied:               100% as of 12/1/98
    Yr. Built/Renovated:                   1973 / 92     Appraised Value:                        $3,225,000
    ----------------------------- ------------------- -- -------------------------- ------------------------

PROPERTY 8: LOAN #C103D / CONTROL #9.80 - 4211 MADISON STREET

    ----------------------------- -------------------- -- ------------------------- ------------------------
    Location:                            Hillside, IL     Square Footage:                            90,344
    Construction:                       Steel/Masonry     Percent Occupied:             100% as of 12/01/98
    Yr. Built/Renovated:                    1977 / 93     Appraised Value:                       $3,525,000
    ----------------------------- -------------------- -- ------------------------- ------------------------

THE MANAGEMENT
The Prime Borrower is the property manager.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
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CONTROL #: 10     LOAN #: 2454 - ST. FRANCIS OUTPATIENT BUILDING
----------------------------------------------------------------

    -------------------------- ------------------------------- -- ---------------------------- ---------------------
    Cut-off  Date Balance:     $14,500,000                        Property Type:               Office
    Loan Type:                 IO then Amortizing Balloon         Location:                    Honolulu, Hawaii
    Origination Date:          July 17,1998                       Year Built/Renovated:        1997
    Maturity Date:             August 1,2008                      Square Footage:              80,371
    Anticipated Repay Date:    NAP                                Cut-off  Date Balance/sf:    $180.41
    Mortgage Rate:             6.99%                              Appraised Value:             $19,750,000
    Annual Debt Service:       $1,156,458                         Current LTV:                 73.4%
    DSCR:                      1.37x                              Balance at Maturity LTV:     65.7%
    Underwritten Cash Flow:    $1,589,127                         Percent Occupied:            92.7%
    Balance at Maturity:       $12,973,937                        Occupancy as of Date:        December 22, 1998
    -------------------------- ------------------------------- -- ---------------------------- ---------------------

THE LOAN
The St. Francis Outpatient Building Loan (the "St. Francis Outpatient Building Loan") is secured by a leasehold mortgage on a five-story medical office building containing 80,371 square feet located in Honolulu, Hawaii (the "St. Francis Outpatient Building Property"). The St. Francis Outpatient Building Loan was originated by National Realty Funding, L.C. on July 17, 1998 and subsequently acquired by National Realty Finance, L.C.

                  THE BORROWER. The borrower is Liliha Partners, L.P. dba Liliha LMP Company, a California limited partnership (the "St. Francis Outpatient Building Borrower"). The partnership was formed to own and operate the St. Francis Outpatient Building Property.

                  SECURITY. The St. Francis Outpatient Building Loan is secured by a Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing (the "Security Instrument"), UCC financing statements and certain additional security documents. The fee interest is encumbered by an unsubordinated ground lease with a 50-year term, expiring in 2044, with no renewal options. The lease is in compliance with NRF underwriting guidelines. St. Francis Hospital is the lessor and the primary tenant in the building.

                  PAYMENT TERMS. The Mortgage Rate is fixed at 6.99%. The St. Francis Outpatient Building Loan requires monthly interest only payments of $84,462.50 for the first two years, then monthly principal and interest payments of $96,371.50 which will fully amortize the St. Francis Outpatient Building over 30 years. The note provides for a maturity date of August 1, 2008 at which time all unpaid principal and accrued but unpaid interest is due. The St. Francis Outpatient Building Loan accrues interest computed on the basis of a 30 day month in a 360 day year except for the last 6 months.

                  PREPAYMENT. By its terms, the St. Francis Outpatient Building Loan allows the Borrower to prepay the entire principal balance of the St. Francis Outpatient Building Loan in whole, but not in part, without a Prepayment Premium during the six (6) month period preceding the maturity date. The St. Francis Outpatient Building Loan may be fully defeased on or after the day which is two (2) years after the Closing Date. The St. Francis Outpatient Building Borrower may cause a partial defeasance in the event St. Francis Hospital (largest tenant and fee owner of the land) exercises its right to reduce base rents for a payment, and upon satisfaction of certain other conditions.

                  TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The St. Francis Outpatient Building Loan becomes immediately due and payable upon the transfer of the St. Francis Outpatient Building Property or any ownership interest in the St. Francis Outpatient Building Borrower, except in the connection with the rights of transfer described below. The St. Francis Outpatient Building Borrower must receive the lender's prior written consent, subject to conditions including 1) lender approval of the new borrower, 2)The St. Francis Outpatient Building Property meets all lender underwriting standards and 3) no event of default has occurred. In addition, the St. Francis Outpatient Building Borrower must reimburse the lender for transfer expenses and pay an assumption fee of one percent (1%) of the outstanding Mortgage Balance.

                  ESCROWS/RESERVES. There is a tax escrow and insurance escrow requiring monthly deposits in an amount sufficient to pay estimated taxes and insurance when due. There is also a tenant improvement/leasing commissions reserve deposit of $50 per square foot of the remaining "shell space" of the building. $25 per square foot will be released upon execution of a tenant lease and submission of a construction contract, with the remaining $25 per square foot released upon completion of the improvements.

                  SUBORDINATE/OTHER DEBT. The Mortgage Loan Documents prohibit the St. Francis Outpatient Building Borrower from incurring any subordinate indebtedness or encumbrances.

THE PROPERTY
The St. Francis Outpatient Building Property is a five story (with two levels below ground) medical office building containing 89,173 rentable square feet located in Honolulu, Hawaii. Current net rentable square feet is 80,371 due to use of 8,802 square feet that is only generating rental income of $1 per year plus a pro-rata share of reimbursements. The site is part of an 8.4 acre parcel that is owned and occupied by St. Francis Medical Center, and is located approximately two miles northwest of the Honolulu Central Business District. Construction of supporting walls is concrete and concrete block. The upper floors utilize an open web steel joist forming with corrugated metal decking, finished with a concrete topping.

The St. Francis Outpatient Building was 92.7% occupied as of December 22, 1998 by 20 tenants based on a rent roll provided by the St. Francis Outpatient Building Borrower. The average base rental rate is $25.21 per square foot at December 22, 1998. The primary tenant is St. Francis Hospital, which occupies about 65% of the rentable square footage. Breakeven occupancy is 69.1% and cash flow from the St. Francis lease alone covers the majority of debt service.

MANAGEMENT
The St. Francis Outpatient Building Borrower is the property manager.



THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES     CIBC OPPENHEIMER CORP.     MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates;
(ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.


                            ADDITIONAL INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292 attention, David Rodgers, (212) 214-1000.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention, David Rodgers, (212) 214-1000.


                                    REPORTS


     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders." The Master Servicer for each Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Depositor's principal executive offices are located at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

                               TABLE OF CONTENTS




                                                                                              PAGE
                                                                                             -----
PROSPECTUS SUPPLEMENT ....................................................................     2
ADDITIONAL INFORMATION ...................................................................     2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................................     2
REPORTS ..................................................................................     3
SUMMARY OF PROSPECTUS ....................................................................     7
RISK FACTORS .............................................................................    12
 Limited Liquidity .......................................................................    12
 Limited Assets ..........................................................................    12
 Average Life of Certificates; Prepayments; Yields .......................................    12
 Limited Nature of Ratings ...............................................................    13
 Risks Associated with Lending on Income Producing Properties ............................    13
 Material Federal Tax Considerations Regarding Residual Certificates .....................    14
 Material Federal Tax Considerations Regarding Original Issue Discount ...................    14
 Certain Tax Considerations of Variable Rate Certificates ................................    15
 Nonrecourse Mortgage Loans ..............................................................    15
 Delinquent Mortgage Loans ...............................................................    15
 Junior Mortgage Loans ...................................................................    15
 Balloon Payments ........................................................................    15
 Extensions and Modifications of Defaulted Mortgage Loans; Additional Servicing Fees .....    15
 Risks Related to the Mortgagor's Form of Entity and Sophistication ......................    16
 Credit Enhancement Limitations ..........................................................    16
 Risks to Subordinated Certificateholders ................................................    17
 Taxable Income in Excess of Distributions Received ......................................    17
 Due-on-Sale Clauses and Assignments of Leases and Rents .................................    17
 Environmental Risks .....................................................................    18
 ERISA Considerations ....................................................................    18
 Control .................................................................................    18
 Book-Entry Registration .................................................................    18
THE DEPOSITOR ............................................................................    19
USE OF PROCEEDS ..........................................................................    19
DESCRIPTION OF THE CERTIFICATES ..........................................................    19
 General .................................................................................    19
 Distributions on Certificates ...........................................................    20
 Accounts ................................................................................    21
 Amendment ...............................................................................    23
 Termination .............................................................................    24
 Reports to Certificateholders ...........................................................    24
 The Trustee .............................................................................    24
THE MORTGAGE POOLS .......................................................................    25
 General .................................................................................    25
 Assignment of Mortgage Loans ............................................................    26
 Representations and Warranties ..........................................................    27
SERVICING OF THE MORTGAGE LOANS ..........................................................    29
 General .................................................................................    29
 Collections and Other Servicing Procedures ..............................................    29
 Insurance ...............................................................................    30
 Fidelity Bonds and Errors and Omissions .................................................    31
 Servicing Compensation and Payment of Expenses ..........................................    31

                                                                                              PAGE
                                                                                             -----
 Advances ................................................................................     32
 Modifications, Waivers and Amendments ...................................................     32
 Evidence of Compliance ..................................................................     32
 Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee
   and the Depositor .....................................................................     33
 Events of Default .......................................................................     34
 Rights upon Event of Default ............................................................     34
CREDIT ENHANCEMENT .......................................................................     36
 General .................................................................................     36
 Enhancement Limitations .................................................................     36
 Subordinate Certificates ................................................................     36
 Reserve Funds ...........................................................................     37
 Cross-Support Features ..................................................................     37
 Certificate Guarantee Insurance .........................................................     38
 Limited Guarantee .......................................................................     38
 Letter of Credit ........................................................................     38
 Pool Insurance Policies; Special Hazard Insurance Policies ..............................     38
 Surety Bonds ............................................................................     38
 Fraud Coverage ..........................................................................     38
 Mortgagor Bankruptcy Bond ...............................................................     39
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ..............................................     39
 General .................................................................................     39
 Types of Mortgage Instruments ...........................................................     39
 Personality .............................................................................     40
 Installment Contracts ...................................................................     40
 Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries ..........................     40
 Foreclosure .............................................................................     42
 Environmental Risks .....................................................................     47
 Enforceability of Certain Provisions ....................................................     50
 Soldiers' and Sailors' Relief Act .......................................................     51
 Applicability of Usury Laws .............................................................     52
 Alternative Mortgage Instruments ........................................................     52
 Leases and Rents ........................................................................     53
 Secondary Financing; Due-on-Encumbrance Provisions ......................................     53
 Certain Laws and Regulations ............................................................     53
 Type of Mortgaged Property ..............................................................     54
 Criminal Forfeitures ....................................................................     54
 Americans With Disabilities Act .........................................................     54
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................................     55
 Federal Income Tax Consequences for REMIC Certificates ..................................     55
 Taxation of Regular Certificates ........................................................     58
 Taxation of Residual Certificates .......................................................     64
 Taxes that may be Imposed on the REMIC Pool .............................................     71
 Liquidation of the REMIC Pool ...........................................................     71
 Administrative Matters ..................................................................     72
 Limitations on Deduction of Certain Expenses ............................................     72
 Taxation of Certain Foreign Investors ...................................................     72
 Backup Withholding ......................................................................     73
 Reporting Requirements ..................................................................     73

                                                                                       PAGE
                                                                                      -----
 Federal Income Tax Consequences for Certificates as to Which No REMIC
  Election is Made ................................................................     74
   Standard Certificates ..........................................................     74
   Stripped Certificates ..........................................................     77
 Federal Income Tax Consequences for FASIT Certificates ...........................     80
 Reporting Requirements and Backup Withholding ....................................     80
 Taxation of Certain Foreign Investors ............................................     80
STATE AND OTHER TAX CONSIDERATIONS ................................................     81
ERISA CONSIDERATIONS ..............................................................     81
 Prohibited Transactions ..........................................................     81
 Unrelated Business Taxable Income-Residual Interests .............................     83
LEGAL INVESTMENT ..................................................................     83
PLAN OF DISTRIBUTION ..............................................................     85
LEGAL MATTERS .....................................................................     86
FINANCIAL INFORMATION .............................................................     86
RATING ............................................................................     86

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Significant Definitions is included at the end of this Prospectus.


Title of Certificates.......   Commercial/Multifamily Mortgage Pass-Through
                               Certificates, issuable in Series (the
                               "Certificates").


Depositor...................   Prudential Securities Secured Financing
                               Corporation, One New York Plaza, New York, New
                               York 10292. Its telephone number is (212)
                               214-1000.


Master Servicer.............   The Master Servicer for each Series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "SERVICING OF THE
                               MORTGAGE LOANS--General."


Special Servicer............   The special servicer (the "Special Servicer"),
                               if any, for each Series of Certificates, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus
                               Supplement. See "SERVICING OF THE MORTGAGE
                               LOANS--General."


Trustee.....................   The trustee (the "Trustee") for each Series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "DESCRIPTION OF THE
                               CERTIFICATES--The Trustee."


The Trust Fund..............   Each Series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of the following:


 A. Mortgage Pool...........   The primary assets of each Trust Fund will
                               consist of a pool of mortgage loans (the
                               "Mortgage Pool") secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in property improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property"). A
                               Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private-label mortgage pass-through or collateralized mortgaged obligations certificates, certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA. Each such mortgage loan, Installment Con-tract, participation interest or certificate or collateralized mortgage obligation is herein referred to as a "Mortgage Loan." The Mortgage
                               Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The
                               Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE
                               MORTGAGE POOLS" herein and "DESCRIPTION MORTGAGE
                               POOL" in the related Prospectus Supplement. All
                               Mortgage Loans will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                               All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; Mortgage Loans that provide for recourse against the other assets of the related mortgagors; and any other types of Mortgages described in the related Prospectus Supplement.

                               Certain Mortgage Loans may provide that
                               scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal. and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement.


 B. Accounts................   A Collection Account and a Distribution
                               Account. The Master Servicer generally will be required to establish and maintain an account
                               (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus
                               Supplement, deposit all payments and collections received or advanced with respect to the Mortgage
                               Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus
                               Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations.


 C. Credit Enhancement......   If so provided in the related Prospectus
                               Supplement, credit enhancement with respect to one or more Classes of Certificates of a Series or the related Mortgage Loans ("Credit
                               Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit
                               Enhancement Limitations" and "CREDIT
                               ENHANCEMENT--General."


Description of
 Certificates................  The Certificates of each Series will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement"). If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying mortgage loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the Certificates that will be included in the Prospectus Supplement for each

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS--Limited Assets" and "DESCRIPTION OF THE CERTIFICATES."

Distributions on
 Certificates................  Distributions of principal and interest on the
                               Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment related Trust Fund.

                               With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


Advances....................   The related Prospectus Supplement will set
                               forth the obligations, if any, of the Master
                               Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "DESCRIPTION OF THE
                               CERTIFICATES--Advances."


Termination.................   The obligations of the parties to the Agreement
                               for each Series will terminate upon: (i) the purchase of all of the assets of the related
                               Trust Fund, as described in the related
                               Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus
                               Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination. See "DESCRIPTION OF THE
                               CERTIFICATES--Termination."


Tax Status of
 the Certificates............  The Certificates of each Series will constitute either (i) "Regular Interests" ("Regular
                               Certificates") and "Residual Interests"
                               ("Residual Certificates") in a Trust Fund treated as a REMIC under

                               Sections 860A through 860G of the Internal
                               Revenue Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.


ERISA Considerations........   Fiduciaries of employee benefit plans or of
                               certain other retirement plans and arrangements that are subject to the Employee Retirement
                               Income Security Act of 1974, as amended
                               ("ERISA"), or Section 4975 of the Code should carefully review with their legal advisors whether the purchase or holding of Certificates may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                               CONSIDERATIONS" herein and in the related
                               Prospectus Supplement.


Legal Investment............   The related Prospectus Supplement will indicate
                               whether the Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL
                               INVESTMENT" herein and in the related Prospectus
                               Supplement.


Rating......................   At the date of issuance, as to each Series,
                               each Class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each a "Rating Agency"). See "RATING" herein and
                               "RATINGS" in the related Prospectus Supplement.

                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may, be set forth in "RISK FACTORS" in the related Prospectus Supplement.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."


LIMITED ASSETS

     A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates home by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each

Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment and, as a result, yields on other Classes of Certificates, including Classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase Prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series Of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "Credit Enhancement Limitations."


RISKS ASSOCIATED WITH LENDING ON INCOME PRODUCING PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income, as defined in the prospectus supplement, derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     Further, the concentration of default foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments, declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any.

     Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals, nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."


MATERIAL FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


MATERIAL FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

CERTAIN TAX CONSIDERATIONS OF VARIABLE RATE CERTIFICATES


     There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and Variable Rate Regular Interests are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method will be controlling.


NONRECOURSE MORTGAGE LOANS

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may he had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect. to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.


DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are delinquent; provided, however, that such delinquent Mortgage Loans may only constitute up to, but not including, 20% (by principal balance) of the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.


JUNIOR MORTGAGE LOANS

     Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens.

     See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.


BALLOON PAYMENTS

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.


EXTENSIONS AND MODIFICATIONS OF DEFAULTED MORTGAGE LOANS; ADDITIONAL SERVICING FEES

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.


RISKS RELATED TO THE MORTGAGOR'S FORM OF ENTITY AND SOPHISTICATION

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS-- Foreclosure--Bankruptcy Law." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.


CREDIT ENHANCEMENT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

     A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

     The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "Limited Nature of Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."


RISKS TO SUBORDINATED CERTIFICATEHOLDERS

     If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.


TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED

     A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Treatment of Subordinate Certificates" herein.


DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS

     Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the Tents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states. such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property. if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."


ERISA CONSIDERATIONS

     Generally, title I of ERISA and certain sections of the Code apply to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective benefit plan investors that are subject to ERISA or the Code are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."


CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights"), will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."


BOOK-ENTRY REGISTRATION

     The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates, as defined in the Prospectus Supplement, are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."

                                 THE DEPOSITOR

     Prudential Securities Financing Corp. was incorporated in the State of Delaware on August 26, 1988 as a wholly owned, limited purpose finance subsidiary of Prudential Securities Group. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

     The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     Unless otherwise specified in the applicable Prospectus Supplement, the assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.


                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates of each Series will he issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.


GENERAL

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO property, as defined in the Prospectus Supplement; (iv) all revenue received in respect of REO Property;
(v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits and security agreements; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans;
(viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account"); (ix) the Collection Account;

(x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement; (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor); and (xiv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("Fannie Mae") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may he offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes;
(ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another deposition, identified in such Prospectus Supplement.


DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


ACCOUNTS

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain an account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any, and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor. the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

     The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments will be home by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

     It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable.

     "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

     (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of the FHLMC (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);


     (iii) federal funds time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term debt obligation from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or A+1, at least one of the Rating Agencies rating such Certificates, or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating such Certificates;

     (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating such Certificates in its highest short-term unsecured rating category;

     (v) units of taxable money market funds or mutual funds, which funds seek to maintain a constant asset value and have been rated by each Rating Agency rating such Certificates as Permitted Investments with respect to this definition;

     (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment. as may be acceptable to each Rating Agency rating such Certificates as a permitted investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

     (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating such Certificates;

provided, however, that (a) if       S&P is rating such Certificates, none of
such obligations or securites listed above may have an "r" highlighter affixed
to its rating if rated by       S&P; (b) except with respect to units of money
market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and (d) if any of the obligations or securities listed in paragraphs (iii)-(vi) above are not rated by each Rating Agency rating such Certificates, such investment will nonetheless qualify as a Permitted Investment if it is rated by one of the Rating Agencies rating such Certificates and one other nationally recognized statistical rating organization; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.


AMENDMENT

     Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

     Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or (iii) alter the obligations of the Master Servicer or the Trustee to make an advance without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

     Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.


     The related Prospectus Supplement will specify the method for allocating Voting Rights among holders of Certificates of a Class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer (if any), any mortgagor, the Trustee, a manager or any of their respective affiliates will be deemed not to be outstanding; provided, however, that, Certificates beneficially owned by the Master Servicer, the Special Servicer (if any), or any affiliate thereof will be deemed to be outstanding in connection with any required consent to an amendment of the Agreement that relates to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any Class while the Master Servicer, the Special Servicer (if any), or any such affiliate owns not less than a percentage specified in the related Agreement of such Class.

     The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating Certificates of such Series.

TERMINATION


     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.


REPORTS TO CERTIFICATEHOLDERS


     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.


THE TRUSTEE


     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a Fiscal Agent to guarantee certain obligations of the Trustee. Such Fiscal Agent will be a party to the Agreement. In such event, the Fiscal Agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOAN--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS


GENERAL

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property"). A Mortgage Pool may also include participation interests in such types of mortgage loans, private-label mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA, mortgage pass-through certificates, or collateralized mortgage obligations. Each such mortgage loan, Installment Contract, participation interest, certificate, or collateralized mortgage obligation is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

       1. Mortgage Loans with fixed interest rates;

       2. Mortgage Loans with adjustable interest rates;

       3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

       4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

       5. Mortgage Loans that provide for recourse against only the Mortgaged Properties;

       6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors; and

       7. Any other types of Mortgage Loans described in the applicable Prospectus Supplement.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to he applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

     If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder; provided, however, that the principal balance of the mortgage loans to a single obligor or group of related obligors will not exceed 45% of the initial principal amount of the Certificates for a Series. In addition, in the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or mortgage-backed security or a group of Mortgage Loans or mortgage-backed securities of a single obligor or group of affiliated obligors representing 10% or more, but less than 45%, of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The Prospectus Supplement relating to each Series will specify the Mortgage Loan Seller or Mortgage Loan Sellers relating to the Mortgage Loans, which may include, among others, Real Estate Investment Trusts ("REITs"), commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans;
(vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the
Trustee: (i) the Note, endorsed to the order of the Trustee without recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.


REPRESENTATIONS AND WARRANTIES

     The seller of a Mortgage Loan to the Depositor (the "Mortgage Loan Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller, (ii) that the Mortgage Loan Seller had good and marketable (or indefeasible, in the case of real property located in Texas) title to each such Mortgage Loan, (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments. The Prospectus Supplement for a Series will specify the representations and warranties being made by the Mortgage Loan Seller.

     All of the representations and warranties of a Mortgage Loan Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Mortgage Loan Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by the Mortgage Loan Seller, the repurchase obligation of the Mortgage Loan Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Mortgage Loan Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Mortgage Loan Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholder of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

     Upon the discovery of the breach of any representation or warranty made by the Mortgage Loan Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series. Such Mortgage Loan Seller generally will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the interest rate for such Mortgage Loan, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan, together with interest thereon at the reimbursement rate. The Master Servicer will be required to enforce such obligation of the Mortgage Loan Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by a Mortgage Loan Seller and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Mortgage Loan Seller will carry out its repurchase obligation with respect to the Mortgage Loans.


     If specified in the related Prospectus Supplement, the Mortgage Loan Seller may deliver to the Trustee within a specified number of days following the issuance of a Series of Certificates Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicer of the Mortgage Loans (the "Master Servicer") will be specified in the applicable Prospectus Supplement and may be an affiliate of the Depositor. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Regular Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.


COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement. The Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made to
(i) effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments, (iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law, (vi) to remit to the related borrower the Financial Lease and Reporting Fee as and when required by the related Mortgage, and (vii) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

INSURANCE

     The Agreement for each Series will require that the Master Servicer use its reasonable efforts to or require each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of (i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to require each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property.

     If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also use its reasonable efforts to require the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Master Servicer or the Special Servicer, if any, will maintain with respect to each REO Property (i) public liability insurance, (ii) loss of rent endorsements and (iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, if any, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not home by the related mortgagor, will be an expense of the Trust Fund. Alternatively, the Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

     In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the

Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

     Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.


FIDELITY BONDS AND ERRORS AND OMISSIONS

     The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.


     In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

     The Master Servicer will generally pay the fees and expenses of the Trustee.

     The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and Agreement for the related Services.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.


ADVANCES

     The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.


EVIDENCE OF COMPLIANCE

     The Agreement for each Series will generally provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or Special Servicer, if any, which includes an assertion that the Master Servicer or Special Servicer, if any, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report.

     In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-services, upon comparable reports of firms of independent public accountants rendered on the basis of examination conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.


CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR

     The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any (or any general partner thereof), will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement) in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any (and any general partner thereof), will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement) in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.

     In addition, the Agreement will generally provide that none of the Depositor, the Special Servicer or the Master Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation and succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

     Generally, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio; provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus will describe any additional restrictions on such assignment.

     The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement.

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

     The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.


EVENTS OF DEFAULT

     Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.


RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement.


     The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.


     On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term debt rating categories by each of the Rating Agencies or if the Trustee is not approved as a servicer by the Rating Agencies, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 and which is either Fannie Mae or FHLMC approved, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.


     No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.


     The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                              CREDIT ENHANCEMENT


GENERAL

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations."


ENHANCEMENT LIMITATIONS

     If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

     A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things. to the extent applicable, (i) the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, (ii) the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time, (iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and (vi) if one or more Classes of Subordinate Certificates of a Series are offered Certificates, the sensitivity of distributions on such Certificates based on certain default assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders" herein.


RESERVE FUNDS

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Servicer. The Reserve Fund, if any for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.


CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.


LIMITED GUARANTEE

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.


LETTER OF CREDIT

     Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.


POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.


SURETY BONDS

     If so specified in the Prospectus Supplement relating to a Series of Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.


FRAUD COVERAGE

     If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or (iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

MORTGAGOR BANKRUPTCY BOND

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


GENERAL

     All of the Mortgage Loans are loans evidenced by (or, in the case of mortgage pass-through certificates, supported by) a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "Mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property, the priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the mortgaged property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property, Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by mortgages.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.


PERSONALITY

     Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law. and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


INSTALLMENT CONTRACTS

     The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this Section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "mortgagor") for the payment of the purchase price plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the properly will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the Prior rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

     The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance Policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

     The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance, and that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any such intervening junior mortgages or other liens. the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the property prior to delinquency; (ii) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the property; (iv) to maintain and repair the property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


FORECLOSURE

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property.

     Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders. any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and (iv) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Limitations on Mortgagee's Rights. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price thereof. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if, (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished. Thereafter, the mortgagee assumes the burdens of ownership and management of the property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant, because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run such operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisers') perception of the quality of such operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     Courts may also apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the mortgagor's failing to maintain the property adequately or executing a second mortgage affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the mortgagor.

     Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

     Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale is not waivable by the mortgagor and must be exercised prior to foreclosure sale.

     In contrast to the doctrine of equity of redemption, in some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of a foreclosure in which to redeem the property from the foreclosure sale by payment of a redemption price. The required redemption price varies from state to state. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale.

     Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC. The Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

     Mortgagors under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.


     Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security, however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the mortgagor. Other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

     Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor, the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder, the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

     Bankruptcy Laws. Mortgagors often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by a voluntary or involuntary petition with respect to such mortgagor or, by virtue of the doctrine of "substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that affected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel revenues. Rents or hotel revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding,
(ii) to the extent such rents or hotel revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses; (iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may he impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessees poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

     A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy.

     Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.


ENVIRONMENTAL RISKS

     Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can he met only by significant capital expenditures.

     A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market. In certain circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     In addition, a mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

     In certain states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir.
1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management". A number of environmentally related activities before the loan is made and during its pendency as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-closure activities will not trigger CERCLA liability. The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

     Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor ability to meet its loan obligations. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to hazardous substances for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

     "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing. and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

     If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

     Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

     Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

     The United States Environmental Protection Agency (the "EPA") has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

     The Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act") requires federal agencies to promulgate regulations that will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September of 1996 for owners of more than four residential dwellings and [are to take effect in December of 1996 for owners of one to four residential dwellings.] In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

     Underground storage tanks ("USTs") are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to a mortgage loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws."

     Due-on-Sale Provisions. The enforceability of due-on-sale provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

     In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default. It is expected that the Mortgage Loans will include a "Debt-Acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.


SOLDIERS' AND SAILORS' RELIEF ACT

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act. to the extent not covered by any applicable Credit Enhancement, could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of their mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.


APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the mortgagor and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust canceled without any payment and prohibiting the mortgagee from foreclosing.

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by nonfederally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUN") with respect to origination of alternative mortgage instruments by federal credit unions; and (iii) all other nonfederally chartered housing creditors, including state-chartered savings and loan associations, state chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office, of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.

LEASES AND RENTS

     Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the property and/or obtain judicial appointment of a receiver before such mortgagee is entitled to collect rents. Although mortgagees actually taking possession of the property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee, however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.



CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.


TYPE OF MORTGAGED PROPERTY

     A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risk to the mortgagee in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."


CRIMINAL FORFEITURES

     Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") or as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for FASIT Certificates and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

     Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job

Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates
--Disqualified Organizations".

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or underlying mortgage loan either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.


     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES


 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.


 Original Issue Discount

     Certificates on which interest is not paid currently ("Compound Interest Certificates") will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage

Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.


 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".


 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified de minimis amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all such qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all such qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.


 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.


 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code
Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES


 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.


 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Acquisition Premium."

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying mortgage backed securities ("MBS") that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool, if the Disqualified organization is required, pursuant to a binding contract, to sell such Residual Certificate, which sale occurs within seven days after the Startup Day, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


 Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


 Mark to Market Regulations

     The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL


 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.


 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.


 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".


FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES


 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.


 Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property which is residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).


 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income
(i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped

Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped--Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further pursuant to these final regulations the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Code
Section 1273(a)(3), or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.


 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.


 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the Prospectus Supplement relating to a particular Series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ("FASITs") within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related Prospectus Supplement will describe the Federal income tax consequences of such election.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code) are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.


PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to ERISA Plans and disqualified persons with respect to the Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

     Special caution should be exercised before assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets, including the purchasing or sale of securities or other property, or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

     The U.S. Department of Labor (the "Department") has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

     Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "Benefit Plan Investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans). This exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market. Absent any restricrtions on purchase or transfer, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.

     Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with the assets of a Plan could result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan--for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84- 14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

     There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

     ANY FIDUCIARY OR OTHER PLAN INVESTOR WHO PROPOSES TO INVEST "PLAN ASSETS" OF A PLAN IN CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF ANY SUCH ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.


UNRELATED BUSINESS TAXABLE INCOME-RESIDUAL INTERESTS

     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Holders of Residual Certificates" and "--Restrictions on Ownership and Transfer of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE APPLICABLE UNDERWRITER OR ANY OTHER SERVICE PROVIDER WITH RESPECT TO THE CERTIFICATES, SUCH AS THE TRUSTEE, THE MASTER SERVICER AND THE SPECIAL SERVICER, IF ANY, THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies, (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and (iii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on (a) a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or (b) one or more parcels of real estate upon which are located one or more commercial structures will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for such enactments limiting to various extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                             PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

     If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone.

     The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.


                                 LEGAL MATTERS


     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York, and for the Underwriters as specified in the related Prospectus Supplement.


                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING


     It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is. in one of the four highest categories, by a Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates. the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition. holders of stripped interest certificates in extreme cases might fail to recoup the initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security, rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS                                                               PAGE

1933 Act................................................................... 2
1986 Act.................................................................. 57
1997 Statement............................................................ 84
ACMs...................................................................... 49
ADA....................................................................... 54
adequate protection....................................................... 45
Agreement.............................................................. 9, 19
Anti-Deficiency Legislation............................................... 49
Bankruptcy Code........................................................... 43
CERCLA................................................................ 18, 48
Certificateholders........................................................ 20
Certificates............................................................... 7
Classes.................................................................... 1
Closing Date.............................................................. 26
Code.................................................................. 11, 55
Code Plans................................................................ 81
Collection Account..................................................... 8, 21
Commission................................................................. 2
Compound Interest Certificates............................................ 58
Credit Enhancement..................................................... 9, 36
Credit Enhancement Limitations............................................ 13
Cut-off Date.......................................................... 10, 21
Department................................................................ 82
Depositor.................................................................. 1
Disqualified Organization............................................. 68, 83
Disqualified Organizations................................................ 69
Distribution Account................................................... 8, 21
Distribution Date..................................................... 10, 20
EPA....................................................................... 50
ERISA................................................................. 11, 81
ERISA Plans............................................................... 81
Escrow Account............................................................ 29
Escrow Payments........................................................... 29
Event of Default.......................................................... 34
excess servicing.......................................................... 76
Fannie Mae................................................................ 20
FASIT..................................................................... 55
FASITs.................................................................... 80
FFIEC..................................................................... 84
FHLMC..................................................................... 20
Forfeiture Laws........................................................... 54
Form 8-K.................................................................. 26
Garn-St Germain Act....................................................... 50
GNMA...................................................................... 20
Hazardous Materials....................................................... 49
Installment Contracts..................................................... 25
Lead Paint Act............................................................ 50
Lender Liability Act...................................................... 48
Mark to Market Regulations................................................ 70
Master Servicer........................................................... 29
Master Servicer Remittance Date........................................... 21

MBS....................................................................... 66
Modifications, Waivers and Amendments..................................... 30
Mortgage.................................................................. 25
Mortgage Loan Groups...................................................... 26
Mortgage Loan Schedule.................................................... 26
Mortgage Loan Seller...................................................... 27
Mortgage Loans............................................................. 1
Mortgage Pool.............................................................. 1
Mortgaged Property..................................................... 7, 25
mortgagee................................................................. 40
mortgagor................................................................. 40
NCUN...................................................................... 52
Non-SMMEA Certificates.................................................... 83
Note...................................................................... 25
OCC....................................................................... 84
Offered Certificates....................................................... 1
OID Regulations........................................................... 58
Original Issue Discount................................................... 62
Pass-Through Rate.......................................................... 2
Permitted Investments..................................................... 22
Plan Asset Regulations.................................................... 82
Plans..................................................................... 81
Policy Statement.......................................................... 84
Prepayment Assumption..................................................... 59
Property Protection Expenses.............................................. 21
PTCE...................................................................... 82
Rating Agency......................................................... 11, 19
RATINGS................................................................... 11
reasonably equivalent value............................................... 43
Registration Statement..................................................... 2
Regular Certificateholder................................................. 58
Regular Certificates.............................................. 10, 55, 73
Regular Interests......................................................... 10
REITs..................................................................... 26
Relief Act................................................................ 51
REMIC...................................................................... 1
REMIC Regulations......................................................... 55
REO Account............................................................... 21
Reserve Account........................................................... 19
Reserve Fund.............................................................. 37
Residual Certificateholders............................................... 64
Residual Certificates..................................................... 10
Residual Interests........................................................ 10
Rights of Redemption...................................................... 43
SBJPA of 1996............................................................. 56
Senior Certificates....................................................... 36
Series..................................................................... 1
Service................................................................... 57
Servicing Fee............................................................. 31
SMMEA..................................................................... 83
S&P....................................................................... 22
Special Servicer........................................................... 7
Special Servicing Fee..................................................... 32
Specially Serviced Mortgage Loans......................................... 29

Standard Certificateholder................................................ 74
Standard Certificates..................................................... 74
Startup Day............................................................... 56
Stripped Certificateholder................................................ 78
Stripped Certificates......................................... 74, 75, 76, 77
Subordinate Certificates.................................................. 36
super-premium............................................................. 59
thrift institutions....................................................... 67
Title V................................................................... 52
Title VIII................................................................ 52
Treasury.................................................................. 55
Trust Fund................................................................. 1
Trustee................................................................ 7, 24
UCC....................................................................... 40
Underwriter's Exemption................................................... 82
USTs...................................................................... 50
Voting Rights............................................................. 18

                                   DISCLAIMER

     PROSPECTIVE INVESTORS ARE ADVISED TO READ CAREFULLY, AND SHOULD RELY SOLELY ON, THE FINAL PROSPECTUS SUPPLEMENT RELATING TO THE PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 8, 1999 ("PRELIMINARY PROSPECTUS SUPPLEMENT"), WHICH IS SUBJECT TO COMPLETION, TO THE PROSPECTUS DATED OCTOBER 28, 1998 (TOGETHER, THE "PROSPECTUS") RELATING TO THE CERTIFICATES REFERRED TO BELOW IN MAKING THEIR INVESTMENT DECISION.

     The information contained in this diskette is an electronic copy of certain of the information set forth on Annex A to the Preliminary Prospectus Supplement relating to the Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-NRF1 (the "Certificates") and should be reviewed only in conjunction with a careful review of the Prospectus. Such information does not include any information relating to the structure of the Certificates and does not include all relevant information relating to the underlying Mortgage Loans. Such information is set forth in the Prospectus, and particular attention should be paid to the risks and special considerations associated with an investment in the Certificates described in the Prospectus. The information contained in this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Other Information" for a listing of the assumptions used in preparing such information.

     Any information contained in this diskette and in the Preliminary Prospectus Supplement is subject to completion or amendment. Furthermore, any information contained in this diskette will be more fully described in the Final Prospectus Supplement, and such information will be fully superseded by the information set forth in the Final Prospectus Supplement. Prior to making any investment decision, a prospective investor shall receive and should carefully review the Prospectus.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NEW CERTIFICATES.

NOTE: THIS DISK CONTAINS A "READ ONLY" FILE VERSION OF ANNEX A in Microsoft Excel 7.0a. Please follow these steps to create a file that can be edited.

1. Highlight all cells on this Annex A tab of the "PSSFC-NRF1.xls" file.

2. "Copy" the highlighted worksheet cells.

3. Select "New" file from the menu and then "Paste" these cells on the "New" file.

4. Your "New" file should contain the "Read-Only" data provided on this tab of the diskette; this "New" file can be edited and saved.

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     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.


                               TABLE OF CONTENTS
                      -----------------------------------

                                                         PAGE
                                                        ------
              PROSPECTUS SUPPLEMENT
              ---------------------
Important Notice about Information Presented in
  this Prospectus Supplement and the
  Accompanying Prospectus ...........................     S-3
Where You Can Find More Information .................     S-3
Summary .............................................     S-5
Risk Factors ........................................    S-18
Description of the Mortgage Pool ....................    S-30
Prudential Securities Secured Financing
  Corporation .......................................    S-57
Prudential Securities Credit Corp. ..................    S-58
Mortgage Loan Sellers ...............................    S-58
Description of the Certificates .....................    S-63
Yield and Maturity Considerations ...................    S-73
Master Servicer and Special Sub-Servicer ............    S-80
Special Servicer ....................................    S-80
The Pooling and Servicing Agreement .................    S-80
Material Federal Income Tax Consequences ............    S-97
ERISA Considerations ................................    S-98
Legal Investment ....................................   S-101
Plan of Distribution ................................   S-102
Use of Proceeds .....................................   S-102
Legal Matters .......................................   S-102
Ratings .............................................   S-102
Index of Significant Definitions ....................   S-104
Annex A--Mortgage Loan Characteristics ..............     A-1
Annex B--Additional Step Loan and Interest-Only
  Loan Characteristics ..............................     B-1
Annex C--Affiliated Borrowers .......................     C-1
Annex D--Form of Statement to
  Certificateholders ................................     D-1
Annex E--Structural and Collateral Term Sheet
  and Top Ten Loan Descriptions .....................     E-1

                    PROSPECTUS
                    ----------
Prospectus Supplement ..................................    2
Additional Information .................................    2
Incorporation of Certain Information by
  Reference Reports ....................................    3
Summary of Prospectus ..................................    7
Risk Factors ...........................................   12
The Depositor ..........................................   19
Use of Proceeds ........................................   19
Description of the Certificates ........................   19
The Mortgage Pools .....................................   25
Servicing of the Mortgage Loans ........................   28
Credit Enhancement .....................................   35
Certain Legal Aspects of the Mortgage Loans ............   38
Material Federal Income Tax Consequences ...............   54
State and Other Tax Considerations .....................   80
ERISA Considerations ...................................   80
Legal Investment .......................................   82
Plan of Distribution ...................................   84
Legal Matters ..........................................   84
Financial Information ..................................   85
Rating .................................................   85
Index of Significant Definitions .......................   86



                              COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                               SERIES 1999-NRF1








                         PRUDENTIAL SECURITIES SECURED
                             FINANCING CORPORATION




                      -----------------------------------
                             PROSPECTUS SUPPLEMENT
                      -----------------------------------
                             PRUDENTIAL SECURITIES



                             CIBC OPPENHEIMER CORP.


                          MORGAN STANLEY DEAN WITTER








                                 MARCH   , 1999

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